UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hines Real Estate Investment Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.001
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Hines Real Estate Investment Trust, Inc.

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056-6118

To the stockholders of Hines Real Estate Investment Trust, Inc.:

We are pleased to invite our stockholders to the annual meeting of stockholders of Hines Real Estate Investment Trust, Inc. (the “Company”). The annual meeting will be held in the 2nd floor Conference Center of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at [●] a.m., local time, on [●], 2016.

In connection with a review of potential strategic alternatives available to the Company, our board of directors has determined that it is in the best interest of the Company and its stockholders to sell all or substantially all of the Company’s properties and assets and liquidate and dissolve the Company pursuant to a Plan of Liquidation and Dissolution. As part of that plan, on June 29, 2016, the Company, certain of its affiliates and BRE Hydra Property Owner LLC, an affiliate of Blackstone Real Estate Partners VIII L.P., entered into an Agreement of Sale and Purchase to sell to BRE Hydra Property Owner LLC for a purchase price of $1,162,000,000 the following seven properties of the Company: Howard Hughes Center in Los Angeles, California, Laguna Buildings in Redmond, Washington, 2100 Powell in Emeryville, California, 1900 and 2000 Alameda in San Mateo, California, Daytona Buildings in Redmond, Washington, 5th and Bell in Seattle, Washington and 2851 Junction Avenue in San Jose, California (the “West Coast Assets”, and such transaction the “West Coast Asset Sale”). Our board of directors has called the annual meeting in order to seek your approval of, among other things, the Plan of Liquidation and Dissolution, including the West Coast Asset Sale. Our board of directors estimates that after the sale of all or substantially all of the Company’s assets, including, without limitation, the West Coast Assets, and the payment of all of the Company’s outstanding liabilities, the Company will distribute proceeds to the stockholders of the Company in an amount estimated as of June 29, 2016 of approximately $6.35 to $6.65 per share of common stock of the Company.

At the annual meeting, you will be asked to:

1.	Consider and vote upon a proposal to approve the Plan of Liquidation and Dissolution, including the West Coast Asset Sale, pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved (the “Plan of Liquidation Proposal”).

2.	Consider and vote upon a proposal to approve the adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares represented in person or by proxy voting in favor of the approval of the Plan of Liquidation Proposal.

3.	Consider and vote upon a proposal to elect five directors for one-year terms expiring at the 2017 annual meeting of stockholders and until the election and qualification of their successors or earlier if the Company is liquidated and dissolved prior to the expiration of their terms.

4.	Consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

5.	Conduct such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors has reviewed and considered the terms and conditions of the Plan of Liquidation and Dissolution, which includes, without limitation, the West Coast Asset Sale, and unanimously determined that it is advisable and in the best interests of the Company and its stockholders. Our board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” each of the proposals described in the accompanying proxy statement.

(i)

Your vote is very important. Approval of the Plan of Liquidation Proposal requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote thereon. Neither the West Coast Asset Sale, nor any asset sales entered into after June 29, 2016, may be consummated without stockholder approval of the Plan of Liquidation Proposal. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card, or submit your proxy by the Internet or telephone, as soon as possible. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the approval of the Plan of Liquidation Proposal, and “AGAINST” the proposal to elect our directors.

You are also encouraged to review carefully the enclosed proxy statement, as it explains the reasons for the proposals to be voted on at the annual meeting and contains other important information, including a copy of the Plan of Liquidation and Dissolution, which is attached as Appendix A, and a copy of the Agreement of Sale and Purchase for the West Coast Asset Sale, which is attached as Appendix B. In particular, please review the matters referred to under “Risk Factors” starting on page 23 for a discussion of the risks related to the Plan of Liquidation and Dissolution, including the West Coast Asset Sale, and the business of the Company.

Thank you in advance for your cooperation and continued support.

By Order of the Board of Directors

Jeffrey C. Hines
Chairman

Houston, Texas

[●], 2016

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, OR DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(ii)

This proxy statement is dated [●], 2016 and is first being mailed to stockholders on or about [●], 2016.

Hines Real Estate Investment Trust, Inc.

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held [●], 2016

To the stockholders of Hines Real Estate Investment Trust, Inc.:

The annual meeting of stockholders of Hines Real Estate Investment Trust, Inc. (the “Company”) will be held in the 2nd floor Conference Center of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at [●] a.m., local time, on [●], 2016.

At the annual meeting, you will be asked to:

1.	Consider and vote upon a proposal to approve a Plan of Liquidation and Dissolution (including the sale of the following seven properties of the Company: Howard Hughes Center in Los Angeles, California, Laguna Buildings in Redmond, Washington, 2100 Powell in Emeryville, California, 1900 and 2000 Alameda in San Mateo, California, Daytona Buildings in Redmond, Washington, 5th and Bell in Seattle, Washington and 2851 Junction Avenue in San Jose, California, to BRE Hydra Property Owner LLC pursuant to an Agreement of Sale and Purchase, dated as of June 29, 2016, as more fully described in the accompanying proxy statement), pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved (the “Plan of Liquidation Proposal”).

2.	Consider and vote upon a proposal to approve the adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares represented in person or by proxy voting in favor of the approval of the Plan of Liquidation Proposal (the “Adjournment Proposal”).

3.	Consider and vote upon a proposal to elect five directors for one-year terms expiring at the 2017 annual meeting of stockholders and until the election and qualification of their successors or earlier if the Company is liquidated and dissolved prior to the expiration of their terms (the “Election of Directors Proposal”).

4.	Consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (the “Appointment of Independent Auditors Proposal”).

5.	Conduct such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” the Plan of Liquidation Proposal, “FOR” the Adjournment Proposal, “FOR” the Election of Directors Proposal and “FOR” the Appointment of Independent Auditors Proposal. Information about each of the proposals is included in the accompanying proxy statement. We urge you to read this material carefully. Copies of the Plan of Liquidation and Dissolution, and the Agreement of Sale and Purchase, dated as of June 29, 2016, by and among the Company, certain of its affiliates and BRE Hydra Property Owner LLC, an affiliate of Blackstone Real Estate Partners VIII L.P., are attached as Appendix A and Appendix B, respectively, to the proxy statement.

(iii)

Our board of directors has fixed the close of business on [●], 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Approval of the Plan of Liquidation Proposal requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote thereon. Approval of the Election of Directors Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Approval of the Adjournment Proposal and Appointment of Independent Auditors Proposal requires the affirmative vote of a majority of the votes cast at the meeting. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the Plan of Liquidation Proposal and “AGAINST” the Election of Directors Proposal.

Whether you own few shares or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. If you do not attend the meeting and vote in person, you may authorize a proxy to vote your shares by using the Internet or a toll-free telephone number. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you have any questions about these directions, please call our proxy solicitor, Alliance Advisors, LLC, at 1-877-777-8401. If you prefer, you may authorize a proxy to vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. Any proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the proxy, by delivering a written notice of revocation to our Secretary, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person. Your prompt cooperation will be greatly appreciated.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the annual meeting. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Hines Real Estate Investment Trust, Inc., Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (telephone: (888) 220-6121).

You are cordially invited to attend the annual meeting. Your vote is important.

By Order of the Board of Directors

Ryan T. Sims
Secretary

Houston, Texas

[●], 2016

(iv)

(v)

(vi)

Hines Real Estate Investment Trust, Inc.

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (which we refer to in this proxy statement as the “Board”) of Hines Real Estate Investment Trust, Inc. (which we refer to in this proxy statement as “Hines REIT” or the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. This proxy statement is dated [●], 2016 and is being first mailed to our stockholders on or about [●], 2016. Our 2015 Annual Report to Stockholders was mailed on or about April 29, 2016.

SUMMARY

This summary highlights information included elsewhere in this proxy statement. This summary does not contain all of the information you should consider before voting on the proposals presented in this proxy statement. You should read the entire proxy statement carefully, including the appendices attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

Hines Real Estate Investment Trust, Inc.

The Company was formed by Hines Interests Limited Partnership (which we refer to in this proxy statement as “Hines”) on August 5, 2003, primarily for the purpose of engaging in the business of owning interests in real estate. The Company is structured as an umbrella partnership real estate investment trust, and substantially all of the Company’s current business is conducted through Hines REIT Properties, L.P. (which we refer to in this proxy statement as the “Operating Partnership”). The Company has made investments directly through entities wholly-owned by the Operating Partnership or indirectly through other entities, such as through its investment in Hines US Core Office Fund LP (which we refer to in this proxy statement as the “Core Fund”) in which the Company owns a 28.8% non-managing general partner interest as of June 30, 2016. The mailing address and phone number of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 and (888) 220-6121.

The Company has invested primarily in institutional-quality office properties located throughout the United States. As of June 30, 2016, we owned direct and indirect investments in 24 properties. These properties consisted of 16 U.S. office properties and a portfolio of 8 grocery-anchored shopping centers (which we refer to in this proxy statement as the “Grocery Anchored Portfolio”). These properties contain, in the aggregate, 10.5 million square feet of leasable space.

Plan of Liquidation and Dissolution (See page 53)

On June 29, 2016, our Board adopted the Plan of Liquidation and Dissolution, which is attached to this proxy statement as Appendix A (which we refer to in this proxy statement as the “Plan of Liquidation”), pursuant to which the Company expects to take the following actions:

•

the orderly sale of all of our properties and other assets, including, without limitation, pursuant to and subject to the terms and conditions of an Agreement of Sale and Purchase, dated as of June 29,

2016, (which we refer to in this proxy statement as the “West Coast Asset Agreement”) between the Company and certain of its affiliates and BRE Hydra Property Owner LLC (which we refer to in this proxy statement as “Purchaser”), an affiliate of Blackstone Real Estate Partners VIII L.P., providing for the sale of the following seven properties of the Company: Howard Hughes Center in Los Angeles, California, Laguna Buildings in Redmond, Washington, 2100 Powell in Emeryville, California, 1900 and 2000 Alameda in San Mateo, California, Daytona Buildings in Redmond, Washington, 5th and Bell in Seattle, Washington and 2851 Junction Avenue in San Jose, California (which we refer to in this proxy statement as the “West Coast Assets”, and such transaction the “West Coast Asset Sale”);

•	paying or providing for our outstanding liabilities and expenses, which may include establishing a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available;

•	making liquidating distributions to holders of our common stock in an amount estimated as of June 29, 2016, of approximately $6.35 to $6.65 per share of common stock in cash, which range is based upon (i) the assumed consummation of the West Coast Asset Sale and certain other properties under contract as of June 29, 2016, and the receipt of sales proceeds from such transactions in accordance with their terms, (ii) our Board’s estimate of the range of sale proceeds of the Company’s property not under contract as of June 29, 2016, (iii) our Board’s estimates of the amounts to be received by the Company from the Company’s interest in the Core Fund, (iv) the amount of indebtedness owed on each property, including any estimated penalties for early payment thereof and other indebtedness of the Company as of June 29, 2016, (v) estimated cash flows generated by the continued operations of the Company, and (vi) estimated expenses to be incurred in connection with the sale of each property and the winding down and dissolution of the Company; and

•	winding up our operations and dissolving the Company in accordance with the Plan of Liquidation, which provides that:

i.	the final distribution to common stockholders (or to a liquidating trust, established for their benefit) will be made no later than the second anniversary of the date on which our stockholders approve the Plan of Liquidation Proposal (which we refer to in this proxy statement as the “Effective Date”);

ii.	upon a determination made by our Board, the Company may transfer and assign to a liquidating trust the Company’s remaining cash and property to pay (or adequately provide for) all the remaining debts and liabilities and pay the remainder to stockholders; and

iii.	subject to certain restrictions pursuant to the West Coast Asset Agreement, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (which we refer to in this proxy statement as “SDAT”), our Board may terminate the Plan of Liquidation if it determines that doing so is in accordance with the best interests of our stockholders.

The West Coast Asset Sale (See page 54)

On June 29, 2016, the Company and certain of its affiliates (which we refer to in this proxy statement as the “Sellers”) entered into the West Coast Asset Agreement with Purchaser pursuant to which the Company and the Sellers agreed to sell the West Coast Assets (summarized in the chart below) to Purchaser for a purchase price of $1,162,000,000, subject to the terms and conditions of the West Coast Asset Agreement.

The West Coast Assets

Property	City	Leasable Square Feet
Howard Hughes Center	Los Angeles, California	1,334,586
Laguna Buildings	Redmond, Washington	460,661
2100 Powell	Emeryville, California	345,982
1900 and 2000 Alameda	San Mateo, California	267,006
Daytona Buildings	Redmond, Washington	251,313
5th and Bell	Seattle, Washington	197,135
2851 Junction Avenue	San Jose, California	155,613

As a result of the applicable Sellers entering into the West Coast Asset Agreement, the 5th and Bell real property and improvements, a portion of the Laguna Campus real property and improvements, and the Daytona Campus real property and improvements (which we refer to in this proxy statement as the “option properties”) are subject to certain rights to purchase in favor of the tenants or the 5th and Bell ground lessor. In the event such tenant or the 5th and Bell ground lessor exercises its right to acquire all or portion of such property and improvements, or if the Sellers do not obtain an estoppel certificate from the 5th and Bell ground lessor, the West Coast Asset Agreement will terminate with respect to such individual property (which we refer to in this proxy statement as an “excluded option property”) and the aggregate purchase price to be paid by Purchaser will (1) as to the applicable portion of the Laguna Campus real property and improvements and the Daytona Campus real property and improvements, be reduced by the allocated value relating to such excluded option property, and (2) as to the 5th and Bell real property and improvements, be reduced by $96,500,000, provided that if, after exercising such option, the 5th and Bell ground lessor fails to close (and Purchaser does not exercise the option described in the next sentence), the purchase price shall be reduced by only $93,000,000. If the tenant or ground lessor defaults on its obligation to purchase the option properties prior to January 29, 2017, or such excluded option property otherwise becomes available for sale by the applicable Seller, Purchaser will have the right to cause the applicable Seller to sell the excluded option property to Purchaser in accordance with the terms of the West Coast Asset Agreement.

Purchaser is a Delaware limited liability company and an affiliate of Blackstone Real Estate Partners VIII L.P. Purchaser was formed solely for the purpose of acquiring the West Coast Assets and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the West Coast Asset Agreement. Blackstone Real Estate Partners VIII L.P. is an affiliate of The Blackstone Group L.P.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $101 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the United States, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (U.S. single family homes), Logicor (pan-European logistics), Multi (pan-European retail), SCP (Chinese shopping malls), and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust, Inc. Further information is available at www.Blackstone.com. The mailing address and phone number of Purchaser’s principal executive offices is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154 and (212) 583-5000.

A copy of the West Coast Asset Agreement is attached as Appendix B to this proxy statement. The Company encourages you to carefully read the West Coast Asset Agreement in its entirety because it is the principal document governing the transaction.

Implementation of the Plan of Liquidation; Core Fund and Other Asset Sales (See page 71)

In addition to the West Coast Asset Agreement, the Company has entered into several agreements to sell properties in anticipation of or in connection with the Plan of Liquidation. The pending property sales entered into prior to June 29, 2016 are not conditioned upon stockholder approval of the Plan of Liquidation Proposal. The Company intends to complete the pending property sales entered into prior to June 29, 2016, in anticipation of the Plan of Liquidation, whether or not our stockholders approve the Plan of Liquidation Proposal. The sale of any properties or other assets, including the West Coast Asset Sale, entered into after June 29, 2016 until the date of stockholder approval of the Plan of Liquidation Proposal will be subject to stockholder approval of the Plan of Liquidation Proposal.

The Company owns an interest in the Core Fund. The Core Fund has commenced a sale of all of its assets, which has previously been consented to by the general partners and investors in the Core Fund, including the Company. The Company expects to receive distributions from the Core Fund in respect of these asset sales. The sale of the Core Fund’s assets is not under the Company’s control and accordingly, is not subject to stockholder approval as part of the Plan of Liquidation Proposal. However, if the Company determines to sell its interest in the Core Fund, such sale would be subject to stockholder approval of the Plan of Liquidation Proposal. If our stockholders approve the Plan of Liquidation Proposal, we expect that any amounts received from the Core Fund (whether as distributions from the Core Fund or from a sale of the Company’s interest in the Core Fund) will be included in the liquidating distributions to be made to the stockholders of the Company.

Annual Meeting (See page 36)

The annual meeting will be held in the 2nd floor Conference Center of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at [●] a.m., local time, on [●], 2016.

At the annual meeting, you will be asked to:

1.	Consider and vote upon a proposal to approve the Plan of Liquidation, including the West Coast Asset Sale, pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved (which we refer to in this proxy statement as the “Plan of Liquidation Proposal”);

2.	Consider and vote upon a proposal to approve the adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares represented in person or by proxy voting in favor of the approval of the Plan of Liquidation Proposal (which we refer to in this proxy statement as the “Adjournment Proposal”);

3.	Consider and vote upon a proposal to elect five directors for one-year terms expiring at the 2017 annual meeting of stockholders and until the election and qualification of their successors or earlier if the Company is liquidated and dissolved prior to the expiration of their terms (which we refer to in this proxy statement as the “Election of Directors Proposal”);

4.	Consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (which we refer to in this proxy statement as the “Appointment of Independent Auditors Proposal”); and

5.	Conduct such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Required Vote (See page 36)

Plan of Liquidation Proposal. This proposal requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote thereon. Any shares not voted

(whether by abstention, withholding authority, or broker non-vote) will have the effect of votes against the Plan of Liquidation Proposal.

Adjournment Proposal. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Election of Directors Proposal. Each director is elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares present but not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes against the election of nominees to our Board.

Appointment of Independent Auditors Proposal. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Liquidation Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote “AGAINST” the Plan of Liquidation Proposal and Election of Directors Proposal but will have no effect on the Adjournment Proposal. Because brokers have discretionary authority to vote for the Appointment of Independent Auditors Proposal, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Record Date (See page 37)

The record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on [●], 2016. Each stockholder is entitled to cast one vote on each matter presented at the annual meeting for each share of common stock that such holder owned as of the record date. As of [●], 2016, [●] million shares of our common stock were outstanding and entitled to vote at the annual meeting.

The presence at the meeting, in person or represented by proxy, of the holders entitled to cast at least fifty percent (50%) of all of the votes entitled to be cast at the meeting constitutes a quorum. A quorum is necessary to transact business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to a later date.

Recommendation of the Company’s Board of Directors (See page 49)

Our Board has unanimously approved each of the proposals and recommends that you vote “FOR” the Plan of Liquidation Proposal, “FOR” the Adjournment Proposal, “FOR” the Election of Directors Proposal and “FOR” the Appointment of Independent Auditors Proposal.

Opinions of Financial Advisors (See page 83)

Wells Fargo Securities, LLC (See page 83)

In connection with the West Coast Asset Sale, Wells Fargo Securities, LLC (which we refer to in this proxy statement as “Wells Fargo Securities”), rendered an opinion, dated June 29, 2016, to the Board as to the fairness, from a financial point of view and as of such date, to the Company of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement. The full text of Wells Fargo Securities’ written opinion is attached as Appendix C to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Wells Fargo Securities in rendering its opinion. The opinion was addressed to the Board (in its capacity as such) for its information and use in connection with its evaluation of the aggregate purchase price provided for in the West Coast Asset Sale from a financial point of view to the Company and did not address any other terms, aspects or implications of the West Coast Asset Sale or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by the Company to enter into the West Coast Asset Agreement or related documents or the relative merits of the West Coast Asset Sale or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company or its Board or in which the Company might engage, including, without limitation, any other asset sales or dispositions, plan of liquidation or otherwise. Wells Fargo Securities’ opinion does not constitute a recommendation to the Board or any other person or entity in respect of the West Coast Asset Sale or any related transactions, including as to how any securityholder should vote or act in connection with the Plan of Liquidation Proposal, any related transactions or any other matters.

Robert A. Stanger & Co., Inc. (See page 89)

In connection with the West Coast Asset Sale, Robert A. Stanger & Co., Inc. (which we refer to in this proxy statement as “Stanger”), rendered an opinion, dated June 29, 2016, to the Board as to the fairness, from a financial point of view and as of such date, to the Company of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement. The full text of Stanger’s written opinion is attached as Appendix D to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Stanger in rendering its opinion. Stanger’s opinion did not address the merits of the underlying decision by the Company to enter into the West Coast Asset Agreement or related documents or the relative merits of the West Coast Asset Sale or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company or its Board or in which the Company might engage, including, without limitation, any other asset sales or dispositions, plan of liquidation or otherwise. Stanger’s advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the West Coast Asset Sale and the opinion does not constitute a recommendation as to how any holder of the Company’s common stock should vote with respect to the Plan of Liquidation Proposal or any other matter.

Risk Factors (See page 23)

In evaluating the Plan of Liquidation, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page [●] of this proxy statement.

Interests of the Company’s Directors, Executive Officers and Affiliated Entities in the Liquidation (See page 94)

In considering our Board’s recommendation that you vote “FOR” the approval of the Plan of Liquidation Proposal, you should be aware that certain of our directors, executive officers and affiliated entities may have interests in the liquidation of the Company. Our Board was aware of these interests and considered them in its decision to approve the Plan of Liquidation, including the West Coast Asset Sale. See “Proposal One: Plan of Liquidation Proposal—Interests of Certain Persons in the Liquidation” below.

Conditions to Closing of the West Coast Asset Sale (See Page 66)

Completion of the West Coast Asset Sale depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•	the Plan of Liquidation Proposal is duly approved by the Company’s stockholders;

•	the Company, the Sellers and Purchaser have performed or complied in all material respects with their covenants and obligations under the West Coast Asset Agreement to be performed or complied with prior to or at the closing date of the West Coast Asset Sale;

•	a title company shall be irrevocably committed to issuing certain specified title insurance policies with respect to the West Coast Assets, insuring them, in the aggregate for the amount of the purchase price;

•	the Company shall have provided certain estoppel certificates with respect to the West Coast Assets;

•	with respect to the option properties, Purchaser shall have received evidence that the applicable purchase option has been waived;

•	no governmental agency of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order prohibiting or making illegal the West Coast Asset Sale and no court has issued an order or injunction prohibiting the closing of the West Coast Asset Sale; and

•	the Company’s, the Sellers’ and Purchaser’s respective representations and warranties must be true and correct in the manner described under the section entitled “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Conditions to Closing of the West Coast Asset Sale”.

No Solicitation of Transactions (See page 61)

Under the terms of the West Coast Asset Agreement, we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposal (as defined in the section entitled “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—No Solicitation of Transactions”), including, among others, restrictions on our ability to solicit or initiate any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an acquisition proposal, or engage in any discussions or negotiations regarding any acquisition proposal, or agree to or propose publicly do any of the foregoing. Subject to the terms of the West Coast Asset Agreement, we or our subsidiaries may furnish non-public information to, and participate in negotiations with, a third party if we receive an unsolicited written acquisition proposal from a third party after the date of the West Coast Asset Agreement that the Board believes in good faith to be bona fide and that was not the result of a violation of our non-solicitation obligations described in the section entitled “Proposal One: Plan of Liquidation Proposal—the West Coast Asset Agreement—No Solicitation of Transactions”, and, after consultation with outside legal counsel and financial advisors, the Board determines in good faith that such acquisition proposal constitutes, or could reasonably be expected to lead to, a “superior proposal” (as defined in the section entitled “Proposal One: Plan of Liquidation Proposal—the West Coast Asset Agreement—No Solicitation of Transactions”). Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the West Coast Asset Agreement if our Board approves, and concurrently with the termination of the West Coast Asset Agreement, we enter into, an alternative acquisition agreement with respect to a superior proposal (it being understood that such termination will not be effective and we will not enter into any such agreement unless we pay the $25 million company termination fee (as described below) concurrently with such termination).

Title and Survey Matters (See Page 59)

With respect to “new exceptions” (as defined in “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Title and Survey Matters”) to the preliminary title commitments and initial surveys received by Purchaser from the title company and Sellers, respectively, for each West Coast Asset, to the extent that any such new exception would have a material adverse effect on the value, access or operation of the applicable West Coast Asset, which is deemed to be a loss or damage in excess of ten percent (10%) of the allocated value of the applicable individual property, Purchaser may terminate the West Coast Asset Agreement, subject to certain specified cure periods by Sellers to remove, commit to remove or otherwise obtain affirmative insurance over the objectionable new exceptions.

Condemnation and Casualty (See Page 59)

If, prior to the closing date of the West Coast Asset Sale, all or any portion of the West Coast Assets are (i) destroyed or damaged by fire or other casualty or (ii) taken as a result of any condemnation or eminent domain proceedings that constitute a “material casualty event” or “material condemnation” (each as defined in “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Condemnation and Casualty”), Purchaser will have the option to terminate the West Coast Asset Agreement upon notice to Sellers within a specified time. If Purchaser elects not to terminate the West Coast Asset Agreement within the specified time period, or such events do not rise to the level of a material casualty or material condemnation, Sellers will have no obligation to repair the damage, destruction or taking but the applicable Seller will assign to Purchaser the insurance proceeds or condemnation awards net of reasonable collection costs payable with respect to such event, credit any deductible amounts under the insurance policies against the purchase price, and the parties will proceed to closing the West Coast Asset Sale.

Amendments to the Plan of Liquidation (See Page 65)

The Company is not permitted to amend the Plan of Liquidation without the prior written consent of Purchaser if such amendment (i) would adversely affect Purchaser in any material respect, (ii) would reasonably be expected to prevent or delay the consummation of the West Coast Asset Sale or (iii) would remove or modify the reference to the West Coast Asset Agreement in the Plan of Liquidation or would amend the Plan of Liquidation in a manner that would cause an adverse recommendation change (as defined in “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Obligations of the Board with Respect to the Company Board Recommendation and Termination for a Superior Proposal”) that is not permitted by the West Coast Asset Agreement.

Surviving Obligations; Indemnification (See Page 65)

The Company’s and the Sellers’ and Purchaser’s representations, warranties and certain specified covenants and obligations survive the closing of the West Coast Asset Sale until the earlier of (a) six months after closing or (b) the later of (i) December 15, 2016 or (ii) the day one (1) business day prior to the date when the Company has completed the disposition of all of its remaining real estate assets and is otherwise in a position to make its final distribution to its stockholders pursuant to the Plan of Liquidation without maintaining reserves for contingent liabilities. In addition, the Company’s and Sellers’ liability for all such breaches and/or failures to perform will not exceed, in the aggregate, 2% of the purchase price (which we refer to in this proxy statement as the “cap”) and the Company and Sellers will not have any liability for any losses until such losses exceed $500,000 (which we refer to in this proxy statement as the “threshold”), after which Sellers are responsible for all amounts from the first dollar, subject to certain exceptions. The Company has guaranteed the Sellers’ post-closing obligations, including with respect to any breach of Sellers’ representations, warranties and covenants, subject to the same limitations on survival and liability.

Termination of the West Coast Asset Agreement (See page 68)

The Company, Sellers and Purchaser may, by mutual written consent, terminate the West Coast Asset Agreement and abandon the West Coast Asset Sale at any time prior to closing, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal.

In addition, the West Coast Asset Agreement may also be terminated by either the Company, Sellers or Purchaser, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal, if:

•	the West Coast Asset Sale is not consummated on or before January 29, 2017; provided that the right to terminate the West Coast Asset Agreement will not be available to any party if the failure of such party to comply with any provision of the West Coast Asset Agreement shall have been the cause of, or resulted in, the failure of the West Coast Asset Sale to be consummated by January 29, 2017;

•	any governmental agency of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the Plan of Liquidation or the West Coast Asset Sale, and such order or other action shall have become final and non-appealable; provided that this right to terminate shall not be available to a party if the issuance of such order or the taking of such other action was primarily due to the failure of such party to comply with the West Coast Asset Agreement; or

•	the Company does not receive stockholder approval of the Plan of Liquidation Proposal at the annual meeting or at any adjournment or postponement thereof at which a vote on the Plan of Liquidation Proposal is taken.

Termination by Sellers or Company

The West Coast Asset Agreement may also be terminated and the West Coast Asset Sale abandoned at any time prior to the closing by Sellers or Company, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal, if:

•	Purchaser fails to consummate the closing on the closing date, assuming all of the conditions set forth under “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Conditions to Closing of the West Coast Asset Sale—Conditions Precedent to Purchaser’s Obligations” are satisfied or waived by Purchaser (other than those conditions that by their nature are to be satisfied at the closing), or Purchaser otherwise defaults in its obligations to purchase the West Coast Assets in accordance with the terms of the West Coast Asset Agreement and such default is not cured within three (3) business days of written notice thereof (which we refer to in this proxy statement as a “Purchaser terminating breach”); provided that the Company and Sellers shall not have the right to terminate if a Company terminating breach (as defined below) shall have occurred and be continuing at the time the Company delivers notice of its election to terminate the West Coast Asset Agreement pursuant to this bullet; or

•	prior to obtaining the approval of the Plan of Liquidation Proposal from the Company’s stockholders, the Board effects an adverse recommendation change in accordance with the requirements provided in the section “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—No Solicitation of Transactions” in connection with a superior proposal and the Board has approved, and concurrently enters into an alternative acquisition agreement with respect to a superior proposal, if and only if the Company is not then in material breach of its obligations described in the section “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—No Solicitation of Transactions”, provided that such termination shall not be effective until the Company has paid the Company termination fee as and when due under the West Coast Asset Agreement.

Termination by Purchaser

The West Coast Asset Agreement may also be terminated and the West Coast Asset Sale abandoned at any time prior to the closing by Purchaser, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal, if:

•	the Company or any Seller breaches, violates or fails to perform any of its representations, warranties, covenants or agreements set forth in the West Coast Asset Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing at the closing date (i) would result in the failure of any of the conditions precedent to Purchaser’s obligation to consummate the West Coast Asset Sale as described in the section “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Conditions to Closing of the West Coast Asset Sale—Conditions Precedent to Purchaser’s Obligations” (which we refer to in this proxy statement as a “Company terminating breach”) and (ii) cannot be cured within fifteen (15) days after written notice thereof; provided, that (x) the cure period for the Company’s and Sellers’ default in their obligation to sell the West Coast Assets in accordance with the terms of the West Coast Asset Agreement shall be three (3) business days and (y) Purchaser shall not have the right to terminate the West Coast Asset Agreement if a Purchaser terminating breach shall have occurred and be continuing at the time Purchaser delivers notice of its election to terminate the West Coast Asset Agreement pursuant to this bullet; or

•	prior to obtaining the approval of the Plan of Liquidation Proposal from the Company’s stockholders, the Company, the Board or any committee thereof: (i) effects an adverse recommendation change; (ii) fails to publicly reaffirm within ten (10) business days the Board’s recommendation that the Company’s stockholders approve the Plan of Liquidation Proposal following any person publicly announcing an acquisition proposal or intention (whether or not conditional) to make an acquisition proposal or the date that any such acquisition proposal or intention is otherwise publicly disclosed (or if the stockholder meeting at which a vote on the Plan of Liquidation Proposal will be taken is scheduled to be held within ten (10) business days from the date an acquisition proposal (or such an intention) is publicly announced, promptly and in any event prior to the date on which the stockholder meeting is scheduled to be held); (iii) fails to include the recommendation of the Board that the Company’s stockholders approve the Plan of Liquidation Proposal in this proxy statement; (iv) approves, adopts, publicly endorses or recommends, or enters into or allows the Company or any of its subsidiaries to enter into an alternative acquisition agreement other than an acquisition agreement in compliance with the exception provided for in the section “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—No Solicitation of Transactions”; or (v) fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement as the “Exchange Act”) that constitutes an acquisition proposal within ten (10) business days after commencement of such tender offer or exchange offer.

Termination Fees

Termination Fee Payable by the Company

The Company has agreed to pay to Purchaser a termination fee of $25 million (which we refer to in this proxy statement as the “Company termination fee”) if:

•	Purchaser terminates the West Coast Asset Agreement pursuant to the provision described in the second bullet under “Proposal One: Plan of Liquidation Proposal: The West Coast Asset Agreement—Termination of the West Coast Asset Agreement—Termination by Purchaser”;

•	Company or Sellers terminate the West Coast Asset Agreement pursuant to the provision described in the second bullet under “Proposal One—Plan of Liquidation Proposal: The West Coast Asset Agreement—Termination of the West Coast Asset Agreement—Termination by Sellers or Company”; or

•	all of the following requirements are satisfied:

¡	the West Coast Asset Agreement is terminated by Purchaser, Company or the Sellers pursuant to the provision described in the first or third bullet under “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Termination of the West Coast Asset Agreement” or by Purchaser pursuant to the provision described in the first bullet under “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Termination of the West Coast Asset Agreement—Termination by Purchaser”; and

¡	(i) after the date of the West Coast Asset Agreement, an acquisition proposal shall have been received by the Company, Sellers or their respective representatives or any person shall have publicly proposed, announced, disclosed or otherwise communicated to the Company’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make any acquisition proposal (and in the case of a termination pursuant to the third bullet under “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Termination of the West Coast Asset Agreement” such acquisition proposal or any publicly proposed or announced intention shall have been made prior to the stockholder meeting), and (ii) within twelve (12) months after the date of such termination, Company and/or Sellers enter into a definitive agreement relating to, or consummates any acquisition proposal (whether or not the same acquisition proposal) (with the references to “any of the real properties comprising the West Coast Assets” in the definition of acquisition proposal replaced with “Howard Hughes Center together with one or more of the other real properties comprising the West Coast Assets” and all references to “15%” in the definition of acquisition proposal replaced with “50%”).

If the stockholders of the Company fail to approve the Plan of Liquidation Proposal at the annual meeting and the West Coast Asset Agreement is terminated pursuant to the third bullet under “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Termination of the West Coast Asset Agreement”, the Company shall pay within two (2) business days after such termination, an aggregate amount of $5 million, which is intended to reimburse Purchaser for the fees and expenses incurred by Purchaser in connection with the West Coast Asset Agreement. Any payment of the Company termination fee will be reduced by such $5 million amount, if previously paid.

Termination Fee Payable by Purchaser

Purchaser has agreed to pay the Company a termination fee of $75 million (which we refer to in this proxy statement as the “Purchaser termination fee”) if:

•	Sellers terminate the West Coast Asset Agreement pursuant to the provision described in the first bullet under “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Termination of the West Coast Asset Agreement—Termination by the Sellers or Company”.

In the event that the Purchaser termination fee becomes payable by the Purchaser, it will be deposited into escrow and will be released to the Company in amounts and at times so as not to adversely affect compliance with the gross income requirements applicable to the Company’s qualification as a real estate investment trust (which we refer to in this proxy statement as a “REIT”) for federal income tax purposes. The amount held in escrow will be released to the Company (i) to the extent provided in a letter from the Company’s independent certified public accountants indicating the maximum amount that may be paid to the Company in a particular year without causing the Company to violate the REIT gross income requirements (determined as if such Purchaser termination fee constitutes non-qualifying income), or (ii) upon receipt of a letter from the Company’s counsel indicating that either the Company has received a ruling from the Internal Revenue Service (which we refer to in this proxy statement as the “IRS”) or an opinion from counsel to the effect that for purposes of the REIT gross income requirements, the Purchaser termination fee constitutes qualifying income or is excluded from the calculation of gross income. Any amount of the Purchaser termination fee remaining in escrow after a period of five years will be released to the Purchaser.

Guarantee and Remedies (See Page 71)

Concurrently with the execution of the West Coast Asset Agreement, Blackstone Real Estate Partners VIII L.P. entered into a guarantee in the Company’s favor to guarantee Purchaser’s payment obligations with respect to the Purchaser termination fee, subject to the terms and limitations set forth in the guarantee.

The maximum aggregate liability of Blackstone Real Estate Partners VIII L.P. under the guarantee will not exceed $75 million, plus all reasonable and documented third party costs and out-of-pocket expenses (including the reasonable fees of counsel) actually incurred by the Company relating to any litigation or other proceeding brought by the Company to enforce its rights under the guarantee if it prevails in such litigation or proceeding.

The Company and the Sellers cannot seek specific performance to require Purchaser to complete the West Coast Asset Sale and, except with respect to enforcing the confidentiality agreement between Blackstone Real Estate Advisors L.P. and the Company, the Company’s sole and exclusive remedy against Purchaser relating to any breach of the West Coast Asset Agreement or otherwise will be the right to receive the Purchaser termination fee. Purchaser may, however, seek specific performance to require the Company to complete the West Coast Asset Agreement.

Appraisal or Dissenters’ Rights (See page 83)

Pursuant to Maryland law and our charter, you are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with the Plan of Liquidation, including the West Coast Asset Sale.

Material U.S. Federal Income Tax Consequences (See page 74)

You are urged to read the discussion in the section entitled “Proposal One: Plan of Liquidation Proposal—Material U.S. Federal Income Tax Consequences” beginning on page 74 of this proxy statement and to consult your tax advisor as to the United States federal income tax consequences of the Plan of Liquidation, as well as the effects of state, local and foreign tax laws.

Regulatory Matters (See page 74)

Other than in connection with the filing of this proxy statement with Securities and Exchange Commission (which we refer to in this proxy statement as the “SEC”), the deregistration of the Company’s common stock under the Exchange Act, and any requirements under Maryland law, the Company is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Liquidation, including the West Coast Asset Sale.

QUESTIONS AND ANSWERS

Annual Meeting

What is the date of the annual meeting and where will it be held?

The annual meeting of stockholders will be held on [●], 2016, at [●] a.m., local time. The meeting will be held in the 2nd floor Conference Center of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056.

What is the purpose of the annual meeting and what will I be voting on at the annual meeting?

The purpose of the annual meeting is to consider and vote on four proposals:

Plan of Liquidation Proposal: Our Board has determined that it is advisable and in the best interests of the Company and our stockholders to sell all or substantially all of our assets, including, without limitation, the West Coast Assets, pay off our outstanding liabilities, distribute the net proceeds to our stockholders and dissolve. To do so, our Board has adopted the Plan of Liquidation. Stockholder approval is required to complete the Plan of Liquidation. Neither the West Coast Asset Sale, nor any asset sales entered into after June 29, 2016, may be consummated without stockholder approval of the Plan of Liquidation Proposal.

Adjournment Proposal: Our Board has determined that it is in the best interests of the Company and our stockholders to provide for the adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares represented in person or by proxy voting in favor of the Plan of Liquidation Proposal.

Election of Directors Proposal: Our Board has determined that it is in the best interests of the Company and our stockholders to elect five directors for one-year terms expiring at the 2017 annual meeting of stockholders and until the election and qualification of their successors or earlier if the Company is liquidated and dissolved prior to the expiration of their terms.

Appointment of Independent Auditors Proposal: Our Board has determined that it is in the best interests of the Company and our stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

At the annual meeting, you may be asked to conduct such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our Board does not know of any matters that may be acted upon at the meeting other than the matters set forth in the four proposals listed above.

Liquidation and West Coast Asset Sale

What is the Plan of Liquidation?

The Plan of Liquidation contemplates the orderly sale of our assets, including, without limitation, the West Coast Assets, and the payment of or provision for our outstanding liabilities and expenses, which may include establishing a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available. The principal purpose of the liquidation is to seek to maximize stockholder value by liquidating our assets and distributing the net proceeds of the liquidation to the holders of our common stock. In addition to the West Coast Asset Agreement, the Company has entered into several agreements as of [●], 2016 pursuant to which the sale of certain properties is pending, as described under the heading “Proposal One: Plan of Liquidation Proposal—Implementation of the Plan of Liquidation; Core Fund and Other Asset Sales”. The

Company intends to continue to market its remaining properties and to sell these properties on the most favorable terms reasonably available to the Company. The Company believes that this marketing process is designed to maximize the consideration received for those assets. The Company will continue to evaluate this marketing effort throughout the liquidation process in order to seek to ensure that the sale of its remaining assets occurs in a manner designed to maximize the consideration received for such remaining assets.

At such time as the Company has sold its assets, satisfied its liabilities and distributed the net proceeds of asset sales to the stockholders, we will file Articles of Dissolution with SDAT, and the Company will cease to exist and all outstanding shares of common stock will be cancelled. Even if our stockholders approve the liquidation of the Company pursuant to the Plan of Liquidation, subject to certain restrictions pursuant to the West Coast Asset Agreement, prior to the filing of Articles of Dissolution, our Board may amend or terminate the Plan of Liquidation without further stockholder approval if it determines that doing so would be in the best interest of the Company and our stockholders.

What amount will stockholders receive from the liquidation?

Due to the uncertainties as to the ultimate sale prices of certain of our assets, the time that may be required to liquidate and dissolve the Company, the expenses associated with the liquidation of the Company and the ultimate settlement amount of our liabilities, it is difficult to predict the amounts which will ultimately be distributed to our stockholders should the liquidation be approved by our stockholders and implemented by our Board. While a number of factors may change this amount, we estimate as of June 29, 2016, that we will make total liquidating distributions of approximately $6.35 to $6.65 per share of common stock. These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Liquidation could have a material effect on the ultimate amount of proceeds received by stockholders. See “Risk Factors” beginning on page 23.

How was the estimated range of total stockholder distributions of $6.35 to $6.65 per share of common stock derived?

The estimated range of $6.35 to $6.65 per share of common stock as of June 29, 2016 is based upon (i) the assumed consummation of the West Coast Asset Sale and certain other properties under contract as of June 29, 2016, and the receipt of sales proceeds from such transactions in accordance with their terms, (ii) our Board’s estimate of the range of sale proceeds of the Company’s property not under contract as of June 29, 2016, (iii) our Board’s estimates of the amounts to be received by the Company from the Company’s interest in the Core Fund, (iv) the amount of indebtedness owed on each property, including any estimated penalties for early payment thereof and other indebtedness of the Company as of June 29, 2016, (v) estimated cash flows generated by the continued operations of the Company, and (vi) estimated expenses to be incurred in connection with the sale of each property and the winding down and dissolution of the Company. These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Liquidation could have a material effect on the ultimate amount of proceeds received by stockholders. Real estate market values are constantly changing and fluctuate with changes in interest rates, availability of financing, changes in general economic conditions and real estate tax rates, competition in the real estate market, the availability of suitable buyers, the perceived quality, consistency and dependability of income flows from tenancies and a number of other local, regional and national factors. In addition, environmental contamination, potential major repairs which are not presently contemplated, increased operating costs or other unknown liabilities, including in connection with non-compliance with applicable laws, if any, at the Company’s properties may adversely impact the sales price of those assets. As a result, the actual prices at which we are able to sell our properties may be less than the amounts we have assumed for purposes of stating estimated liquidating distributions, which would result in the amount of such distributions being less than the amount stated in this proxy statement and the timing of the sales of our properties may not occur within the expected time frame. See

“Risk Factors” and “Proposal One: Plan of Liquidation Proposal—Background of the Liquidation and the West Coast Asset Sale” beginning on pages 23 and 39, respectively.

What is the West Coast Asset Sale?

Pursuant to the terms and subject to the conditions of the West Coast Asset Agreement the Company will sell the West Coast Assets to Purchaser for a purchase price of $1,162,000,000. See “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Sale” beginning on page 54.

Is separate stockholder approval required for the West Coast Asset Sale?

No separate vote is required for the West Coast Asset Sale as it is part of the Plan of Liquidation.

What will happen if the Plan of Liquidation Proposal is not approved?

If the Plan of Liquidation Proposal is not approved, the West Coast Asset Sale, other asset sales contingent on the Plan of Liquidation and the liquidation and dissolution of the Company will not occur. As a result, we will not be able to make any liquidating distributions from the proceeds of the sales of these properties, and the Company will continue to operate its business and the Board may reconsider other strategic alternatives available to the Company. If the Plan of Liquidation Proposal is not approved, the Company’s operating distributions will likely be lower as a result of prior asset sales that have been consummated and the consummation of pending asset sales that are not conditioned on the Plan of Liquidation Proposal, and because certain costs of operating as a public company will not be reduced as the portfolio is reduced, thus resulting in lower cash flow. In addition, the failure to approve the Plan of Liquidation Proposal could result in adverse tax consequences to the Company (for example, if the IRS successfully asserts that property sales previously made or agreed to be made by the Company in anticipation of or in connection with the Plan of Liquidation were dealer sales (i.e., inventory-like sales of property held primarily for sale to customers in the ordinary course of the Company’s business), the Company could be subject to penalty taxes on such property sales). See “Proposal One: Plan of Liquidation Proposal—Material U.S. Federal Income Tax Consequences” beginning on page 74. If the Plan of Liquidation Proposal is not approved, the Company intends to evaluate all of its options with respect to any sales proceeds received from the sale of those properties or other assets that are not conditioned upon stockholder approval of the Plan of Liquidation Proposal. Such options may include, without limitation, the distribution of such proceeds to stockholders, the reinvestment of such proceeds in real estate investments or the use of such proceeds for other corporate purposes.

What will happen if the West Coast Asset Sale is not completed?

If the West Coast Asset Sale is not completed, the Company will not receive the proceeds of the West Coast Asset Sale. In addition, if the West Coast Asset Sale is terminated for certain specified reasons, the Company may be required to pay certain fees to Purchaser. In the event that the stockholders approve the Plan of Liquidation Proposal, but the West Coast Asset Sale is not completed, the Company will seek to sell the West Coast Assets to another buyer or buyers. There can be no guarantee that the proceeds from such sale or sales would equal or exceed the proceeds contemplated by the West Coast Asset Agreement. See “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Termination Fees” beginning on page 69.

When do you believe the West Coast Asset Sale will be completed?

The Company is working to complete the West Coast Asset Sale as soon as practicable and currently expects that the West Coast Asset Sale will be completed promptly following the receipt of stockholder approval of the Plan of Liquidation Proposal at the annual meeting. However, the Company cannot predict the exact timing of the completion of the West Coast Asset Sale because it is subject to the approval of the Plan of Liquidation Proposal by the stockholders and to a number of conditions to closing. See “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Conditions to Closing of the West Coast Asset Sale” beginning on page 66.

Are any of the West Coast Assets subject to rights of purchase?

Yes. As a result of the Company entering into the West Coast Asset Agreement, the 5th and Bell real property and improvements, a portion of the Laguna Campus real property and improvements, and the Daytona Campus real property and improvements are subject to certain rights to purchase in favor of their respective tenants or ground lessors, as applicable. In the event such tenant or ground lessor exercises its purchase option, the West Coast Asset Agreement will terminate with respect to the property subject to such option and the aggregate purchase price to be paid by Purchaser will (1) as to the applicable portion of the Laguna Campus real property and improvements and the Daytona Campus real property and improvement, be reduced by the allocated value relating to such property, and (2) as to the 5th and Bell real property and improvements, be reduced by $96,500,000, provided that if, after exercising such right to purchase, the 5th and Bell ground lessor fails to close (and Purchaser does not exercise the option described in the next sentence), the purchase price shall be reduced by only $93,000,000. If subsequently the applicable tenant or ground lessor defaults on its obligation to purchase such property prior to January 29, 2017, or such property otherwise becomes available for sale by the applicable Seller, Purchaser will have the right to purchase such property in accordance with the terms of the West Coast Asset Agreement. See “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Third-Party Right to Purchase; Failure to Obtain 5th and Bell Ground Lessor Estoppel” beginning on page 57.

Are any pending transactions as of the date of this proxy statement other than the West Coast Asset Sale subject to stockholder approval?

Prior to June 29, 2016, we entered into several agreements to sell properties in anticipation of or in connection with the Plan of Liquidation, including agreements to sell the JPMorgan Chase Tower in Dallas, Texas, 321 North Clark in Chicago, Illinois, 3400 Data Drive in Rancho Cordova, California, the Grocery Anchored Portfolio, Heritage Station in Wake Forest, North Carolina and Three Huntington Quadrangle in Melville, New York. These pending property sales and others entered into prior to June 29, 2016 are not conditioned upon approval by the stockholders of the Company of the Plan of Liquidation Proposal, but the proceeds from such sales will be included in the liquidating distributions to be paid to stockholders of the Company. The Company intends to complete these pending property sales entered into prior to June 29, 2016 whether or not our stockholders approve the Plan of Liquidation Proposal. The sale of any properties or other assets entered into after June 29, 2016, including the West Coast Assets, will be subject to stockholder approval of the Plan of Liquidation Proposal.

The Company owns an interest in the Core Fund. The Core Fund has commenced a sale of all of its assets, which has previously been consented to by the general partners and investors in the Core Fund, including the Company. The sale of the Core Fund’s assets is not under the Company’s control and accordingly, is not subject to stockholder approval as part of the Plan of Liquidation Proposal. However, if the Company determines to sell its interest in the Core Fund, such sale would be subject to stockholder approval of the Plan of Liquidation Proposal. If our stockholders approve the Plan of Liquidation Proposal, we expect that any amounts received from the Core Fund (whether as distributions from the Core Fund or from a sale of the Company’s interest in the Core Fund) will be included in the liquidating distributions to be made to the stockholders of the Company.

See “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Sale” and “Implementation of the Plan of Liquidation; Core Fund and Other Asset Sales”.

Do the Company’s directors, executive officers or affiliated entities have any interests in the liquidation of the Company?

Yes. In considering our Board’s recommendation that you vote “FOR” the approval of the Plan of Liquidation Proposal, you should be aware that certain of our directors, executive officers and affiliated entities may have interests in the liquidation. See “Proposal One: Plan of Liquidation Proposal—Interests of Certain Persons in the Liquidation” below beginning on page 94.

What are the federal income tax consequences of the liquidation to me?

If the Company makes distributions as a result of its implementation of the liquidation, a U.S. holder of common stock will realize, for federal income tax purposes, gain or loss equal to the difference between (i) the sum of the cash distributed to such stockholder directly plus the net value of any property transferred to any liquidating trust that may be established on the stockholder’s behalf; and (ii) the stockholder’s adjusted tax basis in his, her or its shares of common stock. Non-U.S. holders will be subject to U.S. federal income tax on any distributions received to the extent attributable to gains recognized by the Company on sales of real property located in the United States. See “Proposal One: Plan of Liquidation—Material U.S. Federal Income Tax Consequences” beginning on page 74. We urge each stockholder to consult with his or her own tax advisors regarding tax consequences of distributions made pursuant to the Plan of Liquidation.

Do I have appraisal or dissenters rights in connection with the liquidation?

Pursuant to Maryland law and our charter, you are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with the Plan of Liquidation, including the West Coast Asset Sale.

When do you believe the Plan of Liquidation will be completed?

If the Company’s stockholders approve the Plan of Liquidation Proposal, we expect to make one or more liquidating distributions to our stockholders during the period of the liquidation process and to make the final liquidating distribution on or before December 31, 2016. If we have not sold all of our assets and paid all of our liabilities within 24 months after stockholder approval of the Plan of Liquidation Proposal, or if our Board otherwise determines that it is advantageous to do so, we may transfer our remaining assets and liabilities to a liquidating trust and distribute interests in the liquidating trust to our stockholders. The Company cannot predict the exact amount to be distributed or the timing of the completion of the Plan of Liquidation. See “Proposal One: Plan of Liquidation Proposal—Overview of Liquidation” beginning on page 53.

What is a liquidating trust?

A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it after paying any of the remaining liabilities. If we form a liquidating trust, we will transfer to our stockholders beneficial interests in the liquidating trust. These interests will generally not be transferable by you.

Voting at the Annual Meeting

Who can vote at the annual meeting?

The record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on [●], 2016. Each holder of our common stock outstanding as of the record date is entitled to vote at the meeting. As of [●], 2016, [●] million shares of our common stock were outstanding.

How many votes do I have?

Each share of our common stock is entitled to one vote on each matter considered at the annual meeting or any postponement or adjournment thereof.

What are the recommendations of our Board?

Our Board has unanimously approved each of the proposals and recommends that you vote “FOR” the Plan of Liquidation Proposal, “FOR” the Adjournment Proposal, “FOR” the Election of Directors Proposal and “FOR” the Appointment of Independent Auditors Proposal. Information about each of the proposals is included in the accompanying proxy statement.

What vote is required to approve each proposal?

Plan of Liquidation Proposal. This proposal requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote thereon. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes against the Plan of Liquidation Proposal.

Adjournment Proposal. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Election of Directors Proposal. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares present but not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes against the election of nominees to our Board.

Appointment of Independent Auditors Proposal. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

Approval by our stockholders of each of the proposals requires that a quorum be present at the meeting.

As of the record date, our directors and executive officers own or control less than 1% of our outstanding shares of common stock and intend to vote such shares “FOR” each of the proposals.

How can I vote?

You may vote in person at the annual meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at www.cesvote.com;

•	by telephone, by calling toll free 1-888-693-8683; or

•	by mail, by completing, signing, dating and returning your proxy card in the enclosed envelope.

For those stockholders with Internet access, we encourage you to authorize a proxy via the Internet, a convenient means of proxy authorization that also provides cost savings to us. In addition, when you authorize a proxy via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to submit your proxy via the Internet or by phone, see your proxy card enclosed with this proxy statement.

If your shares of common stock are held in “street name” in an account by a bank, broker or other nominee on your behalf, you will receive instructions from your bank, broker, or other nominee describing how to vote your shares. A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Alliance Advisors, LLC, the firm we have retained to aid in the solicitation process, and should be reflected on the voting form from a bank or brokerage firm that accompanies this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. If your shares are held in an account at a bank or brokerage firm on your behalf, we encourage you to give voting instructions to your bank or brokerage firm on all proposals being considered at the meeting.

You also may vote your shares at the meeting. If you attend the annual meeting, you may submit your vote in person, and any previous proxy that you authorized, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. If you hold your shares in “street name” through a bank, broker or other nominee and wish to vote in person at the annual meeting, you must obtain a “legal proxy” executed in your favor from your bank, broker or other nominee (which may take several days).

To obtain directions to be able to attend the meeting and vote in person, contact Hines REIT Investor Relations at (888) 220-6121.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted:

•	“FOR” the Plan of Liquidation Proposal,

•	“FOR” the Adjournment Proposal,

•	“FOR” the Election of Directors Proposal and

•	“FOR” the Appointment of Independent Auditors Proposal.

Our Board does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in accordance with their discretion on such matters.

How can I change my vote or revoke a proxy?

If you own common stock as a record holder on the record date, you may revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the meeting and voting in person (although attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request) or by written notice to us addressed to: Hines REIT, Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation shall be effective, however, unless and until it is received by us at or prior to the meeting. If you hold your shares in “street name” through a bank, broker or other nominee and have instructed such bank, broker or other nominee to vote your shares, you must instead follow the instructions received from your bank, broker or other nominee to change your vote.

May I vote in person?

Yes. You may attend the annual meeting and vote your shares in person, rather than signing and mailing a proxy card.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of the holders entitled to cast at least fifty percent (50%) of all of the votes entitled to be cast at the meeting constitutes a quorum. A quorum is necessary to transact business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to a later date.

What do I need to do now?

Simply authorize a proxy to vote your shares by Internet or telephone as soon as possible or indicate on your proxy card how you want to vote and sign, date and return it by fax or mail it to us in the enclosed envelope, unless you plan to attend the annual meeting and vote in person. Instructions for submitting your vote are set forth on the proxy card and under the caption “The Annual Meeting—Proxies”. If you have any questions about these instructions, please call Alliance Advisors, LLC at 877-777-8401.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of our Board by mail, personal interview, telephone or other electronic means by our officers and other employees of Hines Advisors Limited Partnership (which we refer to in this proxy statement as our “Advisor”) or its affiliates. We have retained Alliance Advisors, LLC to aid in the solicitation of proxies. We will pay Alliance Advisors a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request that banks, brokers, custodians, nominees, fiduciaries and other record holders forward copies of this proxy statement to people on whose behalf they hold shares of common stock and request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in different accounts. You should vote each of your accounts by the Internet, telephone or mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Hines REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding”. This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Hines REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact Hines REIT Investor Relations.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

If we have not previously liquidated and dissolved, or contributed our remaining assets to a liquidating trust, then pursuant to our bylaws, in order for a stockholder proposal to be properly submitted for presentation at our

2017 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on [●] and ending on [●]. In accordance with Rule 14a-8 under the Exchange Act, if you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, if any, we must receive written notice of your proposal at our executive offices no later than [●]. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Secretary. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2017 Annual Meeting”.

Who can help answer my questions?

If you have questions about voting procedures, please call our proxy solicitor, Alliance Advisors, LLC, at (877) 777-8401, or Hines REIT Investor Relations, at (888) 220-6121.

Where can I find more information?

Additional information about us can be obtained from the various sources described under “Available Information” in this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These forward-looking statements include, among others, statements about the expected benefits of the Plan of Liquidation, the estimated range of distributions, the expected timing and completion of the Plan of Liquidation and the future business, performance and opportunities of the Company. These risks and uncertainties include, without limitation, the ability of the Company to obtain required stockholder approvals required to consummate the Plan of Liquidation, including the West Coast Asset Sale; the ability of the Company to find purchasers for its remaining properties on reasonable terms; the satisfaction or waiver of other conditions to closing for the West Coast Asset Sale; unanticipated difficulties or expenditures relating to the Plan of Liquidation, including the West Coast Asset Sale; the response of tenants, business partners and competitors to the announcement of the Plan of Liquidation, including the West Coast Asset Sale; legal proceedings that may be instituted against the Company and others related to the Plan of Liquidation, including the West Coast Asset Sale; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the Company’s existing markets; risks associated with the availability and terms of financing and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended (which we refer to in this proxy statement as the “Tax Code”), and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel of Hines or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this proxy statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

Our stockholders are cautioned not to place undue reliance on any forward-looking statement in this proxy statement. All forward-looking statements are made as of the date of this proxy statement, and the risk that actual results will differ materially from the expectations expressed in this proxy statement may increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements in this proxy statement, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this proxy statement will be achieved. Please see “Risk Factors” for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in certain forward-looking statements.

RISK FACTORS

In deciding how to vote with respect to the approval of the Plan of Liquidation Proposal, you should carefully consider the following risk factors and all the other information contained in this proxy statement. Each of the risks described could result in a decrease in the proceeds ultimately distributed to you in connection with the Plan of Liquidation or otherwise with respect to your shares, or could adversely affect the timing of distributions.

Risks Related to the Liquidation of the Company and West Coast Asset Sale

There can be no assurances concerning the prices at which our properties will be sold or the timing of such sales.

We cannot give any assurances as to the prices at which any of our properties ultimately will be sold, or the timing of such sales, including the West Coast Assets and other assets under contract as of [●], 2016 if these transactions do not close. Real estate market values are constantly changing and fluctuate with changes in interest rates, availability of financing, changes in general economic conditions and real estate tax rates, competition in the real estate market, the availability of suitable buyers, the perceived quality, consistency and dependability of income flows from tenancies and a number of other local, regional and national factors. In addition, environmental contamination, potential major repairs which are not presently contemplated, increased operating costs or other unknown liabilities, including in connection with non-compliance with applicable laws, if any, at the Company’s properties may adversely impact the sales price of those assets. As a result, the actual prices at which we are able to sell our properties may be less than the amounts we have assumed for purposes of stating estimated liquidating distributions, which would result in the amount of such distributions being less than the amount stated in this proxy statement and the timing of the sales of our properties may not occur within the expected time frame. The amount available for distributions may also be reduced if the expenses we incur in selling our properties are greater than anticipated. In calculating our estimated range of liquidating distributions, we assumed that we will be able to find buyers for all of our assets at amounts based on our estimated range of market values for each property. However, for a variety of reasons, some of which are outside of our control, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the property’s market value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our liquidating payments to our stockholders would be delayed or reduced. Furthermore, the projected liquidating distribution is based upon (i) the assumed consummation of the West Coast Asset Sale and certain other properties under contract as of June 29, 2016, and the receipt of sales proceeds from such transactions in accordance with their terms, (ii) our Board’s estimate of the range of sale proceeds of the Company’s property not under contract as of June 29, 2016, (iii) our Board’s estimates of the amounts to be received by the Company from the Company’s interest in the Core Fund, (iv) the amount of indebtedness owed on each property, including any estimated penalties for early payment thereof and other indebtedness of the Company as of June 29, 2016, (v) estimated cash flows generated by the continued operations of the Company, and (vi) estimated expenses to be incurred in connection with the sale of each property and the winding down and dissolution of the Company.

If any of the parties to our pending or future sale agreements breach such agreements or default thereunder, or if these sales do not otherwise close, our liquidating distributions may be delayed or reduced.

In addition to the West Coast Asset Agreement and agreements for other pending transactions as described in “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Sale” and “Implementation of the Plan of Liquidation; Core Fund and Other Asset Sales”, we will seek to enter into a binding sale agreement for our property that is not currently under contract. The consummation of the potential sales are and will be subject to satisfaction of closing conditions. If any of the transactions contemplated by these pending or future sale agreements do not close because of a buyer breach or default, failure of a closing condition or for any other reason, we will need to locate a new buyer for the assets which we may be unable to do promptly or at prices or on terms that are as favorable as the original sale agreement. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for the assets. These additional costs may exceed amounts included in our projections. In the event that we incur these additional costs, our liquidating payments to our stockholders could be delayed or reduced.

We cannot determine at this time the amount or timing of any distributions to our stockholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.

Although we have provided an estimated range of distributions, we cannot determine at this time when, or potentially whether, we will be able to make any distributions to our stockholders or the amount of any such distributions. These determinations depend on a variety of factors, including, but not limited to, whether and when the West Coast Asset Sale and the other pending transactions as described in “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Sale” and “Implementation of the Plan of Liquidation; Core Fund and Other Asset Sales” close, the price and timing of other transactions entered into in the future, the cost of operating the Company through the date of our final dissolution, general business and economic conditions, and other matters. In addition, before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. The Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium which has not yet been determined. The Board may also decide to provide for any unknown and outstanding liabilities and expenses, which may include the establishment of a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available. The amount of transaction costs in the liquidation is not yet final, including prepayment penalties with respect to indebtedness on the properties, so we have used estimates of these costs in calculating the amounts of our projected liquidating distributions. To the extent that we have underestimated these costs in calculating our projections, our actual liquidating distributions may be lower than our estimated range. In addition, if the claims of our creditors are greater than what we have anticipated or if we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if a reserve fund is established or assets are transferred to a liquidating trust to pay contingent liabilities, payment of liquidating distributions to our stockholders may be delayed or reduced.

The sales of our assets pursuant to the Plan of Liquidation will not be subject to further stockholder approval.

While the West Coast Asset Sale and any transactions entered into after June 29, 2016 to the date of stockholder approval of the Plan of Liquidation Proposal are and will be subject to stockholder approval of the Plan of Liquidation Proposal, if our stockholders approve the Plan of Liquidation Proposal, our directors will have the authority to sell any and all of the Company’s assets on such terms and to such parties, including affiliated parties, as the Board determines appropriate, even if such terms are less favorable than those assumed for the purpose of estimating our range of liquidating distributions. Notably, our stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

There can be no assurance that the liquidation will result in greater returns to you on your investment, within a reasonable period of time, than you would receive through other alternatives reasonably available to us.

If our stockholders approve the Plan of Liquidation Proposal and it is consummated, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. It is possible that continuing with the status quo or pursuing one or more other alternatives would result in greater returns on your investment. In that case, we will be foregoing those alternative opportunities if we implement the Plan of Liquidation. If the Plan of Liquidation Proposal is not approved by our stockholders, the Board may reconsider other strategic alternatives, including, but not limited to:

•	a merger of the Company or similar business combination transaction involving the Company;

•	the sale of the Company’s real estate assets pursuant to a revised plan of liquidation;

•	the listing of the Company’s common stock on a national securities exchange;

•	the sale of a significant amount of equity in the Company to one or more third parties; or

•	remaining as an independent entity and going concern.

The Board may amend or terminate the Plan of Liquidation even if you approve it, if it determines that doing so is in the best interest of the Company and our stockholders.

Even if our stockholders approve the Plan of Liquidation Proposal, subject to certain restrictions pursuant to the West Coast Asset Agreement, prior to the filing of the Articles of Dissolution, the Board may amend or terminate the Plan of Liquidation without further stockholder approval if it determines that doing so would be in the best interest of the Company and our stockholders. Thus, we may decide to conduct the liquidation differently than described in this proxy statement or not at all.

Failure to complete the West Coast Asset Sale on a timely basis may reduce the assets available for distribution to the Company’s stockholders.

If the West Coast Asset Sale is not completed on a timely basis for any reason, the Company would be subject to a number of material risks, including that:

•	the Company may be unable to sell the West Coast Assets for an amount equal to or exceeding the price contemplated by the West Coast Asset Agreement;

•	the Company may be unable to enter into an alternative transaction or transactions for the West Coast Assets;

•	the Company would still be required to pay expenses incurred in connection with the West Coast Asset Sale, including financial advisory, legal and accounting fees; and

•	the Company will be required to pay Purchaser a termination fee of $5 million in the event our stockholders do not approve the Plan of Liquidation Proposal or a termination fee of $25 million (less the $5 million amount, if paid) if the West Coast Asset Agreement is terminated in certain other circumstances. See “Proposal One: Plan of Liquidation Proposal—West Coast Asset Agreement—Termination Fees” beginning on page 69.

Even if the Company’s stockholders approve the Plan of Liquidation Proposal, the West Coast Asset Sale may not be completed.

The completion of the West Coast Asset Sale is subject to numerous closing conditions, some of which are out of the Company’s control, including the following:

•	the Plan of Liquidation Proposal is duly approved by the Company’s stockholders;

•	the Company, the Sellers and Purchaser have performed or complied in all material respects with their covenants and obligations under the West Coast Asset Agreement to be performed or complied with prior to or at the closing date of the West Coast Asset Sale;

•	a title company shall be committed to issuing certain specified title insurance policies with respect to the West Coast Assets, insuring them, in the aggregate for the amount of the purchase price;

•	the Company shall have provided certain estoppel certificates with respect to the West Coast Assets;

•	with respect to the option properties, Purchaser shall have received evidence that the applicable purchase option has been waived;

•	no governmental agency of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order prohibiting or making illegal the West Coast Asset Sale and no court has issued an order or injunction prohibiting the closing of the West Coast Asset Sale; and

•	the Company’s, the Sellers’ and Purchaser’s respective representations and warranties must be true and correct in the manner described under the section entitled “Proposal One: Plan of Liquidation Proposal—The West Coast Asset Agreement—Conditions to Closing of the West Coast Asset Sale”.

For more information, see “Proposal One: Plan of Liquidation Proposal—West Coast Asset Agreement—Conditions to Closing of the West Coast Asset Sale” beginning on page 66;

The Company cannot be certain when it will be able to meet the closing conditions or whether it will be able to meet them at all. As a result, even if the Plan of Liquidation Proposal is approved by the required vote of the Company stockholders at the annual meeting, the Company cannot guarantee that the West Coast Asset Sale will be completed. In such event, the Company will need to locate a new buyer or buyers for the West Coast Assets. There is no guarantee that the Company will be able to sell the West Coast Assets for an amount equal to or exceeding the price contemplated by the West Coast Asset Agreement. We will also incur additional costs involved in locating a new buyer or buyers and negotiating definitive agreements. These additional costs may exceed amounts included in our projections. In the event that we incur these additional costs, our liquidating distributions to our stockholders could be delayed or reduced.

The West Coast Asset Agreement restricts the Company’s conduct of business prior to the completion of the West Coast Asset Sale and the Company’s ability to pursue alternatives to the West Coast Asset Sale.

Under the West Coast Asset Agreement, the Sellers are subject to certain restrictions on the conduct of their respective businesses prior to completing the West Coast Asset Sale, which restrictions may adversely affect their ability to exercise certain of their respective business strategies. See “Proposal One: Plan of Liquidation Proposal—West Coast Asset Agreement—Operations Pending Closing of the West Coast Asset Sale” beginning on page 58.

In addition, the West Coast Asset Agreement contains provisions that restrict the Company’s ability to sell the West Coast Assets or the Company itself to a party other than Purchaser. These provisions include the general prohibition on the Company soliciting certain third-party acquisition proposals and the requirement that the Company pay a termination fee of $25 million if the West Coast Asset Agreement is terminated in specified circumstances. See “Proposal One: Plan of Liquidation Proposal—West Coast Asset Agreement—Termination Fees” and “—No Solicitation of Transactions”. These provisions could discourage a third party that might have an interest in acquiring the West Coast Assets or the Company from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Purchaser. The payment of the termination fee may also have an adverse effect on the Company’s financial condition and may reduce the assets available for distributions to the Company’s stockholders.

The sole and exclusive remedy for the Company if Purchaser fails to consummate the West Coast Asset Sale is payment of the reverse termination fee of $75 million.

In the event that Purchaser is unable to obtain financing for the funds necessary to complete the West Coast Asset Sale or otherwise fails to consummate the transaction, the Company’s sole and exclusive remedy is the payment by Purchaser of a termination fee equal $75 million. The Company has no right to bring an action for specific performance in order to compel Purchaser to comply with its covenants or consummate the West Coast Asset Sale. In the event that the West Coast Asset Sale is not consummated, there is no guarantee that the Company will be able to sell the West Coast Assets for an amount equal to or exceeding the price contemplated by the West Coast Asset Agreement. The foregoing factors may reduce the assets available for liquidating distributions to the Company’s stockholders.

Certain of our directors, executive officers and affiliates have interests in the Plan of Liquidation.

In considering our Board’s recommendations that you vote “FOR” the approval of the Plan of Liquidation Proposal, you should be aware that certain of our directors, executive officers and affiliated entities have interests in the liquidation of the Company. The Board was aware of these interests and considered them in its decision to approve the Plan of Liquidation, including the West Coast Asset Sale. See “Proposal One: Plan of Liquidation Proposal—Interests of Certain Persons in the Liquidation” beginning on page 94.

Lawsuits in connection with the Plan of Liquidation may be costly and may prevent the Plan of Liquidation, including the West Coast Asset Sale, from being consummated or from being consummated within the expected timeframe.

Stockholders of the Company may file lawsuits challenging the Plan of Liquidation, including the West Coast Asset Sale, which may name the Company or our Board as defendants. We cannot assure you as to the outcome of any such lawsuits, including the amount of costs associated with defending any such claims or any other liabilities that may be incurred in connection with such claims. If any plaintiffs are successful in obtaining an injunction prohibiting us from consummating the Plan of Liquidation or from completing the West Coast Asset Sale, such an injunction may delay the Plan of Liquidation or the West Coast Asset Sale or prevent them from being completed. Whether or not any plaintiff’s claim is successful, this type of litigation often results in significant costs and diverts management’s attention and resources, which could adversely affect the operation of our business and reduce the assets available for liquidating distributions to the Company’s stockholders.

We own indirect interests in real estate which don’t allow us to control the disposition of those properties.

The Company owns a 28.8% interest in the Core Fund as a non-managing general partner. As of June 30, 2016, the Core Fund owns four properties. The Company previously approved, in its capacity as a non-managing general partner, the disposition by the Core Fund of its properties, but does not control the terms or timing of such sales. Consequently, the Company is not seeking stockholder approval of such sales. The Company expects to receive distributions from the Core Fund in respect of the sales of the Core Fund’s properties. However, if the Company determines to sell its interest in the Core Fund, such sale would be subject to stockholder approval of the Plan of Liquidation Proposal. If our stockholders approve the Plan of Liquidation Proposal, we expect that any amounts received from the Core Fund (whether as distributions from the Core Fund or from a sale of the Company’s interest in the Core Fund) will be included in the liquidating distributions to be made to the stockholders of the Company. Any delay in consummation of such sales or the receipt of distributions from the Core Fund or sale of the Company’s interest in the Core Fund could delay the timing of distributions of the Core Funds proceeds to the Company’s stockholders.

We may fail to continue to qualify as a REIT, which would reduce the amount of any potential distributions.

The estimated range of the liquidating distributions per share set forth in this proxy statement assumes that the Company will continue to qualify as a REIT under the Tax Code during the entire liquidation process and, therefore, no provision has been made for federal income taxes. So long as we qualify as a REIT and distribute all of our taxable income, we generally will not be subject to federal income tax. While the Board does not presently intend to terminate our REIT status prior to the final distribution of our assets and our dissolution, pursuant to the Plan of Liquidation, the Board may take actions that would result in such a loss of REIT status. To qualify as a REIT, we must satisfy various ongoing requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our stockholders. There can be no assurance that the Company will be able to maintain its REIT qualification. We may encounter difficulties satisfying these requirements as part of the liquidation process. If we lose our REIT status, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes, including any applicable alternative minimum tax, at the corporate rate with respect to our entire income from operations and from liquidating sales of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years, and we would not be entitled to a tax deduction for distributions that we make. We would also be subject to increased state and local taxes. As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our stockholders.

The sale of properties may cause us to incur penalty taxes, fail to maintain our REIT status, or own and sell properties through taxable REIT subsidiaries (which we refer to in this proxy statement as “TRSs”), each of which would reduce the amount available for distribution to our stockholders.

The sale of one or more of our properties may be considered a prohibited transaction under the Tax Code. Any “inventory-like” sales or dealer sales could be considered such a prohibited transaction. If we are deemed to have engaged in a “prohibited transaction” (i.e., sale of a property held by us primarily for sale in the ordinary course of our trade or business), all net gain that we derive from such sale would be subject to a 100% penalty tax. The Tax Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) not more than seven sales during the year (treating the sale of multiple properties to the same buyer in a single transaction, such as the West Coast Asset Sale, as a single sale for this purpose); (b) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis. The sale of our properties in anticipation of or in connection with the Plan of Liquidation likely will not satisfy the above prohibited transaction safe harbor; however based upon the facts and circumstances of such sale transactions, we believe that such sales should nevertheless not be treated as prohibited transactions.

If we desire to sell a property pursuant to a transaction that does not satisfy the safe harbor, we may be able to avoid the prohibited transaction tax if we hold and sell the property through a TRS. In that case, any gain would be taxable to the TRS at regular corporate income tax rates. We may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based our own internal analysis, or on the advice our tax advisors that the disposition will not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through a TRS, the IRS could assert that the disposition constitutes a prohibited transaction. If such an assertion were successful, all of the net gain from the sale of the property will be payable as a penalty tax which will have a negative impact on cash flow and the ability to make cash distributions.

As a REIT, the value of our ownership interests held in TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter (20% commencing in 2018). If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may assert that the value of our interests in our TRSs exceeds 25% (or 20%) of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, generally no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of the Company’s TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of the Company’s gross income with respect to such year.

Consequently, the amount available for distribution to our stockholders could be significantly reduced.

Distributing interests in a liquidating trust may cause you to recognize gain prior to the receipt of cash.

The REIT provisions of the Tax Code generally require that each year we distribute as dividends to our stockholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gains). Our liquidating distributions generally will not qualify as deductible dividends for this purpose unless, among other things, we make such distributions within 24 months after the adoption of the Plan of Liquidation. We believe that the adoption of the Plan of Liquidation will be properly treated as occurring upon its approval by our stockholders on the Effective Date. Although we anticipate that we will meet this timetable, conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our assets at acceptable prices during such period.

In addition, the IRS could assert that the adoption of the Plan of Liquidation effectively commenced prior to the Effective Date with the sale, or agreement by us to sell, certain properties. If such an assertion were successful, we could be required to complete the Plan of Liquidation sooner than 24 months following the Effective Date, or otherwise distributions that we make pursuant to the Plan of Liquidation might not be deductible by us which might result in a loss by us of our tax qualification as a REIT or in our otherwise incurring income taxes.

In such event, rather than retain our assets and risk losing our status as a REIT, we may elect to contribute our remaining assets and liabilities to a liquidating trust and distribute interests in the liquidating trust to our stockholders in order to meet the 24-month requirement. We may also elect to transfer our remaining assets and liabilities to a liquidating trust within such 24-month period to avoid the costs of operating as a public company. Such a transfer would be treated as a distribution of our remaining assets to our stockholders, together with a contribution of the assets to the liquidating trust. As a result, a stockholder would recognize gain to the extent that his share of the cash and the net fair market value of any assets received by the liquidating trust was greater than the stockholder’s basis in his stock, notwithstanding that the stockholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy any resulting tax liability and the Company may have withholding tax obligations with respect to foreign stockholders. See “Material U.S. Federal Income Tax Consequences—Use of a Liquidating Trust”. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time at which interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a later sale of the assets. In this case, the stockholder could recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, the deductibility of which may be limited under the Tax Code. The distribution to stockholders of interests in a liquidating trust may also cause ongoing adverse tax consequences (particularly to tax-exempt and foreign stockholders, which may be required to file U.S. tax returns with respect to their share of income generated by the liquidating trust).

Stockholders may be liable to our creditors for the amount received from us if our reserve fund or the assets transferred to a liquidating trust are inadequate.

If our stockholders approve the Plan of Liquidation Proposal, we intend to dispose of our assets, discharge our liabilities and distribute to our stockholders any remaining assets pursuant to the Plan of Liquidation as soon as practicable. In the event that it should not be feasible, in the opinion of the Board, for the Company to pay, or adequately provide for, all of our debts and liabilities, or if the Board shall determine it is advisable, the Board may establish a liquidating trust to which the Company could distribute in kind its unsold assets.

Any reserve fund or assets transferred to a liquidating trust established by us may not be adequate to cover any contingent expenses and liabilities. Under Maryland law, if we make distributions and fail to maintain an adequate reserve fund or fail to transfer adequate assets in a liquidating trust for payment of our contingent expenses and liabilities, each stockholder could be held liable for payment to our creditors of such amounts owed to creditors which we fail to pay. The liability of any stockholder would be limited to the amount of such liquidating distributions previously received by such stockholder from us or the liquidating trust. Accordingly, in such event, a stockholder could be required to return all such distributions received from the Company or the liquidating trust. If a stockholder has paid taxes on liquidating distributions previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable.

On March 31, 2016, the Company had outstanding liabilities of approximately $942.1 million, of which approximately $836.6 million consisted of loans secured by properties we own and $13.5 million in related interest rate swap contracts. Our obligations under these loans and swaps are expected to be paid off in full in connection with the sales of these properties. The remaining liabilities consist principally of other liabilities (approximately $16.3 million), accounts payable for expenses incurred both in the ordinary course of operating our business and in connection with preparation for the liquidation (approximately $56.1 million), amount due to affiliates (approximately $4.6 million) and accrued distributions payable on the common shares (approximately $15.0 million). We may decide to establish a reserve fund or transfer assets to a liquidating trust to provide for any unknown or outstanding liabilities and expenses. If the stockholders approve the Plan of Liquidation Proposal, we will continuously monitor expenses and any other foreseeable liabilities the Company may incur in implementing the Plan of Liquidation to seek to ensure that an adequate reserve fund is maintained or adequate assets are transferred to a liquidating trust to discharge these liabilities in full.

Risks Related to the Business and Real Estate that May Reduce Proceeds Available for Distribution

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

Because we have a concentration of real estate investments in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. For example, based on our pro-rata share of the estimated aggregate value of the real estate investments in which we owned interests as of June 30, 2016 (including investments held through the Core Fund), approximately 26% of our portfolio consists of properties located in Los Angeles, 21% of our portfolio consists of properties located in Seattle, 11% of our portfolio consists of properties located in Chicago, and 11% of our portfolio consists of properties located in Dallas. Consequently, the amount available for distribution to our stockholders could be significantly reduced.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

Numerous real estate companies that operate in the markets in which we operate, including other companies sponsored by Hines, compete with us in obtaining creditworthy tenants to occupy properties. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may lower our occupancy rates and the rent we may charge tenants. In connection with implementing the Plan of Liquidation, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. Consequently, the amount available for distribution to our stockholders could be significantly reduced.

If we are unable to maintain the occupancy rates of currently leased space and lease currently available space, if tenants default under their leases or other obligations to us during the liquidation process or if our cash flow during the liquidation is otherwise less than we expect, our liquidating distributions may be delayed or reduced.

In calculating the estimated liquidating distributions, the Board assumed that we would maintain the occupancy rates of currently-leased space, that we would be able to rent certain currently available space and that we would not experience any significant tenant defaults during the liquidation process that were not subsequently cured. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect the liquidation.

Some of our properties are leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

To the extent that we receive less rental income than we expect during the liquidation process, or have difficulty selling certain of our properties due to such reduced rental income, our liquidating distributions will be reduced.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on ability to pay liquidating distributions. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owed for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owed under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owed under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full. Consequently, the amount available for distribution to our stockholders could be significantly reduced.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters. We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property. Consequently, the amount available for distribution to our stockholders could be significantly reduced.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

If any of our properties has or develops mold, we may be required to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. We may become liable to our tenants, their employees and others if property damage or health concerns arise. Consequently, the amount available for distribution to our stockholders could be significantly reduced.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

While we have invested primarily in institutional-quality office properties, we also have made investments in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, which may include mold, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property as collateral for future borrowings and in which case the amount available for distribution to our stockholders could be significantly reduced.

Our costs associated with complying with the Americans with Disabilities Act (which we refer to in this proxy statement as the “ADA”) may affect cash available for distributions.

Our properties are generally expected to be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We have attempted to acquire properties that comply with the ADA or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA. However, we may not be able to allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distributions and reduce the amount of distributions to our stockholders.

Numerous factors may affect our ability to sell our properties and may reduce the proceeds on properties we sell.

The following factors may affect income from our properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

•	conditions in the financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	the potential effects, if any, of climate change;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of our properties by eminent domain.

Consequently, the amount available for distribution to our stockholders could be significantly reduced.

If the Company, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may impair our ability to conduct our business as planned.

We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under the Investment Company Act, and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. It is possible that many of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities.

If we held investment securities and the value of these securities exceeded 40% of the value of our total assets, we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company. The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our investment in the Core Fund is subject to the risks described in this risk factor, as the Core Fund will need to operate in a manner to avoid qualifying as an investment company as well. If the Core Fund is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such, as described above, could adversely impact the Core Fund’s operations. This could adversely affect our status as an investment company.

PROPERTIES

The following table provides summary information regarding the properties in which we owned interests as of June 30, 2016. All assets which are 100% owned by us are referred to as “directly-owned properties”. All other properties are owned indirectly through investments in the Core Fund.

Property	City	Date Acquired	Leasable Square Feet	Percent Leased (1)		Effective Ownership (2)
Directly-owned Properties
Office Properties
321 North Clark	Chicago, Illinois	04/2006	889,744	94%		100%
JPMorgan Chase Tower	Dallas, Texas	11/2007	1,255,473	76%		100%
2100 Powell	Emeryville, California	12/2006	345,982	91%		100%
3 Huntington Quadrangle	Melville, New York	07/2007	407,912	95%		100%
3400 Data Drive	Rancho Cordova, California	11/2006	149,703	100%		100%
Daytona Buildings	Redmond, Washington	12/2006	251,313	100%		100%
Laguna Buildings	Redmond, Washington	01/2007	460,661	100%		100%
1900 and 2000 Alameda	San Mateo, California	06/2005	267,006	97%		100%
5th and Bell	Seattle, Washington	06/2007	197,135	100%		100%
Howard Hughes Center	Los Angeles, California	01/2014	1,334,586	82%		100%
Civica Office Commons	Bellevue, Washington	02/2015	309,039	91%		100%
2851 Junction Avenue	San Jose, California	05/2015	155,613	100%		100%

Total for Office Properties			6,024,167	89%

Grocery-Anchored Portfolio
Cherokee Plaza	Atlanta, Georgia	11/2008	102,864	100%		100%
Thompson Bridge Commons	Gainesville, Georgia	03/2009	92,587	97%		100%
Champions Village	Houston, Texas	11/2008	392,870	82%		100%
Sandy Plains Exchange	Marietta, Georgia	02/2009	72,784	93%		100%
University Palms Shopping Center	Oviedo, Florida	11/2008	99,172	98%		100%
Shoppes at Parkland	Parkland, Florida	03/2009	145,720	95%		100%
Oak Park Village	San Antonio, Texas	11/2008	64,287	100%		100%
Heritage Station	Wake Forest, North Carolina	01/2009	68,641	97%		100%

Total for Grocery-Anchored Portfolio			1,038,925	91%

Total for Directly-owned Properties			7,063,092	89%

Indirectly-owned Properties
Core Fund Properties
One Atlantic Center	Atlanta, Georgia	07/2006	1,100,312	82%		24%
Renaissance Square	Phoenix, Arizona	12/2007	965,508	76%		24%
Wells Fargo Center	Sacramento, California	05/2007	507,903	89%		20%
Warner Center	Woodland Hills, California	10/2006	808,274	93%		20%

Total for Core Fund Properties			3,381,997	84%

Total for All Properties			10,445,089	87	%(3)

(1)	Information as of March 31, 2016.
(2)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On June 30, 2016, the Company owned a 91.4% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 8.6% interest in the Operating Partnership. In addition, the Company owned an approximate 28.8% non-managing general partner interest in the Core Fund as of June 30, 2016. The Core Fund does not own 100% of these properties; its ownership interest in its properties ranges from 67.8% to 84.9%.
(3)	This amount represents the percentage leased assuming we own a 100% interest in each of these properties. The percentage leased based on our effective ownership interest in each property is 89%.

THE ANNUAL MEETING

Time, Date and Place

The annual meeting will be held in the 2nd floor Conference Center of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at [●] a.m., local time, on [●], 2016.

Proposals

At the annual meeting, holders of shares of our common stock on the record date will consider and vote upon (i) the Plan of Liquidation Proposal; (ii) the Adjournment Proposal; (iii) the Election of Directors Proposal; (iv) the Appointment of Independent Auditors Proposal; and (v) such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Recommendations of the Board

Our Board has unanimously approved each of the proposals and recommends that you vote “FOR” the Plan of Liquidation Proposal, “FOR” the Adjournment Proposal, “FOR” the Election of Directors Proposal and “FOR” the Appointment of Independent Auditors Proposal.

Required Vote

Plan of Liquidation Proposal. This proposal requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote thereon. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes against the Plan of Liquidation Proposal.

Adjournment Proposal. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Election of Directors Proposal. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares present but not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes against the election of nominees to the Board.

Appointment of Independent Auditors Proposal. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

Approval by our stockholders of each of the proposals requires that a quorum be present at the meeting.

Quorum and Voting

The presence at the meeting, in person or represented by proxy, of the holders entitled to cast at least fifty percent (50%) of all of the votes entitled to be cast at the meeting constitutes a quorum. A quorum is necessary to transact business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to a later date.

Voting Rights

Our Board has fixed the close of business on [●], 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. On the record date, [●] shares of common stock were issued and outstanding. Each holder of record of common stock is entitled to one vote for each share common stock held on each of the proposals.

Proxies

Voting by Internet—Stockholders may authorize a proxy to vote their shares electronically using the Internet at www.cesvote.com until 11:59 p.m. Eastern Daylight Time on [●] [●], 2016. The Internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy to vote their shares of common stock and confirm that their instructions have been properly recorded. Stockholders should have their proxy card available when authorizing a proxy by the Internet.

Voting by Telephone—Stockholders may authorize a proxy to vote their shares by telephone by dialing toll-free 1-888-693-8683 until 11:59 p.m. Eastern Daylight Time on [●] [●], 2016. The touch-tone telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy to vote their shares of common stock and confirm that their instructions have been properly recorded. Stockholders should have their proxy card available when authorizing a proxy by telephone.

Voting by Mail—Stockholders may authorize a proxy to vote their shares by completing the attached proxy card and mailing it to us in the enclosed self-addressed postage-paid return envelope.

Unless contrary instructions are indicated, the votes entitled to be cast by shares of common stock represented by valid proxies will be cast “FOR” the Plan of Liquidation Proposal, “FOR” the Adjournment Proposal, “FOR” the Election of Directors Proposal and “FOR” the Appointment of Independent Auditors Proposal. If a stockholder gives specific voting instructions, the votes entitled to be cast by the stockholder will be cast in accordance with such instructions. In the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their discretion on any other matters properly brought before the annual meeting and discretionary authority to do so is included in the proxy.

The persons named as proxies are Sherri W. Schugart, our President and Chief Executive Officer and Ryan T. Sims, our Chief Financial Officer and Secretary.

Your vote is important. Please return your marked proxy card promptly so your shares of common stock can be represented, even if you plan to attend the annual meeting in person.

Shares Held in “Street Name”; Broker Non-Votes

If you hold your shares of common stock through a broker or nominee and wish to vote, you must follow the voting instructions provided to you by your broker or other nominee. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Liquidation Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote “AGAINST”

the Plan of Liquidation Proposal and Election of Directors Proposal but will have no effect on the Adjournment Proposal. Because brokers have discretionary authority to vote for the Appointment of Independent Auditors Proposal, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Revocation of Proxies

Any proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the proxy, by delivering a written notice of revocation to our Secretary, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person. If a stockholder’s shares are held in street name, the stockholder must contact its broker, bank or other nominee to change its vote.

Solicitation of Proxies; Expenses of Solicitation

This proxy statement is being provided to the Company’s stockholders in connection with the solicitation of proxies by the Board to be voted at the annual meeting and at any adjournments or postponements of the annual meeting. The Company will bear the costs of printing, filing and mailing this proxy statement and will pay the entire cost of soliciting proxies and holding the annual meeting. Additionally, the Company has engaged Alliance Advisors, LLC to assist in the distribution and solicitation of proxies for the Company’s annual meeting and will pay Alliance Advisors, LLC a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses, for these services.

The Company is making this solicitation by mail, but the Company’s directors and officers also may solicit by mail, telephone, facsimile, electronic transmission, personal interview or otherwise. Such directors and officers will not receive additional compensation for soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners.

Assistance

If you have any questions about the annual meeting or any of the proposals, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our proxy solicitor, Alliance Advisors, LLC at 877-777-8401, or Hines REIT Investor Relations at (888) 220-6121.

PROPOSAL ONE: PLAN OF LIQUIDATION PROPOSAL

Background of the Liquidation and the West Coast Asset Sale

The Company was formed by Hines on August 5, 2003, primarily for the purpose of engaging in the business of owning interests in real estate, and has invested primarily in institutional-quality office properties located throughout the United States. Since June 2004, the Company has raised approximately $2.7 billion through public offerings of shares of its common stock.

In 2009, in connection with its third public offering, the Company disclosed that it expected that the Board may begin to consider possible liquidity events for all or a portion of the Company’s portfolio between late 2015 and the end of 2019. As part of its consideration of possible liquidity events, the Board and the Company’s management (including the officers and other key personnel of the Advisor, which we refer to in this proxy statement collectively as the “Company’s management”), with the assistance of various legal and financial advisors, periodically reviewed and evaluated various potential strategic alternatives with the goal of enhancing stockholder value, including by providing liquidity to the stockholders of the Company within a reasonable period of time.

On September 16, 2015, representatives of Wells Fargo Securities, LLC and the Eastdil Secured group of Wells Fargo Securities, LLC (which we refer to in this proxy statement collectively as “Wells Fargo Securities”) were invited, based on Wells Fargo Securities’ familiarity with the Company and its business, to discuss with the Board and the Company’s management, immediately prior to a regularly scheduled meeting of the Board, recent trends in the real estate market and the financial markets generally, matters relating to the Company’s real estate portfolio and financial performance and potential benefits and considerations of potential strategic alternatives available to the Company. Potential strategic alternatives discussed included (i) a merger of the Company or similar business combination transaction involving the Company, (ii) a sale of all of the Company’s real estate assets in connection with a liquidation of the Company, including the West Coast Assets (comprised of the Howard Hughes Center in Los Angeles, CA (which we refer to in this proxy statement as “Howard Hughes”), Daytona Buildings in Redmond, WA, Laguna Buildings in Redmond, WA, 5th and Bell in Seattle, WA, 2100 Powell in Emeryville, CA, 2851 Junction Avenue in San Jose, CA and 1900 and 2000 Alameda in San Mateo, CA) and a property which is referred to herein as “Asset 1” (which we refer to in this proxy statement collectively as the “California and Washington Portfolio”), (iii) a listing of the Company’s common stock on a national securities exchange, (iv) a sale of a significant amount of equity in the Company to one or more third parties, and (v) remaining as an independent entity and going concern.

Following such discussions, at the Board meeting held the same day, at which the Company’s management, Greenberg Traurig, LLP (which we refer to in this proxy statement as “Greenberg Traurig”), outside counsel to the Company, and Locke Lord LLP (which we refer to in this proxy statement as “Locke Lord”), which has served as outside counsel to the Board’s independent directors since the formation of the Company, were present, the Board and the Company’s management, together with the Company’s legal advisors, reviewed the potential strategic alternatives that had been discussed with Wells Fargo Securities in advance of the Board meeting, the Company’s business and financial performance, current market conditions for acquiring and disposing of assets and the performance of publicly-traded REITs. Following these discussions, the Board instructed the Company’s management to discuss with Wells Fargo Securities the possibility of serving as a financial advisor to the Company to assist, among other things, in evaluating potential strategic alternatives for the Company.

On November 9, 2015, at a regularly scheduled meeting of the Board, at which the Company’s management, Greenberg Traurig and Locke Lord were present, the Board discussed the possible engagement of Wells Fargo Securities as well as potential marketing strategies to sell certain of the Company’s real estate assets.

On December 9, 2015, at a regularly scheduled meeting of the Board, at which the Company’s management, Greenberg Traurig and Locke Lord were present, the Company’s management presented to the Board the

Company’s 2016 annual business plan. The Board, the Company’s management and the Company’s legal advisors, also discussed the potential strategic alternatives reviewed with the Board on September 16, 2015. Following these discussions, the Board authorized the Company’s management to engage Wells Fargo Securities to act as lead financial advisor to the Company. Wells Fargo Securities was thereafter formally engaged as the Company’s lead financial advisor in early February 2016.

On February 10, 2016, the Board held a special telephonic meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, Locke Lord and Venable LLP (which we refer to in this proxy statement as “Venable”), special Maryland counsel to the Company, were present. At the meeting, a representative of Venable reviewed with the Board the directors’ duties in connection with the Board’s review of potential strategic alternatives for the Company, including with respect to a merger, sale or liquidation of the Company. In addition, Wells Fargo Securities discussed with the Board possible benefits and risks of potential strategic alternatives available to the Company, including the potential strategic alternatives previously discussed on September 16, 2015. After discussion among the Board and the Company’s management and legal and financial advisors, the Board determined to explore a possible sale of the Company’s real estate assets in connection with a possible liquidation of the Company, including the California and Washington Portfolio, to a single buyer or multiple buyers, while simultaneously seeking proposals for the sale or merger of the entire Company (which we refer to in this proxy statement as the “Sales Process”). After careful deliberation and discussion, including the timeline for a potential transaction, the legal requirements of the various strategic alternatives and the strategy for contacting potential buyers, the Board authorized the Company’s management, with the assistance of Wells Fargo Securities, to pursue the Sales Process.

Following this meeting and throughout February 2016, the Company’s management worked with Wells Fargo Securities to identify parties that potentially would be interested in purchasing the California and Washington Portfolio, either individually or in a single transaction, or the entire Company and created an electronic data site containing information about the Company, including the California and Washington Portfolio. In addition, during this time and throughout 2016, the Company, with the assistance of various third-party brokers, marketed its other portfolio properties for sale based on analyses of each property by the Company’s management and in anticipation of the potential liquidation of the Company.

From early March 2016 through April 27, 2016, in accordance with the Board’s directive to pursue the Sales Process, Wells Fargo Securities contacted 118 potential strategic and financial buyers, including Blackstone which was contacted on March 11, 2016, to ascertain their interest in a possible transaction involving the California and Washington Portfolio (or a subset thereof) or, for potential buyers with the perceived financial wherewithal, interest and prior transaction experience, to purchase the entire Company. Fifty-four of the parties contacted, including Blackstone, negotiated and executed confidentiality agreements with the Company in connection with their potential submission of indications of interest to purchase the Company or the California and Washington Portfolio (or a subset thereof).

Beginning on March 17, 2016, access to an electronic data site was made available to potential buyers that had executed confidentiality agreements with the Company. Thereafter, potential buyers conducted a due diligence investigation regarding the Company and its properties.

On March 24, 2016, at a regularly scheduled meeting of the Board, at which the Company’s management, Greenberg Traurig and Locke Lord were present, the Company’s management updated the Board on the status of the Sales Process and the marketing of the Company’s properties other than the California and Washington Portfolio.

On March 28, 2016, the Company entered into a confidentiality agreement with Blackstone, and Blackstone commenced its due diligence investigation of the Company and its properties.

Commencing in mid-April, 2016, bid instruction letters were sent on behalf of the Company to potential buyers to submit a preliminary, non-binding indication of interest by April 27, 2016 to acquire either the

California and Washington Portfolio, or a subset thereof, and/or, for potential buyers with the perceived financial wherewithal, interest and prior transaction experience, to purchase 100% of the equity interests of the Company.

On April 27, 2016, Blackstone submitted a written, non-binding letter of intent to acquire 100% of the equity interests of the Company, conditioned on the sale to other buyers of substantially all of the properties in which the Company owned an interest, other than the California and Washington Portfolio (which we refer to in this proxy statement as the “Excluded Properties”), and assuming that the Company would not declare any additional dividends or distributions on its common stock and operating partnership units. The Blackstone letter of intent provided for a per share price of $6.65 in cash, implying a purchase price of $1.325 billion for the California and Washington Portfolio, subject to upward or downward adjustment depending on the aggregate net cash proceeds, after debt repayment, received from sales of the Excluded Properties (which we refer to in this proxy statement as the “Excluded Properties Adjustment”) and the amount of cash on the Company’s balance sheet relative to the amount of cash as of December 31, 2015. The letter noted Blackstone’s previous ownership of the Howard Hughes property and also stated that the transaction would be backed by Blackstone’s fully discretionary $15.8 billion Blackstone Real Estate Partners VIII L.P. fund and would not be subject to any financing contingency.

On April 29, 2016, Party A, a real estate investment trust that is thinly-traded and has limited public market liquidity submitted a written, non-binding letter of intent for the California and Washington Portfolio for $1.3 billion in cash, which included a right for Party A to terminate any definitive transaction documents within 30 days after execution if Party A was dissatisfied with the results of its post-signing due diligence (which we refer to in this proxy statement as the “Party A Due Diligence Out”). In its letter of intent, Party A also stated that it would consider using its stock as consideration in a transaction pursuant to which Party A would acquire the California and Washington Portfolio, and a representative of Party A separately stated to a representative of Wells Fargo Securities that Party A might be able to increase its proposed purchase price in excess of $1.3 billion if the transaction consideration involved Party A’s stock. The letter stated that the transaction would not be subject to any financing contingency.

Also on April 29, 2016, Party B provided a verbal indication of interest for the California and Washington Portfolio for $925 million in cash.

Additionally, on April 29, 2016, the Company received a written, non-binding letter of intent from Party C for the Company’s property at 2100 Powell in Emeryville, California. The Company also received written, non-binding letters of intent from two different potential buyers (Parties D and E) for the Company’s property at 2851 Junction Avenue in San Jose, California, on April 27, 2016 and April 28, 2016.

On May 3, 2016, Party F provided a verbal indication of interest for the California and Washington Portfolio and certain of the Company’s other assets, which indication of interest implied a purchase price of approximately $1.050 billion in cash for the California and Washington Portfolio.

On May 4, 2016, the Board held a telephonic special meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, and Locke Lord were present, to review the status of the Sales Process and the indications of interest received to date. Wells Fargo Securities updated the Board as to the Company’s process to solicit third-party indications of interest, including the feedback received from participants in the Sales Process, noting that of the 54 potential buyers that executed confidentiality agreements with the Company, one party (Blackstone) submitted a written, non-binding letter of intent for 100% of the equity interests of the Company (which was conditioned on the sale of the Excluded Properties), one party (Party A) submitted a written, non-binding letter of intent for the California and Washington Portfolio, one party (Party B) provided a verbal indication of interest for the California and Washington Portfolio, one party (Party F) provided a verbal indication of interest for the California and Washington Portfolio and certain other assets of the Company, one party (Party C) submitted a written, non-binding letter of intent for the Company’s property at 2100 Powell in Emeryville, California, and two parties (Parties D and E) submitted written, non-binding letters of intent for the

Company’s property at 2851 Junction Avenue in San Jose, California. The Board then discussed Blackstone’s and Party A’s letters of intent. With regard to Blackstone’s letter of intent, the Board discussed the implied purchase price of $1.325 billion for the California and Washington Portfolio. The Board noted that, although Blackstone’s letter of intent provided for a nominal purchase price of $6.65 per share of the Company’s common stock, the Board did not believe that this purchase price would be realized because, among other reasons, the proposal required a reduction to the purchase price if the sale of the Excluded Properties resulted in net cash proceeds to the Company below a specified amount and/or if the amount of cash on the Company’s balance sheet was otherwise lower than the amount as of December 31, 2015. Based on market feedback for the Excluded Properties, the Board concluded that the sale of the Excluded Properties would net the Company an amount in cash lower than Blackstone’s required amount resulting in a lower purchase price to be paid by Blackstone than the proposed purchase price. In addition, the Board noted that the Company’s projected cash balances were lower than the December 31, 2015 amount, which would also result in a lower purchase price to be paid by Blackstone than the proposed purchase price. Additionally, the Board, the Company’s management and the Company’s legal and financial advisors noted their concerns regarding the complexity, conditional nature and other risks with respect to price, timing and execution of a potential transaction with Blackstone that was conditioned on the sale of the Excluded Properties.

With regard to Party A’s letter of intent, it was noted that Party A had significant due diligence to complete as compared to Blackstone, and that it was unclear as to the sources of financing that Party A would utilize to finance an all-cash transaction or the ultimate valuation of, and path to stockholder liquidity in, a potential transaction involving Party A’s common stock as consideration given the thin trading volume of Party A’s common stock. It was further noted that Party B’s and Party F’s indications of interest provided for proposed purchase prices for the California and Washington Portfolio that were significantly below the indications of interest received from Blackstone and Party A. With regard to the proposals received for individual assets from Parties C, D and E, the Board also noted that, based on market feedback received in marketing assets individually from the Sales Process, there was uncertainty with respect to the aggregate purchase price to be obtained from individual asset sales for the California and Washington Portfolio, and increased risks with respect to timing and transaction certainty for individual asset sales relative to a single transaction.

The Board then discussed the financial terms, sources of financing, transaction structure, conditions and other material terms and the potential timing of and due diligence required to complete a transaction with each of Blackstone and Party A, including a comparison to other potential strategic alternatives available to the Company. Following further discussion, the Board instructed Wells Fargo Securities to request additional information concerning the specific details of the indications of interest received, including, among other things, the level of due diligence completed to date, assumptions underlying the proposals and financing sources, and also to continue to seek indications of interest from other potential parties with the goal of providing the Board additional information on May 9, 2016.

On May 4, 2016, Party C submitted a written, non-binding letter of intent for Howard Hughes in addition to its prior proposal for 2100 Powell in Emeryville, California.

On May 9, 2016, the Board held a telephonic special meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, Locke Lord and Venable were present, to provide additional information on the indications of interest received and to discuss next steps in the Sales Process. At the meeting, a representative of Venable reviewed with the Board the directors’ duties in connection with the Sales Process. Wells Fargo Securities then reviewed the status of the Sales Process, including potential benefits and certain risks of each letter of intent discussed at the May 4, 2016 Board meeting, the continued uncertainty with respect to the aggregate purchase price to be obtained from individual asset sales for the California and Washington Portfolio and increased risks with respect to timing and transaction certainty of individual asset sales relative to a single transaction. Following discussion, the Board instructed Wells Fargo Securities to request that Blackstone increase its proposed purchase price, and minimize or eliminate any potential purchase price adjustment related to selling the Excluded Properties, thereby reducing the complexity and conditionality of the proposed transaction. The Board also instructed Wells Fargo Securities to request that Party A increase its all-cash purchase price, provide additional clarity and certainty regarding the proposed financing for a potential transaction, reduce the conditionality of Party A’s proposal in light of the Party A Due Diligence Out and provide additional information regarding the potential inclusion of Party A stock as consideration in a transaction and the purchase price that Party A would be willing to pay if it were to include Party A’s common stock as consideration in the transaction. In addition, the Company’s management reviewed with the Board the ongoing marketing process for the Company’s properties other than the California and Washington Portfolio.

The Board also reviewed and discussed certain information previously provided by Wells Fargo Securities regarding certain of its commercial relationships with the Company, Blackstone and Party A, including Wells Fargo Securities’ current and past relationships with, and fees received from, Blackstone and certain of its affiliates over the past two years. The representatives of Wells Fargo Securities were then excused from the meeting and the Board and the Company’s management and legal advisors engaged in further discussions concerning potential steps and process considerations in light of Wells Fargo Securities’ significant commercial relationship with Blackstone if the Company were to proceed with a transaction with Blackstone. The Board and the Company’s management and legal advisors also discussed the benefits and risks of retaining another financial advisor to negotiate a potential transaction with Blackstone, but the Board concluded that Wells Fargo Securities should retain this role given, among other things, its significant experience in advising on and negotiating transactions of this nature, the significant work then undertaken to date by Wells Fargo Securities and Wells Fargo Securities’ familiarity with and knowledge of the Sales Process, including the status of discussions with Blackstone, Party A and various other potential counterparties, and familiarity with the Company and its assets. Following this discussion, the Board requested that representatives of Greenberg Traurig and Venable work with the Company’s management to identify a potential financial advisor that the Board could consider retaining to provide a second fairness opinion in connection with a Blackstone transaction, should the Board determine to do so.

Following the May 9, 2016 Board meeting, at the direction of the Board, representatives of Wells Fargo Securities contacted Blackstone and Party A and requested enhanced proposals with regard to price, certainty of closing and other transaction terms. Blackstone was encouraged to consider acquiring the California and Washington Portfolio in an asset transaction in order to provide for more certainty on pricing and to reduce the execution risk and conditionality provided for in Blackstone’s initial proposal related to selling the Excluded Properties. Blackstone and Party A both indicated that they would submit revised letters of intent. At the Board’s direction, representatives of Wells Fargo Securities informed Party B and Party F that their indications of interest were not competitive and, with respect to Party F, that it would have to increase its proposed purchase price significantly in order to remain in the Sales Process.

On May 10, 2016, the Company’s management approached representatives of Stanger and two other financial advisory firms in order to discuss their potential engagement to provide a second fairness opinion in connection with a potential transaction resulting from the Sales Process. On June 13, 2016, the Company engaged Stanger based on Stanger’s extensive experience in the non-traded REIT industry and in providing fairness opinions in similar transactions, and after Stanger confirmed it had no conflicts in connection with a potential engagement with the Company.

On May 17, 2016, Party A submitted a revised written non-binding letter of intent to acquire the California and Washington Portfolio for $1.360 billion in cash, which included the Party A Due Diligence Out and Party A’s interest in using its common stock as consideration in a transaction pursuant to which Party A would acquire the California and Washington Portfolio.

On May 19, 2016, Blackstone submitted a revised written non-binding letter of intent to acquire the California and Washington Portfolio in an asset transaction for a purchase price of $1.325 billion in cash, which was the same price implied for the California and Washington Portfolio in Blackstone’s April 27, 2016 letter of intent. The revised letter of intent contemplated a reverse termination fee payable to the Company in the amount of $40 million (or approximately 3% of the proposed purchase price) in the event that Blackstone failed to consummate a transaction in accordance with the terms of the definitive transaction documents, a termination fee (in an amount to be determined) payable to Blackstone in the event the Company’s stockholders failed to approve the potential transaction, and a request for a 21-day exclusive negotiating period.

Also, on May 19, 2016, the Board held a telephonic special meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, and Locke Lord were present, in order to review the revised letters of intent from Blackstone and Party A and discuss next steps in the Sales Process. The Board and the Company’s management and legal and financial advisors then discussed the financial and other terms, transaction certainty, transaction timing and sources of capital of each of the revised letters of intent from Blackstone and Party A. In connection with its continued review of the available strategic alternatives to the Company, the Board requested that the Company’s management provide at the next Board meeting information relating to the Company’s projected business plan if the Company were to continue as an independent entity and going concern and potential pricing for the Company’s assets that might be realized if the Company were to liquidate the California and Washington Portfolio and its other assets on an individual asset basis to enable the Board to compare the transaction terms proposed by Blackstone and Party A to other potential strategic alternatives.

On May 23, 2016, the Board held a telephonic special meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, and Locke Lord were present, in order to further review the Sales Process. Wells Fargo Securities discussed the letters of intent, the Company’s potential counterproposals for each of Blackstone and Party A, the potential real estate pricing that could be realized by selling the California and Washington Portfolio assets individually based on market feedback from the Sales Process and, in conjunction with the Company’s management, the potential value of the Company under the Company’s projected business plan if the Company were to continue as an independent entity and going concern based on financial forecasts and estimates prepared by the Company’s management. The Board instructed Wells Fargo Securities to continue to request increased purchase prices and other improved terms from each of Blackstone and Party A. With respect to Blackstone, the Board instructed Wells Fargo Securities to request that Blackstone, in lieu of providing a reverse termination fee, instead provide a deposit at the signing of transaction documents and payable to the Company in the event that Blackstone failed to close the transaction. With respect to Party A, the Board discussed the amount of due diligence conducted by Party A as compared to Blackstone, the potential risks associated with Party A’s ability to finance a potential cash acquisition of the California and Washington Portfolio and Party A’s request for the Party A Due Diligence Out. The Board also discussed the potential benefits of selling the California and Washington Portfolio in a single transaction as compared to individual assets sales as well as the marketing process for the Company’s properties other than the California and Washington Portfolio. It was noted that, based on market feedback received in marketing the assets individually from the Sales Process, there was uncertainty with respect to the aggregate purchase price to be obtained from individual asset sales of the California and Washington Portfolio and increased risks with respect to timing and transaction certainty of individual asset sales relative to a single transaction. The Company’s management also expressed its view that the potential return to stockholders in executing the projected business plan if the Company were to continue as an independent entity was not sufficiently high in light of the uncertainty of future events and risks inherent in such plan relative to the potential benefits to stockholders in currently pursuing a sale of the Company’s assets and liquidation of the Company. Following these discussions, the Board directed Wells Fargo Securities to continue to engage in negotiations with Blackstone and Party A.

On May 24, 2016, in accordance with the Board’s directives, representatives of Wells Fargo Securities and Party A held a telephonic meeting to discuss Party A’s revised letter of intent, including the valuation assumptions underlying Party A’s all-cash proposal of $1.360 billion for the California and Washington Portfolio.

Also, on May 24, 2016, in accordance with the Board’s directives, representatives of Wells Fargo Securities and Blackstone held a telephonic meeting to discuss Blackstone’s letter of intent. As instructed by the Board, the representative of Wells Fargo Securities informed the representatives of Blackstone that the Board was seeking an increase in Blackstone’s proposed purchase price for the California and Washington Portfolio and increased certainty to closing through a deposit to be made by Blackstone at the signing of transaction documents payable to the Company in the event that Blackstone failed to close the transaction. Based on the Company’s and Blackstone’s perspectives regarding Blackstone’s proposed purchase price for the California and Washington Portfolio, including with respect to Asset 1, a representative of Blackstone stated that Blackstone would be willing to consider purchasing the California and Washington Portfolio without Asset 1 (i.e., the West Coast Assets) for $1.157 billion. Later that same week during follow-up discussions, as instructed by the Board, representatives of Wells Fargo Securities suggested that Blackstone’s proposal would be viewed more favorably by the Board if Blackstone were to increase its proposed purchase price by $5.0 million.

Members of the Company’s management and representatives of Wells Fargo Securities thereafter continued to hold numerous telephone calls with representatives of Blackstone and representatives of Party A to discuss the proposed sale transaction and address due diligence matters.

On May 26, 2016, Party A submitted a revised written non-binding letter of intent for a transaction to acquire for 40% in cash and 60% in common stock of Party A, the California and Washington Portfolio for a nominal price of $1.385 billion. The nominal price was premised upon Party A’s internal estimated net asset value rather than its then current, lower trading price, which implied an aggregate purchase price of approximately $1.275 billion. In connection with the submission of the revised letter of intent, a representative of Party A advised a representative of Wells Fargo Securities that Party A was no longer prepared to make an all-cash proposal for the California and Washington Portfolio at any price. The letter of intent included a request for a 30-day exclusive negotiating period and stated that the transaction would be conditioned on the approval of the stockholders of both the Company and Party A and that the definitive transaction documents would include, among other provisions, the Party A Due Diligence Out and a termination fee payable to Party A in the amount of 3.5% of the purchase price as well as expense reimbursement in the event the potential transaction were terminated for certain customary events.

On May 31, 2016, the Board held a telephonic special meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, Locke Lord and Venable were present, in order to receive a status update on the Sales Process and to review and discuss further the benefits and risks of potential strategic alternatives available to the Company, including a review of the letters of intent from Blackstone and Party A and the potential price that could be delivered to the Company’s stockholders by selling the California and Washington Portfolio assets individually. At the meeting, a representative of Venable reviewed with the Board the directors’ duties in connection with the Sales Process, including the Board’s review of the letters of intent from Blackstone and Party A and the benefits and risks of an all-cash proposal relative to a mixed cash and stock proposal. The Board, together with the Company’s management and legal and financial advisors, engaged in an extensive discussion of each of the revised letters of intent from Blackstone and Party A. The representative of Wells Fargo Securities informed the Board that Blackstone had indicated that it would be willing to consider purchasing only the West Coast Assets for $1.157 billion. The Board then discussed the aggregate sales price the Company could achieve by selling the West Coast Assets to Blackstone and separately selling Asset 1 and concluded that it would be advantageous to proceed with Blackstone’s revised proposal, although the Company’s management and financial advisor should continue to seek to improve Blackstone’s proposed pricing for the West Coast Assets and certain other terms. The representative of Wells Fargo Securities also informed the Board that Blackstone’s representatives had indicated that Blackstone would be willing to increase its proposed purchase price by $5.0 million if the Board would then accept its proposal.

The Board also reviewed the benefits and risks of Party A’s proposal, including the assumptions underlying its proposal and the more limited due diligence then conducted to date by Party A as compared to Blackstone, and the potential that Party A could request a purchase price reduction following its further due diligence review. The Board considered the liquidity, assuming distributions pursuant to the Plan of Liquidation, that Blackstone’s all-cash proposal provided to the Company’s stockholders as compared to the significant concerns with the limited liquidity of a transaction with Party A given the thin trading volume of Party A’s common stock. The

Board also discussed the relative timing benefits and reduced execution risk of a transaction with Blackstone in light of Blackstone’s proven track record in consummating significant transactions of this nature on the agreed terms, the fact that Party A’s proposal was subject to the Party A Due Diligence Out and that a transaction with Party A involving stock consideration would require a due diligence review of Party A and its portfolio of properties which would likely affect the timing of the transaction. The Board also discussed the uncertainty with respect to the aggregate purchase price to be obtained from individual asset sales for the West Coast Assets, the increased risks with respect to timing and transaction certainty of individual asset sales relative to a single transaction and the ongoing marketing process for the Company’s properties other than the California and Washington Portfolio. The representatives of Wells Fargo Securities were then excused from the meeting and following further discussions regarding the Board’s views of the benefits in respect of liquidity, timing and execution risk in a transaction with Blackstone relative to the complexity and uncertainty of a potential transaction with Party A or selling the West Coast Assets individually, the Board authorized continued negotiations with Blackstone, including seeking a further increase in Blackstone’s proposed purchase price and certain other terms relating to, among other things, expense reimbursement and termination fee amounts and termination triggering events while generally continuing to maintain an open dialogue with Party A.

On June 2, 2016, in accordance with the Board’s directives, the Company’s management and Wells Fargo Securities held a telephonic discussion with representatives of Blackstone to discuss a potential transaction, Blackstone’s sources of capital, the status of Blackstone’s due diligence and the terms upon which Blackstone would be willing to enter into transaction with the Company for the West Coast Assets. Consistent with the Board’s instructions, Blackstone was informed that, subject to the Board’s approval, the Company would consider a potential transaction for the West Coast Assets for a purchase price increase to $1.162 billion in cash (an increase of $5.0 million), expense reimbursement to Blackstone of up to $3.0 million in the event the Company’s stockholders did not approve the Plan of Liquidation Proposal, a $20.0 million fee payable by the Company to Blackstone for certain customary termination events relating to a superior proposal, and a guarantee by a credit worthy entity for the full purchase price. The representative of Blackstone indicated that Blackstone would not consider a transaction in which the full purchase price would be guaranteed but would consider the other terms proposed by the Company. The representative of Blackstone also stated that Blackstone would seek a post-closing indemnity period of six months, subject to earlier expiration if the Company were liquidated and a cap on indemnity claims of 2.0% of the purchase price.

On June 3, 2016, the Company sent to Blackstone a revised letter of intent reflecting the terms proposed by the Company on June 2, 2016 as well as contemplating a 15-day exclusivity period, but which did not include specific amounts for the cap on the expense reimbursement or the fee payable by the Company to Blackstone for certain customary termination events.

On June 6, 2016, the Company’s management, Wells Fargo Securities, Greenberg Traurig and Baker Botts LLP (which we refer to in this proxy statement as “Baker Botts”), outside real estate counsel to the Company, held telephonic discussions regarding the terms of the letter of intent with representatives of Blackstone and Simpson Thacher & Bartlett LLP (which we refer to in this proxy statement as “Simpson Thacher”), legal counsel for Blackstone. The representatives of Blackstone stated that Blackstone would be willing to proceed with a transaction to purchase the West Coast Assets for $1.162 billion in cash and that the definitive transaction documents would include a termination fee of $7.5 million payable by the Company in the event the Company’s stockholders did not approve the Plan of Liquidation Proposal, a termination fee of $25.0 million payable by the Company to Blackstone for certain customary termination events and a reverse termination fee of $50.0 million payable by Blackstone to the Company in the event Blackstone breached its obligations to consummate a transaction, which would be the Company’s sole and exclusive remedy in such event and which would be guaranteed by Blackstone Real Estate Partners VIII L.P. On that same day, Blackstone sent a revised written, non-binding letter of intent to the Company reflecting these proposed terms.

On June 7, 2016, the Board held a telephonic special meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, Baker Botts and Locke Lord were present, in order to further discuss the

Sales Process, including whether to enter into a non-binding letter of intent with Blackstone. The Board discussed the terms of Blackstone’s revised letter of intent, including the proposed purchase price of $1.162 billion in cash and the proposed Company termination fee and reverse termination fee as a percentage of equity value and enterprise value of a potential transaction relative to selected precedent transactions involving REITs and whether a remedy of specific performance to require a buyer to close was available in such transactions. The Board also discussed potential remedies available to the Company in the event that Blackstone defaulted on its obligations to consummate a transaction, the liquidity offered by an all-cash transaction with Blackstone, Blackstone’s proven track record in consummating significant transactions of this nature on the agreed terms, and the benefits of selling the West Coast Assets in a single transaction to Blackstone relative to individual asset sales. In addition, the Board discussed the ongoing marketing process for the Company’s properties other than the West Coast Assets. Following further discussion, the Board authorized sending a revised letter of intent to Blackstone reflecting the terms discussed at the meeting and authorized the Company’s management to execute such letter of intent if Blackstone accepted the Company’s proposed terms.

Following the Board meeting, and the instructions received from the Board, the Company delivered a revised letter of intent to Blackstone reflecting the proposed terms of a transaction upon which the Company was willing to proceed, including a purchase price of $1.162 billion in cash, a fee of $5.0 million payable to Blackstone in the event the Company’s stockholders did not approve the Plan of Liquidation Proposal, a termination fee of $25.0 million payable by the Company to Blackstone for certain customary termination events, a reverse termination fee of $75.0 million payable by Blackstone to the Company in the event Blackstone breached its obligations to consummate a transaction and the indemnity terms as proposed in the Company’s June 3, 2016 letter of intent. The representative of Blackstone indicated that the terms for a potential transaction as reflected in the Company’s revised letter of intent were acceptable to Blackstone.

On June 7, 2016, the Company and Blackstone executed a letter of intent that included a binding 15 business day exclusivity period.

On June 10, 2016, representatives of Baker Botts delivered an initial draft of the West Coast Asset Agreement to representatives of Blackstone and Simpson Thacher reflecting, among other things, the terms of the letter of intent.

On June 15, 2016, at a special meeting of the Board, the Company’s management provided the Board with an update on negotiations with Blackstone and stated that the Company was expecting a revised draft of the West Coast Asset Agreement on June 16, 2016. On June 16, 2016, Simpson Thacher delivered a revised draft of the West Coast Asset Agreement to the Company, Baker Botts and Greenberg Traurig.

Until the execution of the West Coast Asset Agreement on June 29, 2016, the Company, Blackstone and their respective legal counsel negotiated the terms of the West Coast Asset Agreement and ancillary documents. The parties exchanged multiple drafts of the West Coast Asset Agreement and ancillary documents and the negotiations covered various aspects of the transaction, including, among other things, the representations and warranties to be made by the parties, the definition of west coast material adverse effect, the Company’s ability to participate in discussions or negotiations with third parties relating to unsolicited acquisition proposals, the right of the Board to change its recommendation that stockholders approve the Plan of Liquidation Proposal in response to a superior proposal or otherwise, the Company’s right to terminate the West Coast Asset Agreement to accept a superior proposal under certain conditions, and the other termination provisions and the triggers of the termination fee payable by the Company.

On June 24, 2016, the Board held a telephonic special meeting, at which the Company’s management, Wells Fargo Securities, Greenberg Traurig, Baker Botts and Locke Lord were present, in order to further discuss the status of the negotiations with Blackstone and the ongoing marketing process for the Company’s properties other than the West Coast Assets.

On June 27, 2016, the Board held a telephonic special meeting, at which the Company’s management, Greenberg Traurig, Baker Botts, Locke Lord, Venable and, at times, Wells Fargo Securities and Stanger, were present, in order to further discuss the potential transaction with Blackstone. At the meeting, a representative of Venable reviewed with the Board the directors’ duties in connection with the potential transaction with Blackstone. A member of the Company’s management then discussed the potential transaction with Blackstone and the status of the negotiations of the West Coast Asset Agreement. Wells Fargo Securities then reviewed with the Board certain financial aspects of the West Coast Asset Sale, including in respect of the aggregate proposed purchase price for the West Coast Assets to be paid by Blackstone. Representatives of Wells Fargo Securities then left the meeting and representatives of Stanger joined the meeting and also reviewed with the Board certain financial aspects of the West Coast Asset Sale, including in respect of the aggregate proposed purchase price for the West Coast Assets to be paid by Blackstone. The Board also discussed the interests of certain of our directors, executive officers and affiliated entities in the Plan of Liquidation, including their ownership of shares of common stock and restricted shares of common stock and the fact that the Company will make cash payments to certain affiliates of the Company in connection with the termination of the Advisory Agreement (as more fully described in “—Participation Interest in the Operating Partnership”).

On June 29, 2016, the Board held a telephonic special meeting, at which the Company’s management, Greenberg Traurig, Baker Botts, Locke Lord, Venable and, at times, Wells Fargo Securities and Stanger, were present, in order to further discuss the potential transaction with Blackstone. A representative of the Company updated the Board that all remaining open legal and business points in the West Coast Asset Agreement had been resolved. At this meeting, Wells Fargo Securities reviewed with the Board its financial analysis of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement and rendered an oral opinion, confirmed by delivery of a written opinion dated June 29, 2016, to the Board to the effect that, as of such date and based on and subject to various qualifications, limitations and assumptions stated in its opinion, the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement was fair, from a financial point of view, to the Company. Representatives of Wells Fargo Securities then left the meeting and Stanger then reviewed with the Board its financial analysis of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement and rendered an oral opinion, confirmed by delivery of a written opinion dated June 29, 2016, to the Board to the effect that, as of such date and based on and subject to various qualifications, limitations and assumptions stated in its opinion, the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement was fair, from a financial point of view, to the Company. Representatives of Stanger then left the meeting. The Company’s management next reviewed with the Board its analyses, which previously had been provided to the Board, regarding the estimated range of liquidating distributions to be received by stockholders of the Company in connection with the Plan of Liquidation, taking into account the consummation of the West Coast Asset Sale. The Board discussed the factors underlying such analyses, including the factors described in “—Amount and Timing of Distributions to Stockholders as a Result of the Liquidation” beginning on page 73, the percentage of the Company’s properties that were under contract at that time and the ongoing marketing process for the Company’s properties other than the West Coast Assets.

Also at this meeting, a member of the Company’s management and representatives of Baker Botts and Greenberg Traurig reviewed with the Board the material terms of the West Coast Asset Agreement, including the terms that had been discussed with the Board prior to entering into the letter of intent with Blackstone on June 7, 2016. The Company’s management and a representative of Greenberg Traurig next reviewed with the Board the material terms of the Plan of Liquidation. Copies of the West Coast Asset Agreement, the Plan of Liquidation, the guarantee and other ancillary documents had been provided to the Board in advance of the meeting. Following further deliberation and discussion by the Board regarding the Plan of Liquidation, the estimated range of liquidating distributions and the terms of the West Coast Asset Agreement, and consideration of the business, financial and market factors set forth under “Reasons for the West Coast Asset Sale and Plan of Liquidation; Recommendation of the Company’s Board of Directors”, including the Board’s belief that the Plan of Liquidation, including the West Coast Asset Sale, is more favorable to our stockholders than other strategic alternatives available to the Company, including remaining as an independent entity and going concern, the

Board unanimously adopted resolutions, among other things, (i) approving the Plan of Liquidation, including the West Coast Asset Sale pursuant to the West Coast Asset Agreement, (ii) determining that the Plan of Liquidation, including the West Coast Asset Sale pursuant to the West Coast Asset Agreement, was advisable and in the best interest of the Company and its stockholders, (iii) approving the estimated range of liquidating distribution to be received by stockholders of the Company and (iv) recommending that the Company’s stockholders vote in favor of approval and adoption of the Plan of Liquidation Proposal.

Following the Board meeting, the Company, certain subsidiaries of the Company and Purchaser executed and delivered the West Coast Asset Agreement and the Company and Blackstone Real Estate Partners VIII L.P. executed the guarantee.

On the morning of June 30, 2016, the Company filed a Form 8-K and issued a press release announcing the Plan of Liquidation and execution of the West Coast Asset Agreement.

Reasons for the Plan of Liquidation Proposal; Recommendation of the Board

In evaluating the Plan of Liquidation (including the West Coast Asset Sale), the Board consulted with the Company’s management and legal and financial advisors, and in determining that the Plan of Liquidation (including the West Coast Asset Sale) is advisable and in our best interest and the best interest of our stockholders, the Board considered a number of factors, including the following factors which the Board viewed as supporting its decision to approve the Plan of Liquidation (including the West Coast Asset Sale) and to recommend approval of the Plan of Liquidation Proposal to our stockholders:

•	the liquidity that the Plan of Liquidation will provide our stockholders, particularly in light of the fact that the Company’s common stock is not listed on a national securities exchange and the significant restrictions associated with the Company’s share redemption program, prior to its suspension on June 30, 2016;

•	the current favorable conditions for sale transactions in the commercial real estate market, which in the Board’s view makes a liquidation of the Company desirable at this time, including, among others, the historically low cost of debt, low capitalization rates and desirability of the locations of our properties;

•	the fact that in 2009, in connection with its third public offering, the Company disclosed that it expected that the Board may begin to consider possible liquidity events for all or a portion of the Company’s portfolio between late 2015 and the end of 2019;

•	the Board’s expectation that all liquidating distributions will be paid in cash at a value that is expected to be not less than $6.35 per share of our common stock;

•	the Board’s review of strategic alternatives for the Company, including a merger of the Company or similar business combination transaction involving the Company, a listing of the Company’s common stock on a national securities exchange, a sale of a significant amount of equity in the Company to one or more third-parties or remaining as an independent entity and going concern, and the Board’s belief that none of the strategic alternatives available to the Company were reasonably likely to provide greater value, with comparable certainty, than the Plan of Liquidation Proposal or provide liquidity to our stockholders in the same timeframe as the Plan of Liquidation Proposal;

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the Board’s belief that, in light of the Company’s third-party solicitation process conducted, with the assistance of Wells Fargo Securities, over a several month period in which 118 potential purchasers were contacted, and the proposals received, (i) it was unlikely that any party would be willing to purchase all of the Company in a transaction that would result in more value for our stockholders than the Plan of Liquidation Proposal or that a transaction with any party other than Blackstone for the West Coast Assets would result in more value, liquidity and certainty of closing for our stockholders than the West Coast Asset Sale and (ii) there was uncertainty with respect to the aggregate purchase price to be obtained from individual asset sales for the West Coast Assets and such sales had increased risks with respect to timing and transaction certainty relative to a single transaction with Blackstone;

•	the significant risks and uncertainties of continuing as an independent company, including the costs of continuing to operate as a public REIT while owning a smaller portfolio given our previous dispositions;

•	the fact that the Company’s management recommended the Plan of Liquidation (including the West Coast Asset Sale) to the Board;

•	the fact that the Plan of Liquidation Proposal is subject to approval by the Company’s stockholders and allows stockholders to have a direct vote on whether they concur with the proposal as a favorable outcome for the Company and its stockholders (although pursuant to the West Coast Asset Agreement we will be required to pay a $5 million fee if stockholders do not approve the Plan of Liquidation Proposal, which fee is intended to reimburse Purchaser for the fees and expenses incurred by it in connection with the West Coast Asset Agreement, and we may be required to pay an additional $20 million termination fee under certain circumstances if we were subsequently to enter into a definitive agreement relating to, or to consummate, an acquisition proposal (see “—The West Coast Asset Agreement—Termination Fees —Termination Fee Payable by the Company”);

•	the fact that the consideration to be paid by Blackstone for the West Coast Assets was the result of arms’-length negotiations and the Board’s belief, based on such negotiations, that the consideration represented the highest consideration that Blackstone was willing to offer;

•	the fact that the consideration to be paid by Blackstone for the West Coast Assets will be paid in cash, providing the Company’s stockholders with certainty of value and liquidity in comparison to the risks and uncertainties that would be inherent in engaging in a transaction in which all or a portion of the consideration is payable in stock (including the proposal from Party B where a substantial portion of the consideration was payable in stock);

•	the high probability that the West Coast Asset Sale would be completed based on, among other things, the proven ability of Blackstone to complete large acquisition transactions on the agreed terms, Blackstone’s extensive experience in the real estate industry, the lack of a financing condition or due diligence condition in the West Coast Asset Agreement, and the $75 million reverse termination fee payable to the Company if the West Coast Asset Agreement is terminated in certain circumstances, which payment is guaranteed by Blackstone Real Estate Partners VIII L.P.;

•	the financial presentation and opinion, dated June 29, 2016, of Wells Fargo Securities to the Board as to the fairness, from a financial point of view and as of such date, to the Company of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as further described below under the caption “—Opinions of Financial Advisors—Wells Fargo Securities, LLC”;

•	the financial presentation and opinion, dated June 29, 2016, of Stanger to the Board as to the fairness, from a financial point of view and as of such date, to the Company of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as further described below under the caption “—Opinions of Financial Advisors—Robert A. Stanger and Co., Inc.”;

•	the Company’s ability under the West Coast Asset Agreement, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances;

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the ability of the Company to terminate the West Coast Asset Agreement under certain circumstances in order to enter into a definitive agreement providing for the implementation of a superior proposal, upon payment of a termination fee of $25 million, and the ability of the Board to change its recommendation under certain specified circumstances that the stockholders approve the Plan of Liquidation Proposal, subject to the payment of a termination fee of $25 million if Purchaser elects to terminate the West Coast Asset Agreement in such circumstances (see “—West Coast Asset Agreement—Termination of the West Coast Asset Agreement—Termination by Sellers or Company” and “—Termination Fees—Termination Fee Payable by the Company”);

•	the fact that the $25 million termination fee payable by us in certain circumstances was viewed by the Board, after consultation with the Company’s legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•	the uncertainty, in the absence of a Plan of Liquidation, of whether asset sales will trigger penalty taxes (which are imposed on transactions that are considered to be dealer sales to customers in the ordinary course of business) (see “—Material U.S. Federal Income Tax Consequences”); and

•	the potential tax benefits to our U.S. stockholders (because distributions received by U.S. stockholders pursuant to the Plan of Liquidation are treated first as return of the tax basis in the stockholder’s shares, with any excess treated as capital gain, while distributions that are not pursuant to the Plan of Liquidation are includable in the U.S. stockholder’s taxable income to the extent that the Company has current or accumulated earnings and profits).

In addition to the risk factors noted above under “Risk Factors”, the Board also considered a number of potentially negative factors in their deliberations concerning the approval of the Plan of Liquidation Proposal, including the following factors:

•	there can be no assurance that the Company will be successful in disposing of its assets for values equal to or exceeding $6.35 per share of our common stock or that the dispositions will occur as expected;

•	the risk that interest rates, the availability of financing, general economic conditions, real estate tax rates, competition in the real estate market, the availability of suitable buyers and other conditions could change during the period under which we implement the Plan of Liquidation, which could have a material effect on the ultimate amount or timing of proceeds received by the Company’s stockholders;

•	the fact that the West Coast Asset Sale and other pending and future sale transactions entered into by the Company might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to such consummation and the potential inability of the Company to consummate another transaction or transactions for the West Coast Assets or such other assets on the same or similar financial terms if the West Coast Asset Sale or the sale of such other assets, as applicable, are not consummated, which could reduce the amount and delay the timing of liquidating distributions;

•	as compared to the sale of the entire Company in one transaction, the liquidation process will involve multiple asset sales and a longer and less certain process and will require the Company to incur potentially larger administrative and other costs;

•	the anticipated expenses and potential for unforeseen expenses that will or may be incurred in connection with the sale of our assets and the continued operation of the Company, which could reduce the amount of liquidating distributions;

•	the fact that, following the consummation of the Plan of Liquidation, the Company will no longer exist as a public company and our existing stockholders will not participate in our future earnings or growth and the Company will be unable to take advantage of future changes in real estate and general economic and financial market conditions which could provide for presently unforeseen opportunistic investments;

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the fact that if Purchaser fails, or threatens to fail, to satisfy its obligations under the West Coast Asset Agreement, the Company is not entitled to specifically enforce the terms of the West Coast Asset

Agreement and that the Company’s exclusive remedy available if the West Coast Asset Agreement is terminated in certain circumstances would be limited to a reverse termination fee payable by Purchaser in the amount of $75 million (the payment of which is guaranteed by Blackstone Real Estate Partners VIII L.P.) (see “—The West Coast Asset Agreement—Termination of the West Coast Asset Agreement”, “—Termination Fees—Termination Fee Payable by Purchaser” and “—Remedies”);

•	the fact that the Company would be obligated to pay a termination fee of $25 million to Blackstone under certain circumstances, and that such termination fee could reduce the incentive for a third party to make a competing bid for the Company or its assets (see “—The West Coast Asset Agreement—Termination Fees—Termination Fee Payable by the Company”);

•	the post-closing indemnification obligations of the Company pursuant to the West Coast Asset Agreement (see “—The West Coast Asset Agreement—Remedies”);

•	the restrictions on the conduct of business of the West Coast Assets prior to the completion of the West Coast Asset Sale, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the West Coast Asset Sale;

•	the fact that, under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Plan of Liquidation or West Coast Asset Sale;

•	the fact that certain of our directors, executive officers and affiliated entities have interests in the Plan of Liquidation (see “—Interests of Certain Persons in the Liquidation”);

•	the fact that the announcement and consummation of the Plan of Liquidation may have an adverse impact on our employees and our existing and prospective business relationships with tenants and other third parties;

•	depending on the tax basis in their shares, U.S. stockholders may recognize taxable gain in connection with the Plan of Liquidation, and non-U.S. stockholders may recognize taxable gain and incur U.S. withholding taxes regardless of their tax basis in their shares; and

•	we may determine to transfer unsold assets to a liquidating trust and distribute interests in the liquidating trust to our stockholders, which may cause stockholders to recognize taxable gain without a corresponding distribution of cash at the time of such distribution and may also cause ongoing adverse tax consequences (particularly to tax-exempt and non-U.S. stockholders, which may be required to file U.S. tax returns with respect to their share of income generated by the liquidating trust).

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by our Board. In reaching its decision to adopt the Plan of Liquidation (including the West Coast Asset Sale), the Board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The Board did not reach any specific conclusion with respect to any of the factors or reasons considered.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Board has unanimously approved the Plan of Liquidation Proposal and recommends that you vote “FOR” the approval of the Plan of Liquidation Proposal.

Overview of Liquidation

You are being asked to approve the Company’s proposed Plan of Liquidation, including the sale of all or substantially all of the assets of the Company, including the West Coast Assets, and the dissolution of the Company pursuant thereto.

Our Board unanimously recommends that you vote “FOR” the Plan of Liquidation Proposal.

The following summary is qualified in its entirety by reference to the Plan of Liquidation, which is attached as Appendix A to this proxy statement and is incorporated in this document by reference.

The key provisions of the Plan of Liquidation provide, in part, that:

•	as soon as reasonably practicable after the Effective Date, the Company will sell all or substantially all of its assets, including pursuant to the West Coast Asset Agreement, be liquidated and dissolved and all net proceeds of such liquidation will be distributed to our stockholders;

•	we will pay or provide for our liabilities and expenses, which may include establishing a reserve fund or transferring of assets to a liquidating trust to provide for payment of any existing debts and obligations of the Company and its subsidiaries, including, but not limited to, known liabilities, liquidating expenses and estimated, unascertained or contingent liabilities and expenses;

•	the final liquidating distribution will be made no later than the second anniversary of the Effective Date, which may consist of a transfer of any assets not otherwise sold or distributed, including any reserve fund or other cash on hand, to a liquidating trust; and

•	subject to certain restrictions pursuant to the West Coast Asset Agreement, prior to the filing of Articles of Dissolution with SDAT, the Board may modify, amend or terminate the plan without further action by the Company’s stockholders.

Pursuant to the Plan of Liquidation and in accordance with the applicable provisions of law, the Company’s officers are authorized:

•	to promptly wind up the Company’s affairs, collect its assets and pay or provide for its liabilities, debts and obligations (including, but not limited to, known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, and including, but not limited to, assets and liabilities held through the Operating Partnership and other subsidiaries of the Company);

•	to sell or exchange any or all of our property at public or private sale, including, but not limited to, consummating the West Coast Asset Sale;

•	to prosecute, settle or compromise all claims or actions involving the Company;

•	to declare and pay liquidating distributions in cash, in kind or both to the stockholders (one or more of which distributions may be in the form of beneficial interests in a liquidating trust) at such time or times as they may determine;

•	to cancel all outstanding shares of the Company’s common stock upon the payment of such liquidating distributions and the dissolution of the Company;

•	to execute for the Company or on its behalf all contracts of sale, deeds, assignments, notices and other documents as may be necessary, desirable or convenient in connection with the liquidation and dissolution of the Company;

•	to execute for the Company or on its behalf any forms and documents required by law, including, but not limited to, tax returns;

•	to pay all costs, fees and expenses, taxes and other liabilities incurred by the Company and/or its officers in carrying out the liquidation and dissolution of the Company;

•	to do all other things reasonably necessary or advisable to complete the liquidation and dissolution of the Company; and

•	to file Articles of Dissolution with SDAT upon assignment and conveyance of the assets of the Company to the stockholders of the Company in complete liquidation of the Company and the taking of all actions required under Maryland law.

The West Coast Asset Sale

On June 29, 2016, the Company and the Sellers entered into the West Coast Asset Agreement with Purchaser pursuant to which the Company and the Sellers agreed to sell the West Coast Assets (summarized in the chart below) to Purchaser for a purchase price of $1,162,000,000 subject to the terms and conditions of the West Coast Asset Agreement.

The West Coast Assets

Property	City	Leasable Square Feet
Howard Hughes Center	Los Angeles, California	1,334,586
Laguna Buildings	Redmond, Washington	460,661
2100 Powell	Emeryville, California	345,982
1900 and 2000 Alameda	San Mateo, California	267,006
Daytona Buildings	Redmond, Washington	251,313
5th and Bell	Seattle, Washington	197,135
2851 Junction Avenue	San Jose, California	155,613

Under the West Coast Asset Agreement, in exchange for payment of the purchase price, we have agreed to sell, transfer and deliver to Purchaser, and Purchaser has agreed to purchase from us, fee simple or ground leasehold interests in all of the West Coast Assets, together with the improvements thereon, including all rights and privileges related to the West Coast Assets, including (1) all rights, title and interest in and to any streets, alleys or rights of way which are adjacent to such land, and subsurface and other rights below the West Coast Assets and any air rights above the West Coast Assets, (2) all intangible personal property owned by us and any licenses and permits related to the West Coast Assets and (3) the personal property and leases related to the West Coast Assets. Purchaser has also agreed to assume certain existing obligations related to the West Coast Assets.

A copy of the West Coast Asset Agreement is attached as Appendix B to this proxy statement. The Company encourages you to carefully read the West Coast Asset Agreement in its entirety because it is the principal document governing the transaction.

Parties to the West Coast Asset Agreement

Hines Real Estate Investment Trust, Inc.

The Company was formed by Hines on August 5, 2003, primarily for the purpose of engaging in the business of owning interests in real estate. The Company is structured as an umbrella partnership real estate investment trust, and substantially all of the Company’s current business is conducted through the Operating Partnership. The Company has made investments directly through entities wholly-owned by the Operating Partnership or indirectly through other entities, such as through its investment in the Core Fund in which the Company owns a 28.8% non-managing general partner interest as of June 30, 2016. The mailing address and phone number of the Company’s principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 and (888) 220-6121.

The Company has invested primarily in institutional-quality office properties located throughout the United States. As of June 30, 2016, we owned direct and indirect investments in 24 properties. These properties consisted of 16 U.S. office properties and the Grocery Anchored Portfolio. These properties contain, in the aggregate, 10.5 million square feet of leasable space.

Sellers

The Sellers are Delaware limited liability companies and Delaware limited partnerships, as applicable, and are indirect wholly-owned subsidiaries of the Company. The Sellers were formed for the purpose of holding the West Coast Assets. The mailing address and phone number of the Sellers’ principal executive offices is c/o Hines Real Estate Investment Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 and (888) 220-6121.

BRE Hydra Property Owner LLC

Purchaser is a Delaware limited liability company and an affiliate of Blackstone Real Estate Partners VIII L.P. Purchaser was formed solely for the purpose of acquiring the West Coast Assets and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the West Coast Asset Agreement. Blackstone Real Estate Partners VIII L.P. is an affiliate of The Blackstone Group L.P.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $101 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the United States, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (U.S. single family homes), Logicor (pan-European logistics), Multi (pan-European retail), SCP (Chinese shopping malls), and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust, Inc. Further information is available at www.Blackstone.com. The mailing address and phone number of Purchaser’s principal executive offices is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154 and (212) 583-5000.

The West Coast Asset Agreement

The following summarizes the material provisions of the West Coast Asset Agreement. This summary does not purport to be complete and may not contain all of the information about the West Coast Asset Agreement that is important to you. The summary of the material terms of the West Coast Asset Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the West Coast Asset Agreement, a copy of which is attached to this proxy statement as Appendix B and is incorporated in this document by reference. We recommend that you read the West Coast Asset Agreement attached to this proxy statement as Appendix B carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the West Coast Asset Agreement and not by this summary or any other information contained in this proxy statement.

The West Coast Asset Agreement contains representations and warranties made by, and to, us, certain of our affiliates and Purchaser. These representations and warranties, which are set forth in the copy of the West Coast Asset Agreement attached to this proxy statement as Appendix B, were made for the purposes of negotiating and entering into the West Coast Asset Agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the West Coast Asset Agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the West Coast Asset Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates.

As used in the summary of the material terms of the West Coast Asset Agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our “subsidiaries” do not include certain joint venture entities in which we, directly or indirectly through our subsidiaries, own interests.

West Coast Asset Sale

Pursuant to the West Coast Asset Agreement, dated as of June 29, 2016, by and among Hines REIT 5th and Bell LLC, Hines REIT Daytona Campus LLC, Hines REIT Laguna Campus LLC, Hines REIT 2851 Junction Ave LP, Hines REIT Watergate LP, Hines REIT 1900/2000 Alameda De Las Pulgas LLC and Hines REIT West LA Portfolio, LP (each a “Seller” and collectively, the “Sellers”), the Company (solely with respect to certain limited purposes set forth therein) and Purchaser, each Seller agrees to sell all of its rights, title and interest in each of the individual properties (including, among other things, related improvements, personal property, and tenant leases) comprising the West Coast Assets owned by such Seller to Purchaser for an aggregate purchase price of $1,162,000,000. The purchase price will be adjusted to reflect customary prorations.

Certain properties may be eliminated from and not included in the West Coast Asset Sale, and in such event the purchase price will be reduced, as described in “—Third-Party Right to Purchase; Failure to Obtain 5th and Bell Ground Lessor Estoppel” below. In addition, in the event certain specified exceptions to title regarding the West Coast Assets may be removed by the payment of a sum of money, and Sellers have not caused such removal on or before the closing date, then Purchaser has the right to deduct from the purchase price such amount of money required to cause the removal of such title exceptions.

Representations and Warranties

The Sellers, severally but not jointly, and the Company (solely with respect to representations and warranties that apply to the Company but not the West Coast Assets) have made customary representations and warranties in the West Coast Asset Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the West Coast Asset Agreement or in the exhibits delivered in connection therewith. These representations and warranties relate to, among other things:

•	corporate organization and qualification to do business;

•	authority of the Company and Sellers to execute the West Coast Asset Agreement and, subject to receipt of the Company stockholder approval of the Plan of Liquidation Proposal, to consummate the West Coast Asset Sale;

•	the enforceability of the West Coast Asset Agreement against the Company and Sellers;

•	the approval and adoption by the Board of the Plan of Liquidation, including the West Coast Asset Sale, and the Board’s recommendation that the Company’s stockholders approve the Plan of Liquidation Proposal (which we refer to in this proxy statement as the “Company Board recommendation”);

•	the absence of conflicts with organizational documents, certain contracts and judgments and orders;

•	required filings and consents;

•	legal actions, suits or similar proceedings;

•	the absence of bankruptcy matters;

•	that each Seller is not a “foreign person” or “foreign corporation” within the meaning of the Tax Code;

•	tenant leases and service contracts and the absence of defaults under such leases or contracts;

•	unpaid leasing costs;

•	the identification of existing environmental remediation agreements and the delivery of environmental reports;

•	employee and benefits matters;

•	the absence of relationships with prohibited persons;

•	the Company stockholder approval required;

•	broker’s and finder’s fees;

•	the 5th and Bell ground lease and the absence of any default thereunder;

•	the absence of any written notices of default under certain reciprocal easement agreements, covenants and other similar agreements affecting the West Coast Assets and the payment of all dues and other fees thereunder;

•	receipt of opinions from the Company’s financial advisors;

•	the accuracy of the information supplied by the Company in this proxy statement;

•	the absence of state takeover statutes;

•	the absence of dissenters rights;

•	matters in respect of the Employee Retirement Income Security Act of 1974, as amended (which we refer to in this proxy statement as “ERISA”);

•	compliance with applicable law; and

•	the Company has provided to Purchaser a true and complete copy of the Plan of Liquidation as of the date of the West Coast Asset Agreement.

Purchaser has made a number of representations and warranties, including representations and warranties relating to the following matters:

•	corporate organization and qualification to do business;

•	authority of Purchaser to execute the West Coast Asset Agreement and to consummate the West Coast Asset Sale;

•	the enforceability of the West Coast Asset Agreement against Purchaser;

•	the absence of conflicts with organizational documents, certain contracts and judgments and orders;

•	required filings and consents;

•	absence of relationships with prohibited persons;

•	ERISA matters;

•	the accuracy of the information supplied by Purchaser in this proxy statement;

•	broker’s and finder’s fees;

•	the guarantee executed by Blackstone Real Estate Partners VIII L.P.;

•	solvency; and

•	the absence of any ownership of the Company’s common stock by Purchaser or its subsidiaries.

Third-Party Right to Purchase; Failure to Obtain 5th and Bell Ground Lessor Estoppel

As a result of the applicable Sellers entering into the West Coast Asset Agreement, the 5th and Bell real property and improvements, a portion of the Laguna Campus real property and improvements, and the Daytona Campus real property and improvements (which we refer to in this proxy statement as the “option properties”) are subject to certain rights to purchase in favor of the tenants or the 5th and Bell ground lessor. In the event such tenant or 5th and Bell ground lessor exercises its right to acquire all or a portion of such property and improvements, or if the Sellers do not obtain an estoppel certificate from the 5th and Bell ground lessor, the West Coast Asset Agreement will terminate with respect to such individual property (each, an “excluded option property”) and the aggregate purchase price to be paid by Purchaser will (1) as to the applicable portion of the Laguna Campus real property and improvements and the Daytona Campus real property and improvements, be reduced by the allocated value relating to such excluded option property, and (2) as to the 5th and Bell real property and improvements, be reduced by $96,500,000, provided that if, after exercising such option, the 5th and Bell ground lessor fails to close (and Purchaser does not exercise the option described in the next sentence), the purchase price shall be reduced by only $93,000,000. If the tenant or ground lessor defaults on its obligation to purchase the option properties prior to January 29, 2017, or such excluded option property otherwise becomes available for sale by the applicable Seller, Purchaser will have the right to cause the applicable Seller to sell the excluded option property to Purchaser in accordance with the terms of the West Coast Asset Agreement.

Operations Pending Closing of the West Coast Asset Sale

Subject to the terms of the West Coast Asset Agreement, and unless Purchaser has provided prior written consent in advance, each Seller has agreed, subject to certain specified exceptions, severally, but not jointly, from and after the date of the West Coast Asset Agreement until the earlier of the closing of the West Coast Asset Sale or the termination of the West Coast Asset Agreement:

•	to continue to operate, manage and maintain the buildings, structures, fixtures, parking areas and improvements of the West Coast Assets in the ordinary course of business, substantially in accordance with such Seller’s present practice and otherwise consistent with good real estate management practice and in compliance with applicable law.

•	to maintain its current insurance or insurance equivalent on the buildings, structures, fixtures, parking areas and improvements of the West Coast Assets;

•	not to transfer or remove any personal property from the buildings, structures, fixtures, parking areas and improvements of the West Coast Assets, except for repair or replacement; and any items of personal property replaced after the date of the West Coast Asset Agreement and installed prior to the closing of the West Coast Asset Sale will be of substantially similar quality of the item of personal property being replaced;

•	not to enter into any new leases or amendments, supplements, expansions or renewals or termination of existing leases with respect to the West Coast Assets;

•	not to enter into, any new agreements for services for any of the West Coast Assets, which are not terminable without penalty upon 30 days’ prior notice or less, and provides for monthly payments of less than $15,000, nor amend, supplement, terminate or otherwise modify any of the service contracts being assumed by Purchaser;

•	to deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations of government regulations affecting the West Coast Assets;

•	not to subject the West Coast Assets to any additional liens, encumbrances, covenants or easements;

•	not to amend, supplement, terminate, grant waivers or consents under or otherwise modify the 5th and Bell ground lease;

•	to perform all of the applicable Seller’s covenants in all material respects under the 5th and Bell ground lease;

•	not to amend, supplement, terminate or otherwise modify any of the reciprocal easement agreements, covenants or other similar agreements affecting the West Coast Assets or the 2851 Junction escrow agreement;

•	to continue to pay or cause to be paid all taxes as and when due and payable;

•	upon the written request of Purchaser, to forward Purchaser’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement (if any) to each tenant;

•	not to amend, supplement, terminate or otherwise modify any of the environmental remediation documents; and

•	to perform certain vapor intrusion testing with respect to the 2100 Powell real property and improvements, and if reasonably requested by Purchaser, perform a human health risk assessment. If required by Purchaser’s environmental engineer as a result of the testing and assessment, Seller will take the action recommended by such engineer, which may include the installation of a vapor mitigation system with respect to such property; provided Sellers shall not be obligated to expend more than $500,000 in the aggregate for such purposes.

Title and Survey Matters

On or prior to the execution of the West Coast Asset Agreement, Purchaser has received from the applicable title company a preliminary title commitment and from the applicable Seller an initial survey for each of the West Coast Assets. With respect to updates to the preliminary title commitments and initial surveys (which we refer to in this proxy statement as the “updated reports”) received after the date of the West Coast Asset Agreement and prior to the closing of the West Coast Asset Sale, Purchaser may notify Sellers in writing of any matters reflected in such updated reports that were not reflected on the preliminary title commitments or initial surveys (which we refer to in this proxy statement as “new exceptions”) within ten (10) business days after being made aware of the existence of such new exceptions. To the extent that any new exception would have a “material adverse effect”, which is deemed to be a loss or damage in excess of ten percent (10%) of the allocated value of the applicable individual property, and within the ten (10) business day period referenced above Sellers do not commit to remove or otherwise obtain affirmative insurance over the objectionable new exceptions, Purchaser may terminate the agreement.

In the event any West Coast Asset is subject to a new exception (except those that Sellers have committed to remove or otherwise obtain affirmative insurance over) but does not have a material adverse effect on the value, access or operation of the applicable property, and Sellers are unwilling or unable to cure such matters in accordance with the West Coast Asset Agreement, Purchaser shall receive a credit against the purchase price at closing (i) in the amount required to remove such new exception if it may be removed by the payment of a liquidated amount or (ii) if such new exception may not be removed by payment of a liquidated amount, the amount of damages or diminution of value reasonably excepted to be suffered by Purchaser as a result of such new exception.

Condemnation and Casualty

If, prior to the closing date of the West Coast Asset Sale, all or any portion of the West Coast Assets are (i) destroyed or damaged by fire or other casualty or (ii) taken as a result of any condemnation or eminent domain proceedings that constitute a “material casualty event” or “material condemnation”, as applicable, Purchaser will have the option to terminate the West Coast Asset Agreement upon notice to Sellers within a specified time. The West Coast Asset Agreement defines a “material casualty event” as the occurrence of one or more casualties with respect to one or more of the individual properties comprising the West Coast Assets, which is reasonably expected to cost in excess of 5% of the value of all individual properties comprising the West Coast Assets in the aggregate to restore and defines “material condemnation” as, with respect to any individual property, an action in eminent domain that results in losses of the land, buildings, structures, fixtures, parking areas and improvements, or in any permanent reduction or restriction on access to the land, buildings, structures, fixtures, parking areas and improvements with respect to the individual property which is reasonably expected to result in a loss of value in excess of 5% of the value of all the individual properties comprising the West Coast Assets in the aggregate. If Purchaser elects not to terminate the West Coast Asset Agreement within the specified time period, or such events do not rise to the level of a material casualty or material condemnation, Sellers will have no obligation to repair the damage, destruction or taking but the applicable Seller will assign to Purchaser the insurance proceeds or condemnation awards net of reasonable collection costs payable with respect to such event, credit any deductible amounts under the insurance policies against the purchase price, and the parties will proceed to closing the West Coast Asset Sale.

Preparation of Proxy Statement; Company Stockholder Meeting

As promptly as reasonably practicable following the date of the West Coast Asset Agreement, the Company was required to prepare this proxy statement and, after consultation with and consideration in good faith of any comments on this proxy statement reasonably proposed by Purchaser, cause this proxy statement to be filed with the SEC in preliminary form; provided, however, that the Company could not file this proxy statement with the SEC without obtaining the prior written consent of Purchaser only with respect to any portion of this proxy statement relating to Purchaser, its affiliates, or the West Coast Asset Sale, which consent could not be unreasonably withheld, conditioned, or delayed.

The Company is required, as promptly as practicable following the date that this proxy statement is cleared by the SEC for mailing to the Company’s stockholders, to duly call, give notice of, convene and hold a meeting of the Company’s stockholders for the purpose of seeking stockholder approval of the Plan of Liquidation Proposal. The Company is required to (1) through the Board, make the Company Board recommendation; (2) include the Company Board recommendation in this proxy statement; and (3) solicit and use its reasonable best efforts to obtain the Company’s stockholders’ approval of the Plan of Liquidation Proposal, except to the extent that the Board has effected an adverse recommendation change, as permitted by and determined in accordance with the provisions described below under “—No Solicitation of Transactions”. Until the West Coast Asset Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any acquisition proposal.

The Company may adjourn or postpone the annual meeting after consultation with Purchaser (i) to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to the stockholders of the Company sufficiently in advance of the annual meeting to ensure that the vote occurs on the basis of full and complete information as required by applicable law or regulation or (ii) if, in the reasonable discretion of the Company, additional time is required to solicit proxies in favor of the approval of the Plan of Liquidation Proposal; provided that, in the case of clause (ii) without the consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), in no event shall the annual meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the annual meeting was originally scheduled; provided, further, that such consent of Purchaser may be withheld in its sole discretion if following the date of the West Coast Asset Agreement, an acquisition proposal shall have been received by Company or its representatives or any person shall have publicly announced an intention to make an acquisition proposal, unless such acquisition proposal has been withdrawn at least thirty (30) days prior to the date for which the annual meeting was original scheduled. The Company must call, give notice of, convene and hold the annual meeting, mail this proxy statement and solicit proxies in favor of stockholder approval of the Plan of Liquidation Proposal without regard to an adverse recommendation change, unless the West Coast Asset Agreement has been terminated in accordance with its terms.

For purposes of the West Coast Asset Agreement, “acquisition proposal” means any proposal, offer or inquiry from any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) regarding any of the following involving the Company, any Seller or any of their respective subsidiaries (other than the transactions contemplated by the West Coast Asset Agreement):

•	any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or otherwise, of any of the real properties comprising the West Coast Assets;

•	any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of any class of capital stock, other equity security or voting power of the Company or the Operating Partnership;

•	any tender offer or exchange offer for 15% or more of any class of capital stock, other equity security or voting power of the Company or the Operating Partnership or the filing of a registration statement under the Securities Act of 1933, as amended (which we refer to in this proxy statement as the “Securities Act”) in connection therewith;

•	any other transaction or series of transactions pursuant to which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) proposes to acquire control of any of the real property comprising the West Coast Assets; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Any proposal, offer or inquiry by a tenant or the 5th and Bell ground lessor that has a purchase option solely in connection with the exercise of such purchase option by such tenant or the 5th and Bell ground lessor, described under “—Third-Party Right to Purchase; Failure to Obtain 5th and Bell Ground Lessor Estoppel,” shall not constitute or be deemed an acquisition proposal.

No Solicitation of Transactions

The Company has agreed that, from the date of the West Coast Asset Agreement until the earlier of the closing date or the termination of the West Coast Asset Agreement, and subject to the provisions below, it will not and will cause its subsidiaries and its and their respective officers and directors not to, and it will not authorize and will use reasonable best efforts to cause the representatives of the Company and its subsidiaries not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an acquisition proposal (which we refer to in this proxy statement as an “inquiry”);

•	enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Purchaser or its representatives any non-public information or data in furtherance of any acquisition proposal or inquiry;

•	approve, recommend declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to an acquisition proposal (other than an acceptable confidentiality agreement, as described below) or requiring or having the effect of requiring the Company to abandon, terminate, or breach its obligations under the West Coast Asset Agreement (which we refer to in this proxy statement as an “alternative acquisition agreement”); or

•	agree to or propose publicly to do any of the foregoing.

Prior to obtaining the stockholder approval of the Plan of Liquidation Proposal and subject to the Company’s compliance with the provisions described above under “—No Solicitation of Transactions,” if the Company receives an unsolicited written acquisition proposal by a third party that the Board believes in good faith to be bona fide, such acquisition proposal was not the result of a violation of the Company’s non-solicitation obligations described above and after consultation with outside legal counsel and financial advisors, the Board determines in good faith that such acquisition proposal constitutes, or could reasonably be expected to lead to, a “superior proposal”, the Company may:

•	furnish non-public information to such third party if, prior to furnishing such information, the Company receives from such third party an executed confidentiality and standstill agreement with terms that are no less favorable in any material respect to the Company than the Company’s existing confidentiality agreement with Blackstone Real Estate Advisors L.P. (which we refer to in this proxy statement as an “acceptable confidentiality agreement”), and any non-public information concerning the Company or its subsidiaries that is provided to such third party shall, to the extent not previously provided to Purchaser, be provided to Purchaser as reasonably as soon as reasonably practicable after providing it to such third party (and in any event within 48 hours thereafter); and

•	participate in negotiations with such third party with respect to such acquisition proposal.

The Company will notify Purchaser promptly (but in no event later than 48 hours) after receipt of any acquisition proposal or any request for non-public information relating to the Company or any of its subsidiaries by any third party that informs the Company that it is making, or has made, an acquisition proposal, or any inquiry from any person seeking to have discussions or negotiations with the Company relating to a possible acquisition proposal. Such notice shall be made orally and confirmed in writing, and shall identify the person making such acquisition proposal or inquiry and shall indicate the material terms and conditions of any acquisition proposals or inquiries to the extent known (including, if applicable, providing copies of any written inquiries or requests and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such acquisition proposals or inquiries). The Company will also promptly, and in any event within 48 hours, notify Purchaser, orally and in writing, if the Company determines to engage in discussions or negotiations concerning any acquisition proposal or to begin providing non-public information to any person (and the Company shall not begin engaging in such discussions or negotiations or begin providing such non-public information prior to providing such notice), and notify Purchaser of any change to the financial and other material terms and conditions of any acquisition proposal and otherwise keep Purchaser reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. The Company has agreed that neither it nor any of its subsidiaries, after the date of the West Coast Asset Agreement, will enter into any confidentiality or similar agreement that would prohibit it from providing such information to Purchaser as described above.

The West Coast Asset Agreement defines “superior proposal” as any bona fide written acquisition proposal (except that references to “any of the real properties comprising the West Coast Assets” are replaced with “Howard Hughes Center together with one or more of the other real properties comprising the West Coast Assets” and reference to “15%” are replaced with “50%”) made after the date of the West Coast Asset Agreement on terms that the Board determines in good faith, after consultation with Company’s outside legal counsel and financial advisors (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal and any changes to the terms of the West Coast Asset Agreement proposed by Purchaser and any other information provided by Purchaser) that (1) would, if consummated, be more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the West Coast Asset Agreement and (2) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

Obligations of the Board with Respect to the Company Board Recommendation and Termination for a Superior Proposal

Except in the circumstances and pursuant to the procedures described below, neither the Board nor any committee thereof will:

•	fail to make or withdraw (or modify or qualify or publicly propose to withdraw, modify or qualify in any manner adverse to Purchaser) the Company Board recommendation;

•	adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any acquisition proposal (or publicly propose to do any of the foregoing);

•	fail to include the Company Board recommendation in this proxy statement; or

•	authorize, cause or permit the Company or any of its subsidiaries to enter into any alternative acquisition agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement as permitted by the West Coast Asset Agreement).

The Company refers to any action in the first three bullets above as an “adverse recommendation change”.

Prior to the stockholder approval of the Plan of Liquidation Proposal the Board is permitted to affect an adverse recommendation change:

•	(i) in response to an intervening event if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its duties under applicable law, and (ii) terminate the West Coast Asset Agreement pursuant to the second bullet under “—Termination of the West Coast Asset Agreement—Termination by Sellers or Company” below, and concurrently enter into an alternative acquisition agreement, if the Board has received an unsolicited written bona fide acquisition proposal (and the Company is not in breach of the provisions described under “—No Solicitation of Transactions”) that, in the good faith determination of the Board, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal; provided that the following requirements are met:

•	the Company provides prior written notice to Purchaser of its intention to effect an adverse recommendation change, identifying the person making the superior proposal and describing in reasonable detail the material terms and conditions of the superior proposal or intervening event, as applicable, that is the basis for effecting an adverse recommendation change, including (if applicable) copies of any written proposals or offers and any proposed agreements related to a superior proposal;

•	the Company and its representatives negotiate with Purchaser in good faith for a period of three (3) business days following Purchaser’s receipt of the notice of adverse recommendation change described in the bullet above to make such adjustments in the terms and conditions of the West Coast Asset Agreement, so that, in the case of a superior proposal, such superior proposal ceases to constitute a superior proposal, or in the case of an intervening event, in order to obviate the need to make such adverse recommendation change; and

•	following the end of such three (3) business day period, the Board has determined in good faith, taking into account any changes to the West Coast Asset Agreement proposed in writing by Purchaser, that (1) after consultation with outside legal counsel and financial advisors, the superior proposal giving rise to the notice of adverse recommendation change continues to constitute a superior proposal or (2) after consultation with outside legal counsel, in the case of an intervening event, the failure of the Board to effect an adverse recommendation change would be inconsistent with the Company’s directors’ duties under applicable law.

For purposes of the West Coast Asset Agreement, “intervening event” means a material event, development or change in circumstances with respect to the Company and its subsidiaries (in the case of the Company and its subsidiaries, taken as a whole) or the West Coast Assets (in the case of the West Coast Assets, taken as a whole), in each case that occurred or arose after the date of the West Coast Asset Agreement, which was unknown to, nor reasonably foreseeably by, the Board as of or prior to the date of the West Coast Asset Agreement, and becomes known to or by the Board prior to the Company stockholders’ approval of the Plan of Liquidation Proposal. Notwithstanding the foregoing, none of the following will constitute, or be considered in determining whether there has been, an intervening event:

•	the receipt, existence of or terms of an inquiry or an acquisition proposal or any matter relating thereto or consequence thereof; or

•	the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided that the underlying causes of such change or fact shall not be excluded by this clause).

Any amendment to the financial terms or any other material amendment of such a superior proposal will require a new notice of change of recommendation, and the Company will be required to comply again with the requirements described above, except that references to the three (3) business day period above will be deemed to be references to a two (2) business day period following receipt by Purchaser of any such new notice of change of recommendation.

Nothing contained in the West Coast Asset Agreement will prohibit the Company or the Board from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to the stockholders of Company if, in the good faith judgment of the Board, after consultation with outside legal counsel, the failure to make such disclosure would be inconsistent with the directors’ duties under applicable law or is required by applicable law; provided, however, that neither the Company nor the Board will be permitted to recommend that the Company’s stockholders tender any securities in connection with any tender offer or exchange offer that is an acquisition proposal or effect an adverse recommendation change with respect thereto, except as permitted by the provisions described above.

Agreement to Take Certain Actions

Subject to the terms and conditions of the West Coast Asset Agreement, each party to the West Coast Asset Sale has agreed to use its reasonable best efforts to consummate the West Coast Asset Sale and to cause to be satisfied all conditions precedent to its obligations to close the West Coast Asset Sale, in each case as promptly as practicable, including:

•	obtaining all necessary or advisable actions or non-actions, waivers, consents and approvals from any governmental agency or third party necessary in connection with the West Coast Asset Sale and the other transactions contemplated by the West Coast Asset Agreement and the making of all necessary or advisable registrations and filings and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental agency or other persons necessary in connection with the West Coast Asset Sale and the other transactions contemplated by the West Coast Asset Agreement; and

•	defending all lawsuits or other legal proceedings against the Company and/or the Sellers or Purchaser or any of their respective affiliates relating to or challenging the West Coast Asset Agreement, the Plan of Liquidation or the consummation of the West Coast Asset Sale or the other transactions contemplated by the West Coast Asset Agreement (which we refer to in this proxy statement as “transaction litigation”).

Each of the Company, Sellers and Purchaser shall keep the other parties reasonably informed regarding any transaction litigation unless doing so would, in the reasonable judgment of such party, jeopardize any privilege of the Company and Sellers or any of their respective subsidiaries with respect thereto. The Company and Sellers shall promptly advise Purchaser of the initiation of and any material developments regarding, and shall reasonably consult with and permit Purchaser to participate in the defense, negotiations or settlement of, any transaction litigation, and the Company and the Sellers shall give reasonable consideration to Purchaser’s advice with respect to such transaction litigation. Neither the Company nor any Seller shall compromise, settle or come to a settlement arrangement regarding any transaction litigation unless Purchaser shall otherwise consent in writing (which shall not be unreasonably withheld or delayed); provided, that Purchaser shall have no consent right with respect to any compromise, settlement or settlement arrangement if it (i) does not involve the payment of money damages or attorney’s fees by Purchaser or its affiliates, (ii) will not encumber any of the assets of Purchaser or any of its affiliates, contain any restriction or condition that would apply to or adversely affect Purchaser or its affiliates or otherwise restrict the business of Purchaser or its affiliates, and will not reasonably be expected to prevent or delay the consummation of the West Coast Asset Sale, and (iii) includes, as a condition to any compromise, settlement or settlement arrangement, a complete and irrevocable release of Purchaser and its affiliates from all liability in respect of such transaction litigation and includes no admission of wrongdoing if

Purchaser or any of its affiliates is a party to such transaction litigation; provided that if neither Purchaser nor any of its affiliates is a party to such transaction litigation, the Company and Sellers work in good faith to obtain such a complete and irrevocable release of Purchaser and its affiliates.

The Company shall establish reserve funds, in a reasonable amount and as may be deemed advisable, to meet any existing debts and obligations of the Company, the Operating Partnership and other subsidiaries of the Company that are not otherwise discharged by the Company or such subsidiaries, including known liabilities (whether or not reduced to judgment), liquidating expenses and estimated, unascertained or contingent liabilities and expenses; provided that the Company shall set aside or otherwise provide for all claims and liabilities as required under Maryland law.

Amendments to the Plan of Liquidation

The Company is not permitted to amend the Plan of Liquidation without the prior written consent of Purchaser if such amendment (i) would adversely affect Purchaser in any material respect, (ii) would reasonably be expected to prevent or delay the consummation of the West Coast Asset Sale or (iii) would remove or modify the reference to the West Coast Asset Agreement in the Plan of Liquidation or would amend the Plan of Liquidation in a manner that would cause an adverse recommendation change not permitted by the West Coast Asset Agreement.

Other Covenants

The West Coast Asset Agreement also contains certain other covenants, including covenants related to: (i) certain real estate matters, including obligations to cure or provide adequate title insurance to cover certain specified exceptions to title of certain individual properties comprising the West Coast Assets, efforts to obtain satisfactory title insurance and the Sellers’ obligation to obtain certain acceptable tenant estoppel certificates and waivers or approvals, (ii) access to information and to the West Coast Assets, (iii) cooperation with respect to certain tax matters and (iv) confidentiality.

Surviving Obligations; Indemnification

The Company’s and the Sellers’ and Purchaser’s representations, warranties and certain specified covenants and obligations survive the closing of the West Coast Asset Sale until the earlier of (a) six months after closing or (b) the later of (i) December 15, 2016 or (ii) the day one (1) business day prior to the date when the Company has completed the disposition of all of its remaining real estate assets and is otherwise in a position to make its final distribution to its stockholders pursuant to the Plan of Liquidation without maintaining reserves for contingent liabilities. In addition, the Company’s and Sellers’ liability for all such breaches and/or failures to perform will not exceed the cap and the Company and Sellers will not have any liability for any losses until such losses exceed the threshold, after which Sellers are responsible for all amounts from the first dollar, subject to certain exceptions. The Company has guaranteed the Sellers’ post-closing obligations, including with respect to any breach of Sellers’ representations, warranties and covenants, subject to the same limitations on survival and liability.

Closing Timing

The closing of the West Coast Asset Sale will occur on the later of (i) the date sixty (60) days after the date of the West Coast Asset Agreement or (ii) the date three (3) business days after receipt of the approval of the Plan of Liquidation Proposal by the Company’s stockholders, or such earlier or later date to which Purchaser and Sellers may agree in writing.

Conditions to Closing of the West Coast Asset Sale

Conditions Precedent to Purchaser’s Obligations

The obligation of Purchaser to consummate the West Coast Asset Sale is subject to the satisfaction or waiver by written notice from Purchaser to Sellers of certain conditions, including:

•	the Sellers and the Company have performed or complied in all material respects with all of the covenants and obligations of Sellers and the Company, respectively, under the West Coast Asset Agreement to be performed or complied with prior to or at the closing date;

•	the title company shall be irrevocably committed to issuing certain specified title insurance policies with respect to the West Coast Assets, insuring them, in the aggregate for the amount of the purchase price;

•	the Purchaser shall have received estoppel certificates (i) for certain specified major tenants leasing space in the West Coast Assets, (ii) from such other tenants leasing space in the West Coast Assets, which when added to all major tenants, aggregates at least 70% of the rentable square footage leased at each individual property comprising the West Coast Assets, subject to the right of each Seller to deliver a representation certificate for up to 10% (for non-major tenants only) of the rentable square footage leased at the individual property owned by such Seller, (iii) from the Howard Hughes Center Property Owner’s Association, and (iv) from the 5th and Bell ground lessor; provided that with respect to the 5th and Bell ground lessor, if Purchaser does not receive an estoppel certificate from the 5th and Bell ground lessor, then the West Coast Purchase Agreement will terminate with respect to the 5th and Bell property (see “—Third-Party Right to Purchase; Failure to Obtain 5th and Bell Ground Lessor Estoppel ” above).

•	the representations and warranties in the West Coast Asset Agreement of the Company and Sellers must be true and correct, determined without regard to any qualification by the terms “material” or “west coast material adverse effect”, as of the date of the West Coast Asset Agreement and as of the closing date (expect to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), except with respect to authorized qualifications and except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, have, a west coast material adverse effect;

•	the Plan of Liquidation Proposal is duly approved by the Company’s stockholders;

•	with respect to the option properties, Purchaser shall have received evidence that the applicable purchase option has been waived; and

•	no governmental agency of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order prohibiting or making illegal the West Coast Asset Sale and no court has issued an order or injunction prohibiting the closing of the West Coast Asset Sale.

The West Coast Asset Agreement defines “authorized qualification” as any qualifications to the representations and warranties made by Sellers to reflect (i) new tenant leases, tenant lease amendments, new services contracts, and/or assumed service contract amendments, executed by Sellers in accordance with the West Coast Asset Agreement and (ii) a tenant lease default by a tenant or tenant insolvency occurring after the execution of the West Coast Asset Agreement. Authorized qualifications shall not constitute a default by Sellers or a failure of a condition precedent to closing.

Conditions Precedent to Sellers’ Obligations

The obligation of the Sellers to consummate the West Coast Asset Sale is subject to the satisfaction or waiver by written notice from Sellers to Purchaser of certain conditions, including:

•	Purchaser has performed and complied in all material respects with all of the covenants and obligations of Purchaser under the West Coast Asset Agreement to be performed or complied with prior to or at the closing date;

•	the representations and warranties of Purchaser must be true and correct in all material respects (with materiality to be considered with respect to the transactions contemplated pursuant to the West Coast Asset Agreement in the aggregate);

•	the Plan of Liquidation Proposal is approved by the Company’s stockholders; and

•	no governmental agency of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order prohibiting or making illegal the West Coast Asset Sale and no court has issued an order or injunction prohibiting the closing of the West Coast Asset Sale.

West Coast Material Adverse Effect

For purposes of determining whether Purchaser’s obligations to consummate the West Coast Asset Sale are satisfied, the Company’s and the Seller’s representations and warranties are qualified by the concept of a “west coast material adverse effect” as set forth in bullet four of “—Conditions to Closing of the West Coast Asset Sale— Conditions Precedent to Purchaser’s Obligations” above. Under the terms of the West Coast Asset Agreement, a west coast material adverse effect means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (1) would reasonably be expected to have a material adverse effect on the value, operation, business, assets, liabilities, or condition (financial or otherwise) of the Sellers or the West Coast Assets, in each case, taken as a whole, or (2) would reasonably be expected to prevent or materially impair the ability of Sellers to consummate the West Coast Asset Sale before January 29, 2017; provided, however, that for purposes of clause (1), west coast material adverse effect shall not include any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from:

•	any failure in and of itself of the Company or the Sellers to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to or contributing to such failure may be taken into account in determining whether there has been a west coast material adverse effect);

•	any changes that affect the commercial real estate industry generally;

•	any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

•	any changes in the legal, regulatory or political conditions in the United States or globally;

•	the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date of the West Coast Asset Agreement;

•	the negotiation, execution, delivery or performance of the West Coast Asset Agreement, or the public announcement of the West Coast Asset Sale or the other transactions contemplated thereby, including the impact thereof on relationships, contractual or otherwise, with tenants, employees, suppliers, lenders, investors or venture partners;

•	the taking of any action at the written request or with the prior written consent of Purchaser or the failure to take any action at the written request of Purchaser;

•	earthquakes, hurricanes, floods or other natural disasters (subject to Purchaser’s rights with respect to condemnation and casualty as described in “—Condemnation and Casualty” above);

•	any adoption, promulgations, repeal, modification, amendment, interpretation, change or proposal after the date of the West Coast Asset Agreement of any laws or changes in U.S. generally accepted accounting principles (or the interpretation thereof); or

•	any action or litigation arising out of or relating to the West Coast Asset Agreement, the transactions contemplated thereby or in connection with the Plan of Liquidation, including any action made or initiated by any holder of the Company’s common stock (including any derivative claims) but in any event only in their capacities as holders of the common stock of the Company;

provided, that (1) with respect to the exception set forth in bullet two above, such events, circumstances, changes, effects, developments, conditions or occurrences may be taken into account to the extent they disproportionately affect the Sellers or the West Coast Assets, in each case, taken as a whole, relative to others in the commercial real estate industry in the geographic regions in which the Sellers operate and (2) with respect to the exceptions set forth in bullets three, four, five, eight and nine above, such events, circumstances, changes, effects, developments, conditions or occurrences may be taken into account to the extent they disproportionately affect the Sellers or the West Coast Assets, in each case, taken as a whole, relative to others in the commercial real estate industry in the United States.

Termination of the West Coast Asset Agreement

The Company, Sellers and Purchaser may, by mutual written consent, terminate the West Coast Asset Agreement and abandon the West Coast Asset Sale at any time prior to closing, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal.

In addition, the West Coast Asset Agreement may also be terminated by either the Company, Sellers or Purchaser, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal, if:

•	the West Coast Asset Sale is not consummated on or before January 29, 2017; provided that the right to terminate the West Coast Asset Agreement will not be available to any party if the failure of such party to comply with any provision of the West Coast Asset Agreement shall have been the cause of, or resulted in, the failure of the West Coast Asset Sale to be consummated by January 29, 2017;

•	any governmental agency of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the Plan of Liquidation or the West Coast Asset Sale, and such order or other action shall have become final and non-appealable; provided that the right to terminate shall not be available to a party if the issuance of such order or the taking of such other action was primarily due to the failure of such party to comply with the West Coast Asset Agreement; or

•	the Company does not receive stockholder approval of the Plan of Liquidation Proposal at the annual meeting or at any adjournment or postponement thereof at which a vote on the Plan of Liquidation Proposal is taken.

Termination by Sellers or Company

The West Coast Asset Agreement may also be terminated and the West Coast Asset Sale abandoned at any time prior to the closing by Sellers or Company, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal, if:

•	Purchaser fails to consummate the closing on the closing date, assuming all of the conditions set forth under “—Conditions to Closing of the West Coast Asset Sale—Conditions Precedent to Purchaser’s Obligations” are satisfied or waived by Purchaser (other than those conditions that by their nature are to be satisfied at the closing), or Purchaser otherwise defaults in its obligations to purchase the West Coast Assets in accordance with the terms of the West Coast Asset Agreement and such default is not cured within three (3) business days of written notice thereof (which we refer to in this proxy statement as a “Purchaser terminating breach”); provided that the Company and Sellers shall not have the right to terminate if a Company terminating breach (as defined below) shall have occurred and be continuing at the time the Company delivers notice of its election to terminate the West Coast Asset Agreement pursuant to this bullet; or

•	prior to obtaining the approval of the Plan of Liquidation Proposal from the Company’s stockholders, the Board effects an adverse recommendation change in accordance with the requirements provided in the section “—No Solicitation of Transactions” in connection with a superior proposal and the Board has approved, and concurrently enters into an alternative acquisition agreement with respect to a superior proposal, if and only if the Company is not then in material breach of its obligations described in the section “—No Solicitation of Transactions”, provided that such termination shall not be effective until the Company has paid the Company termination fee as and when due under the West Coast Asset Agreement.

Termination by Purchaser

The West Coast Asset Agreement may also be terminated and the West Coast Asset Sale abandoned at any time prior to the closing by Purchaser, even if the Company has obtained the stockholder approval of the Plan of Liquidation Proposal, if:

•	the Company or any Seller breaches, violates or fails to perform any of the its representations, warranties, covenants or agreements set forth in the West Coast Asset Agreement, which breach, violation or failure to perform, either individually or in the aggregate, if continuing at the closing date (i) would result in the failure of any of the conditions precedent to Purchaser’s obligation to consummate the West Coast Asset Sale as described in “—Conditions to Closing of the West Coast Asset Sale—Conditions Precedent to Purchaser’s Obligations” above (which we refer to in this proxy statement as a “Company terminating breach”) and (ii) cannot be cured within fifteen (15) days after written notice thereof; provided, that (x) the cure period for the Company’s and Sellers’ default in their obligation to sell the West Coast Assets in accordance with the terms of the West Coast Asset Agreement shall be three (3) business days and (y) Purchaser shall not have the right to terminate the West Coast Asset Agreement if a Purchaser terminating breach shall have occurred and be continuing at the time Purchaser delivers notice of its election to terminate the West Coast Asset Agreement pursuant to this bullet; or

•	prior to obtaining the approval of the Plan of Liquidation Proposal from the Company’s stockholders, the Company, Board or any committee thereof: (i) effects an adverse recommendation change; (ii) fails to publicly reaffirm within ten (10) business days the Company Board recommendation following any person publicly announcing an acquisition proposal or intention (whether or not conditional) to make an acquisition proposal or the date that any such acquisition proposal or intention is otherwise publicly disclosed (or if the stockholder meeting at which a vote on the Plan of Liquidation Proposal will be taken is scheduled to be held within ten (10) business days from the date an acquisition proposal (or such an intention) is publicly announced, promptly and in any event prior to the date on which the stockholder meeting is scheduled to be held); (iii) fails to include the Company Board recommendation in this proxy statement; (iv) approves, adopts, publicly endorses or recommends, or enters into or allows the Company or any of its subsidiaries to enter into an alternative acquisition agreement other than an acquisition agreement in compliance with the exception provided for in the section “—No Solicitation of Transactions”; or (v) fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an acquisition proposal within ten (10) business days after commencement of such tender offer or exchange offer.

Termination Fees

Termination Fee Payable by the Company

The Company has agreed to pay to Purchaser a termination fee of $25 million (which we refer to in this proxy statement as the “Company termination fee”) if:

•	Purchaser terminates the West Coast Asset Agreement pursuant to the provision described in the second bullet under “—Termination of the West Coast Asset Agreement—Termination by Purchaser”;

•	Company or Sellers terminate the West Coast Asset Agreement pursuant to the provision described in the second bullet under “—Termination of the West Coast Asset Agreement—Termination by Sellers or Company”; or

•	all of the following requirements are satisfied:

•	the West Coast Asset Agreement is terminated by Purchaser, Company or the Sellers pursuant to the provision described in the first or third bullet under “—Termination of the West Coast Asset Agreement” or by Purchaser pursuant to the provision described in the first bullet under “—Termination of the West Coast Asset Agreement—Termination by Purchaser”; and

•	(i) after the date of the West Coast Asset Agreement, an acquisition proposal shall have been received by the Company, Sellers or their respective representatives or any person shall have publicly proposed, announced, disclosed or otherwise communicated to the Company’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make any acquisition proposal (and in the case of a termination pursuant to the third bullet under “—Termination of the West Coast Asset Agreement” such acquisition proposal or any publicly proposed or announced intention shall have been made prior to the stockholder meeting), and (ii) within twelve (12) months after the date of such termination, Company and/or Sellers enter into a definitive agreement relating to, or consummates, any acquisition proposal (whether or not the same acquisition proposal) (with the references to “any of the real properties comprising the West Coast Assets” in the definition of acquisition proposal replaced with “Howard Hughes Center together with one or more of the other real properties comprising the West Coast Assets” and all references to “15%” in the definition of acquisition proposal replaced with “50%”).

If the stockholders of the Company fail to approve the Plan of Liquidation Proposal at the annual meeting and the West Coast Asset Agreement is terminated pursuant to the third bullet under “—Termination of the West Coast Asset Agreement”, the Company shall pay within two (2) business days after such termination, an aggregate amount of $5 million, which is intended to reimburse Purchaser for the fees and expenses incurred by Purchaser in connection with the West Coast Asset Agreement. Any payment of the Company termination fee will be reduced by such $5 million amount, if previously paid.

Termination Fee Payable by Purchaser

Purchaser has agreed to pay the Company a termination fee of $75 million (which we refer to in this proxy statement as the “Purchaser termination fee”) if:

•	Sellers terminate the West Coast Asset Agreement pursuant to the provision described in the first bullet under “—Termination of the West Coast Asset Agreement—Termination by the Sellers or Company”.

In the event that the Purchaser termination fee becomes payable by the Purchaser, it will be deposited into escrow and will be released to the Company in amounts and at times so as not to adversely affect compliance with the gross income requirements applicable to the Company’s qualification as a REIT for federal income tax purposes. The amount held in escrow will be released to the Company (i) to the extent provided in a letter from the Company’s independent certified public accountants indicating the maximum amount that may be paid to the Company in a particular year without causing the Company to violate the REIT gross income requirements (determined as if such Purchaser termination fee constitutes non-qualifying income), or (ii) upon receipt of a letter from the Company’s counsel indicating that either the Company has received a ruling from the IRS or an opinion from counsel to the effect that for purposes of the REIT gross income requirements, the Purchaser termination fee constitutes qualifying income or is excluded from the calculation of gross income. Any amount of the Purchaser termination fee remaining in escrow after a period of five years will be released to the Purchaser.

Guarantee and Remedies

Concurrently with the execution of the West Coast Asset Agreement, Blackstone Real Estate Partners VIII L.P. entered into a guarantee in the Company’s favor to guarantee Purchaser’s payment obligations with respect to the Purchaser termination fee, subject to the terms and limitations set forth in the guarantee.

The maximum aggregate liability of Blackstone Real Estate Partners VIII L.P. under the guarantee will not exceed $75 million, plus all reasonable and documented third party costs and out-of-pocket expenses (including the reasonable fees of counsel) actually incurred by the Company relating to any litigation or other proceeding brought by the Company to enforce its rights under the guarantee if it prevails in such litigation or proceeding.

The Company and the Sellers cannot seek specific performance to require Purchaser to complete the West Coast Asset Sale and, except with respect to enforcing the confidentiality agreement between Blackstone Real Estate Advisors L.P. and the Company, the Company’s sole and exclusive remedy against Purchaser relating to any breach of the West Coast Asset Agreement or otherwise will be the right to receive the Purchaser termination fee. Purchaser may, however, seek specific performance to require the Company to complete the West Coast Asset Agreement.

Amendment and Waiver

The West Coast Asset Agreement may be amended in a writing signed by both Sellers and Purchaser.

Implementation of the Plan of Liquidation; Core Fund and Other Asset Sales

In addition to the West Coast Asset Agreement, the Company has entered into several agreements to sell properties in anticipation of or in connection with the Plan of Liquidation.

•	JPMorgan Chase Tower—On May 26, 2016, a subsidiary of the Company entered into an agreement to sell JPMorgan Chase Tower in Dallas, Texas for a purchase price of $273.0 million, prior to the deduction of transaction costs and certain other closing credits and any adjustments for prorations. The Company expects the closing of this sale to occur on or about August 1, 2016, subject to the satisfaction of a number of closing conditions.

•	321 North Clark—On May 27, 2016, a subsidiary of the Company entered into an agreement to sell 321 North Clark in Chicago, Illinois for a purchase price $340.1 million, prior to the deduction of transaction costs and certain other closing credits and any adjustments for prorations. The purchaser is owned and controlled by an unaffiliated third party, which has a 95% interest in the purchaser. Hines has a 5% interest in the purchaser. The Company expects the closing of this sale to occur in August 2016, subject to the satisfaction of a number of closing conditions, including the availability of financing for the purchaser.

•	3400 Data Drive—On June 20, 2016, a subsidiary of the Company entered into an agreement to sell 3400 Data Drive in Rancho Cordova, California for a purchase price of $26.0 million, prior to the deduction of transaction costs and certain other closing credits and any adjustments for prorations. The Company expects the closing of this sale to occur in July 2016, subject to the satisfaction of a number of closing conditions.

•

Grocery-Anchored Portfolio—On June 24, 2016, certain subsidiaries of the Company entered into an agreement to sell the Grocery-Anchored Portfolio for a purchase price of $210.0 million, prior to the deduction of transaction costs and certain other closing credits and any adjustments for prorations. The Company has an option to exclude a portion of the Grocery-Anchored Portfolio from the transaction (which we refer to in this proxy statement as the “Grocery Anchored Option Property”). The Company expects the closing of the Grocery-Anchored Portfolio (excluding the Grocery Anchored Option Property) to occur in August 2016, subject to the satisfaction of a number of closing conditions. The

Company expects to close the sale of the Grocery Anchored Option Property no later than November 2016, subject to the satisfaction of a number of closing conditions.

•	Heritage Station—On June 27, 2016, the Company entered into an agreement to sell 1.15 acres of real property located at Heritage Station in Wake Forest, North Carolina for a purchase price $685,000, prior to the deduction of transaction costs and certain other closing credits and any adjustments for prorations. The Company expects the closing of this sale to occur no later than August 2016, subject to the satisfaction of a number of closing conditions.

•	Three Huntington Quadrangle—On June 28, 2016, the Company entered into an agreement to sell Three Huntington Quadrangle in Huntington, New York for a purchase price of $46.0 million, prior to the deduction of transaction costs and certain other closing credits and any adjustments for prorations. The Company expects the closing of this sale to occur in September 2016, subject to the satisfaction of a number of closing conditions.

The pending property sales entered into prior to June 29, 2016 are not conditioned upon stockholder approval of the Plan of Liquidation Proposal. The Company intends to complete the pending property sales entered into prior to June 29, 2016, in anticipation of or in connection with the Plan of Liquidation, whether or not our stockholders approve the Plan of Liquidation Proposal. The Company would be subject to liability should it fail to complete the sale of one or more of these properties in breach of the applicable purchase and sale agreement, subject to terms of such agreement.

The Company owns an interest in the Core Fund. The Core Fund has commenced a sale of all of its assets, which has previously been consented to by the general partners and investors in the Core Fund, including the Company. The Company expects to receive distributions from the Core Fund in respect of these asset sales. The sale of the Core Fund’s assets is not under the Company’s control and accordingly, is not subject to stockholder approval as part of the Plan of Liquidation Proposal. However, if the Company determines to sell its interest in the Core Fund, such sale would be subject to stockholder approval of the Plan of Liquidation Proposal.

If the Plan of Liquidation Proposal is approved by our stockholders, the proceeds from the pending property sales and the amounts received by the Company from the Company’s interest in the Core Fund will be included in the liquidating distributions to be made to the stockholders of the Company. If the Plan of Liquidation Proposal is not approved, the Company intends to evaluate all of its options with respect to any sale proceeds received from the sale of those properties or other assets that are not conditioned upon stockholder approval of the Plan of Liquidation Proposal. Such options may include, without limitation, the distribution of such proceeds to stockholders, the reinvestment of such proceeds in real estate investments or the use of such proceeds for other corporate purposes.

The sale of any properties or other assets, including the West Coast Asset Sale, entered into after June 29, 2016 until the date of stockholder approval of the Plan of Liquidation Proposal will be subject to stockholder approval of the Plan of Liquidation Proposal. Stockholder approval of the Plan of Liquidation Proposal gives to our Board the power to direct the sale of (or, in certain cases, otherwise dispose of) all of our assets on such terms and in such manner as determined by our Board in its discretion. The prices at which we may be able to sell those assets will depend on factors that in many cases will be beyond our control and may not be as high as the prices that could be obtained if the Company were not in liquidation. Approval of the Plan of Liquidation Proposal will constitute approval of all sales or other dispositions whether with respect to assets not under contract as of June 29, 2016, the West Coast Asset Sale or any properties presently under contract which for any reason do not close and need to be remarketed. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or other dispositions of assets approved by our Board.

Amount and Timing of Distributions to the Stockholders as a Result of the Liquidation

We currently anticipate making one or more liquidating distributions to our stockholders and expect the final distribution to be made on or before December 31, 2016. The Board estimates that, as of June 29, 2016, the Company will make liquidating distributions to our stockholders in an aggregate amount in the range of approximately $6.35 to $6.65 per share of common stock. This estimated range of liquidating distributions has been determined by the Board as follows:

•	The Board assumed consummation of the West Coast Asset Sale and certain other properties under contract as of June 29, 2016, and the receipt of sales proceeds from such transactions in accordance with their terms.

•	The Board included the estimated range of sale proceeds of our property not under contract as of June 29, 2016.

•	The Board included the estimated amounts to be received by the Company from the Company’s interest in the Core Fund.

•	The Board deducted the amount of indebtedness owed on each property including any estimated penalties for early payment thereof and other indebtedness of the Company as of June 29, 2016.

•	The Board included the estimated cash flows generated by the continued operations of the Company.

•	The Board deducted the estimated expenses to be incurred in connection with the sale of each property and the winding down and dissolution of the Company.

These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Liquidation could have a material effect on the ultimate amount of proceeds received by stockholders.

The Plan of Liquidation gives the Board the authority, in its discretion, to determine how best to provide for any unknown or contingent liabilities consistent with Maryland law. The Board may authorize us to obtain insurance policies to cover such costs and/or to establish a reserve fund or transfer assets to a liquidating trust out of which to pay such costs. If a reserve fund is established, we would expect a final liquidating distribution to be made once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for three or more years following the filing of our Articles of Dissolution, and may be made through a liquidating trust (as described below under “—Liquidating Trust”).

Although we have provided an estimated range of distributions, no assurance can be given as to when, or potentially whether, we will be able to make any distributions to our stockholders or the amount of any such distributions. These determinations depend on a variety of factors, including, but not limited to, whether and when the West Coast Asset Sale and the other pending transactions as described in “—The West Coast Asset Sale” and “—Implementation of the Plan of Liquidation; Core Fund and Other Asset Sales” close, the price and timing of other transactions entered into in the future, the cost of operating the Company through the date of our final dissolution, general business and economic conditions, and other matters. The actual amounts and times of payment of the liquidating distributions will be determined by the Board in its sole discretion.

Liquidating Trust

If all of our assets are not sold or distributed or our liabilities are not paid within 24 months after the approval of the Plan of Liquidation Proposal by our stockholders, we may transfer any remaining assets, including any reserve fund or other cash on hand, and liabilities, to a liquidating trust and distribute interests in the liquidating trust to our stockholders. The creation of a liquidating trust may be necessary to avoid losing our status as a REIT after the 24-month period following adoption of the Plan of Liquidation Proposal. We may also create a liquidating trust and distribute the interests in the liquidating trust to our stockholders prior to that time in order to avoid the costs of operating as a public company, or if our Board determines that it is otherwise advantageous or appropriate to do so. If we establish a liquidating trust, we would distribute to our stockholders at that time beneficial interests in the liquidating trust in proportion to the number of shares of common stock owned by such holders. The purpose of the liquidating trust that we may establish will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Plan of Liquidation Proposal will constitute the approval by our stockholders of the establishment of a liquidating trust, the Board’s appointment of one or more individuals, who may or may not be former members of our Board or officers, or corporate persons to act as trustee or trustees and the terms of any declaration of trust adopted by our Board. We expect that interests in the liquidating trust will not be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees. There may be certain adverse tax consequences to our stockholders of receiving and owning interests in a liquidating trust as described below under “Material U.S. Federal Income Tax Consequences”.

Any plan to transfer assets to a liquidating trust is only a contingency plan. Therefore, our Board has not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by our Board at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

Dissolution

The Plan of Liquidation authorizes our Board and our officers, when appropriate, to file Articles of Dissolution and to take any other appropriate and necessary action to dissolve the Company under Maryland law.

Common Stock; Reporting Requirements

Upon filing our Articles of Dissolution with SDAT, our common stock will cease to be registered under the Exchange Act, and accordingly, the Company will no longer be subject to the periodic reporting and other requirements imposed under the Exchange Act. We currently intend to close our stock transfer books on the dissolution date and at such time cease recording stock transfers.

Regulatory Matters

Other than in connection with the filing of this proxy statement with the SEC, the deregistration of the Company’s common stock under the Exchange Act and any requirements under Maryland law, the Company is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Liquidation, including the West Coast Asset Sale.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Plan of Liquidation and of distributions to stockholders pursuant to the plan, including the possible receipt by stockholders of interests in a liquidating trust. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Tax Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the IRS, concerning our tax treatment or the tax treatment of the Plan of Liquidation, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements. This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Tax Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules (such as holders of our equity that received those interests as compensation). In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account (except to the extent specifically set forth below);

•	mutual funds;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders of our restricted stock or who otherwise acquired shares of our common stock as compensation;

•	holders that are classified as a partnership or other pass-through entity including a subchapter S corporation under the Tax Code;

•	non-U.S. holders (except to the extent specifically set forth below); and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity which is classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of our liquidation in light of its own particular situation, as well as any consequences of the liquidation to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof, or the District of Columbia;

•	a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Tax Code) have the authority to control all substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO OUR LIQUIDATION, TO HOLDING AND DISPOSING OF OUR COMMON STOCK, AND TO RECEIVING AND HOLDING INTERESTS IN A LIQUIDATING TRUST ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE LIQUIDATION, THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND THE DISTRIBUTION AND OWNERSHIP OF INTERESTS IN A LIQUIDATING TRUST, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences to the Company

We believe that we have qualified and will continue to qualify as a REIT under the Tax Code. As a REIT, we are generally entitled to receive a dividends paid deduction for dividends that we pay. In addition, we are also generally permitted a dividends paid deduction with respect to distributions pursuant to a Plan of Liquidation, including distributions to our stockholders of interests in a liquidating trust, provided that the Plan of Liquidation is completed within 24 months of its adoption. We anticipate that our liquidating distributions will exceed our taxable income recognized in each tax year following the adoption of the plan, and that the Plan of Liquidation will be completed within 24 months of its adoption. In that case, we will generally not be subject to U.S. federal income tax on any gain or other income recognized following the adoption of the plan, including any gain that we recognize upon a transfer of appreciated assets to a liquidating trust and the distribution of interests in the trust to our stockholders.

While we believe that the Plan of Liquidation will be considered to be adopted when our stockholders approve of the plan on the Effective Date, it is possible that the IRS could assert that the adoption of the Plan of Liquidation effectively commenced prior to the Effective Date with the sale, or agreement by us to sell, certain properties. If such an assertion were successful, we could be required to complete the Plan of Liquidation sooner than 24 months following the Effective Date, or otherwise distributions that we make pursuant to the Plan of Liquidation might not be deductible by us which might result in a loss by us of our tax qualification as a REIT or in our otherwise incurring income taxes.

In order to maintain our status as a REIT, we must, among other things, continue to satisfy various qualification requirements pursuant to the Tax Code, including requirements relating to the nature of our gross assets and income, the timing and amount of distributions, and the composition of our stockholders. If the liquidation is approved by our stockholders, we intend to carry out the liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders, which may include the transfer of any remaining assets and liabilities to a liquidating trust. However, as a result of the liquidation or otherwise, circumstances may arise which could cause us to fail to qualify as a REIT. In addition, our Board could cause the Company to discontinue our status as a REIT at any time if our Board finds it to be in the best interests of our stockholders to do so. Should we lose our status as a REIT, either inadvertently or because our Board determines that such loss will be in the best interests of our stockholders, we would be taxable as a corporation for federal income tax purposes, including any applicable alternative minimum tax. In that case, we would be subject to federal income taxes at the corporate rate for the taxable year in which our qualification as a REIT terminates, and in any subsequent years, with respect to our income from operations and from sales and distributions of appreciated assets in connection with our Plan of Liquidation, and without any tax deduction for dividends that we pay.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. In general, “prohibited transactions” are dealer sales (i.e., inventory-like sales of property held primarily for sale to customers in the ordinary course of the Company’s business).

The Tax Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) not more than seven sales during the year (treating the sale of multiple properties to the same buyer in a single transaction, such as the West Coast Asset Sale, as a single sale for this purpose); (b) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis. If a particular transaction does not satisfy all of the requirements of the foregoing safe harbor, it will not necessarily be treated as a prohibited transaction. Rather, in that case, the determination as to whether it is considered to be a dealer sale, and therefore a prohibited transaction, will instead be based upon an analysis of all of the relevant facts and circumstances.

If we desire to sell a property pursuant to a transaction that does not satisfy the safe harbor, we could avoid the prohibited transaction tax if we hold and sell the property through a TRS. In that case, any gain would be taxable to the TRS at regular corporate income tax rates. We may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based our own internal analysis, or on the advice our tax advisors that the disposition will not be subject to the prohibited transaction tax. In cases where a property disposition is not effected through a TRS, the IRS could assert that the disposition constitutes a prohibited transaction. If such an assertion were successful, all of the net gain from the sale of the property will be payable as a penalty tax which will have a negative impact on cash flow and the ability to make cash distributions.

As a REIT, the value of our ownership interests held in TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter (20% commencing in 2018). If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS could assert that the value of our interests in our TRSs exceeds 25% (or 20%) of the value of our total assets at the end of any calendar quarter and therefore causes us to fail to qualify as a REIT. Additionally, as a REIT, generally no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we could fail to qualify as a REIT if distributions from all of the Company’s TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of the Company’s gross income with respect to such year.

Whether an asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties in anticipation of or in connection with the Plan of Liquidation will constitute a prohibited transaction. Accordingly, although the sale of our properties in anticipation of or in connection with the Plan of Liquidation likely will not satisfy the prohibited transaction safe harbor described above, we nevertheless believe based upon the facts and circumstances of such sale transactions that such sales should not be treated as prohibited transactions. Moreover, we have not utilized TRSs to enter into or effectuate any of the sales agreements or transactions to date in anticipation of or in connection with our Plan of Liquidation, and do not currently expect to utilize TRSs to enter into or effectuate any future sales transactions. There can be no assurance, however, that the IRS will not successfully assert that sales of our properties are prohibited transactions which are subject to the 100% tax.

Tax Consequences to U.S. Holders of our Common Stock

In connection with the Plan of Liquidation, stockholders may receive one or more liquidating distributions. The amount of any distribution pursuant to the Plan of Liquidation will be applied first to reduce a stockholder’s tax basis in his shares of common stock, but not below zero. A stockholder’s tax basis in his shares of common stock will generally be equal to the stockholder’s cost of his shares, reduced by any prior distributions that were treated as reductions in basis rather than taxable dividends. To the extent that distributions pursuant to the Plan of Liquidation exceed a U.S. holder’s basis in his common stock, the excess will constitute taxable gain and be recognized in the year in which the distribution is received. If the total amount of liquidating distributions received by a U.S. holder is less than the tax basis of his shares, the U.S. Holder will generally recognize a loss in the year in which the final liquidating distribution is received.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Tax Code.

Tax Consequences to Non-U.S. Holders of our Common Stock

General. The U.S. federal income tax consequences of the Plan of Liquidation to a non-U.S. holder will depend on various factors, including whether the receipt of liquidating distributions are treated as distributions from us to our stockholders that are attributable to gain from the sale of “United States real property interests” pursuant to the Foreign Investment in Real Property Tax Act (which we refer to in this proxy statement as “FIRPTA”). The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests by the REIT, and (2) issue regulations clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say whether or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent that the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that distributions pursuant to our Plan of Liquidation will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent that the tax treatment set forth in Notice 2007-55 applies, and to the extent that liquidating distributions are attributable to gain from sales of our United States real property interests, then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder also will be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, then the 35% withholding tax described above would also not apply, and such non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of our Common Stock”. We intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from liquidating distributions paid to a non-U.S. holder to the extent required by Notice 2007-55.

Taxable Sale of our Common Stock. Subject to the discussion below of backup withholding and above with respect to distribution of gain from the disposition of United States real property interests, if Notice 2007-55 does not apply (for example, because a non-U.S. holder sells shares of common stock rather than receiving distributions pursuant to the Plan of Liquidation, or because Notice 2007-55 is overturned), a non-U.S. holder generally will not be subject to U.S. federal income taxation on any resultant gain or loss unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year in which the sale occurs and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA (which we do not expect will be the case because, as described below, we believe that we are a domestically controlled REIT). However, as noted above, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from liquidating distributions paid to a non-U.S. holder to the extent required by Notice 2007-55.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis (i.e., net of any available expense deductions) in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on any such effectively connected gain.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year in which the sale occurs and who meets certain other requirements will be subject to a flat 30% tax on the gain, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder from a sale of the stock will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of common stock generally will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity” at the time of the sale. A “qualified investment entity” includes a REIT. Assuming that we continue to qualify as a REIT, we will be a “domestically controlled qualified investment entity” if non-U.S. holders in the aggregate hold, directly and indirectly, less than 50% of the value of our common stock at all times during the five-year period ending with the sale. We believe that we currently are, and are likely to continue to be a domestically controlled REIT. However, no assurance can be given that the actual ownership of our stock has been or will be such that we qualify as a “domestically controlled qualified investment entity” at all times.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible benefits under an applicable income tax treaty.

U.S. Withholding Tax. As described above, we intend to withhold, pursuant to FIRPTA, U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from liquidating distributions paid to a non-U.S. holder to the extent attributable to gains that we recognize from sales of United States real property interests.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to distributions pursuant to the Plan of Liquidation. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

The Foreign Account Tax Compliance Act (which we refer to in this proxy statement as “FATCA”) provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock) made to a foreign financial institution (as specifically defined in the Tax Code) and certain other foreign entities if such entity fails to satisfy certain disclosure and reporting rules. Unless an exemption applies, FATCA generally requires that (i) in the case of a foreign financial institution, the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

The IRS has released guidance generally providing that withholding under FATCA applies currently with respect to payments of U.S. source fixed or determinable annual or periodic income items, such as dividends, and will apply on and after January 1, 2019 to payments of gross sales proceeds. The United States Treasury has entered into, and may continue to enter into, intergovernmental agreements with other countries to implement the exchange of information required under FATCA. Non-U.S. holders are encouraged to consult with their tax advisors regarding the potential application and impact of FATCA and any intergovernmental agreement between the United States and their home jurisdiction in connection with FATCA compliance, with respect to dividends and liquidating distributions received from the Company.

Use of a Liquidating Trust

If we do not believe that we can otherwise complete the Plan of Liquidation within 24 months of the Effective Date, or we believe it is otherwise advisable, our Board may at any time transfer our remaining assets and obligations to a liquidating trust. Under the Tax Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Tax Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

Consequences to Holders—General. If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to our stockholders, this will be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our stockholders. Accordingly, each holder will be treated as receiving a liquidating distribution from us equal to such holder’s share of the cash and the fair market value of the assets (less liabilities) transferred to the trust, and may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a current distribution of such cash or other assets.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, the liquidating trust will be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each unit or interest in the liquidating trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a holder will be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A holder will be taxed each year on its share of revenues from the liquidating trust, net of such holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not the holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to holders, the holders will recognize no additional gain or loss.

A holder’s tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust which are attributable to that unit) will be equal to the fair market value of a unit (and those net assets) on the date that it is distributed to the holder, which value will be determined by us and reported to the holders. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets will be determined based upon a holding period commencing at the time of the acquisition by a holder of such holder’s beneficial interest in the liquidating trust. An individual holder that itemizes deductions generally may deduct the holder’s pro rata share of certain fees and expenses of the liquidating trust only to the extent that such amount, together with the holder’s other miscellaneous deductions, exceeds 2% of the holder’s adjusted gross income.

The trustee or trustees of the liquidating trust will provide to each holder of units in the trust after each year end a detailed itemized statement that reports on a per unit basis the holder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each holder must report such items on its own U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust for U.S. federal income tax purposes, the consequences to holders will depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to federal income tax at the applicable corporate income tax rate, which is currently 35%. In that case, distributions made by the trust would be reduced by this additional level of tax, and a holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. We intend to take all available steps to cause the liquidating trust to qualify for treatment as a liquidating trust for U.S. federal income tax purposes.

Consequences to U.S. Tax-Exempt Holders. Tax-exempt investors, such as qualified accounts or IRAs, generally are exempt from federal income taxation. Such investors, however, may be subject to taxation on their unrelated business taxable income, or UBTI, that they recognize in a taxable year if that UBTI exceeds $1,000 for the taxable year. Although rents, gains and losses from the sale of property generally are excluded from UBTI, in the case of leveraged property, these exclusions are subject to limitations. To the extent a U.S. tax-exempt investor derives income from “debt-financed property” used in an unrelated trade or business, a portion of such income may be treated as UBTI. Debt-financed property is generally any property that is held by a tax-exempt investor to produce income and with respect to which there is acquisition indebtedness. Acquisition indebtedness includes indebtedness incurred (i) in acquiring or improving a property, (ii) before the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement, or (iii) after the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement and the indebtedness was reasonably foreseeable at the time of such acquisition or improvement. If we distribute interests in a liquidating trust to our stockholders, the liquidating trust may have debt that would be treated as acquisition indebtedness and give rise to debt financed income, and therefore UBTI, for IRAs and other tax-exempt investors.

If the properties in a liquidating trust are considered debt-financed, the amount of debt-financed income that would be included as UBTI by a tax-exempt investor equals the gross total income derived from or on account of the debt-financed property multiplied by the percentage that the average acquisition indebtedness bears to the average adjusted basis of the property during the period it is held by the tax-exempt investor during the taxable year or, in the case of gain from a disposition of the property, the percentage that the highest acquisition indebtedness within 12 months before the sale bears to the average adjusted basis of the property. Deductions directly connected with debt-financed property may be allowed, subject to certain exceptions, in determining UBTI.

Certain “qualified organizations,” including certain educational organizations and pension trusts, may avoid the debt financing rules if they meet the requirements of a safe harbor. Under the safe harbor, among other requirements, the indebtedness must be fixed in amount as of the date of the acquisition of the property or completion of the improvement, the payments of principal and interest on the indebtedness must not be dependent on the revenue, income or profits derived from the property, and the financing may not be acquired from a related party or certain disqualified persons.

As described above, holders of units in a liquidating trust will be treated as owning an allocable portion of each asset in the liquidating trust and as having incurred an allocable portion of debt financing of the liquidating trust. As such, a portion of the income of the liquidating trust may be considered UBTI for certain tax-exempt investors that are not qualified organizations. In addition, the liquidating trust may have other sources of income that are also considered to be UBTI for tax purposes, depending upon the nature of its operations and the sources of its income. The trustees of the liquidating trust will provide a detailed itemized statement that reports your allocable share of all of the various categories of income and expense of the liquidating trust for the taxable year, including information as to the amount of any UBTI for the taxable year. A tax-exempt holder that has more than $1,000 of UBTI for the year from all sources, including its interest in a liquidating trust, will need to file a federal income tax return for the year (on IRS Form 990-T) reporting that income and paying tax on the UBTI in excess of $1,000. Depending upon the type of tax-exempt holder, it will be subject to federal income tax rate on such income at marginal rates that are currently as high as 39.6%. Tax-exempt holders that receive units in a liquidating trust should consult their tax advisors regarding the consequences to them of owning units in the liquidating trust and the availability of any exception to the UBTI rules, including the rules applicable to qualified organizations.

Consequences to Non-U.S. Holders. Non-U.S. holders of units in a liquidating trust will be treated as owning their allocable portion of each asset of the liquidating trust. As such, any income or gain from the liquidating trust may be treated as income or gain from “United States real property interests” under FIRPTA or otherwise as income that is effectively connected with a non-U.S. holder’s trade or business in the U.S., depending on the nature of the liquidating trust’s assets and operations. A non-U.S. holder will be taxed on effectively connected income at the normal rates applicable to U.S. holders, and will be required to file a U.S. federal income tax return reporting these amounts. A non-U.S. holder that is a corporation also may be subject to a 30% branch profits tax under Section 884 of the Tax Code in respect of these amounts. The trustees of the liquidating trust or an applicable withholding agent will be required to withhold from any distributions to such non-U.S. holders, and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of the amount treated as gain from the sale of “United States real property interests”. The amount of any tax so withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability, and the non-U.S. holder may file for a refund from the IRS of any amount of withheld tax in excess of that tax liability. In addition, a liquidating trust may have other sources of income that may be subject to withholding if paid to a non-U.S. holder, depending upon the nature of its operations and the sources of its income. The trustee of a liquidating trust will provide a detailed itemized statement that reports a non-U.S. holder’s allocable share of all of the various categories of income and expense of the liquidating trust for the taxable year. The tax consequences of a liquidating trust to non-U.S. holders are complex. A non-U.S. holder should consult its tax advisor regarding the ownership of units in a liquidating trust.

State and Local Tax. Holders may be required to file income tax returns in states or localities in which a liquidating trust owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each holder should consult its tax advisors regarding state and local tax consequences of owning units in a liquidating trust.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE PLAN OF LIQUIDATION AND TO DISTRIBUTIONS MADE PURSUANT TO THE PLAN, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF OUR COMMON STOCK AND OF THE ADOPTION AND IMPLEMENTATION OF A PLAN OF LIQUIDATION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Appraisal or Dissenters’ Rights

Pursuant to Maryland law and our charter, you are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with the Plan of Liquidation, including the West Coast Asset Sale.

Opinions of Financial Advisors

Wells Fargo Securities, LLC

The Company retained Wells Fargo Securities to act as financial advisor to the Company in connection with the West Coast Asset Sale. As part of Wells Fargo Securities’ engagement, the Board requested that Wells Fargo Securities evaluate the fairness, from a financial point of view, to the Company of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement. On June 29, 2016, at a meeting of the Board held to evaluate the West Coast Asset Sale, Wells Fargo Securities rendered an oral opinion, confirmed by delivery of a written opinion dated June 29, 2016, to the Board to the effect that, as of such date and based on and subject to various qualifications, limitations and assumptions stated in its opinion, the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement was fair, from a financial point of view, to the Company.

The full text of Wells Fargo Securities’ written opinion, dated June 29, 2016, to the Board is attached as Appendix C to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Wells Fargo Securities in rendering its opinion. The following summary of Wells Fargo Securities’ opinion provided in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. The opinion was addressed to the Board (in its capacity as such) for its information and use in connection with its evaluation of the aggregate purchase price provided for in the West Coast Asset Sale from a financial point of view to the Company and did not address any other terms, aspects or implications of the West Coast Asset Sale or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by the Company to enter into the West Coast Asset Agreement or related documents or the relative merits of the West Coast Asset Sale or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company or its Board or in which the Company might engage, including, without limitation, any other asset sales or dispositions, plan of liquidation or otherwise. Wells Fargo Securities’ opinion does not constitute a recommendation to the Board or any other person or entity in respect of the West Coast Asset Sale or any related transactions, including as to how any securityholder should vote or act in connection with the Plan of Liquidation Proposal, any related transactions or any other matters.

The terms of the West Coast Asset Sale and related transactions were determined through negotiations between the Company and Purchaser, rather than by any financial advisor, and the decision to enter into the West Coast Asset Agreement was solely that of the Board. Wells Fargo Securities did not recommend any specific form of consideration to the Board or that any specific form of consideration constituted the only appropriate consideration for the West Coast Asset Sale. Wells Fargo Securities’ opinion was only one of many factors considered by the Board in its evaluation of the West Coast Asset Sale and should not be viewed as determinative of the views of the Board or any other party with respect to the West Coast Asset Sale or the aggregate purchase price provided for in the West Coast Asset Sale.

In arriving at its opinion, Wells Fargo Securities, among other things:

•	reviewed a copy of the West Coast Asset Agreement, including the financial terms thereof, as provided to Wells Fargo Securities on June 29, 2016;

•	reviewed certain publicly available business and other information regarding the West Coast Assets;

•	reviewed certain other business and financial information regarding the West Coast Assets furnished to Wells Fargo Securities by and discussed with the Advisor, in its capacity as external manager of the Company, including historical financial information and financial forecasts and estimates for the fiscal years ending December 31, 2016 through December 31, 2020 relating to the West Coast Assets prepared or provided by the Advisor;

•	discussed with the Advisor the operations and prospects of the West Coast Assets, including the historical financial performance and trends in the results of operations of the West Coast Assets;

•	participated in discussions and negotiations among representatives of the Company, Purchaser and their respective advisors regarding the proposed West Coast Asset Sale;

•	analyzed the estimated net asset values of the West Coast Assets based on the financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the Advisor;

•	analyzed the estimated present value of the future cash flows of the West Coast Assets based on the financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the Advisor; and

•	considered other information, such as financial studies and analyses, as well as financial, economic and market criteria, and made such other inquiries, as Wells Fargo Securities deemed relevant.

In connection with Wells Fargo Securities’ review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to Wells Fargo Securities, including all accounting, tax, regulatory and legal information, and Wells Fargo Securities did not make (and did not assume any responsibility for) any independent verification of such information. Wells Fargo Securities relied upon assurances of the Advisor and other representatives of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates and other information relating to the West Coast Assets that Wells Fargo Securities was directed to utilize in its analyses, Wells Fargo Securities was advised by the Advisor and, at the direction of the Company, Wells Fargo Securities assumed that they were reasonably prepared and reflected the best currently available estimates, judgments and assumptions of the Advisor as to the future financial performance of the West Coast Assets and the other matters covered thereby. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, any forecasts, estimates or other information utilized in Wells Fargo Securities’ analyses or the judgments or assumptions upon which they were based. Wells Fargo Securities also assumed that there had been no meaningful changes in the condition (financial or otherwise), results of operations, business or prospects of the West Coast Assets since the respective dates of the most recent financial statements and other information provided to Wells Fargo Securities and that the financial forecasts and estimates relating to the West Coast Assets reviewed by Wells Fargo Securities reflected all assets and liabilities to be acquired or assumed by Purchaser in the West Coast Asset Sale. Wells Fargo Securities relied, at the direction of the Company, upon the assessments of the Advisor and other representatives of the Company as to, among other things, (i) the potential impact on the West Coast Assets of certain market and other trends and developments in, and prospects for, the commercial real estate market and related credit and financial markets and (ii) the terms upon which certain West Coast Assets are subject to certain rights of first refusal, rights of first opportunity or other rights and the potential impact of such rights on such West Coast Assets and the West Coast Asset Sale. Wells Fargo Securities assumed, with the consent of the Company, that there would be no developments with respect to any such matters that would have an effect on the West Coast Assets, the Company or the West Coast Asset Sale that would be meaningful in any respect to Wells Fargo Securities’ analyses or opinion. At the direction of the Company, Wells Fargo Securities also assumed, for purposes of its analyses and opinion, that no rights of first refusal, rights of first opportunity or other rights in respect of the West Coast Assets would be exercised and that there would be no adjustments (including credit amounts) to or allocations or prorations of the aggregate purchase price as a result of such rights or otherwise that would be meaningful in any respect to Wells Fargo Securities’ analyses or opinion.

In arriving at its opinion, Wells Fargo Securities did not conduct physical inspections of the West Coast Assets, and Wells Fargo Securities did not make and was not provided with any evaluations or appraisals of the properties, assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any other entity, including with respect to the West Coast Assets. Wells Fargo Securities also did not evaluate the solvency or fair value, as the case may be, of the Company or any other entity (including, without limitation, with respect to the West Coast Assets) under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.

In rendering its opinion, Wells Fargo Securities assumed, at the direction of the Company, that the final form of the West Coast Asset Agreement, when signed by the parties thereto, would not differ from the copy reviewed by Wells Fargo Securities in any respect meaningful to Wells Fargo Securities’ analyses or opinion, that the West Coast Asset Sale would be consummated in accordance with the terms described in the West Coast Asset Agreement and related documents and in compliance with all applicable laws, documents and other requirements, without amendment or waiver of any material terms or conditions and that, in the course of obtaining any necessary governmental, regulatory or third party consents, approvals or agreements for the West Coast Asset Sale, no delay, limitation or restriction, including any divestiture or other requirements, would be imposed or action would be taken that would have an effect on the West Coast Assets, the Company or the West Coast Asset Sale that would be meaningful in any respect to Wells Fargo Securities’ analyses or opinion.

Wells Fargo Securities’ opinion was necessarily based on economic, market, financial and other conditions existing, and information made available to Wells Fargo Securities, as of the date thereof. Although subsequent developments may affect the matters set forth in its opinion, Wells Fargo Securities does not have any obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider any such events occurring or coming to Wells Fargo Securities’ attention after the date of its opinion.

Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view and as of the date thereof, to the Company of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement to the extent expressly specified in the opinion, and did not address any other terms, aspects or implications of the West Coast Asset Sale or any related transactions, including, without limitation, any plan of liquidation or other disposition of the Company’s assets, the form or structure of the West Coast Asset Sale, any adjustment to or allocation or proration of the aggregate purchase price, or any escrow, indemnification, guarantee or other agreement, arrangement or understanding entered into in connection with or contemplated by the West Coast Asset Sale or otherwise. In addition, Wells Fargo Securities’ opinion did not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors, employees or managers of any parties to the West Coast Asset Sale, or class of such persons, relative to the aggregate purchase price or otherwise. Wells Fargo Securities’ opinion also did not address the merits of the underlying decision by the Company to enter into the West Coast Asset Agreement or related documents or the relative merits of the West Coast Asset Sale or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company or the Board or in which the Company might engage, including, without limitation, any other asset sales or dispositions, plan of liquidation or otherwise. Wells Fargo Securities also did not express any view or opinion with respect to, and with the consent of the Company relied upon the assessments of representatives of the Company regarding, accounting, tax, regulatory, legal or similar matters as to which Wells Fargo Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Wells Fargo Securities performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of the financial analyses performed and factors considered in connection with such opinion. In arriving at its opinion, Wells Fargo Securities did not ascribe a specific value to the West Coast Assets but rather made its determinations as to the fairness, from a financial point of view, to the Company of the aggregate purchase price on the basis of various financial and comparative analyses taken as a whole. The preparation of a financial opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a financial opinion is not readily susceptible to summary description.

In arriving at its opinion, Wells Fargo Securities did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered and in the context of the circumstances of the particular transaction. Accordingly, the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying such opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. No business or transaction is identical to the West Coast Assets or the West Coast Asset Sale and an evaluation of Wells Fargo Securities’ analyses is not entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies and businesses reviewed.

In performing its analyses, Wells Fargo Securities considered industry performance, general business and economic conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company, Purchaser or other parties to the West Coast Asset Sale. None of the Company, Purchaser, Wells Fargo Securities or any other person assumes responsibility if future results are different from those described whether or not any such difference is material. Any estimates contained in these analyses and the ranges of values resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of properties, businesses or securities do not purport to be appraisals or necessarily reflect the prices at which properties, businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, the following analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses provided on June 29, 2016 to the Board by Wells Fargo Securities in connection with its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

West Coast Assets Financial Analyses

Net Asset Value Analysis. Wells Fargo Securities performed a net asset value analysis of the West Coast Assets based on financial and other information and data provided by the Advisor. An estimated aggregate net asset value reference range for the West Coast Assets was calculated taking into account, on an asset-by-asset basis, among other factors, the projected net operating income of each property for the 12-month period from July 1, 2016 through June 30, 2017 as provided by the Advisor, and the asset quality, tenant roster, current occupancy levels and lease maturity profiles of such properties. This analysis indicated the following approximate implied aggregate reference range for the West Coast Assets, as compared to the aggregate purchase price provided for in the West Coast Asset Sale:

Implied Aggregate Reference Range for West Coast Assets	Aggregate Purchase Price
$1.125 billion - $1.210 billion	$1.162 billion

Wells Fargo Securities noted that the approximate implied aggregate net asset value reference range for the West Coast Assets derived from this analysis implied a capitalization rate range based on the West Coast Assets’ estimated net operating income during the 12-month period from July 1, 2016 through June 30, 2017 and price per square footage range for the West Coast Assets of approximately 5.4% to 5.8% and $371 to $399, respectively.

Discounted Cash Flow Analysis. Wells Fargo Securities performed a discounted cash flow analysis of the West Coast Assets to calculate a range of implied present values of the unlevered free cash flows that the West Coast Assets were forecasted to generate during the second half of the fiscal year ending December 31, 2016 through the full fiscal year ending December 31, 2020 utilizing internal financial forecasts and estimates prepared by the Advisor. Wells Fargo Securities derived implied terminal values by applying to the estimated net operating income of the West Coast Assets for the fiscal year ending December 31, 2020 a range of capitalization rates of 5.6% to 6.1%. Present values (as of June 30, 2016) of cash flows and terminal values were then calculated using a discount rate range of 7.0% to 8.0%. This analysis indicated the following approximate implied aggregate reference range for the West Coast Assets, as compared to the aggregate purchase price provided for in the West Coast Asset Sale:

Implied Aggregate Reference Range for West Coast Assets	Aggregate Purchase Price
$1.089 billion - $1.215 billion	$1.162 billion

General

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Company selected Wells Fargo Securities as its financial advisor in connection with the West Coast Asset Sale because of its qualifications, reputation and experience generally and particularly in the real estate industry and its familiarity with the Company and its business. The issuance of Wells Fargo Securities’ opinion was approved by an authorized committee of Wells Fargo Securities.

The Company has agreed to pay Wells Fargo Securities for its financial advisory services in connection with the West Coast Asset Sale an aggregate fee of $5.8 million, of which a portion was payable upon delivery of its opinion and $4.8 million is contingent upon consummation of the West Coast Asset Sale. The Company also has agreed to reimburse certain of Wells Fargo Securities’ expenses, including fees and disbursements of Wells Fargo Securities’ counsel, and to indemnify Wells Fargo Securities and certain related parties against certain liabilities, including liabilities under the U.S. federal securities laws, that may arise out of Wells Fargo Securities’ engagement.

Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees and, given certain policies and procedures designed to preserve the independence of Wells Fargo Securities’ research and credit analysts, the views of such analysts may differ from those reflected in Wells Fargo Securities’ analyses and opinion. Wells Fargo Securities and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to the Company, The Blackstone Group L.P. and certain of their respective affiliates, for which Wells Fargo Securities and its affiliates have received and would expect to receive fees including, during the two-year period prior to the date of Wells Fargo Securities’ opinion, having acted or acting as (i) in the case of the Company, as (a) financial advisor, agent and broker to the Company in connection with the sale of real estate assets and loans, real estate debt financings and other asset-level transactions (including certain asset dispositions in connection with the Company’s currently contemplated plan of liquidation) and (b) a lender under credit facilities of certain affiliates of the Company, and (ii) in the case of The Blackstone Group L.P., as (a) financial advisor, agent and broker to The Blackstone Group L.P. and certain of its affiliates and/or portfolio companies in connection with the sale of real estate assets and loans, real estate debt financings and asset-level and/or corporate-level acquisition or sale transactions, (b) lead or joint bookrunning manager for various equity and debt offerings of certain affiliates and/or portfolio companies of The Blackstone Group L.P., and (c) joint lead arranger and joint bookrunning manager for, and as a lender under, credit facilities of The Blackstone Group L.P. and/or certain of its affiliates or portfolio companies. During the two-year period prior to the date of Wells Fargo Securities’ opinion, Wells Fargo Securities and its affiliates received or expected to receive for the services described in clauses (i)(a) through (b) and (ii)(a) through (c) above aggregate fees of approximately $9 million from the Company and/or certain of its affiliates and approximately $136 million from The Blackstone Group L.P. and/or certain of its affiliates or portfolio companies. Wells Fargo and certain of its affiliates have, and certain of Wells Fargo Securities’ and its affiliates’ respective employees may have, direct or indirect investments in investment funds which, according to publicly available information, are managed or advised by The Blackstone Group L.P. or its affiliates. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of the Company, The Blackstone Group L.P. and certain of their respective affiliates for Wells Fargo Securities’ and its affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Robert A. Stanger & Co., Inc.

The Company retained Stanger to act as financial advisor to the Company in connection with the West Coast Asset Sale. The Company selected Stanger to act as the Company’s financial advisor based on Stanger’s qualifications, expertise and reputation. As part of Stanger’s engagement, the Board requested that Stanger evaluate the fairness, from a financial point of view, to the Company of the aggregate purchase price provided for in the West Coast Asset Sale pursuant to the West Coast Asset Agreement. On June 29, 2016, at a meeting of the Board held to evaluate the West Coast Asset Sale, Stanger rendered to the Board its oral opinion, confirmed by delivery of a written opinion dated June 29, 2016, and based upon and subject to the limitations and assumptions set forth in its written opinion, that the aggregate purchase price to be received by the Company in connection with the West Coast Asset Sale pursuant to the West Coast Asset Agreement was fair, from a financial point of view, to the Company.

The full text of Stanger’s written opinion, dated June 29, 2016, to the Board is attached to this proxy statement as Appendix D and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Stanger in rendering its opinion. The following summary of Stanger’s opinion provided in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. Stanger’s advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the West Coast Asset Sale and the opinion does not constitute a recommendation as to how any holder of the Company’s common stock should vote with respect to the Plan of Liquidation Proposal or any other matter.

The terms of the West Coast Asset Sale and related transactions were determined through negotiations between the Company and Blackstone, rather than by any financial advisor, and the decision to enter into the West Coast Asset Agreement was solely that of the Board. Stanger’s opinion was provided to the Board in connection with the consideration of the West Coast Asset Sale and was only one of many factors considered by the Board in its evaluation of the West Coast Asset Sale. Neither Stanger’s opinion nor its analyses were determinative of the consideration or of the views of the Board with respect to the West Coast Asset Sale and should not be viewed as determinative of any views of the Board or any other party with respect to the West Coast Asset Sale or the aggregate purchase price therefor.

Experience of Stanger. Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include mergers and acquisitions, advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships and the assets typically owned through such entities including, but not limited to, real properties and property interests.

Summary of Materials Considered. In arriving at its opinion, Stanger, among other things:

•	reviewed a draft copy of the West Coast Asset Agreement, which the Company indicated to be in substantially the form intended to be entered into by the parties;

•	reviewed the 2013, 2014 and 2015 financial statements for each of the West Coast Assets, as available and as prepared by the Company;

•	reviewed the 2016 budgeted financial statements for each of the West Coast Assets, as prepared by the Company;

•	reviewed the historical and projected capital expenditures for each of the West Coast Assets, as prepared by the Company and the most recent third party property condition reports;

•	reviewed the rent roll and ARGUS file for each of the West Coast Assets, as prepared by the Company;

•	conducted a site visit of each of the West Coast Assets and made local market inquiries regarding rental rates at competing properties and local market conditions, and reviewed sale transactions involving office properties;

•	reviewed third party appraisals of each of the West Coast Assets as prepared by Cushman & Wakefield Western, Inc. and Cushman & Wakefield of Washington, Inc., as of June 30, 2015, which the Company advised were the most recent available;

•	reviewed the marketing efforts undertaken and the offers received with representatives of the Company;

•	reviewed the acquisition parameters for office properties as summarized in surveys prepared by PriceWaterhouseCoopers and Real Estate Research Corporation;

•	reviewed the financial statements of the Company for the 2013, 2014, 2015 and March 31, 2016 periods as filed with the SEC on Forms 10-K and 10-Q; and

•	conducted such other analyses and inquiries as Stanger deemed appropriate.

Assumptions. In evaluating the purchase price to be received by the Company, Stanger assumed with the consent of the Board that the West Coast Asset Agreement will not, when executed, differ in any material respect from the draft thereof which Stanger reviewed and that the West Coast Asset Sale would be consummated in accordance with the terms of the West Coast Asset Agreement. In rendering its opinion, Stanger was advised that it may rely upon, and therefore relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to Stanger by or on behalf of the Company and the Advisor. Stanger did not perform an independent appraisal, engineering, structural or environmental study of the West Coast Assets, and Stanger relied upon the representations of the Company and the Advisor and their representatives regarding the physical condition and capital expenditure requirements of the West Coast Assets. Stanger also relied on the assurance of the Company and the Advisor that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the West Coast Asset Agreement provided or communicated to Stanger were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change occurred in the information reviewed between the date such information was provided and the date of Stanger’s opinion letter; and that the Company and Advisor were not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect. Nothing came to Stanger’s attention that would lead Stanger to believe that any of the foregoing was incorrect, incomplete or misleading in any material respect. Stanger’s opinion was based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of its opinion and addressed the purchase price to be received by the Company pursuant to the West Coast Asset Agreement as of the date of its opinion. Events occurring after the date of Stanger’s opinion may materially affect the assumptions used in preparing its opinion.

Limitations and Qualifications. Stanger was not engaged to, and therefore did not: (i) appraise the West Coast Assets or any other assets or liabilities associated with the West Coast Assets; (ii) select the method of determining the type or amount of consideration to be paid in the West Coast Asset Sale; (iii) make any recommendation to the Board or the Company’s stockholders with respect to whether or not to pursue the West Coast Asset Sale, whether to accept or reject the West Coast Asset Sale, the amount or form of consideration to be received in the West Coast Asset Sale, the assets and liabilities to be sold or repaid in connection with the West Coast Asset Sale or the impact, tax or otherwise, of acceptance or rejection of the West Coast Asset Sale; (iv) express any opinion as to (a) the business decision to pursue the West Coast Asset Sale or alternatives to the

West Coast Asset Sale, or the impact of the West Coast Asset Sale on the future operations and financial performance of the Company; (b) the amount or allocation of expenses relating to the West Coast Asset Sale; (c) any legal, tax, regulatory or accounting matters, as to which Stanger understood that the Company obtained such advice as it deemed necessary from qualified professionals; or (d) any other terms of the West Coast Asset Sale other than the fairness, from a financial point of view, to the stockholders of the Company of the aggregate purchase price to be received by the Company pursuant to the West Coast Asset Sale; or (v) opine as to the fairness of the amount or the nature of any compensation to any officers, directors, or employees of any of the parties to the West Coast Asset Sale, or any class of such persons, relative to the compensation to the stockholders of the Company.

Summary of Analyses. In preparing its opinion, Stanger performed a variety of analyses, including those described below. In rendering its opinion, Stanger applied judgment to a variety of complex analyses and assumptions. Stanger advised the Board that the preparation of a fairness opinion is a complex process that involves various quantitative and qualitative judgments and determinations with respect to financial, comparative and other analytical methods and information and the application of these methods and information to the unique facts and circumstances presented. Stanger arrived at its opinion based on the results of all analyses undertaken and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. The fact that any specific analysis is referred to is not meant to indicate that such analysis was given greater weight than any other analysis. Stanger made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its reviews and analyses. The assumptions made and the judgments applied in rendering its opinion are not readily susceptible to partial analysis or summary description. Accordingly, Stanger has advised the Board that its entire analysis must be considered as a whole, and that selecting portions of its analyses, analytical methods and the factors considered without considering all factors and analyses and assumptions, qualifications and limitations of each analysis would create an incomplete view of the evaluation process underlying its opinion.

No property or portfolio used in Stanger’s analyses for comparative purposes is identical to the West Coast Assets, and no transaction used in Stanger’s analyses for comparative purposes is identical to the West Coast Asset Sale. The estimates contained in Stanger’s analyses and the referenced valuation ranges indicated by any particular analysis are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, the analyses relating to the value of the West Coast Assets do not purport to be appraisals or reflect the prices at which such assets actually may be purchased or sold, which may depend on a variety of factors, many of which are beyond our control and the control of Stanger. Much of the information used in, and accordingly the results of, Stanger’s analyses are inherently subject to substantial uncertainty and, therefore, neither the Company nor Stanger assumes any responsibility if future results are materially different from those estimated or indicated.

The following is a summary of the material valuation analyses prepared in connection with Stanger’s opinion rendered on June 29, 2016. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

Overview of Reviews and Analyses

In conducting its reviews and analysis, Stanger considered, among other things the following financial and comparative valuation analyses: (1) Discounted Cash Flow Analysis; (2) Direct Capitalization Analysis and; and (3) Sales Comparable Analysis.

Discounted Cash Flow Analysis

Stanger estimated a range of value for the West Coast Assets by calculating the estimated net present value of the projected unlevered cash flows for each of the properties, for the ten-fiscal years ending June 30, 2026, with the exception of certain properties in which lease roll-over necessitated the use of a longer holding period (for 2851 Junction, a period of 15 years was used; for Laguna Campus a period of 12-13 years was used), using financial projections prepared by the Company’s management and summarized in an ARGUS software model provided by the Company. A terminal value at the end of the projected holding period was estimated by Stanger based upon the capitalization of net operating income for the year following the projected holding period. Stanger reviewed published survey data to establish a range of discount rates to be applied to the projected cash flows and residual value and to establish a range of terminal capitalization rates to be applied to the residual net operating income from each property to determine the residual value. Stanger observed:

•	that the PriceWaterhouseCoopers Real Estate Investor Survey, a widely recognized and publicly available publication, for the second quarter 2016 indicated that target discount rates among survey participants for office buildings ranged from 5.75% to 10.00%, averaging 7.59%, for suburban office properties and ranged from 5.5% to 10.0%, averaging 7.16%, for central business district (“CBD”) office properties and terminal capitalization rates ranged from 5.5% to 10.0%, averaging 7.28%, for suburban office properties and ranged from 4.75% to 7.50%, averaging 6.02%, for CBD office properties; and

•	the Real Estate Research Corporation investor survey, a widely recognized and publicly available publication, for the first quarter 2016 indicated that target discount rates among survey participants for office buildings ranged from 6.5% to 10.0%, averaging 8.1%, for suburban office properties and ranged from 5.3% to 9.0%, averaging 7.2%, for CBD office properties and terminal capitalization rates ranged from 6.0% to 8.5%, averaging 7.2%, for suburban office properties and ranged from 5.0% to 7.5%, averaging 6.1%, for CBD office properties.

For those properties with a material portion of the property leased to investment grade tenants, Stanger estimated the cash flow discount rate for the operating cash flow period based upon the tenant’s bond yields and premiums or spreads deemed appropriate to reflect incremental real estate risk. Because of attributes specific to the West Coast Assets, Stanger believed that it was inappropriate to, and therefore did not, rely solely on the ranges or quantitative averages of the investor surveys cited above. Accordingly, Stanger, based upon its experience, also made qualitative judgments concerning the West Coast Assets. These qualitative judgments considered such factors, among others, as age, location, tenancy and tenant credit quality, and property quality. The following summarizes the cash flow discount rates, residual discount rates and terminal capitalization rates utilized by Stanger as selected based upon its experience and the resulting implied aggregate range of value for the West Coast Assets:

	Discount Rate Ranges		Terminal Capitalization Rate Ranges
	Cash Flow	Residual
2100 Powell	7.00%-7.50%	7.00%-7.50%	6.50%-7.00%
Howard Hughes	6.50%-7.00%	6.50%-7.00%	6.00%-6.50%
2851 Junction	4.75%-5.25%	6.75%-7.25%	6.00%-6.50%
1900-2000 Alameda	7.00%-7.50%	7.00%-7.50%	6.50%-7.00%
Daytona Campus	4.84%-5.34%	6.50%-7.00%	6.00%-6.50%
Laguna Campus	4.25%-4.75%	7.00%-7.50%	6.75%-7.25%
5th & Bell	5.25%-5.75%	6.25%-6.75%	5.75%-6.25%
Implied Aggregate Range of Discounted Cash Flow Value $1,064,300,000 to $1,163,900,000

Direct Capitalization Analysis

The estimated value range of the West Coast Assets was based upon the capitalization of the Company’s management’s estimate of net operating income, as adjusted for real estate tax resets where applicable, for each property for the twelve months ending June 30, 2017. The net income for each property was capitalized at a range of rates deemed appropriate for such office asset.

To help establish the range of capitalization rates, Stanger reviewed information on selected office property purchase and sale transactions in similar markets during the period from 2015 through the second quarter 2016 as obtained from Real Capital Analytics, a widely recognized source of commercial real estate transactional data. Stanger observed that the capitalization rates reported for precedent purchase and sale transactions for similar office assets ranged from 3.7% to 8.4%. Stanger also reviewed:

•	the PriceWaterhouseCoopers Real Estate Investor Survey for the second quarter 2016 indicated that target going-in capitalization rates (which are calculated by dividing net operating income by a property’s purchase price) among survey participants for office buildings ranged from 4.5% to 9.0%, averaging 6.43%, for suburban office properties and ranged from 3.5% to 7.5%, averaging 5.55%, for CBD office properties; and

•	the Real Estate Research Corporation investor survey for the first quarter 2016 indicated that target going-in capitalization rates (which are calculated by dividing net operating income by a property’s purchase price) among survey participants for office buildings ranged from 5.0% to 8.0%, averaging 6.5%, for suburban office properties and ranged from 4.0% to 7.0%, averaging 5.4%, for CBD office properties.

Because of attributes specific to the West Coast Assets, Stanger believed that it was inappropriate to, and therefore did not, rely solely on the ranges or quantitative averages of the investor surveys or Real Capital Analytics data cited above. Accordingly, Stanger, based upon its experience, also made qualitative judgments concerning the West Coast Assets to establish the range of capitalization rates deemed appropriate for each of the West Coast Assets. These qualitative judgments considered such factors, among others, as age, location, tenancy and tenant credit quality, and property quality. Stanger’s judgment and analysis resulted in the following range of direct capitalization rates for each of the West Coast Assets, which implied an aggregate range of value for the West Coast Assets as follows:

Range of Direct Capitalization Rates
2100 Powell	5.75%-6.25%
Howard Hughes	5.25%-5.75%
2851 Junction	4.75%-5.25%
1900-2000 Alameda	6.00%-6.50%
Daytona Campus	5.30%-5.80%
Laguna Campus	6.00%-6.50%
5th & Bell	5.00%-5.50%
Implied Aggregate Range of Direct Capitalization Value $1,079,400,000 to $1,181,700,000

Sales Comparable Analysis

The estimated implied aggregate value of the West Coast Assets was determined utilizing a Sale Comparable Analysis, calculated using a per square foot value range ascribed to each property multiplied by the net rentable square footage of each property. Per square foot value ranges were estimated by reviewing data on selected office property purchase and sale transactions in similar markets during the period from 2015 through the second quarter 2016 as obtained from Real Capital Analytics.

Because of attributes specific to the West Coast Assets, Stanger believed that it was inappropriate to, and therefore did not, rely solely on the ranges or quantitative averages of the Real Capital Analytics data cited above. Accordingly, Stanger, based upon its experience, also made qualitative judgments concerning the West Coast Assets to establish the range of values per square foot deemed appropriate for each of the West Coast Assets. These qualitative judgments considered such factors, among others, as age, location, occupancy and tenant credit quality, and property quality. Stanger’s judgment and analysis resulted in the following range of per square foot values for each of the West Coast Assets:

	Net Rentable Square Feet	Range of Per Square Foot Values
2100 Powell	343,998	$350-$370
Howard Hughes	1,344,430	$400-$435
2851 Junction	155,613	$565-$585
1900-2000 Alameda	267,006	$325-$350
Daytona Campus	251,313	$360-$375
Laguna Campus	460,661	$270-$285
5th & Bell	197,553	$450-$475

Stanger then applied the per square foot value ranges to each of the West Coast Assets to derive an implied aggregate value range pursuant to the Sales Comparable Analysis. For those properties that had near term material capital needs, including tenanting costs, deductions to the value derived were made by applying the per square foot values to the net rentable square footage. The implied aggregate range pursuant to the Sales Comparable Analysis for the West Coast Assets is as follows:

Implied Aggregate Range of Sales Comparable Values

$1,118,200,000 to $1,197,600,000

Conclusions. Stanger concluded that, based upon its analysis and the assumptions, qualifications and limitations cited in its opinion, as of the date of the fairness opinion, the purchase price to be received by the Company pursuant to the West Coast Asset Agreement is fair, from a financial point of view, to the Company. The issuance of the fairness opinion was approved by the Fairness Opinion Committee of Stanger.

Compensation and Material Relationships. For preparing the fairness opinion and related services in connection with the West Coast Asset Sale, Stanger was paid a fee of $300,000, a portion of which was payable upon commencement of the engagement and a part of which was payable upon delivery of its opinion. The fee was negotiated with Stanger. Payment of the fee to Stanger was not dependent upon completion of the West Coast Asset Sale or upon the findings of Stanger with respect to fairness. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against all liabilities arising under any applicable federal or state law or otherwise related to or arising out of Stanger’s engagement or performance of its services to the Company other than liabilities resulting from Stanger’s gross negligence or willful misconduct. During the past two years, the Company and its affiliates have not engaged Stanger to provide any financial advisory or other services and have not paid any fees to Stanger, with the exception of usual and customary payments for subscriptions to certain Stanger publications. During the past two years, Purchaser and certain of its affiliates have not engaged Stanger to provide any financial advisory or other services and have not paid any fees to Stanger, with the exception of usual and customary payments for subscriptions to certain Stanger publications.

Interests of Certain Persons in the Liquidation

In considering our Board’s recommendations that you vote “FOR” the approval of the Plan of Liquidation Proposal, you should be aware that certain of our directors, executive officers and affiliated entities have interests in the liquidation of the Company. The Board was aware of these interests and considered them in its decision to approve the Plan of Liquidation, including the West Coast Asset Sale.

Common Stock held by Directors and Executive Officers

The Company’s executive officers and directors will be entitled to receive liquidating distributions for each share of common stock of the Company which they own on the same basis as other stockholders. The following table indicates, as of June 30, 2016, the number of outstanding shares of the Company’s common stock beneficially owned by the Company’s executive officers and directors, and the value of such shares of common stock based on the estimated range of distributions.

Name of Beneficial Owner	Position	Number of Shares Beneficially Owned(1)		Estimated Range of Distributions ($6.35 - $6.65 per share)
Jeffrey C. Hines	Chairman of the Board	1,000.000	(2)	$6,350-$6,650
Charles M. Baughn	Director	20,617.120		$130,918-$137,103
Lee A. Lahourcade	Independent Director	19,331.297		$122,753-$128,553
Stanley D. Levy	Independent Director	30,777.921		$195,439-$204,673
Paul B. Murphy Jr.	Independent Director	22,332.962		$141,814-$148,514
Sherri W. Schugart	President and Chief Executive Officer	3,812.637		$24,210-$25,354
Ryan T. Sims	Chief Financial Officer and Secretary	—		—
Kevin L. McMeans	Asset Management Officer	—		—
J. Shea Morgenroth	Chief Accounting Officer and Treasurer	—		—
All directors and executive officers as a group		97,871.937

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of June 30, 2016 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.
(2)	Includes 1,000.000 shares of common stock owned directly by Hines REIT Investor, L.P., which is indirectly owned and controlled by Jeffrey C. Hines. This amount does not include 1,106,957.000 units (which we refer to in this proxy statement as “OP Units”) in the Operating Partnership held by Hines 2005 VS I LP (which we refer to in this proxy statement as “Hines 2005 VS”) , which is indirectly owned and controlled by Jeffrey C. Hines and 19,786,191.429 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of June 30, 2016. HALP Associates Limited Partnership (which we refer to in this proxy statement as “HALP”) is indirectly owned and controlled by Jeffrey C. Hines and Gerald D. Hines. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, shares of common stock on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

Restricted Stock held by Independent Directors

Pursuant to the terms of the Form of Restricted Share Award Agreement, each independent director elected or reelected to the Board (whether through a stockholder meeting or by directors to fill a vacancy on the Board) is granted $50,000 of restricted shares of common stock on or about the date of election or reelection.

As of June 30, 2016, Messrs. Lahourcade, Levy and Murphy each own 7,518.797 restricted shares of common stock, which were granted on September 16, 2015. Messrs. Lahourcade, Levy and Murphy also will be granted $50,000 of restricted shares of common stock on or about the date of their reelection to the Board at the 2016 annual meeting, which is expected to be on or about [●], 2016.

Restricted shares of common stock issued to our independent directors will fully vest on the earlier to occur of: (i) the first anniversary of the applicable grant date, subject to the independent director serving continuously as an independent director through and until the first anniversary of the applicable grant date; (ii) the termination of service as an independent director due to the independent director’s death or disability; or (iii) a change in control of the Company, subject to the independent director serving continuously through and until the date of the change in control of the Company. A “change in control” includes, among other things, any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration. To the extent any restricted shares remain unvested at the time of the sale of all or substantially all of the Company’s assets pursuant to the Plan of Liquidation, such shares will vest. Messrs. Lahourcade, Levy and Murphy will be entitled to distributions with respect to such shares of approximately $6.35 to $6.65 per share of common stock of the Company, which range is based on the Company’s estimated range of distributions.

Participation Interests in the Operating Partnership

Subject to the supervision of the Board, the Company’s day-to-day operations are conducted by its Advisor in accordance with the advisory agreement between our Advisor, the Operating Partnership and us, dated July 1, 2010 (which we refer to in this proxy statement as the “Advisory Agreement”). The Advisor is an affiliate of Hines and is wholly-owned, indirectly, by, or for the benefit of, the Chairman of the Board, Jeffrey C. Hines and his father, Gerald D. Hines. The Company is structured as an umbrella partnership real estate investment trust, or UPREIT, and substantially all of the Company’s current business is conducted through the Operating Partnership. The Company owns a 91.4 % general partner interest in the Operating Partnership as of June 30, 2016. Hines 2005 VS, an affiliate of Hines, owns a 0.5% interest in the Operating Partnership as of June 30, 2016. In addition, another affiliate of Hines, HALP owns a 8.1% profits interest (which we refer to in this proxy statement as the “Participation Interest”) in the Operating Partnership as of June 30, 2016.

In connection with the Plan of Liquidation, the Company anticipates that it will sell all or substantially all of the Company’s assets, liquidate and dissolve the Company and terminate the Advisory Agreement. Upon such termination, the Company shall (to the fullest extent funds are legally available for such purpose) at the election of the Advisor or any of its affiliates purchase all or a portion of the Participation Interest held by HALP and the units of the Operating Partnership held by Hines 2005 VS. The purchase price shall be paid in cash or, at the election of HALP and Hines 2005 VS, shares of the Company’s common stock; however HALP and Hines 2005 VS have informed the Company that they have elected to be paid in cash. As of June 29, 2016, the Company estimates that the aggregate proceeds paid to HALP will be $125.6 million to $131.6 million and the aggregate proceeds paid to Hines 2005 VS will be $7.0 million to $7.4 million, which range is based on the Company’s estimated range of liquidating distributions. In addition, Jeffrey C. Hines, certain trusts of which he serves as trustee, and Sherri W. Schugart, President and Chief Executive Officer, Ryan T. Sims, Chief Financial Officer and Secretary, and Kevin L. McMeans, Asset Management Officer, have various indirect interests in HALP and Hines 2005 VS.

Because the Participation Interest increases on a monthly basis (due to a per month cash asset management fee that is described below under the heading “Certain Relationships and Related Transactions”), the amount that may ultimately be paid out to HALP may be larger than the amount disclosed in this proxy statement. Additionally, in connection with the termination of the Advisory Agreement, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursement within thirty days of such termination.

Indemnification of Directors and Officers

Subject to a vote on the Election of Directors Proposal, we anticipate that our current directors and officers will continue to serve in these capacities after the approval of the Plan of Liquidation Proposal. We will continue to indemnify our officers, directors, employees, agents and representatives for actions taken in connection with the Plan of Liquidation and the winding up of the affairs of the Company in accordance with our charter, our bylaws, our contractual agreements with our officers and directors, our existing directors’ and officers’ liability insurance policy and applicable law. The Company’s obligation to indemnify our officers, directors, employees, agents and representatives against claims which arise may also be satisfied out of our assets or the assets of a liquidating trust, if any. Our Board has obtained, and our Board and the trustees of any liquidating trust are authorized to obtain and maintain, insurance as may be necessary to cover our indemnification obligations.

PROPOSAL TWO: ADJOURNMENT

If, at the annual meeting, the number of shares of Company common stock, represented in person or by proxy at the annual meeting, voting in favor of the approval of the Plan of Liquidation Proposal is insufficient to approve the Plan of Liquidation Proposal, the Company intends to adjourn the annual meeting in order to solicit additional proxies in favor of the Plan of Liquidation Proposal. In that event, the Company will ask its stockholders to vote only upon the Adjournment Proposal, the Election of Directors Proposal and the Appointment of Independent Auditors Proposal.

In this proposal, the Company is asking you to approve the adjournment of the annual meeting, and any later adjournments, in order to enable the Company to solicit additional proxies in favor of the approval of the Plan of Liquidation Proposal. If the Company stockholders approve the Adjournment Proposal, the Company could adjourn the annual meeting to use the additional time to solicit additional proxies in favor of the approval of the Plan of Liquidation Proposal, including the solicitation of proxies from Company stockholders that have previously voted against the approval of the Plan of Liquidation Proposal.

The Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Our Board believes that if there are insufficient shares represented in person or by proxy voting in favor of the approval of the Plan of Liquidation Proposal, it is in the best interests of the Company’s stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Plan of Liquidation Proposal to bring about the approval of the Plan of Liquidation Proposal.

Our Board unanimously recommends a vote “FOR” the Adjournment Proposal.

PROPOSAL THREE: ELECTION OF DIRECTORS PROPOSAL

General

Our Board ultimately is responsible for the management and control of our business and operations. We have no employees and have retained our Advisor to manage our day-to-day operations, including the acquisition of our properties. Our Advisor is an affiliate of our sponsor, Hines. Our Board, especially our independent directors, is responsible for monitoring and supervising our Advisor’s conduct of our day-to-day operations.

Our charter and bylaws provide for a Board with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•	ownership of an interest in Hines, our Advisor or their affiliates;

•	employment by (or service as an officer, trust manager or director of) Hines, our Advisor or their affiliates;

•	performance of services for us, other than as a director;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or Hines; or

•	maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

As set forth above, an independent director cannot be associated, either directly or indirectly, with us, Hines or our Advisor. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

In addition, our independent directors must meet the independence requirements specified below under “Corporate Governance”.

We currently have five directors, three of whom are independent. Generally, directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

During 2015, our Board held 7 meetings. See “Corporate Governance” for information concerning the number of meetings held by each of our Board committees. All of our directors attended all meetings held during 2015 by our Board and by Board committees on which he served. Our Board has adopted a policy that each director is expected to attend annual meetings of stockholders when possible. All of our directors attended our 2015 annual meeting of stockholders and we anticipate that all of our current directors, each of whom have been nominated for re-election, will attend our 2016 annual meeting of stockholders.

Nominees for the Board of Directors

The proxy holders named on the proxy card intend to vote for the election of the five nominees listed below. Our Board has selected these nominees on the recommendation of our board’s Nominating and Corporate

Governance Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize your proxy. Directors will be elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares present but not voted by abstention, withholding authority, or broker non-vote will have the effect of votes against the election of nominees to our Board.

If, by the time of the meeting, one or more of the nominees should become unable to serve for any reason, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The following individuals are the five nominees for our Board, all of whom are seeking re-election to the Board:

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Jeffrey C. Hines	61	2004

Mr. Hines joined Hines in 1982. He has served as the Chairman of our Board, as Chairman of the managers of the general partner of our Advisor, and as a member of the management board of the Core Fund since August 2003. Mr. Hines has also been the Chairman of the board of directors of Hines Global REIT, Inc. (which we refer to in this proxy statement as “Hines Global I”), and Chairman of the managers of the general partner of Hines Global REIT Advisors LP (which we refer to in this proxy statement as “HGRALP”), the advisor to Hines Global I, since December 2008. Additionally, since July 2013, Mr. Hines has served as Chairman of the board of directors of Hines Global REIT II, Inc. (which we refer to in this proxy statement as “Hines Global II”), and Chairman of the managers of the general partner of Hines Global REIT II Advisors LP (which we refer to in this proxy statement as “HGRIIALP”), the advisor to Hines Global II. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations of Hines. He became President of the general partner of Hines in 1990 and Chief Executive Officer of the general partner of Hines in January 2008 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of $89.1 billion in assets under management. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from Harvard Business School.

We believe that Mr. Hines’ career, spanning more than 34 years in the commercial real estate industry, including his leadership of Hines and the depth of his knowledge of Hines and its affiliates, qualifies him to serve on our Board.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Charles M. Baughn	61	2008

Mr. Baughn joined Hines in 1984. Mr. Baughn has served as a member of our Board since April 2008 and as a manager of the general partner of our Advisor since August 2003. He served as Chief Executive Officer for us and the general partner of our Advisor from August 2003 through April 1, 2008. In addition, Mr. Baughn has been a member of the board of directors of Hines Global I and as a manager of the general partner of HGRALP since December 2008. Additionally, since July 2013, Mr. Baughn has been a member of the board of directors of Hines Global II and a manager of the general partner of HGRIIALP. He has served as the Senior Managing Director and Chief Financial Officer of the general partner of Hines since 2012. In this role, he is responsible for overseeing Hines’ operating business including central services, balance sheet related activities and bank and other debt financing. Previously, he also has served as an Executive Vice President and CEO—Capital Markets Group of the general partner of Hines from April 2001 through 2012 and, as such, was responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects in the U.S. and internationally, Mr. Baughn is also a member of Hines’ Executive Committee and a director of Hines Securities, Inc. Until May 2015, Mr. Baughn also served as the Chief Executive Officer of our Dealer Manager. Mr. Baughn has also been a member of the management board of the Core Fund since 2003. During his tenure at Hines, he also has contributed to the development or redevelopment of over 9 million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

We believe that Mr. Baughn’s experience in the commercial real estate industry during his more than 30-year career with Hines, including his familiarity with Hines’ financial and investment policies, qualifies him to serve on our Board.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Lee A. Lahourcade	59	2010

Mr. Lahourcade, an independent director of our Board since August 2010, has also been a Managing Director of JPMorgan Chase Bank, N.A. since September 2015. He served as the CEO of Houston Trust Company, a Houston-based trust and investment firm, from March 2013 through December 2014. Previously, he was the President and CEO of Nations Reliable Lending, LLC from July 2012 through March 2013. Nations Reliable Lending, LLC is a mortgage bank based in Houston. Prior to this position at Nations Reliable Lending, LLC, Mr. Lahourcade was the Founder and President of Lahourcade Interests, LLC, an investment consulting firm of which he has been a member since January 2012. He was formerly the President, Chief Executive Officer and a Director of Vaughan Nelson Investment Management, an investment management firm of which he was a member from 1992 through 2011. His responsibilities included overseeing the investment strategies of the firm, developing and implementing strategic initiatives, including new product development, and directing the marketing and client service functions. Mr. Lahourcade is on the board of directors of the YMCA of Greater Houston, the Children’s Museum of Houston, the Family Services Foundation, Houston Wilderness and the Junior League of Houston Endowment. Mr. Lahourcade graduated from Vanderbilt University with a B.A. in Economics and received his M.B.A. from Harvard Business School. Mr. Lahourcade is a Chartered Financial Analyst.

We believe that Mr. Lahourcade’s extensive investment management and research experience, together with his experience in the distribution of financial service products, qualifies him to serve on our Board.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Stanley D. Levy	52	2004

Mr. Levy, an independent director of our Board since June 2004, has also served as Chief Operating Officer of The Morgan Group, Inc. (which we refer to in this proxy statement as “Morgan”), a national multi-family development and management firm based in Houston, from 2001 to 2010 and since October 2012. In this role, his responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and asset management oversight for all of Morgan’s assets. Mr. Levy has closed over $1.5 billion of transactions for Morgan. From 2010 through 2012, Mr. Levy was Chief Risk Officer of Cadence Bancorp LLC (which we refer to in this proxy statement as “Cadence”), a venture formed in 2010 to acquire banks. Mr. Levy’s responsibilities included oversight of risk management and credit. Prior to joining Morgan, Mr. Levy spent 15 years with JPMorgan Chase Bank, N.A., as Managing Director of Real Estate and Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance. He also serves as an Advisory Director of Cadence and is on the board of directors of the Emery/Weiner School.

We believe that Mr. Levy’s role at Morgan, which includes oversight of all financial operations and capital markets as well as his involvement in the financing, acquisitions and sales of all real estate and his experience as Chief Risk Officer of Cadence with responsibilities including credit approval and oversight of risk management, qualify him to serve on our Board.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Paul B. Murphy Jr.	56	2008

Mr. Murphy, an independent director of our Board since April 2008, currently serves as Chief Executive Officer and President of Cadence Bancorp, LLC. In 2010, Cadence raised $1.0 billion to invest in the banking industry. To date, Cadence has made three acquisitions bringing the combined company to $8.0 billion in assets with more than 80 branches across six states. Cadence is privately held by major pension plans and institutional investors. Mr. Murphy joined Cadence in December 2009. Previously, Mr. Murphy spent 20 years at Amegy Bank of Texas (which we refer to in this proxy statement as “Amegy”), departing in December 2009, as the Chief Executive Officer and a Director.

Mr. Murphy is an advocate of the community. He is a board member of the Houston Endowment, Inc., the largest endowment in Texas with over $1.5 billion in assets. In addition, he is a board member of Oceaneering International, Inc., the Federal Reserve Bank of Dallas—Houston Branch and the Children’s Museum of Houston. He is active in the World Presidents’ Organization.

Prior to joining Amegy, Mr. Murphy spent nine years at Allied Bank of Texas/First Interstate Bank. A 1981 graduate of Mississippi State University with a Bachelor’s degree in finance, he earned his MBA from the University of Texas at Austin.

We believe that Mr. Murphy’s extensive financial background, including his leadership of Cadence and Amegy, qualifies him to serve on our Board.

Our Board unanimously recommends a vote “FOR” each of the nominees.

CORPORATE GOVERNANCE

The four standing committees of our Board are: the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. You may obtain copies of the charters for all of our board committees from our website at www.hinessecurities.com/reits/hines-reit/corporate-governance/. Each committee currently has three members and is composed entirely of our three independent directors. Mr. Murphy serves as chairman of the Compensation Committee and chairman of the Nominating and Corporate Governance Committee. Mr. Lahourcade serves as chairman of the Conflicts Committee. Mr. Levy serves as chairman of the Audit Committee.

Our Board has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our charter, and (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (which we refer to in this proxy statement as the “NYSE”), under the independence rules set forth in the NYSE Listed Company Manual. Our Board follows the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices. To be considered independent under the NYSE rules, the Board must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if:

•	the director was employed by us within the last three years;

•	an immediate family member of the director was employed by us as an executive officer within the last three years;

•	the director, or an immediate family member of the director, received more than $120,000 during any 12-month period within the last three years in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is a current partner or employee of a firm that is our internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•	the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Interested parties may communicate matters they wish to raise with the directors by writing to Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary. Mr. Sims will deliver all appropriate communications to the Nominating and Corporate Governance Committee of the Board, which will, in its discretion, deliver such communications (together with any recommendations) to the Board no later than the next regularly scheduled meeting of the Board.

Audit Committee

The Audit Committee, in performing its duties:

•	oversees the integrity of our financial statements and other financial information to be provided to our stockholders;

•	directly appoints, retains, compensates, evaluates and terminates the independent auditors;

•	reviews with the independent auditors the plans and results of the audit engagement;

•	approves professional services provided by our principal independent registered public accounting firm;

•	reviews the independence, performance and qualifications of our principal independent registered public accounting firm;

•	considers and approves the range of audit and non-audit fees;

•	reviews the adequacy of our systems of disclosure controls and internal controls over financial reporting; and

•	oversees our compliance with legal and regulatory requirements.

Our Board has determined that each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules. In addition, our Board has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the Board, no member of the committee may serve as a member of the Audit Committee of more than two other public companies. During 2015, the Audit Committee held five meetings. All of the members of this committee attended the meetings.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2015 is presented below under the heading “Audit Committee Report”.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in performing its duties:

•	assists our Board in identifying individuals qualified to become members of our Board;

•	recommends candidates to our Board to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our Board;

•	reviews and recommends appropriate corporate governance policies and procedures to our Board; and

•	reviews and reassesses the adequacy of and compliance with our Code of Business Conduct and Ethics for Senior Officers and Directors and recommends any proposed modifications to our Board for approval.

Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board (whether such nominations are made by management, a stockholder or otherwise), the committee considers each nominee’s:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to acting in our best interests and the best interests of our stockholders.

The committee also gives consideration to the diversity of the Board in terms of having an appropriate mix of experience, education and skills, to the requirements contained in our charter and to each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and to understand our business operations and objectives. Moreover, as required by our charter, a director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire, and at least one of our independent directors must have at least three years of direct experience in acquiring or managing the type of real estate we acquire.

If the Board determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2015, the committee paid no fees to third parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by stockholders under and in accordance with the provisions of our bylaws (see “Stockholder Proposals for the 2017 Annual Meeting” below). A stockholder’s notice must set forth specified information as to each person whom the stockholder proposes to nominate for election to the Board, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above.

During 2015, the Nominating and Corporate Governance Committee held two meetings. All of the members of this committee attended the meetings.

Conflicts Committee

The Conflicts Committee reviews and approves specific matters that our Board believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our Board, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders. The Conflicts Committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

During 2015, the Conflicts Committee held three meetings. All of the members of this committee attended the meetings. The Conflicts Committee has reviewed our policies and reports that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions—Policies and Procedures for Review of Related Party Transactions”. The Conflicts Committee reviewed each of the material transactions between Hines and its affiliates and the Company, which occurred during 2015. These transactions are described in “Certain Relationships and Related Transactions” below. The Conflicts Committee has determined that all our transactions and relationships with Hines and its affiliates during 2015 were fair and were approved in accordance with the policies referenced in “Certain Relationship and Related Transactions—Policies and Procedures for Review of Related Party Transactions” below.

Compensation Committee

The Compensation Committee’s primary purpose is to oversee our compensation programs. The committee reviews and approves or recommends to our Board the compensation and benefits for our independent directors.

We do not pay our non-independent directors for their service as directors. In the event we hire employees, our Compensation Committee will review and approve the compensation for our executive officers, as well as any employment, severance and termination agreements or arrangements made with any executive officer. We have not retained any independent compensation consultants.

The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that the decision of such subcommittee shall be presented to the full Compensation Committee at its next meeting. During 2015, the Compensation Committee held two meetings. All of the members of this committee attended the meetings.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of our Advisor or its general partner. The Code of Business Conduct and Ethics covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on the Corporate Governance section of our website, www.hinessecurities.com/reits/hines-reit/corporate-governance/. You may also obtain a copy of this code by writing to: Hines REIT Investor Relations, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to any executive officer or director must be approved by our Nominating and Corporate Governance Committee and will be posted on our website at www.hinessecurities.com/reits/hines-reit/corporate-governance/ within four business days of any such waiver.

Compensation Committee Interlocks and Insider Participation

During 2015, our Compensation Committee consisted of Messrs. Lahourcade, Levy and Murphy, all of whom were independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our Board or Compensation Committee.

Board’s Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of our Board in recognition of the differences between the two roles. Sherri W. Schugart, as our Chief Executive Officer, is responsible for overall management of our business strategy and day-to-day operations, while Mr. Hines, as our Chairman, presides over meetings of our Board and provides guidance to Ms. Schugart regarding policies and procedures approved by our Board.

Our Board has determined that three of the five members of our Board are “independent” within the standards of the NYSE, and each of our committees is comprised entirely of our independent directors. Each committee is given significant responsibility to oversee our governance policies and procedures and remains actively involved in the oversight of risk management and assessment. Our Board receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our Board maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our Board believes this division of responsibility is the most effective approach for addressing the risks we face.

DIRECTOR COMPENSATION

Our Compensation Committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as an externally-managed REIT, service as an independent director on our Board requires a substantial time commitment, as well as broad expertise in the fields of real estate and real estate investment. The Compensation Committee balances these considerations with the principles that our independent director compensation program should be transparent and, in part, should align directors’ interests with those of our stockholders.

The following table sets forth information regarding compensation of our directors during 2015.

2015 Director Compensation

Name	Fees Earned or Paid in Cash	Aggregate Stock Awards (1) (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Lee A. Lahourcade	$72,125	$50,000	$—	$—	$—	$—	$122,125
Stanley D. Levy	$74,000	$50,000	$—	$—	$—	$—	$124,000
Paul B. Murphy, Jr.	$73,375	$50,000	$—	$—	$—	$—	$123,375
Jeffrey C. Hines and Charles M. Baughn (3)	$—	$—	$—	$—	$—	$—	$—

(1)	Each of Messrs. Lahourcade, Levy and Murphy received 7518.797 restricted shares upon his election to our Board following our 2015 annual meeting. The shares were issued without registration under the Securities Act, in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act for transactions not involving any public offering.
(2)	Common stock awards were valued at the estimated per share net asset value of $6.65 determined by our Board on September 16, 2015, which was the grant date.
(3)	Messrs. Hines and Baughn, who are employees of Hines, receive no compensation for serving as members of our Board.

We paid our independent directors an annual fee of $40,000. We also paid our independent directors a fee of $2,000 for each meeting of the Board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in shares of our common stock or a combination of shares of common stock and cash. If a committee meeting was held on the same day as a meeting of our Board, each independent director received $1,500 for each committee meeting attended in person on such day. We also paid each of our independent directors a fee of $750 for each Board or committee meeting attended via teleconference, regardless of its length.

We pay annual retainers to the Chairpersons of our board committees in four equal quarterly payments each year. For the three quarters ended September 30, 2015, we paid the retainers at the following annual rates:

•	$7,500 to the Chairperson of the Conflicts Committee of the Board;

•	$10,000 to the Chairperson of the Audit Committee of the Board;

•	$5,000 to the Chairperson of the Compensation Committee of the Board; and

•	$5,000 to the Chairperson of the Nominating and Corporate Governance Committee of the Board.

On September 16, 2015, the members of our Compensation Committee unanimously approved an increase in the annual retainer to be paid to the Chairperson of the Conflicts Committee of the Board, a decrease in the annual retainer to be paid to the Chairperson of the Compensation Committee of the Board, and a decrease in the annual retainer to be paid to the Chairperson of the Nominating and Corporate Governance Committee of the Board. Effective as of the quarter ended December 31, 2015, we paid the retainers to the Chairpersons of our board committees at the following annual rates:

•	$8,750 to the Chairperson of the Conflicts Committee of the Board;

•	$10,000 to the Chairperson of the Audit Committee of the Board;

•	$4,375 to the Chairperson of the Compensation Committee of the Board; and

•	$4,375 to the Chairperson of the Nominating and Corporate Governance Committee of the Board.

Each independent director elected or reelected to the Board (whether through a stockholder meeting or by directors to fill a vacancy on the Board) is granted $50,000 of restricted shares of common stock on or about the date of election or reelection. These restricted shares will fully vest on the earlier to occur of: (i) the first anniversary of the applicable grant date, subject to the independent director serving continuously as an independent director through and until the first anniversary of the applicable grant date; (ii) the termination of service as an independent director due to the independent director’s death or disability; or (iii) a change in control of the Company, subject to the independent director serving continuously through and until the date of the change in control of the Company. Messrs. Lahourcade, Levy and Murphy each received 7518.797 restricted shares of common stock upon his election to our Board following our 2015 annual meeting.

All directors are reimbursed by us for reasonable out-of-pocket expenses incurred in connection with attendance at Board or committee meetings.

EXECUTIVE OFFICERS

Listed below are our current executive officers, each of whom has been elected to serve until our 2016 annual meeting of stockholders, or (if longer) until a qualified successor has been duly elected. The business address of each of our executive officers is: c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

Name and Title	Age	Experience
Sherri W. Schugart, President and Chief Executive Officer	50	Ms. Schugart joined Hines in 1995. In February 2016, Ms. Schugart was appointed as a member of Hines’ Executive Committee. Ms. Schugart has served as President and Chief Executive Officer for us and for the general partner of our Advisor since March 2013. Ms. Schugart has also served as President and Chief Executive Officer for Hines Global I, the general partner of HGRALP and the Core Fund since March 2013. Ms. Schugart also has served as the President and Chief Executive Officer for Hines Global II and the general partner of HGRIIALP since August 2013. In these roles, Ms. Schugart is responsible for the overall management of each funds’ business strategy and operations in the U.S. and internationally. Also since March 2013, Ms. Schugart has served as the President and Chief Executive Officer of HMS Income Fund, Inc. (which we refer to in this proxy statement as “HMS”) and HMS Adviser GP LLC, the general partner of the adviser to HMS. Additionally, in February 2014, Ms. Schugart was appointed as the Chairperson of the board of directors of HMS. HMS is a public specialty finance company sponsored by Hines, which was formed in 2011 and intends to make debt and equity investments in companies with revenues generally between $10 million and $3 billion that operate in diverse industries. Prior to March 2013, Ms. Schugart had served as the Chief Operating Officer for us and the general partner of our Advisor and as the Chief Operating Officer of Hines Global I, the general partner of HGRALP and the Core Fund since November 2011. In these roles, Ms. Schugart was responsible for the execution of each entity’s business plan and oversight of day-to-day business operations, including issues related to portfolio strategy, asset management and all other operational and financial matters of each entity. Ms. Schugart also served as Chief Financial Officer for us and the general partner of our Advisor from August 2003 through October 2011. Ms. Schugart also served as the Chief Financial Officer for Hines Global I and the general partner of HGRALP from their inception in December 2008 through October 2011 and as the Chief Financial Officer of the Core Fund from July 2004 through October 2011. In these roles, her responsibilities included oversight of financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions in the U.S. and internationally. She has also been a Senior Managing Director of the general partner of Hines since October 2007 and has served as a director of the Dealer Manager since August 2003. Prior to holding these positions, she was a Vice President in Hines Capital Markets Group raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging and managing more than $10 billion in equity and debt for Hines’ public and private investment funds. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen LLP, where she served both public and private clients in the real estate, construction, finance and banking industries. She holds a Bachelor of Business Administration degree in Accounting from Southwest Texas State University.

Name and Title	Age	Experience
Ryan T. Sims, Chief Financial Officer and Secretary	45	Mr. Sims joined Hines in August 2003. Since November 2011, Mr. Sims has served as the Chief Financial Officer and Secretary for us and the general partner of our Advisor. Since November 2011, Mr. Sims has also served as the Chief Financial Officer and Secretary of Hines Global I, the general partner of HGRALP and the Core Fund. Also since 2011, Mr. Sims has served as the Chief Financial Officer and Secretary of HMS and of the general partner of the adviser to HMS. Since August 2013, Mr. Sims has also served as the Chief Financial Officer and Secretary of Hines Global II and the general partner of HGRIIALP. In these roles, Mr. Sims is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal, compliance and administrative functions in the U.S. and internationally. From April 2008 until November 2011, Mr. Sims served as the Chief Accounting Officer for us, the general partner of our Advisor and the Core Fund. From December 2008 until November 2011, Mr. Sims also served as the Chief Accounting Officer of Hines Global I and the general partner of HGRALP. In these roles, he was responsible for the oversight of the accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. He was also responsible for establishing the companies’ accounting policies and ensuring compliance with those policies in the U.S. and internationally. He has also previously served as a Senior Controller for us and the general partner of our Advisor from August 2003 to April 2008 and the Core Fund from July 2004 to April 2008. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

Kevin L. McMeans, Asset Management Officer	51	Mr. McMeans joined Hines in 1992. Since April 2008, he has served as the Asset Management Officer for us and the general partner of our Advisor. Mr. McMeans has also served as the Asset Management Officer for Hines Global I and the general partner of HGRALP since December 2008. Mr. McMeans has also served as the Asset Management Officer for Hines Global II and the general partner of HGRIIALP since August 2013. He also has served as the Asset Management Officer of the Core Fund since January 2005. Since February 2015, he has served as the Senior Managing Director of Investment Management of the general partner of Hines. Prior to February 2015, he also has served as a Managing Director of Investment Management of the general partner of Hines. In these roles, he is responsible for overseeing the management of the various investment properties owned by each of the funds in the U.S. and internationally. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund, from 2001 through June 2004. In this role, Mr. McMeans was responsible for negotiating and closing debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte & Touche LLP in the audit department. He graduated from Texas A&M University with a B.S. in Computer Science.

Name and Title	Age	Experience
J. Shea Morgenroth, Chief Accounting Officer and Treasurer	41	Mr. Morgenroth joined Hines in October 2003. Since November 2011, Mr. Morgenroth has served as the Chief Accounting Officer and Treasurer for us and the general partner of our Advisor. Mr. Morgenroth has also served as Chief Accounting Officer and Treasurer of Hines Global I and the general partner of HGRALP since November 2011. Mr. Morgenroth has also served as the Chief Accounting Officer and Treasurer for Hines Global II and the general partner of HGRIIALP since August 2013. In these roles, Mr. Morgenroth is responsible for the oversight of the treasury, accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. Prior to his appointment, Mr. Morgenroth served as a Senior Controller for us and the general partner of our Advisor from January 2008 until November 2011 and Hines Global I and the general partner of HGRALP from December 2008 until November 2011 and as a Controller for us and the general partner of our Advisor from October 2003 to January 2008. In these roles, he was responsible for the management of the accounting, financial reporting and SEC reporting functions. Prior to joining Hines, Mr. Morgenroth was a manager in the audit practice of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Texas A&M University and is a certified public accountant.

EXECUTIVE COMPENSATION

We have no employees. Our day-to-day management functions are performed by our Advisor and its affiliates. All of our executive officers are employed by and receive compensation from our Advisor or its affiliates for all of their services to the Hines organization, including their service as our executive officers. The compensation received by our executive officers is not paid or determined by us, but rather by our Advisor or affiliates of our Advisor based on all the services provided by these individuals to the Hines organization, including us. As a result, we do not have, and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or “Compensation Committee Report” in this proxy statement. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisor and its affiliates.

STOCK OWNERSHIP BY DIRECTORS,

EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Ownership

The following table shows, as of June 30, 2016, the amount of our common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, all shares of common stock are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

Name of Beneficial Owner (1)	Position	Number of Shares Beneficially Owned		Percentage of Total Common Stock (2)
Jeffrey C. Hines	Chairman of the Board	1,000.000	(3)	*
Charles M. Baughn	Director	20,617.120		*
Lee A. Lahourcade	Independent Director	19,331.297		*
Stanley D. Levy	Independent Director	30,777.921		*
Paul B. Murphy Jr.	Independent Director	22,332.962		*
Sherri W. Schugart	President and Chief Executive Officer	3,812.637		*
Ryan T. Sims	Chief Financial Officer and Secretary	—		—
Kevin L. McMeans	Asset Management Officer	—		—
J. Shea Morgenroth	Chief Accounting Officer and Treasurer	—		—

All directors and executive officers as a group		97,871.937		*

*	Less than 1%
(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.
(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of June 30, 2016 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.
(3)	Includes 1,000.000 shares of common stock owned directly by Hines REIT Investor, L.P., which is indirectly owned and controlled by Jeffrey C. Hines. This amount does not include 1,106,957.000 OP Units held by Hines 2005 VS I LP, which is indirectly owned and controlled by Jeffrey C. Hines and 19,786,191.429 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of June 30, 2016. HALP Associates Limited Partnership is indirectly owned and controlled by Jeffrey C. Hines and Gerald D. Hines. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, shares of common stock on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16 forms that they file with the SEC. To our knowledge, there are no persons who beneficially own more than 10% of a registered class of our equity securities.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that in 2015 our directors and executive officers complied with all filing requirements under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisor

We do not have employees. Subject to the supervision of our Board, our day-to-day operations are conducted by our Advisor in accordance with the Advisory Agreement. Our Advisor is an affiliate of Hines and is wholly-owned, indirectly, by, or for the benefit of, the Chairman of our Board, Jeffrey C. Hines and his father, Gerald D. Hines. All of our executive officers are employed by, and all of our executive officers actively participate in, the management of our Advisor and certain of its affiliates. Jeffrey C. Hines serves as the Chairman of the Managers of the general partner of our Advisor.

Our executive officers have control and primary responsibility for the management decisions of our Advisor and certain of its affiliates, including the selection of investment properties to be recommended to our Board, the negotiations for these investments, and the property management and leasing of properties we acquire directly.

Our current Advisory Agreement commenced on July 1, 2010 and had a one year term that may be renewed for an unlimited number of successive periods (up to one year at a time) upon the mutual consent of the parties. On December 9, 2015, the current term of the Advisory Agreement was extended through December 31, 2016.

Renewals of the agreement must be approved by the Conflicts Committee. The Advisory Agreement may be terminated:

•	immediately by us (i) in the event our Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of our Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by our Advisor that remains uncured after 10 days’ written notice;

•	without cause or penalty by us or by our Advisor upon 60 days’ written notice; or

•	immediately by our Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us that remains uncured after 10 days’ written notice.

Our Advisor and its affiliates receive compensation and are reimbursed for certain expenses in connection with services provided to us. These payments are summarized below. In the event the Advisory Agreement is terminated, our Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Upon termination, we may also be obligated to purchase certain ownership interests owned by Our Advisor or other affiliates of Hines under certain circumstances.

The following summarizes fees our Advisor earned under the Advisory Agreement during the year ended December 31, 2015 and the three months ended March 31, 2016:

•	Our Advisor earned approximately $13.7 million and $3.4 million in asset management fees during the year ended December 31, 2015 and the three months ended March 31, 2016, respectively.

•

Under the Advisory Agreement, we pay our Advisor an acquisition fee in connection with investments we make equal to 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we invest indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by the entity through which we invested. In connection with our acquisitions of the Civica Office Commons in February 2015 and 2851 Junction Avenue in May 2015, we were obligated to pay approximately $2.9 million of acquisition fees to our Advisor, half of which was payable in cash and half of which was payable as an increase to the Participation Interest (defined below). The Advisor and HALP, the holder of the Participation Interest, agreed to waive $0.9 million of the cash acquisition fee and the entire $1.5 million acquisition fee payable related to the Participation Interest, respectively. Accordingly, the Advisor was paid approximately $580,000 in acquisition fees during the year ended December 31, 2015. No acquisition fees were incurred for the three months ended March 31, 2016.

•	Under the Advisory Agreement, we pay our Advisor a debt financing fee equal to 1.0% of the amount obtained under any property loan or made available to us under any debt financing. We did not pay our Advisor a debt financing fee during the year ended December 31, 2015 and the three months ended March 31, 2016.

•	Under the Advisory Agreement, we reimburse our Advisor for any issuer costs that it pays on our behalf, which consist of, among other costs, actual legal, accounting, bona fide out-of-pocket itemized and detailed due diligence costs, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related costs. Our Advisor incurred approximately $35,000 and $26,000 of offering-related issuer costs on our behalf in connection with the offering of shares pursuant to our dividend reinvestment plan during the year ended December 31, 2015 and three months ended March 31, 2016, respectively.

•	Likewise, under the Advisory Agreement, we reimburse our Advisor and its affiliates for certain expenses they incur in connection with administrative and operating services they provide to us. Under our charter, we may not make reimbursements for administrative and operating expenses during any four consecutive fiscal quarters in excess of the greater of (i) 2.0% of our average invested assets or (ii) 25.0% of our net income. If our reimbursements to our Advisor for administrative and operating expenses exceed this limit, our Advisor will be required to send a written disclosure of such fact to stockholders and may be required to refund such excess. In 2015, these limits were not exceeded. For the year ended December 31, 2015 and the three months ended March 31, 2016, our Advisor incurred $4.3 million and $836,000, respectively in expenses, such as general and administrative expenses, on our behalf. See “Hines—Property Management Agreements” below for additional information concerning expense reimbursements to Hines.

•	In addition, our Board may determine that we should pay our Advisor a fee equal to 1.0% of the sales price of certain property dispositions. For the year ended December 31, 2015 and the three months ended March 31, 2016, we did not pay our Advisor a disposition fee.

We also agreed to indemnify our Advisor against losses it incurs in connection with its performance of its obligations under the Advisory Agreement, subject to terms and conditions in the Advisory Agreement.

As described elsewhere in this proxy statement, HALP owns an interest in the Participation Interest. HALP is indirectly owned and controlled by Jeffrey C. Hines and Gerald D. Hines. The profits interest in the Operating Partnership attributable to the Participation Interest was 7.7% and 7.9% as of December 31, 2015 and March 31, 2016, respectively. The number of units underlying the Participation Interest increases on a monthly basis in relation to the portion of any asset management fees or acquisition fees that is paid through equity units rather than cash. The increase in the Participation Interest is calculated under a formula intended to approximate (i) an additional 0.50% cash acquisition fee calculated as set forth above, (ii) an additional 0.0625% per month cash asset management fee calculated as set forth above and (iii) the automatic reinvestment of such additional cash back into the Operating Partnership. As described above, there were no increases to the Participation Interest with respect to any acquisitions during the year ended December 31, 2015 and the three months ended March 31, 2016 because HALP agreed to waive the acquisition fee payable related to the Participation Interest for the year ended December 31, 2015 and there were no acquisitions for the three months ended March 31, 2016. The Participation Interest also entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution. In addition, the value of the Participation Interest is remeasured at fair value based on the related estimated per share net asset value of the Company most recently determined by the Board as of each balance sheet date plus any unpaid distributions. HALP earned approximately $22.3 million and $5.0 million related to the Participation Interest during the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, including the increase in the

Participation Interest, distributions received based upon its percentage interest in the Operating Partnership and adjustments to the value of the Participation Interest due to the change in the estimated per share net asset value determined by our Board on September 16, 2015.

Hines

Property Management Agreements

Hines or its affiliates manage most of our properties. Accordingly, we pay Hines property management fees, leasing fees, tenant construction fees and other fees customarily paid to a property manager. Hines is wholly-owned, indirectly, by, or for the benefit of, Jeffrey C. Hines and his father, Gerald D. Hines. During the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages our directly-owned properties::

•	$5.1 million and $1.2 million, respectively, in management fees;

•	$3.4 million and $0.9 million, respectively, in leasing commissions and construction management; and

•	$11.5 million and $2.9 million, respectively, in reimbursements for on-site salaries and wages and other direct services performed off-site, as well as other fees, primarily related to accounting support fees.

Certain subsidiaries of the Core Fund entered into lease agreements with an affiliate of Hines, for the operation of their respective parking garages. Under the terms of the lease agreements, the Core Fund received rental fees of $4.9 million, during the year ended December 31, 2015 and $1.2 million for the three months ended March 31, 2016.

Ownership Interests

The Operating Partnership

We are the sole general partner of the Operating Partnership and owned a 91.4% interest in the Operating Partnership at June 30, 2016. Hines 2005 VS I LP, an affiliate of Jeffrey C. Hines, owned a 0.5% interest in the Operating Partnership at December 31, 2015. HALP Associates Limited Partnership, an affiliate of Jeffrey C. Hines, owns the Participation Interest, which, at June 30, 2016, represented a 8.1% interest in the Operating Partnership. An affiliate of Jeffrey C. Hines also owns 1,000 shares of our common stock. See “Proposal One: Plan of Liquidation Proposal—Interests of Certain Persons in the Liquidation” for a description of the payments expected to be made with respect to the Participation Interest held by HALP and the units of the Operating Partnership held by Hines 2005 VS in connection with the Plan of Liquidation.

The Core Fund

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. At June 30, 2016, the Core Fund owned interests in four properties across the United States. As of June 30, 2016, we owned an approximate 28.8% non-managing general partner interest in the Core Fund. The Core Fund pays Hines and/or its affiliates compensation, fees and reimbursements for providing property management, leasing, construction management, on-site and administrative services and for serving as its managing general partner.

Policies and Procedures for Review of Related Party Transactions

Potential conflicts of interest exist among us, Hines, our Advisor and other affiliates of Hines in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors, and each of our independent directors, serve on the Conflicts Committee of our Board. The Conflicts Committee reviews and approves all matters that our Board believes may involve conflicts of interest. Please see “Corporate Governance—Conflicts Committee” above.

To reduce the effect on us of potential conflicts of interest described above, the Advisory Agreement and our charter include a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	We will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction related thereto as fair and reasonable to us and on terms and conditions not less favorable than terms that would be available from unaffiliated third parties.

•	We will not purchase or lease a property in which Hines or its affiliates or our directors has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost to Hines or its affiliates or our directors for the property, unless:

•	there is substantial justification for any amount in excess of the cost to Hines or its affiliates or our directors;

•	our disinterested directors determine the excess to be reasonable; and

•	appropriate disclosure is made to the disinterested directors with respect to the transaction.

•	The fair market value of any asset we acquire from Hines or one of its affiliates or our directors will be determined by an independent expert selected by our independent directors. We generally will not acquire property from Hines or its affiliates or our directors at a price that exceeds the appraised value of the property. The only exception will be in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, when the appraised value will be based upon the completed value of the project. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines the transaction to be fair and reasonable to us.

•	We will not enter into joint ventures with Hines or its affiliates or our directors, such as acquiring interests in the Core Fund, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines, its affiliates or our directors, except in the case of loans to our wholly owned subsidiaries and mortgage loans for property appraised by an independent expert. Any loans to us by Hines, its affiliates or our directors must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

•	Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income.

The Conflicts Committee also must review and approve any transaction between us and our affiliates, on the one hand, and any director (including any independent director) or the director’s affiliates or related persons on the other hand. All related party transactions must be approved by a majority of the disinterested members of the Board.

PROPOSAL FOUR: APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we refer to in this proxy statement collectively as “Deloitte & Touche”) serve as our principal accounting firm. Deloitte & Touche audited our financial statements for the years ended December 31, 2015 and 2014. Deloitte & Touche reports directly to our Audit Committee.

Fees

Deloitte & Touche’s aggregate fees billed to us for the fiscal years ended December 31, 2015 and 2014 are as follows:

Audit Fees:	$805,000 for 2015 and $947,355 for 2014
Audit-Related Fees:	$0 for 2015 and $33,285 for 2014—These fees primarily relate to internal control attestation consultations, accounting consultations and other attestation services
Tax Fees:	$0 for 2015 and 2014
All Other Fees:	$0 for 2015 and 2014
Total Fees:	$805,000 for 2015 and $980,640 for 2014

Deloitte & Touche also audits the financial statements of the Core Fund and its properties and provides other services to the Core Fund. Deloitte & Touche billed the Core Fund approximately $455,000 and $556,745 related to the audits for the years ended December 31, 2015 and 2014, respectively.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Deloitte & Touche. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Deloitte & Touche. All services performed for us in 2015 were pre-approved or ratified by our Audit Committee.

Our Board unanimously recommends a vote “FOR” the Appointment of Independent Auditors Proposal.

Audit Committee Report

To the Directors of Hines Real Estate Investment Trust, Inc.:

We have reviewed Hines Real Estate Investment Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2015 and discussed them with management and the Company’s independent registered public accounting firm.

We have discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 16 “Communications with Audit Committees” (PCAOB AS 16).

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Hines Real Estate Investment Trust, Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in Hines Real Estate Investment Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee

Stanley D. Levy, Chairman

Lee A. Lahourcade

Paul B. Murphy Jr.

Ratification

Deloitte & Touche acted as our independent registered public accounting firm to audit our books and records for the year ended December 31, 2015, and the Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for the year ended December 31, 2016. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention or not submitting a proxy, have no impact on the vote.

Our Board unanimously recommends a vote “FOR” the Appointment of Independent Auditors Proposal.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Deloitte & Touche, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our stockholders.

Representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.

AVAILABLE INFORMATION

We are subject to the information requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to you free of charge at the SEC’s website at http://www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [●], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies, and the mailing of this proxy statement to our stockholders does not create any implication to the contrary.

OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING

Our Board does not intend to present for action at the annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their discretion pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. If we have not previously liquidated and dissolved, then under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2017 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than [●].

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings. For any proposal that is not submitted for inclusion in our proxy material for the 2017 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. If we have not previously liquidated and dissolved, then under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on [●] and ending on [●]and must contain information specified in our bylaws, including:

•	the name and address of the proposing stockholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•	the number of shares of each class of the Company’s stock owned beneficially and of record by the proposing stockholder (and the beneficial owner, if any);

•	as to each director nominee:

•	the name, age, business address, and residence address of the nominee;

•	the number of shares of each class of the Company’s stock beneficially owned by the nominee;

•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•	as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the business to be brought before the meeting;

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business that the proposing stockholder (and the beneficial owner, if any) may have.

All nominations must also comply with our charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary (telephone: (888) 220-6121).

You may obtain a copy of our charter and our bylaws, in which these procedures are set forth, upon written request to our Chief Financial Officer and Secretary at the address above.

By Order of the Board of Directors,

RYAN T. SIMS

Chief Financial Officer and Secretary

Houston, Texas

[●], 2016

Appendix A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

1. This Plan of Complete Liquidation and Dissolution (the “Plan”) of Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Corporation”), has been unanimously approved by the Board of Directors of the Corporation (the “Board”) as being advisable and in the best interests of the Corporation and its stockholders. The Board has directed that the Plan be submitted to the stockholders of the Corporation for approval. The Plan shall become effective upon approval of the Plan by the affirmative vote of the holders of at least a majority of the Corporation’s Common Stock, $0.001 par value per share (the “Common Stock”), then outstanding and entitled to vote thereon. The date of the stockholders’ approval is hereinafter referred to as the “Effective Date.”

2. As soon as practicable after the Effective Date, the Corporation shall sell all or substantially all of its assets, be voluntarily liquidated and dissolved. Pursuant to the Plan, the officers of the Corporation shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Corporation, including, but not limited to, the following: (a) promptly wind up the Corporation’s affairs, collect its assets and pay or provide for its liabilities, debts and obligations (including, but not limited to, known liabilities (whether or not reduced to judgment) and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, and including, but not limited to, assets and liabilities held through Hines REIT Properties, L.P. and other subsidiaries of the Corporation); (b) sell or exchange any and all property of the Corporation at public or private sale, including, but not limited to, consummating the sale of its assets and properties in accordance with the terms of the definitive sale and purchase agreements that have been or are executed by the Corporation or its subsidiaries, including that certain Agreement of Sale and Purchase, dated as of June 29, 2016, between Hines REIT 5th and Bell LLC, Hines REIT Daytona Campus LLC, Hines REIT Laguna Campus LLC, Hines REIT 2851 Junction Ave LP, Hines REIT Watergate LP, Hines REIT 1900/2000 Alameda de las Pulgas LLC, Hines REIT West LA Portfolio LP and solely for the limited purposes set forth therein, the Corporation, and BRE Hydra Property Owner LLC; (c) prosecute, settle or compromise all claims or actions of the Corporation or to which the Corporation is subject; (d) declare and pay to or for the account of the stockholders of the Corporation, at any one or more times as they may determine, liquidating distributions in cash, kind or both (one or more of which distributions may be in the form of beneficial interests in a liquidating trust holding assets of the Corporation); (e) cancel all outstanding shares of the Corporation’s stock upon the payment of such liquidating distributions and the dissolution of the Corporation; (f) execute for or on behalf of the Corporation, in its corporate name and under its corporate seal, those contracts of sale, deeds, assignments, notices and other documents as may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Corporation; (g) execute for or on behalf of the Corporation, in its corporate name and under its corporate seal, such forms and documents as are required by the State of Maryland, any jurisdiction in which the Corporation has been qualified to business and the Federal government, including, but not limited to, tax returns; and (h) pay all costs, fees and expenses, taxes and other liabilities incurred by the Corporation and/or its officers in carrying out the liquidation and dissolution of the Corporation.

3. The final liquidating distribution shall be made no later than the second anniversary of the Effective Date.

4. In the event that it should not be feasible, in the opinion of the Board, for the Corporation to pay, or adequately provide for, all debts and liabilities of the Corporation (including, but not limited to, costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Corporation) at the time the final liquidation distribution is made pursuant to Section 2 hereof, or, if earlier, the latest applicable date to avoid payment by the Corporation of Federal income taxes, or the Board shall determine that it is not advisable to distribute at such time any of the property then held by or for the account of the Corporation because such property is not reasonably susceptible to distribution to stockholders or otherwise, the Corporation may transfer and assign, at such time as is determined by the Board, to a liquidating trust as designated by the Board (the “Liquidating Trust”) sufficient cash and property to pay, or adequately provide for, all such debts and liabilities and such other property as it shall have determined is appropriate. The Liquidating Trust shall be constituted pursuant to a liquidating trust agreement in such form as the Board may approve and its initial trustees shall be appointed by the declaration of trust or by the Board, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to the stockholders of the beneficial interest therein shall constitute a part of the final liquidating distribution by the Corporation to the stockholders of their pro rata interest in the remaining amount of cash and other property held by or for the account of the Corporation. From and after the date of any transfer of cash and property by the Corporation to the Liquidating Trust, the Corporation shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter be held by the Liquidating Trust solely for the purposes of one or more ultimate distributions to the stockholders, subject to any unsatisfied debts, liabilities and expenses.

5. The Corporation is authorized, but not required, to establish one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet any existing debts and obligations of the Corporation, Hines REIT Properties, L.P. and other subsidiaries of the Corporation that are not otherwise discharged by the Corporation or such subsidiaries, including, but not limited to, known liabilities (whether or not reduced to judgment), liquidating expenses and estimated, unascertained or contingent liabilities and expenses; provided that the Corporation will set aside or otherwise provide for all claims and liabilities as required under Maryland law. Creation of a reserve fund may be accomplished by a recording in the Corporation’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Corporation is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Corporation, the Liquidating Trust referred to herein or such other successor-in-interest to the Corporation as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Corporation may also create a reserve fund by any other reasonable means.

6. Upon assignment and conveyance of the assets of the Corporation to the stockholders, in complete liquidation of the Corporation as contemplated by Section 2 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Corporation, the officers of the Corporation shall execute and cause to be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and elsewhere as may be required or deemed appropriate, Articles of Dissolution and such other documents as may be required to dissolve the Corporation.

7. The Board, or the trustees of the Liquidating Trust, and such officers of the Corporation as the Board may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Corporation and complete the liquidation thereof, including, without limitation, (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Corporation, whether real or personal, tangible or intangible, (b) the appointment of other persons to carry out any aspect of the Plan, (c) the temporary investment of funds in such medium as the Board may deem appropriate, and (d) the modification of the Plan as may be necessary to implement the Plan.

8. The Board may terminate the Plan for any reason. The power of termination shall be exercisable both before and after approval of the Plan by the stockholders of the Corporation, but such power shall not continue after Articles of Dissolution have been accepted for record by the SDAT. Notwithstanding approval of the Plan by the stockholders of the Corporation, the Board may modify or amend the Plan without further action by the stockholders of the Corporation to the extent permitted under then current law.

9. Within 30 days after the Effective Date, the officers of the Corporation shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the stockholders of the Corporation.

10. Not less than 20 days before the filing of Articles of Dissolution with the SDAT, the officers of the Corporation shall mail notice to all known creditors of the Company, if any, at their respective addresses shown on the records of the Corporation as well as all employees of the Corporation, if any, either at their home addresses as shown on the records of the Corporation, or at their business addresses, that the dissolution of the Corporation has been approved (alternatively, the Board may determine that the Corporation has no employees or known creditors).

11. This Plan is intended to constitute a plan of liquidation for purposes of Section 331 and 336 of the Internal Revenue Code of 1986, as amended, and shall be interpreted and applied consistently therewith.

Appendix B

AGREEMENT OF SALE AND PURCHASE

BETWEEN

HINES REIT 5TH AND BELL LLC,

a Delaware limited liability company,

HINES REIT DAYTONA CAMPUS LLC,

a Delaware limited liability company,

HINES REIT LAGUNA CAMPUS LLC,

a Delaware limited liability company,

HINES REIT 2851 JUNCTION AVE LP,

a Delaware limited partnership,

HINES REIT WATERGATE LP,

a Delaware limited partnership

HINES REIT 1900/2000 ALAMEDA DE LAS PULGAS LLC,

a Delaware limited liability company, and

HINES REIT WEST LA PORTFOLIO LP,

a Delaware limited partnership

as Sellers

and, solely for certain limited purposes set forth herein,

HINES REAL ESTATE INVESTMENT TRUST, INC.,

a Maryland corporation,

as Company

AND

BRE HYDRA PROPERTY OWNER LLC

a Delaware limited liability company

as Purchaser

pertaining to

5th and Bell, Seattle, WA; Daytona Campus, Redmond, WA; Laguna Campus, Redmond, WA; 2851

Junction, San Jose, CA; 2100 Powell, Emeryville, CA; Alameda, San Mateo, CA; and Howard

Hughes Center, Los Angeles, CA

EXECUTED EFFECTIVE AS OF

June 29, 2016

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of June 29, 2016 (the “Effective Date”), by and among HINES REIT 5TH AND BELL LLC, a Delaware limited liability company (“5th and Bell Seller”), HINES REIT DAYTONA CAMPUS LLC, a Delaware limited liability company (“Daytona Campus Seller”), HINES REIT LAGUNA CAMPUS LLC, a Delaware limited liability company (“Laguna Campus Seller”), HINES REIT 2851 JUNCTION AVE LP, a Delaware limited partnership (“2851 Junction Seller”), HINES REIT WATERGATE LP, a Delaware limited partnership (“2100 Powell Seller”), HINES REIT 1900/2000 ALAMEDA DE LAS PULGAS LLC, a Delaware limited liability company (“Alameda Seller”), HINES REIT WEST LA PORTFOLIO LP, a Delaware limited partnership (“Howard Hughes Center Seller”; and together with 5th and Bell Seller, Daytona Campus Seller, Laguna Campus Seller, 2851 Junction Seller, 2100 Powell Seller and Alameda Seller, each a “Seller”, and collectively, the “Sellers”), and solely for the limited purposes set forth herein, HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (“Company”), and BRE HYDRA PROPERTY OWNER LLC, a Delaware limited liability company (“Purchaser”).

In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

“2100 Powell Deed” has the meaning ascribed to such term in Section 10.3(a).

“2100 Powell PTR” has the meaning ascribed to such term in Section 6.2(a).

“2100 Powell Real Property” means that certain parcel of or interest in the real property located at 2100 Powell Street, Emeryville, California and commonly known as 2100 Powell, as more particularly described on Exhibit A-5 attached hereto, together with all of 2100 Powell Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to 2100 Powell Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“2100 Powell Seller” has the meaning ascribed to such term in the opening paragraph.

“2100 Powell Survey” has the meaning ascribed to such term in Section 6.1.

“2851 Junction Deed” has the meaning ascribed to such term in Section 10.3(a).

“2851 Junction Escrow Agreement” means that certain Escrow Agreement dated May 14, 2015, executed by Alcion Junction Venture LP, 2851 Junction Seller and Chicago Title Company.

“2851 Junction Escrow Assignment” has the meaning ascribed to such term in Section 10.3(m).

“2851 Junction Escrow Notice” has the meaning ascribed to such term in Section 10.7(b).

“2851 Junction PTR” has the meaning ascribed to such term in Section 6.2(a).

“2851 Junction Real Property” means that certain parcel of or interest in the real property located at 2851 Junction Avenue, San Jose, California and commonly known as 2851 Junction, as more particularly described on Exhibit A-4 attached hereto, together with all of 2851 Junction Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to 2851 Junction Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“2851 Junction Seller” has the meaning ascribed to such term in the opening paragraph.

“2851 Junction Survey” has the meaning ascribed to such term in Section 6.1.

“5th and Bell Deed” has the meaning ascribed to such term in Section 10.3(a).

“5th and Bell Ground Lease” means the Ground Lease, dated July 27, 2000, Memorandum of Lease, dated July 27, 2000, as amended by First Amendment to Ground Lease, dated as of March 16, 2001, Amended and Restated Memorandum of Lease and Option Agreement, dated March 16, 2001, Second Amendment to Ground Lease, dated March 16, 2001, Memorandum of Assignment and Assumption of Ground Lease, dated June 28, 2007, the Amendment to Ground Lease and Memoranda of Ground Lease, dated March 22, 2012 and the 2013 Amendment to Ground Lease and Memoranda of Ground Lease, dated September 25, 2013, affecting the 5th and Bell Real Property.

“5th and Bell Ground Lessee” means the ground lessee under the 5th and Bell Ground Lease.

“5th and Bell Ground Lessor” means the ground lessor under the 5th and Bell Ground Lease.

“5th and Bell Ground Lessor Estoppel” has the meaning ascribed to such term in Section 7.5.

“5th and Bell PTR” has the meaning ascribed to such term in Section 6.2(a).

“5th and Bell Real Property” means that certain parcel of or interest in the real property located at 5th and Bell, Seattle, Washington and commonly known as 5th and Bell, as more particularly described on Exhibit A-1 attached hereto, together with all of 5th and Bell Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to 5th and Bell Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“5th and Bell Seller” has the meaning ascribed to such term in the opening paragraph.

“5th and Bell Survey” has the meaning ascribed to such term in Section 6.1.

“Acceptable Association Estoppel” has the meaning ascribed to such term in Section 7.4(a).

“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2(a).

“Acquisition Proposal” has the meaning ascribed to such term in Section 13.2(g)(i).

“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Sellers, as the case may be. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agreement” has the meaning ascribed to such term in the opening paragraph.

“Alameda Deed” has the meaning ascribed to such term in Section 10.3(a).

“Alameda PTR” has the meaning ascribed to such term in Section 6.2(a).

“Alameda Real Property” means those certain parcels of or interests in the real property located at 1900 & 2000 Alameda de las Puglas, San Mateo, California and commonly known as Alameda, as more particularly described on Exhibit A-6 attached hereto, together with all of Alameda Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Alameda Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“Alameda Seller” has the meaning ascribed to such term in the opening paragraph.

“Alameda Survey” has the meaning ascribed to such term in Section 6.1.

“Allocated Value” has the meaning ascribed to such term in Section 3.1.

“Approved Option Notice” has the meaning ascribed to such term in Section 7.6(b).

“Assignment and Assumption of 5th and Bell Ground Lease” has the meaning ascribed to such term in Section 10.3(s).

“Assignment and Assumption of COE” has the meaning ascribed to such term in Section 10.3(p).

“Assignment and Assumption of Covenant and Agreement” has the meaning ascribed to such term in Section 10.3(n).

“Assignment and Assumption of Declarant’s Rights” has the meaning ascribed to such term in Section 10.3(q).

“Assignment and Assumption of Declaration” has the meaning ascribed to such term in Section 10.3(o).

“Assignment and Assumption of Development Agreement” has the meaning ascribed to such term in Section 10.3(r).

“Assumed Service Contracts” means those Service Contracts listed and described on Exhibit B attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such Service Contracts, in each case entered into after the Effective Date and in accordance with Section 7.1(e).

“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Purchaser, Company, Sellers, the Real Property, the Improvements, or any portion thereof.

“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.

“Blocked Person” means a person or entity (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by OFAC, 31 C.F.R. Chapter V, Appendix A, as in effect from time to time.

“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Houston, Texas, New York, New York, Los Angeles, California or Seattle Washington. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.

“California Deeds” has the meaning ascribed to such term in Section 10.3(a).

“California Properties” means 2851 Junction Real Property, 2100 Powell Real Property, Alameda Real Property and Howard Hughes Center Real Property, collectively.

“California Sellers” means 2851 Junction Seller, 2100 Powell Seller, Alameda Seller and Howard Hughes Center Seller, collectively.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.

“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).

“Claims” has the meaning ascribed to such term in Section 5.5(a).

“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

“Closing Date” means the date on which the Closing occurs, which date shall be the later of (i) the date sixty (60) days after the Effective Date or (ii) the date three (3) Business Days after the receipt by Company of the Company Stockholder Approval, or such earlier or later date to which Purchaser and Sellers may hereafter agree in writing.

“Closing Documents” shall mean any certificate, instrument or other document executed by a party or an Affiliate of a party and delivered at or in connection with the Closing or pursuant to this Agreement.

“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).

“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 3.3, 4.5, 4.6, 5.3, 5.4, 5.5, 7.6, 8.1 (subject to Section 18.1), 8.2 (subject to Section 14.3(g)), 9.1, 10.4 (subject to the limitations therein), 10.5, 10.6, 10.7, 12.1, 13.6, 13.7, 14.3(c)(ii), 14.3(c)(iii), 15.1, 15.3, 17.1, 18.1, 19.2 (subject to the limitations therein), 19.8, 19.14, 19.15 and 19.16.

“Closing Time” has the meaning ascribed to such term in Section 10.4(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to such term in the opening paragraph of this Agreement.

“Company Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in any material respect to Company than those contained in the Confidentiality Agreement.

“Company Adverse Recommendation Change” has the meaning ascribed to such term in Section 13.2(c).

“Company Alternative Acquisition Agreement” has the meaning ascribed to such term in Section 13.2(a).

“Company Board” means the Board of Directors of Company.

“Company Board Recommendation” has the meaning ascribed to such term in Section 8.1(b)(iv).

“Company Bylaws” means the Second Amended and Restated Bylaws of Company, as amended by Amendment No. 1 thereto, as further amended and in effect on the date hereof.

“Company Charter” means the Second Amended and Restated Articles of Incorporation of Company accepted for record by the SDAT on July 13, 2007, as amended, supplemented, corrected and in effect on the date hereof.

“Company Common Stock” means the outstanding shares of common stock, $0.001 par value per share, of Company.

“Company Party” has the meaning ascribed to such term in Section 14.3(b).

“Company Stockholder Approval” has the meaning ascribed to such term in Section 8.1(m).

“Company Stockholder Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Terminating Breach” has the meaning ascribed to such term in Section 14.1(c)(i).

“Company Termination Fee” has the meaning ascribed to such term in Section 14.3(b).

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 28, 2016, between Blackstone Real Estate Advisors L.P. and Company, a copy of which is attached hereto as Exhibit N.

“Daytona Campus Deed” has the meaning ascribed to such term in Section 10.3(a).

“Daytona Campus PTR” has the meaning ascribed to such term in Section 6.2(a).

“Daytona Campus Real Property” means that certain parcel of or interest in the real property located at 14999 NE 31st Way, Redmond, Washington and commonly known as Daytona, as more particularly described on Exhibit A-2 attached hereto, together with all of Daytona Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Daytona Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“Daytona Campus Seller” has the meaning ascribed to such term in the opening paragraph.

“Daytona Campus Survey” has the meaning ascribed to such term in Section 6.1.

“Declarations” means those reciprocal easement agreements, covenants and other similar agreements set forth on Exhibit V attached hereto.

“Deeds” has the meaning ascribed to such term in Section 10.3(a).

“Delinquent” has the meaning ascribed to such term in Section 10.4(b).

“Deposit Time” means 12:00 p.m. Pacific Time on the Closing Date.

“Disclosure Statement” has the meaning ascribed to such term in Section 19.16.

“Documents” has the meaning ascribed to such term in Section 5.2(a).

“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.

“Embargoed Country” means a country or territory subject to comprehensive sanctions administered by the United States government (currently Cuba, Iran, Sudan, Syria, North Korea, and the Crimea region of Ukraine).

“Employees” has the meaning ascribed to such term in Section 8.1(k)(i).

“Employee Plan” has the meaning ascribed to such term in Section 8.1(k)(ii).

“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code § 25249.5 et seq.), the California Toxic Mold Protection Act (California Health and Safety Code § 26100 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), the Porter Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), the Washington Model Toxics Control Act (chapter 70.105D RCW), and any and all other comparable state and local equivalents.

“Environmental Remediation Documents” means (i) that certain Soil and Groundwater Remedial Activities Cooperation Agreement dated May 14, 2008 by and among Hamilton Sundstrand Corporation, Hines REIT Laguna Campus, LLC and Honeywell International Inc., (ii) that certain Access Agreement dated as of March, 2008 by and between Hamilton Sundstrand Corporation and Hines REIT Laguna Campus, LLC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Instructions” has the meaning ascribed to such term in Section 4.2.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Contracts” means (i) any Service Contracts to which a Seller or its Affiliate is a party not included on Exhibit B attached hereto and (ii) any other written agreements, contracts or other agreements relating to such Seller’s Property for (A) insurance; (B) existing property management or association management of any of the Property, (C) leasing commission agreements related to any of the Property, (D) the engagement of attorneys, accountants, brokers, surveyors, title companies, environmental consultants, engineers or appraisers, (E) the National Service Contracts and (F) any other contracts or agreements entered into after the Effective Date that such Seller is required to cause to be terminated at or prior to the Closing.

“Excluded Option Inclusion Event” has the meaning ascribed to such term in Section 7.6(d).

“Excluded Option Property” has the meaning ascribed to such term in Section 7.6(b).

“Excluded Option Property Closing Date” has the meaning ascribed to such term in Section 7.6(d)(iv).

“Executive Order” means United States Presidential Executive Order 13224.

“Existing Loan” has the meaning ascribed to such term in Section 6.2(c).

“Final Proration Date” has the meaning ascribed to such term in Section 10.4(a).

“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).

“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).

“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Sellers or Sellers’ use and operation of the Real Property or the Improvements or any portion thereof.

“Guarantee” has the meaning ascribed to such term in Section 8.2(i).

“Guarantor” has the meaning ascribed to such term in Section 8.2(i).

“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.

“HHRA Testing” has the meaning ascribed to such term in Section 7.1(l)(ii)

“Howard Hughes Center Deed” has the meaning ascribed to such term in Section 10.3(a).

“Howard Hughes Center PTR” has the meaning ascribed to such term in Section 6.2(a).

“Howard Hughes Center Real Property” means those certain parcels of or interest in the real property located at 6060, 6080, 6100, 6701, 6601 Center Drive and 6833 Park Terrace Drive, Los Angeles, California and commonly known as Howard Hughes Center, as more particularly described on Exhibit A-7 attached hereto, together with all of Howard Hughes Center Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Howard Hughes Center Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“Howard Hughes Center Seller” has the meaning ascribed to such term in the opening paragraph.

“Howard Hughes Center Survey” has the meaning ascribed to such term in Section 6.1.

“Improvements” means, as to each Seller, all buildings, structures, fixtures, parking areas and improvements owned by such Seller and located on the Real Property owned by such Seller, with such

Improvements located on the 5th and Bell Real Property sometimes referred to herein as the “5th and Bell Improvements”, with such Improvements located on the Daytona Campus Real Property sometimes referred to herein as the “Daytona Campus Improvements”, with such Improvements located on the Laguna Campus Real Property sometimes referred to herein as the “Laguna Campus Improvements”, with such Improvements located on the 2851 Junction Real Property sometimes referred to herein as the “2851 Junction Improvements”, with such Improvements located on the 2100 Powell Real Property sometimes referred to herein as the “2100 Powell Improvements”, with such Improvements located on the Alameda Real Property sometimes referred to herein as the “Alameda Improvements”, and with such Improvements located on the Howard Hughes Center Real Property sometimes referred to herein as the “Howard Hughes Center Improvements”.

“Independent Consideration” has the meaning ascribed to such term in Section 4.1.

“Individual Property” means the portion of the Real Property and Improvements owned by a Seller.

“Initial Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).

“Initial Vapor Testing” has the meaning ascribed to such term in Section 7.1(l)(ii).

“Intangible Personal Property” means, as to each Seller, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), all trade names, trademarks, logos, and service marks (in each case, if any) utilized solely by such Seller or which such Seller has a right to utilize in connection with the operation of the Individual Property owned by such Seller and Improvements thereon (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), each Seller, its Affiliates, the property manager and Tenants), provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.

“Interim Period” means the time between the Effective Date and the earlier to occur of the Closing Date and the date, if any, as of which this Agreement is terminated.

“Intervening Event” means a material event, development or change in circumstances with respect to Company and its subsidiaries (in the case of Company and its subsidiaries, taken as a whole), or the Property (in the case of the Property, taken as a whole), in each case that occurred or arose after the date of this Agreement, which (a) was unknown to, nor reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement and (b) becomes known to or by the Company Board prior to the receipt of the Company Stockholder Approval; provided, however, that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any matter relating thereto or consequence thereof and (ii) the fact that Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).

“Inquiry” has the meaning ascribed to such term in Section 13.2(a).

“IRS” has the meaning ascribed to such terms in Section 14.3(c)(ii).

“Laguna Campus Deed” has the meaning ascribed to such term in Section 10.3(a).

“Laguna Campus PTR” has the meaning ascribed to such term in Section 6.2(a).

“Laguna Campus Real Property” means those certain parcels of or interests in the real property located at 10511 NE 36th Street 14908 NE 31st Way, and 14980 NE 31st Way, Redmond, Washington and commonly known as Laguna Campus, as more particularly described on Exhibit A-3 attached hereto, together with all of Laguna Campus Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Laguna Campus Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“Laguna Campus Seller” has the meaning ascribed to such term in the opening paragraph.

“Laguna Campus Survey” has the meaning ascribed to such term in Section 6.1.

“Leasing Costs” means, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy any construction obligations under such Tenant Lease, legal and other professional fees, payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense.

“Letter of Intent” means the letter agreement entered into by Purchaser and Company regarding the transaction evidenced by this Agreement.

“Letter of Intent Date” means the date the Letter of Intent was executed and delivered by the parties thereto, which was June 7, 2016.

“Liability Cap” has the meaning ascribed to such term in Section 18.1(b).

“Liability Floor” has the meaning ascribed to such term in Section 18.1(b).

“Liability Limitation” has the meaning ascribed to such term in Section 14.3(g).

“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).

“Licenses and Permits” means, as to each Seller, all of such Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Individual Property owned by such Seller and the Improvements thereon, together with all renewals and modifications thereof.

“Liquidation Date” means the date Company has completed the disposition of all of its remaining real estate assets and is otherwise in a position to make its final distribution to its stockholders pursuant to its Plan of Liquidation without maintaining reserves for contingent liabilities.

“Major Tenants” has the meaning ascribed to such term in Section 7.2(a).

“Majority Properties” means the Howard Hughes Center Real Property together with one or more other Real Properties.

“Material Casualty Event” means the occurrence of one or more casualties with respect to one or more Individual Properties which is reasonably expected to cost in excess of five percent (5%) of the Allocated Value of all Individual Properties in the aggregate to restore.

“Material Condemnation” means, with respect to any Individual Property, an action in eminent domain that results in losses of the land and Improvements or in any permanent reduction or restriction on access to the land and Improvements with respect to the Individual Property which is reasonably expected to result in a loss of value in excess of five percent (5%) of the Allocated Value of all Individual Properties in the aggregate.

“Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).

“National Service Contracts” means any contract to which a Seller or its Affiliate is a party that provides for services to any Individual Property owned by such Seller and to other assets and properties of such Seller or its Affiliates.

“Natural Hazard Expert” has the meaning ascribed to such term in Section 5.5(f).

“Natural Hazard Matters” has the meaning ascribed to such term in Section 5.5(f).

“New Exceptions” has the meaning ascribed to such term in Section 6.2(b).

“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(f)(ii).

“Notice of Change of Recommendation” has the meaning ascribed to such term in Section 13.2(d).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Official Records” means the official records of (i) King County, Washington with respect to the 5th and Bell Real Property, Daytona Campus Real Property, and Laguna Campus Real Property, (ii) Santa Clara County, California with respect to 2851 Junction Real Property, (iii) Alameda County, California with respect to 2100 Powell Real Property, (iv) San Mateo County, California with respect to the Alameda Real Property, and (v) Los Angeles County, California with respect to Howard Hughes Center Real Property.

“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).

“Operating Partnership” has the meaning ascribed to such term in Section 13.2(g)(i).

“Option Properties” has the meaning ascribed to such term in Section 7.6(a).

“Outside Date” has the meaning ascribed to such term in Section 14.1(b)(i).

“Parent Parties” has the meaning ascribed to such term in Section 14.3(g).

“Payee” has the meaning ascribed to such term in Section 14.3(c)(ii).

“Payor” has the meaning ascribed to such term in Section 14.3(c)(ii).

“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.

“Personal Property” means, as to each Seller, all of such Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements owned by such Seller, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to such Seller, (iii) the items of personal property owned or leased by such Seller’s property manager, and (iv) all other Reserved Company Assets.

“Plan of Liquidation” means the Plan of Liquidation and Dissolution of Company dated as of the date hereof, pursuant to which Company will sell all or substantially all of the assets of Company, including, without limitation, the Property and dissolve.

“Post-Effective Date Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).

“Property” has the meaning ascribed to such term in Section 2.1.

“Proration Items” has the meaning ascribed to such term in Section 10.4(a).

“Proxy Statement” means a proxy statement in preliminary and definitive form (as applicable) relating to the Company Stockholder Meeting, together with any amendments or supplements thereto,

“PTR” or “PTRs” has the meaning ascribed to such term in Section 6.2(a).

“Purchase Options” has the meaning ascribed to such term in Section 7.6(a).

“Purchase Price” has the meaning ascribed to such term in Section 3.1.

“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.

“Purchaser Leasing Costs” has the meaning ascribed to such term in Section 10.4(f)(ii).

“Purchaser Option Date” has the meaning ascribed to such term in Section 7.6(d).

“Purchaser Persons” has the meaning ascribed to such term in Section 8.2(e).

“Purchaser Terminating Breach” has the meaning ascribed to such term in Section 14.1(d)(i).

“Purchaser Termination Fee” has the meaning ascribed to such term in Section 14.3(c)(i).

“Qanta Lease” means that certain Standard Office Lease by and between Arden Realty Limited Partnership and Qantas Tenant dated as of December 31, 2001, as amended by that certain First Amendment to Lease by and between Arden Realty Limited Partnership and Qantas Tenant dated as of March 30, 2002, as amended by that Second Amendment to Lease by and between Trizec 6080 HHC, LLC and Qantas Tenant dated as of May 4, 2009, as amended by that Third Amendment to Lease by and between Trizec 6080 HHC, LLC and Qantas Tenant dated as of December 26, 2013, and the letter agreement entered into by the Howard Hughes Center Seller and Qantas Tenant dated December 31, 2015 regarding Qanta Tenant’s notice to exercise its Acceleration Option (as defined in the Qanta Lease).

“Qanta Tenant” means Qantas Airways Limited, an Australian corporation.

“Qualifying Income” has the meaning ascribed to such term in Section 14.3(c)(ii).

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.

“REA and CCR Estoppels” has the meaning ascribed to such term in Section 7.4(b).

“Real Property” means the 5th and Bell Real Property, the Daytona Campus Real Property, the Laguna Campus Real Property, the 2851 Junction Real Property, the 2100 Powell Real Property, the Alameda Real Property and the Howard Hughes Center Real Property, collectively.

“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).

“Rent Roll” has the meaning ascribed to such term in Section 5.2(a).

“Reporting Person” has the meaning ascribed to such term in Section 4.6(a).

“Representative” means, with respect to any person, such person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.

“Reserved Company Assets” means, as to each Seller, the following assets of such Seller as of the Closing Date: all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of such Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of such Seller’s existing insurance policies, all Excluded Contracts, materials relating to the background or financial condition of a present or prior direct or indirect partner or member of such Seller, the internal books and records of such Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Hines” “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Individual Property of such Seller or any other real property owned by such Seller, and any other intangible property that is not used exclusively in connection with the Individual Property owned by such Seller.

“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.

“SD Letters of Credit” has the meaning ascribed to such term in Section 10.4(b).

“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).

“Section 14.3(c) Amount” has the meaning ascribed to such term in Section 14.3(c).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” and “Sellers” have the meanings ascribed to such terms in the opening paragraph of this Agreement.

“Seller Certificate” has the meaning ascribed to such term in Section 7.2(b).

“Seller Leasing Costs” has the meaning ascribed to such term in Section 10.4(f)(i).

“Seller Persons” has the meaning ascribed to such term in Section 8.1(l).

“Seller Released Parties” has the meaning ascribed to such term in Section 5.5(a).

“Service Contracts” means, as to each Seller, all of such Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Individual Property owned by such Seller and under which such Seller is currently paying for services rendered in connection with the Individual Property.

“Solvent” when used with respect to any person or entity, means that, as of any date of determination, (a) the “present fair saleable value” of such person’s or entity’s total assets exceeds the value of such person’s or entity’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable laws governing determinations of the insolvency of debtors, (b) such person or entity will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage, and (c) such person or entity will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

“Superior Proposal” has the meaning ascribed to such term in Section 13.2(g)(ii).

“Survey” and “Surveys” have the meaning ascribed to such term in Section 6.1.

“Survival Period” means the earlier of (a) the date six (6) months after the Closing Date, or (b) the later of (i) December 15, 2016, or (ii) the day one (1) Business Day prior to the Liquidation Date.

“Tenant Deposits” means, as to each Individual Property, all security deposits, paid or deposited by the Tenants of such Individual Property to the Seller of such Individual Property, as landlord, or any other person on such Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants).

“Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.

“Tenant Leases” means, as to each Individual Property, the following pertaining to the Improvements at such Individual Property: (i) any and all written leases, rental agreements, occupancy agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) entered into on or prior to the Effective Date, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements entered into after the Effective Date, and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.

“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7(a).

“Tenants” means, as to each Individual Property, all persons or entities leasing, renting or occupying space within the Improvements at such Individual Property pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.

“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.4, 5.5, 10.6(d), 12.1, 13.3, 14.2, 14.3, 15.3, 16.1, 17.1, Article XV, Article XIX, the Confidentiality Agreement and the Guarantee.

“Title Company” means (a) First American Title Company, at its offices located at 601 Travis, Suite 1875, Houston, Texas 77002, Attn: Elvira Fuentes, Telephone No.: (713) 850-0455, Facsimile No.: (866) 899-6403, Email: efuentes@firstam.com and (b) such other title insurance companies selected by Purchaser to co-insure fifty percent (50%) of the Title Policies obtained by Purchaser.

“Title Policy” and “Title Policies” have the meaning ascribed to such terms in Section 6.3.

“To Sellers’ Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge (without further investigation) solely of Kevin McMeans, the Asset Management Officer, and Ken Jett, a Managing Director of the advisor to Company. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Sellers’ knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Sellers’ representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).

“Updated Reports” has the meaning ascribed to such term in Section 6.2(b).

“Vapor Remediation Work” has the meaning ascribed to such term in Section 7.1(l)(ii).

“Voluntary Encumbrance” shall mean with respect to each Individual Property, title exceptions affecting such Individual Property that are knowingly and intentionally created by Sellers through the execution by Sellers or one of its Affiliates of one or more instruments creating or granting such title exceptions; provided, however, that the term “Voluntary Encumbrances” as used in this Agreement shall not include the following: (i) any Permitted Exceptions; (ii) any title exception created pursuant to a Tenant Lease by a Tenant thereunder or pursuant to the 5th and Bell Ground Lease by the 5th and Bell Ground Lessor; (iii) any title exceptions that are approved, waived or deemed to have been approved or waived by Purchaser or that are created in accordance with the provisions of this Agreement; and (iv) any title exceptions which, pursuant to a Tenant Lease for the Property or otherwise, are to be discharged by a Tenant or occupant of the Property, or which pursuant to the 5th and Bell Ground Lease are to be discharged by the 5th and Bell Ground Lessor.

“Washington Deeds” has the meaning ascribed to such term in Section 10.3(a).

“Washington Properties” means 5th and Bell Real Property, Daytona Campus Real Property, and Laguna Campus Real Property, collectively.

“Washington Sellers” means 5th and Bell Seller, Daytona Seller and Laguna Campus Seller, collectively.

“West Coast Asset Sale” has the meaning ascribed to such term in Section 2.1.

“West Coast Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the value, operation, business, assets, liabilities, or condition (financial or otherwise) of Sellers or the Property, in each case, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair the ability of Sellers to consummate the West Coast Asset Sale before the Outside Date; provided, that for purposes of clause (i) “West Coast Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from (A) any failure in and of itself of Company or Sellers to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to or contributing to such failure may be taken into account in determining whether there has been a West Coast Material Adverse Effect), (B) any changes that affect the commercial real estate industry generally, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the legal, regulatory or political conditions in the United States or globally, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the negotiation, execution, delivery or performance of this Agreement, or the public announcement of the West Coast Asset Sale or the other transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with tenants, employees, suppliers, lenders, investors or venture partners, (G) the taking of any action at the written request or with the prior written consent of Purchaser or the failure to take any action at the written request of Purchaser, (H) earthquakes, hurricanes, floods or other natural disasters, provided this clause (H) shall not limit Purchaser’s rights under Section 9.1, (I) any adoption, promulgations, repeal, modification, amendment, interpretation, change or proposal after the date hereof of any laws or changes in U.S. generally accepted accounting principles (or the interpretation thereof), or (J) any action or litigation arising out of or relating to this Agreement, the transactions contemplated hereby or in connection with the Plan of Liquidation, including any action made or initiated by any holder of Company Common Stock (including any derivative claims) but in any event only in their capacities as holders of Company Common Stock; provided that, with respect to clause (B), such events, circumstances, changes, effects, developments, conditions or occurrences may be taken into account to the extent they disproportionately affect Sellers or the Property, in each case, taken as a whole, relative to others in the commercial real estate industry in the geographic regions in which the Sellers operate and, with respect to clauses (C), (D), (E), (H), and (I), such events, circumstances, changes, effects, developments, conditions or occurrences may be taken into account to the extent they disproportionately affect Sellers or the Property, in each case, taken as a whole, relative to others in the commercial real estate industry in the United States.

References; Exhibits. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits refer to Exhibits attached hereto, all of which Exhibits are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

ARTICLE II

AGREEMENT OF PURCHASE AND SALE

Section 2.1 Agreement. Subject to Section 7.6, each Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from each Seller, on the Closing Date and subject to the terms and conditions of this Agreement, fee simple title to the Real Property owned by such Seller (except the portion of the 5th and Bell Real Property subject to the 5th and Bell Ground Lease) and Seller’s ground lease interest in the 5th and Bell Real Property, together with all of such Seller’s right, title and interest in and to each of the following attributable to the Real Property owned by such Seller: (a) the Improvements; (b) the Personal Property; (c) the Tenant Leases in effect on the Closing Date; (d) the Assumed Service Contracts in effect on the Closing Date, (e) the Licenses and Permits; and (f) the Intangible Personal Property, in each of the cases of (e) and (f) to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained (the foregoing sale and purchase being defined herein as the “West Coast Asset Sale”). The Real Property, together with the Improvements, the Personal Property, the Tenant Leases and Tenant Deposits, the Assumed Service Contracts, the Licenses and Permits and the Intangible Personal Property relating thereto, are hereinafter collectively, the “Property”.

Section 2.2 Indivisible Economic Package. Purchaser has no right to purchase, and Sellers have no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Sellers that, as a material inducement to Sellers and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Sellers have agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof, including Section 7.6.

ARTICLE III

CONSIDERATION

Section 3.1 Purchase Price. The aggregate purchase price for the Property is $1,162,000,000 in cash (the “Purchase Price”) in lawful currency of the United States of America, payable as provided in Section 3.4. The

Purchase Price shall be allocated to each Individual Property in accordance with Exhibit X attached hereto (the “Allocated Value”).

Section 3.2 Withholding. Purchaser shall be entitled to deduct and withhold any amounts from the consideration otherwise payable pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code, or any applicable provision of state, local or foreign tax law. To the extent that such amounts are so withheld and paid over to the proper Authority by Purchaser, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Section 3.3 Assumption of Obligations. As additional consideration for the purchase and sale of the Property, effective as of the Closing Date, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property, Purchaser shall have assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Sellers or Sellers’ predecessors in title in the Tenant Leases, Assumed Service Contracts, Licenses and Permits, Intangible Personal Property, the 5th and Bell Ground Lease, and any Declarations, reciprocal easements, covenants, and other similar agreements assigned to Purchaser and which are to be performed on or subsequent to the Closing Date and (ii) notwithstanding the fact that the Excluded Contracts are not being assigned to Purchaser, the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(f).

Section 3.4 Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 2:00 p.m. Pacific Time on the Closing Date: (a) Purchaser will cause the Title Company to (i) pay to Sellers by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Sellers, the Purchase Price (subject to adjustments described in Section 10.4), less any costs or other amounts to be paid by Sellers at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Sellers will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Sellers, all costs and amounts to be paid by Sellers at Closing pursuant to the terms of this Agreement.

ARTICLE IV

ESCROW INSTRUCTIONS

Section 4.1 Independent Consideration. Upon the execution hereof, Purchaser shall pay to Sellers One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Sellers’ execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein, Sellers shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Sellers hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Sellers’ execution, delivery, and performance of this Agreement.

Section 4.2 Escrow Instructions. This Article IV constitutes the escrow instructions of Sellers and Purchaser to the Title Company with regard to the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Sellers hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.

Section 4.3 Documents Deposited into Escrow. No later than the Deposit Time, (a) Purchaser will cause the Purchase Price (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.4, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Sellers will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.

Section 4.4 Close of Escrow. When Purchaser and Sellers have delivered the documents required by Section 4.3, the Title Company will:

(a) If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Sellers) the reporting statement required under Section 6045(e) of the Code and Section 4.6;

(b) Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;

(c) Disburse, by wire transfer, to Sellers of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Sellers, all sums to be received by Sellers from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement;

(d) Deliver to Purchaser the Deeds, the Assignment and Assumption of 5th and Bell Ground Lease, and any other Closing Documents to be recorded in the Official Records by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Closing Documents for delivery to Purchaser and to Sellers following recording;

(e) Issue to Purchaser the Title Policies required by Section 6.3;

(f) Deliver to Sellers, in addition to Sellers’ Closing proceeds, all Closing Documents deposited with the Title Company for delivery to Sellers at the Closing; and

(g) Deliver to Purchaser, in addition to any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement, all Closing Documents deposited with the Title Company for delivery to Purchaser at the Closing.

Section 4.5 Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Sellers in each instance.

Section 4.6 Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code, and any related reporting requirements of the Code, the parties hereto agree as follows:

(a) The Title Company (for purposes of this Section 4.6, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.

(b) Sellers and Purchaser each hereby agree:

(i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(ii) to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

(c) Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

(d) The addresses for Sellers and Purchaser are as set forth in Section 16.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibits A-1 through A-7.

ARTICLE V

INSPECTION OF PROPERTY

Section 5.1 Entry and Inspection.

(a) Through the earlier of Closing or the termination of this Agreement, Purchaser and its agents, representatives, contractors and consultants may inspect and investigate the Property and may conduct such tests, evaluations and assessments of the Property as Purchaser deems reasonably necessary, appropriate or prudent in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement; provided, however, that no invasive testing or sampling shall be conducted by Purchaser or any Licensee Party upon the Real Property or Improvements without the applicable Seller’s prior written consent, which consent may be withheld, delayed or conditioned in such Seller’s sole and absolute discretion. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Sellers will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants unless interviews and communications are coordinated through the applicable Seller, the applicable Seller shall have the right to participate in any such communications, and Purchaser shall comply with the notice requirements of the applicable Tenant Lease. Purchaser will provide to Sellers written notice (which can be delivered by email) of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At the applicable Seller’s option, such Seller may be present for any such entry, inspection and communication with any Tenants and service providers with respect to the Individual Property owned by such Seller. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the State in which the Property is located carrying the insurance required under Section 5.3 below. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.

(b) Subject to the obligations set forth in Section 5.3 and Section 13.6, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement; provided, however, Purchaser, except with respect to routine requests for information and associated follow-up communication, shall provide Sellers at least twenty-four (24) hours prior written notice of Purchaser’s intention to communicate with any Authorities and the applicable Seller shall have the right to participate in any such communications.

Section 5.2 Document Review.

(a) To the extent reasonably requested by Purchaser, Sellers shall make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room, or by being made available at the office of each applicable property manager, the following, to the extent in Sellers’ possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) the environmental reports for the Property in Sellers’ posession; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Sellers’ most currently available rent roll and the operating statements and rent rolls for the stub period of the current calendar year plus the prior two (2) calendar years (collectively, the “Rent Roll”); (iv) copies of Tenant Leases, Service Contracts, and Licenses and Permits; and (v) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property (collectively, the “Documents”). “Documents” shall not include (and Sellers shall have no obligation to provide written materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which any Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Sellers or Sellers’ Affiliates relating to Sellers’ valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Sellers or Sellers’ Affiliates or externally; (6) any documents or items which Sellers consider proprietary (such as Sellers’ or their property managers’ operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Sellers or Sellers’ property managers); (7) organizational, financial and other documents relating to Sellers or Sellers’ Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); (8) any materials projecting or relating to the future performance of the Property; or (9) any documents pertaining to the Reserved Company Assets.

(b) Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to each Seller’s ownership of its Individual Property. Purchaser hereby acknowledges that, except as expressly provided in this Agreement and the Closing Documents, Company and Sellers have not made and do not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Sellers, Sellers’ Affiliates or any other person or entity). Company and Sellers have not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and are providing the Documents solely as an accommodation to Purchaser.

Section 5.3 Entry and Inspection Obligations.

(a) Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not disturb the Tenants or interfere with their use of the Property pursuant to their respective Tenant Leases; interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Sellers or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization, and only in accordance with the confidentiality standards set forth in the Confidentiality Agreement. Purchaser will (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Two Million and No/100 Dollars ($2,000,000.00), and deliver to Sellers a certificate of insurance verifying such coverage and Sellers and their property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs.

(b) Purchaser hereby indemnifies, defends and holds each Seller and all of their members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees actually incurred) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of Section 5.2 and/or this Section 5.3; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of the mere discovery of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition.

Section 5.4 Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN COMPANY, SELLERS AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF COMPANY, SELLERS AND PURCHASER, AND PURCHASER HAS CONDUCTED ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF COMPANY, SELLERS OR ANY OF SELLERS’ AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. COMPANY AND SELLERS SPECIFICALLY DISCLAIM, AND NEITHER COMPANY, SELLERS NOR ANY OF SELLERS’ OR COMPANY’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY COMPANY AND SELLERS OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO THE REAL PROPERTY OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO ANY REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF ANY REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF COMPANY, SELLERS AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. In addition, Purchaser, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement or the Closing Documents, it is not acting (including, as applicable, by entering into this Agreement or consummating the West Coast Asset Sale) in reliance on: (i) any representation or warranty, express or implied; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Purchaser or any of its Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of Company and Sellers in connection with the West Coast Asset Sale, in connection with presentations by Company’s management or in any other forum or setting; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information. Purchaser has conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Company or Sellers (excluding the limited specific matters represented by Company or Sellers herein as limited by Section 18.1) or of any Affiliate, officer, director, employee, agent or attorney of Company or Sellers. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Company and Sellers will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Sellers will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Company, Sellers, any Affiliate of Sellers, any agent of Company or Sellers or any third party. Company and Sellers are not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Company and Sellers would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth in this Agreement.

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Section 5.5 Purchaser’s Release of Sellers.

(a) Sellers Released From Liability. Purchaser, on behalf of itself and its partners, members, officers, directors, agents, controlling persons and Affiliates, hereby releases Company, each Seller, Sellers’ Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Company or Sellers, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose. Without limiting the foregoing, Purchaser specifically releases the Seller Released Parties from any claims Purchaser may have against the Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity. Notwithstanding any provision hereof to the contrary, the provisions of this Section 5.5(a) shall not release any Seller from liability for any damages, claims, liabilities or obligations arising out of or in connection with a breach of (or failure to comply with) any covenant, representation or warranty of a Seller expressly set forth in this Agreement or any of the Closing Documents executed by a Seller pursuant to this Agreement, subject to the limitation on survival and liability set forth in this Agreement.

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(b) Purchaser’s Waiver of Objections. Purchaser acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property are or may be subject, including any rights of contribution or indemnity) against Company, each Seller, their Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.

(c) Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.

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(d) California Specific Waiver Provision. In connection with Sections 5.5(a)—(c), Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO PURCHASER THE PROVISIONS OF THIS SECTION 5.5. BY INITIALING BELOW, PURCHASER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF THIS SECTION 5.5.

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(e) Flood Hazard Zone. Purchaser acknowledges that if the Real Property is located in an area which the Secretary of the Department of Housing and Urban Development has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Purchaser will be required to purchase flood insurance in order to obtain a loan secured by the Real Property from a federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Sellers shall have no responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.

(f) Natural Hazards. Purchaser and Sellers further acknowledge that Sellers may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”). Purchaser and Sellers hereby instruct Title Company, or an affiliate thereof (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Sellers to fulfill their disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 et seq. and to report the result of its examination to Purchaser and Sellers in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Sellers from their disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code section 1103.4 regarding non-liability of Sellers for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser agrees to provide Sellers with a written acknowledgment of its receipt of the Natural Hazard Disclosure Statement.

ARTICLE VI

TITLE AND SURVEY MATTERS

Section 6.1 Survey. On or prior to the Effective Date, Sellers have delivered to Purchaser, at Sellers’ cost, a copy of the following surveys of each Real Property: (i) that certain survey dated June 8, 2016 and prepared by Steven C. Berg, P.L.S. No. 53385 with respect to the 5th and Bell Real Property (the “5th and Bell Survey”), (ii) that certain survey dated April 27, 2007 and prepared by Donald J. Kern, P.L.S. No. 34670 with respect to the Daytona Campus Real Property (the “Daytona Campus Survey”), (iii) that certain survey dated April 27, 2007 and prepared by Donald J. Kern, P.L.S. No. 34670 with respect to Laguna Campus Real Property (the “Laguna Campus Survey”), (iv) that certain survey dated June 22, 2016 and prepared by John Koroyan, P.L.S. No. 8883 with respect to the 2851 Junction Real Property (the “2851 Junction Survey”), (v) that certain survey dated June 14, 2016 and prepared by Alex M. Calder, P.L.S. 9267 with respect to the 2100 Powell Real Property (the “2100 Powell Survey”), (vi) that certain survey dated June 14, 2016 and prepared by Alex Calder, P.L.S. 9267 with respect to the Alameda Real Property (the “Alameda Survey”), and (vii) that certain survey dated June 15, 2016 and prepared by Bock & Clark with respect to the Howard Hughes Center Real Property (the “Howard Hughes Center Survey”; and collectively with 5th and Bell Survey, Daytona Campus Survey, Laguna Campus Survey, 2851 Junction Survey, 2100 Powell Survey and the Alameda Survey, the “Surveys”, and each, a “Survey”). Sellers shall have no obligation to obtain any modification, update, or recertification of any of the Surveys. Any such modification, update or recertification of a Survey may be obtained by Purchaser at its sole cost and expense.

Section 6.2 Title and Survey Review.

(a) Prior to the Effective Date, Purchaser has caused the Title Company to furnish or otherwise make available to Purchaser (i) a preliminary title commitment for the 5th and Bell Real Property dated with an effective date of June 6, 2016 (the “5th and Bell PTR”), (ii) a preliminary title commitment for the Daytona Campus Real Property dated with an effective date of June 9, 2016 (the “Daytona Campus PTR”), (iii) a preliminary title commitment for the Laguna Campus Real Property dated with an effective date of June 9, 2016 (the “Laguna Campus PTR”), (iv) a preliminary title commitment for the 2851 Junction Real Property dated with an effective date of June 2, 2016 (the “2851 Junction PTR”), (v) a preliminary title commitment for the 2100 Powell Real Property dated with an effective date of May 16, 2016 (the “2100 Powell PTR”), (vi) a preliminary title commitment for the Alameda Real Property dated with an effective date of April 28, 2016 (the “Alameda PTR”), and (vii) a preliminary title commitment for the Howard Hughes Center Real Property dated with an effective date of May 20, 2016 (the “Howard Hughes Center PTR”; and collectively with 5th and Bell PTR, Daytona Campus PTR, Laguna Campus PTR, 2851 Junction PTR, 2100 Powell PTR and the Alameda PTR, the “PTRs”, and each, a “PTR”), and copies of all underlying title documents described in the PTRs. Purchaser has approved the Surveys, the PTRs, and the condition of title to the Property (but only as shown on the PTRs) subject only to Seller’s obligations pursuant to Section 6.2.

(b) With respect to updates to the PTRs and Surveys received after the Effective Date and prior to Closing (the “Updated Reports”), Purchaser may notify Sellers in writing (the “Gap Notice”) of any matters reflected in such Updated Reports that were not reflected on the PTRs or initial Surveys (“New Exceptions”); provided that Purchaser must notify Sellers of any objection to any such New Exception prior to the date which is ten (10) Business Days after being made aware of the existence of such New Exception. If Purchaser fails to deliver to Sellers a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Sellers will have ten (10) Business Days from the receipt of Purchaser’s notice (and, if necessary, Sellers may extend the Closing Date to provide for such ten (10) Business Day period and for ten (10) Business Days following such period for Purchaser’s response), within which time Sellers may, but, except as set forth in this Section 6.2 are under no obligation to, remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same at or prior to Closing (such affirmative insurance subject to Purchaser’s reasonable consent). If, within the ten (10) Business Day period, Sellers do not commit to remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, and such New Exception would have a material adverse effect on the value, access or operation of the applicable Property, then Purchaser may terminate this Agreement upon delivering a notice to Sellers terminating this Agreement on or before the date ten (10) Business Days following expiration of the ten (10) Business Day cure period. For purposes of this Section 6.2(b), a “material adverse effect” shall mean causing loss or damage in excess of ten percent (10%) of the Allocated Value of the applicable Individual Property. In the event any Property is subject to a New Exception (except those that Seller has committed to remove, are required to remove or otherwise affirmatively insure over (such affirmative insurance subject to Purchaser’s reasonable consent)) and Sellers are unwilling or unable to cure such matters in accordance herewith and such New Exceptions would not have a material adverse effect on the value, access or operation of the applicable Property, then (a) such New Exception will be deemed to be a Permitted Exception and (b) Purchaser shall receive a credit against the Purchase Price at Closing in the (i) amount required to remove such New Exception if it may be removed by the payment of a liquidated amount or (ii) if such New Exception may not be removed by the payment of a liquidated amount, the amount of damages or diminution of value reasonably expected to be suffered by Purchaser as a result of such New Exception. If Purchaser had the right to terminate this Agreement but fails to terminate this Agreement in the manner set forth in this Section 6.2(b), the New Exceptions (except those Sellers have committed to remove, are required to remove or otherwise affirmatively insure over (such affirmative insurance subject to Purchaser’s reasonable consent)) will be included as Permitted Exceptions. If this Agreement is terminated by Purchaser pursuant to the foregoing provisions of this Section 6.2(b), then neither Purchaser nor Sellers shall have any further rights or obligations hereunder (except for the Termination Surviving Obligations) and the Independent Consideration shall be paid to Sellers.

(c) Each Seller will be obligated to cure (or cause deletion from the applicable Title Polices or provide affirmative title insurance reasonably acceptable to Purchaser over) exceptions to title to the Individual Property owned by it listed on Exhibit L attached hereto (the “Initial Must-Cure Matters”). In addition to the Sellers’ obligation to cure (or cause deletion from the applicable Title Polices or provide affirmative title insurance reasonably acceptable to Purchaser) the Initial Must-Cure Matters, Sellers shall also be obligated to take (and hereby covenant to take) such actions as may be reasonably required by Title Company so that Title Company is willing to issue title insurance to Purchaser without exception for (i) to the extent not an Initial Must-Cure Matter, any liens securing any existing mortgage or deed of trust financing obtained or assumed by any Seller or its Affiliate that encumbers all or any portion of the Property as of the Effective Date (an “Existing Loan”), (ii) any liens securing any other mortgage or deed of trust financing voluntarily obtained by any Seller after the Effective Date and prior to the Closing, (iii) any other mechanics’ liens or materialmens’ liens arising from any work or improvements at the Property performed by any Seller that encumber the Property on the Closing Date (other than liens or claims arising from Purchaser’s due diligence reviews or inspections hereunder and other than liens or claims arising from any work or improvements at the Property by any Tenant which the Tenant is required to remove pursuant to the terms of such Tenant’s Lease) and (iv) Voluntary Encumbrances created by Sellers on or after the Effective Date (collectively the “Post-Effective Date Must-Cure Matters”; together with the Initial Must-Cure Matters, the “Must-Cure Matters”). If any Must-Cure Matter may be removed by the payment of a sum of money and Sellers have not caused the removal of said Must-Cure Matter on or before the Closing Date, Purchaser shall have the right to deduct from the Purchase Price at Closing the amount required to cause the removal of said Must-Cure Matter.

(d) Except as expressly provided in this Section 6.2, Sellers shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections.

Section 6.3 Title Insurance. It shall be a condition to Purchaser’s obligation to close that the Title Company issue to Purchaser ALTA extended coverage Owner’s Policies of Title Insurance (the “Title Policy”, and collectively, the “Title Policies”) for the Individual Properties with liability in the amount of the Allocated Value of such Individual Property, showing title to such Individual Property vested in Purchaser, subject only to: (i) the pre-printed standard exceptions in the Title Policies, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Leases shown on Exhibit F or entered into after the Effective Date in accordance with this Agreement applicable to such Individual Property, (iv) any taxes and assessments for the year of Closing not yet delinquent as of the Closing, (v) any liens or claims of liens for work, service, labor or materials performed or supplied by, for or on behalf of any Tenant, and required to be cured by Tenant pursuant to the terms the Tenant Leases, (vi) all matters shown on the Surveys, or any updates thereto, (vii) matters which have been removed or affirmatively insured over (such affirmative insurance to be reasonably approved by Purchaser), and (viii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). In the event Purchaser elects not to pay for any additional premium for the ALTA extended coverage policy, then the Title Policies to be issued as of the Closing shall be standard ALTA Owner’s Policies of Title Insurance which shall include, among other things, a general survey exception. It is understood that Purchaser may request a number of endorsements to the Title Policies, but the issuance of any such endorsements shall not be a condition to Closing.

ARTICLE VII

INTERIM OPERATING COVENANTS AND ESTOPPELS

Section 7.1 Interim Operating Covenants. Each Seller covenants to Purchaser severally, but not jointly, that as to the Property owned by such Seller during the Interim Period, such Seller will, unless otherwise consented to in writing by Purchaser in advance:

(a) Operations. Continue to operate, manage and maintain the Improvements owned by it in the ordinary course of such Seller’s business, substantially in accordance with such Seller’s present practice and otherwise consistent with good real estate management practice and in compliance with applicable law, subject to ordinary wear and tear and Article IX.

(b) Maintain Insurance. Maintain its current insurance or insurance equivalent on the Improvements owned by it which is at least equivalent in all material respects to such Seller’s insurance policies covering the Improvements owned by it for the six (6) months prior to the Effective Date.

(c) Personal Property. Not transfer or remove any Personal Property owned by it from the Improvements owned by it except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.

(d) Leases. Each Seller may continue to offer its Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Purchaser reasonably informed as to the status of material leasing activities known to such Seller prior to the Closing Date. Without Purchaser’s prior approval in its sole discretion, not enter into any new lease or amend, supplement, expand, renew or terminate any Tenant Lease; provided nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal of a Tenant Lease which such Seller, as landlord, is required to honor pursuant to any Tenant Lease. Each Seller shall perform all of its covenants in all material respects under each of its Tenant Leases.

(e) Service Contracts. Without Purchaser’s prior approval in its sole discretion, (i) not enter into a new Service Contract, unless such new Service Contract is terminable on thirty (30) days (or less) prior notice without penalty and provides for monthly payments of less than $15,000 and (ii) not amend, supplement, terminate or otherwise modify any of the Assumed Service Contracts.

(f) Notices. To the extent received by such Seller, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations of Governmental Regulations affecting such Seller’s Individual Property.

(g) Encumbrances. Without Purchaser’s prior approval in its sole discretion, not voluntarily subject such Seller’s Individual Property to any additional liens, encumbrances, covenants or easements.

(h) 5th and Bell Ground Lease. Without Purchaser’s prior approval in its sole discretion, not amend, supplement, terminate, grant waivers or consents under or otherwise modify the 5th and Bell Ground Lease. The 5th and Bell Seller shall perform all of its covenants in all material respects under the 5th and Bell Ground Lease.

(i) Declarations; Escrow Agreements. Without Purchaser’s prior approval in its sole discretion, not to, or agree to, amend, supplement, terminate or otherwise modify any of the Declarations or the 2851 Junction Escrow Agreement. The Sellers shall perform all of its covenants in all material respects under the Declarations and the 2851 Junction Escrow Agreement.

(j) Taxes. Continue to pay or cause to be paid all taxes as and when due and payable.

(k) SNDAs. Upon the written request of Purchaser, each Seller agrees to forward, at no cost to such Seller and solely as an accommodation to Purchaser, Purchaser’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement (if any) to each Tenant. It is expressly understood and agreed that the receipt of one or more Subordination, Non-Disturbance and Attornment Agreements in any form executed by Tenants shall not be a condition to Purchaser’s obligation to proceed with the Closing under this Agreement.

(l) Environmental.

(i) Without Purchaser’s prior approval in its sole discretion, amend, supplement, terminate or otherwise modify any of the Environmental Remediation Documents. The applicable Sellers shall perform all of their covenants in all material respects under the Environmental Remediation Document.

(ii) With respect to the 2100 Powell Real Property, prior to the Closing Date, Seller shall (A) perform certain vapor intrusion testing, as set forth on Exhibit Z attached hereto and as reasonably approved by Purchaser (“Initial Vapor Testing”) and issue a report on the same (which report may be relied on by Purchaser at Purchaser’s request) and (B) if reasonably requested by Purchaser’s environmental engineer based on the findings of the Initial Vapor Testing, perform a Human Health Risk Assessment in a manner reasonably approved by Purchaser (the “HHRA Testing”). If and to the extent reasonably required by Purchaser’s environmental engineer as a result of the Initial Vapor Testing and HHRA Testing, Sellers shall, take the action recommended by such engineer, which may include the installation of a vapor mitigation system and a re-testing of ambient indoor air to confirm adequacy of the mitigation system after installation (the “Vapor Remediation Work”); provided, however, in no event shall Sellers be obligated to expend more than $500,000 in the aggregate for the Initial Vapor Testing, HHRA Testing, and Vapor Remediation Work.

Whenever in this Section 7.1 a Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within three (3) Business Days after receipt of such Seller’s request therefor, notify such Seller of its approval or disapproval of the same and, if Purchaser fails to notify such Seller of its approval within said three (3) Business Day period, Purchaser shall be deemed to have approved same.

Section 7.2 Tenant Lease Estoppels.

(a) Within ten (10) Business Days following the Effective Date, Sellers shall prepare and deliver to all Tenants under the Tenant Leases an estoppel certificate in substantially the same form of the estoppel certificate attached hereto as Exhibit C-2. It will be a condition to Closing that the Sellers collectively obtain and deliver to Purchaser, from (i) each of the major tenants leasing space in the Improvements listed on Exhibit C-1 (“Major Tenants”), and (ii) from such other Tenants leasing space in the Improvements, which when added to all Major Tenants aggregates at least seventy percent (70%) of the rentable square footage leased at each Individual Property, executed Acceptable Estoppel Certificates. “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, which shall not contain any material modifications or inconsistencies with respect to the Rent Roll, the Tenant Leases, and the representations and warranties of the Sellers contained herein, and which shall not disclose any alleged material default or unfulfilled material obligation on the part of the landlord or Tenant not disclosed in writing to Purchaser prior to the Effective Date; provided that an estoppel certificate executed by a Tenant in the form prescribed by its Tenant Lease, shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenants pursuant to the provisions of this Section 7.2. In addition, an estoppel certificate shall continue to be an Acceptable Estoppel Certificate notwithstanding the deletion of items 12 and/or 15 therefrom. For the avoidance of doubt, the “rentable square footage” of each Property, as used in the preceding sentence, shall not include any area subject to or covered by any billboard, rooftop, telecommunications, or antenna lease or license. Notwithstanding anything contained herein to the contrary, in no event shall a Seller’s failure to obtain the required number of Acceptable Estoppel Certificates in accordance with the provisions of this Section 7.2 constitute a default by such Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the required number of Acceptable Estoppel Certificates shall be to terminate this Agreement pursuant to Section 14.1(b)(i). Prior to delivery of the forms of estoppel certificates, each Seller will deliver to Purchaser completed forms of estoppel certificates, in the form attached hereto as Exhibit C-2 or such forms as required by the applicable Tenant Lease and containing the information contemplated thereby. Within three (3) Business Days following Purchaser’s receipt thereof, Purchaser will send to Sellers notice either (i) approving such forms as completed by Sellers or (ii) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Sellers will make such changes to the extent Sellers agree such changes are appropriate, except that Sellers will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the applicable Tenant Lease. Purchaser’s failure to respond within such three (3) Business Day period shall be deemed approval of such estoppel certificate.

(b) Notwithstanding anything to the contrary herein, in the event Sellers fail to obtain an Acceptable Estoppel Certificate from any particular Tenant (other than a Major Tenant) under any Tenant Lease (after requesting the same), each Seller, at its sole option, may elect to satisfy part of the requirements under Section 7.2(a) by delivering a representation certificate of such Seller in the form attached hereto as Exhibit C-3 (a “Seller Certificate”) for such Tenant. A Seller may deliver a Seller Certificate for up to ten percent (10%) of the rentable square footage leased at the Individual Property owned by such Seller, but not for any Major Tenant. If such Seller subsequently obtains an Acceptable Estoppel Certificate from a Tenant for which such Seller has delivered a Seller Certificate, the delivered Seller Certificate will be null and void, and Purchaser will accept such estoppel certificate in its place.

Section 7.3 Reserved.

Section 7.4 Declaration Estoppels.

(a) Within ten (10) Business Days following the Effective Date, Seller shall prepare and deliver an estoppel certificate to the Howard Hughes Center Property Owner’s Association under and with respect to that certain Agreement and Declaration of Covenants, Conditions and Restrictions for Howard Hughes Center, dated March 17, 1993 and recorded on June 24, 1993, as Instrument No. 93-1210312 in the Official Records, in substantially the same form of the estoppel certificate attached hereto as Exhibit Y. It shall be a condition to Closing that the Sellers obtain and deliver to Purchaser an estoppel certificate from the Howard Hughes Center Property Owner’s Association substantially in the form attached hereto as Exhibit Y (the “Acceptable Association Estoppel”). Notwithstanding anything contained herein to the contrary, in no event shall the Seller’s failure to obtain an Acceptable Association Estoppel constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain an Acceptable Association Estoppel shall be to terminate the Agreement pursuant to Section 14.1(b)(i).

(b) Seller will cooperate with Purchaser to obtain estoppel certificates (“REA and CCR Estoppels”) from the parties (other than Seller and other than any Authority) to the Declarations listed on Exhibit V attached hereto, provided that obtaining any REA and CCR Estoppels other than the Acceptable Association Estoppel shall not be a condition to Purchaser’s obligation to Close, and the failure to obtain any such REA and CCR Estoppels shall not be a default by Seller hereunder.

Section 7.5 5th and Bell Ground Lessor Estoppel. Within ten (10) Business Days following the Effective Date, the 5th and Bell Seller shall prepare and deliver to the 5th and Bell Ground Lessor an estoppel certificate in substantially the same form of the estoppel certificate attached hereto as Exhibit W. It will be a condition to the 5th and Bell Seller’s obligation to sell, and Purchaser’s obligation to purchase, the 5th and Bell Real Property, the leasehold interest in the 5th and Bell Ground Lease, and the 5th and Bell Improvements that the 5th and Bell Seller obtain and deliver to Purchaser an estoppel certificate from the 5th and Bell Ground Lessor, in substantially the form attached hereto as Exhibit W (“5th and Bell Ground Lessor Estoppel”), subject to changes thereto reasonably approved by Purchaser, and which (a) does not contain any material modifications or inconsistencies with the 5th and Bell Ground Lease or the representations and warranties of the Sellers contained herein, (b) does not disclose any alleged material default or unfulfilled material obligation on the part of the 5th and Bell Seller not previously disclosed to Purchaser prior to the Effective Date, and (c) includes the acknowledgement that the Purchaser satisfies the requirements of Section 9.1 of the 5th and Bell Ground Lease. In connection with seeking the 5th and Bell Ground Lessor Estoppel, Purchaser covenants and agrees to promptly provide such information reasonably requested by the 5th and Bell Ground Lessor (subject to regulatory and confidentiality restrictions applicable to Purchaser and consistent with information provided to other ground lessors by Affiliates of Purchaser). Notwithstanding anything contained herein to the contrary, in no event shall the 5th and Bell Seller’s failure to obtain the 5th and Bell Ground Lessor Estoppel constitute a default by Seller under this Agreement. Instead, the sole and exclusive consequence of a failure of the condition to obtain the 5th and Bell Ground Lessor Estoppel shall be the termination of this Agreement as to the 5th and Bell Real Property, the leasehold interest in the 5th and Bell Ground Lease, and the 5th and Bell Improvements pursuant to Section 7.6(c).

Section 7.6 Option Properties; 5th and Bell Ground Lessor Estoppel.

(a) The 5th and Bell Real Property and 5th and Bell Improvements, a portion of the Laguna Campus Real Property and Laguna Campus Improvements, and the Daytona Campus Real Property and Daytona Campus Improvements (the “Option Properties”) are subject to rights to purchase in favor of (i)Tenants pursuant to the terms of the Tenant Leases as in effect as of the Effective Date and (ii) the 5th and Bell Ground Lessor pursuant to the terms of the 5th and Bell Ground Lease as in effect as of the Effective Date (“Purchase Options”) as a result of the applicable Sellers entering into this Agreement. With respect to the Laguna Campus Real Property and the Laguna Campus Improvements, only the portion thereof subject to such purchase rights shall be considered an Option Property.

(b) With respect to the Option Properties, Sellers shall, within five (5) Business Days following the Effective Date, provide to Purchaser a draft of each notice to be provided to the counterparty under the applicable Purchase Option, which notice shall (i) include a proposed purchase price (A) based on the Allocated Value with respect to the portion of the Laguna Campus Real Property and Laguna Campus Improvements, and the Daytona Campus Real Property and Daytona Campus Improvements and (B) of $96,500,000 for the 5th and Bell Real Property and 5th and Bell Improvements (the “5th and Bell Option Price”), and (ii) otherwise conform to the requirements of the applicable document which contains the Purchase Option, as reasonably approved by Purchaser (an “Approved Option Notice”). Within three (3) Business Days following Purchaser’s receipt thereof, Purchaser will send to Sellers notice either (i) approving such forms as completed by Sellers, or (ii) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed option notices accurate and complete. Sellers will make such changes to the extent Sellers reasonably agree such changes are appropriate. Purchaser’s failure to respond within such three (3) Business Day period shall be deemed approval of such notice. Promptly following receipt of Purchaser’s approval, Sellers shall deliver the Approved Option Notice to the applicable counterparty of the Purchase Option. Should (i) any counterparty to a Purchase Option for an Option Property exercises its right to acquire the applicable Option Property relating to such Purchase Option or (ii) the 5th and Bell Ground Seller fails to obtain the 5th and Bell Ground Lessor Estoppel, the applicable Option Property (the “Excluded Option Property”) shall be excluded from the sale contemplated by this Agreement.

(c) In the event an Option Property becomes an Excluded Option Property, the applicable Seller shall promptly notify Purchaser of the same and the following shall apply:

(i) Subject to Section 7.6(d), this Agreement will terminate with respect to such Excluded Option Property only and such Excluded Option Property shall not be considered an Individual Property (or portion thereof) under this Agreement for any purposes (other than with respect to the Termination Surviving Obligations);

(ii) The Purchase Price shall be reduced by (A) the Allocated Value of the Laguna Campus Real Property and Laguna Campus Improvements, or the Daytona Campus Real Property and Daytona Campus Improvements, to the extent they are an Excluded Option Property and (B) the 5th and Bell Option Price to the extent the 5th and Bell Real Property and 5th and Bell Improvements is an Excluded Option Property; provided that if, after exercising the applicable Purchase Option, the 5th and Bell Ground Lessor fails to acquire the 5th and Bell Real Property and 5th and Bell Improvements in accordance with the terms of the 5th and Bell Ground Lease, and Purchaser does not exercise the Excluded Option Inclusion Event with respect to such property, the Purchase Price shall be reduced only by $93,000,000;

(iii) If the Daytona Campus Real Property and Daytona Campus Improvements or the applicable portion of the Laguna Campus Real Property and Laguna Campus Improvements become an Excluded Option Property, the Daytona Campus Seller and the Laguna Campus Seller shall, prior to Closing and the sale of such Excluded Option Property, enter into new easements or other similar agreements, or amend existing easements or other similar agreements, affecting either Individual Property to (i) ensure that Purchaser shall have substantially the same rights of access and parking to each of the Individual Properties as at the Effective Date and (ii) address the parking rights of Tenants under applicable Tenant Leases, which new easements or similar agreements or amendments thereto shall be subject to Purchaser’s approval, which approval shall not be unreasonably withheld; and

(iv) Neither Sellers nor Purchaser shall have any liability hereunder with regard to such Excluded Option Property, except for the Termination Surviving Obligations. For purposes of clarification, if the portion of the Laguna Campus Real Property and Laguna Campus Improvements subject to a Purchase Option becomes an Excluded Option Property, the remainder of the Laguna Campus Real Property and Laguna Campus Improvements shall remain subject to this Agreement with the Purchase Price therefor to be equal to the amount set forth on Exhibit X.

(d) If, after the date on which an Option Property becomes Excluded Option Property, but prior to the Outside Date, the applicable counterparty defaults on its obligation to purchase such Excluded Option Property, or such Excluded Option Property otherwise becomes available for sale by the applicable Seller, the applicable Seller shall promptly notify Purchaser and provide to Purchaser an update of the Exhibits to this Agreement relating to such Excluded Option Property. Within a period of five (5) Business Days from the date of delivery of such notice and updated Exhibits (the “Purchaser Option Date”), Purchaser shall have the right to elect to cause Seller to sell such Excluded Option Property to Purchaser in accordance with the terms of this Agreement by delivering written notice from Purchaser to the applicable Seller (an “Excluded Option Inclusion Event”). If an Excluded Option Inclusion Event does not occur, then Purchaser shall have no obligation to buy, and the applicable Seller shall have no obligation to sell, the applicable Excluded Option Property. If an Excluded Option Inclusion Event occurs in accordance with the terms of this Agreement, this Agreement shall be deemed amended as follows:

(i) to include the relevant Excluded Option Property as an Individual Property, subject to the terms and conditions of this Agreement, including increasing the Purchase Price by the amount of the applicable reduction set forth in Section 7.6(c)(ii);

(ii) to update the Exhibits to include such Excluded Option Property and any updates determined by Seller that are necessary to make such Exhibits accurate and which were delivered to Purchaser as provided above;

(iii) in the event the Excluded Option Inclusion Event occurs on or before the date that is thirty (30) days prior to the Closing Date, the Closing Date for such Excluded Option Property shall occur on the Closing, together with the remainder of the Property; and

(iv) in the event the Excluded Option Inclusion Event occurs after the date that is thirty (30) days prior to the Closing Date, the Closing with respect to such Excluded Option Property shall occur thirty (30) days after the date of the Excluded Option Inclusion Event or such earlier date as elected by Purchaser (each such Closing Date, an “Excluded Option Property Closing Date”).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1 Sellers’ and Company’s Representations and Warranties. Each Seller is making the following representations and warranties severally, but not jointly, as to itself and the Individual Property owned by such Seller, as applicable, and Company is making only those following representations and warranties that apply specifically to Company (but not the Property). Subject to the limitations set forth in Article XVIII of this Agreement, each Seller and Company represent and warrant to Purchaser the following:

(a) Status. (i) As to each of 5th and Bell Seller, Daytona Campus Seller, and Laguna Campus Seller, such Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to transact business within the State of Washington, (ii) as to each of 2851 Junction Seller, 2100 Powell Seller, and Howard Hughes Center Seller, such Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to transact business within the State of California, and (iii) as to Alameda Seller, such Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to transact business within the State of California. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Company and each Seller has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

(b) Authority; Enforceability. Each Seller and Company have the full power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Seller and Company has been and, subject to receipt of the Company Stockholder Approval, the performance by such Seller and Company of its obligations hereunder will be duly authorized by all necessary action on the part of such Seller and Company. This Agreement has been duly executed and delivered by such Seller and Company and (assuming the due authorization, execution and delivery of this Agreement by Purchaser) this Agreement constitutes the legal, valid and binding obligation of such Seller or Company, enforceable against such Seller or Company in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally. The Company Board has (i) unanimously determined that this Agreement and the Plan of Liquidation, including the West Coast Asset Sale, is advisable and in the best interests of Company and the holders of Company Common Stock, (ii) unanimously approved, adopted and declared advisable this Agreement and the Plan of Liquidation, including the West Coast Asset Sale, (iii) unanimously directed that the Plan of Liquidation, including the West Coast Asset Sale, be submitted to a vote of the holders of Company Common Stock, and (iv) unanimously resolved to recommend that holders of Company Common Stock vote in favor of approval and adoption of the Plan of Liquidation, including the West Coast Asset Sale (such recommendation, including with respect to the West Coast Asset Sale, the “Company Board Recommendation”), which resolutions were duly adopted and which remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 13.2.

(c) Non-Contravention; Required Filings and Consents.

(i) The execution and delivery of this Agreement and the Closing Documents by such Seller or Company and the performance by such Seller or Company of such Seller’s or Company’s obligations under this Agreement will not (i) assuming receipt of the Company Stockholder Approval, conflict with, result in a breach of, or constitute a default under the organizational documents of such Seller or Company, (ii) assuming all consents, approvals, authorizations and permissions have been obtained from and all filings with and notification have been made to governmental authorities in Section 8.1(c)(ii), violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or (iii) subject to Section 7.6, conflict with, result in a breach of, invalidate, cancel, make inoperative or interfere with, or constitute a default, result in termination or give to other any right of termination, vesting, amendment, acceleration, notification, cancellation or the creation of a lien (in each case with or without notice or lapse of time, or both) under any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any agreement, document, right or interest, lease or other instrument to which such Seller or Company is a party or by which it is bound or which relates to or affects any of the Properties.

(ii) The execution and delivery of this Agreement by such Seller or Company does not, and the performance of this Agreement by such Seller or Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Authority, except the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange

Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(d) Suits and Proceedings. Except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending or served, or To Sellers’ Knowledge, threatened (in writing) against (i) the Individual Property owned by such Seller, relating to the Individual Property owned by such Seller, or such Seller’s ownership or operation of the Individual Property owned by such Seller, including without limitation, condemnation, takings by an Authority or similar proceedings, or (ii) Company or such Seller seeking to prevent, hinder, modify, delay or challenge the West Coast Asset Sale, the Plan of Liquidation or any of the other transactions contemplated by this Agreement.

(e) No Bankruptcy. Such Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally, and such Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by such Seller’s creditors, (ii) the appointment of a receiver to take possession of all, or substantially all, of such Seller’s assets, or (iii) the attachment or other judicial seizure of all, or substantially all, of such Seller’s assets.

(f) Non-Foreign Entity. Such Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code and the regulations promulgated thereunder.

(g) Tenant Leases and Tenants. The list of Tenant Leases set forth on Exhibit F attached hereto (i) constitutes all of the Tenant Leases (including all amendments and modifications thereto) affecting the Individual Property owned by such Seller, (ii) have not been modified or amended except as stated in Exhibit F, (iii) contain the entire agreement between the relevant landlord and the relevant Tenant named therein, (iv) except as set forth in Exhibit F, To Sellers’ Knowledge, are in full force and effect. There are no written leases or occupancy agreements affecting the Individual Property owned by such Seller, executed by such Seller, or by which such Seller is bound other than the Tenant Leases listed on Exhibit F. True and complete copies of the Tenant Leases (and all amendments and modifications thereto) have been provided or made available to Purchaser. Exhibit F is a true and complete list of all Tenant Deposits currently held under the Tenant Leases which respect to the Property (whether in the form of cash, letter of credit or otherwise). Except as disclosed on Exhibit F, (A) To Sellers’ Knowledge, neither such Seller nor any Tenant is in monetary default under a Tenant Lease and such Seller has not received written notice of any uncured default by any party under any Tenant Lease that remains uncured, and (B) such Seller has not given written notice of any default by a Tenant under any of the Tenant Leases that remains uncured.

(h) Service Contracts. Exhibit B is a true and correct list of the Assumed Service Contracts in effect as of the date hereof and such Seller has delivered or made available to Purchaser for review, true and complete copies of all Assumed Service Contracts affecting the Individual Property owned by such Seller, as set forth on Exhibit B. To Sellers’ Knowledge, such Seller is not in default under any Assumed Service Contract, and neither party has given written notice of any material default under the Assumed Service Contracts affecting the Individual Property owned by such Seller that remains uncured.

(i) Leasing Costs. Except as set forth on Exhibit G-1 and Exhibit G-2 attached hereto, there are no unpaid Leasing Costs currently due and payable with respect to any Tenant Leases.

(j) Available Environmental Reports.

(i) To Sellers’ Knowledge, (i) the Daytona Campus Seller and Laguna Campus Seller have provided or made available to Purchaser true and complete copies of the Environmental Remediation Documents, (ii) each other Seller has provided or made available to Purchaser all of the other third-party reports in its possession relating to Hazardous Substances at the Individual Property owned by such Seller, and (iii) such Seller is not in default under the Environmental Remediation Documents, and none of the other parties has given written notice of any default under the Environmental Remediation Documents.

(ii) Except for the Environmental Remediation Documents, To Sellers’ Knowledge, neither Seller nor any of its Affiliates is a party to, assignee of, or otherwise the beneficiary of any agreements pursuant to which it has any rights to any indemnification or other benefit with respect to any Hazardous Substances at or affecting, or allegedly at or affecting, any of the Properties.

(k) Employee and Benefits Matters. None of the Sellers currently employs, or has ever employed, any individuals to provide services at the Property. Except to the extent any collective bargaining agreement otherwise related to Purchaser, if at all, Purchaser shall have no obligations or liabilities with respect to the individuals who are or have been employed on a full-time or part-time basis at, or with respect to, the Properties, on or prior to the Closing (“Employees”). Except as disclosed to Purchaser, none of the Seller, any property manager of the Properties, or any of their Affiliates are a party to any collective bargaining agreement, union agreement, employee retention agreement or other contract or agreement with any labor organization. None of the Sellers or their Affiliates shall take any action in connection with the transactions contemplated hereunder that would otherwise be intended to cause any collective bargaining agreements to be binding upon Purchaser or subject the Purchaser to any liability following the Closing.

(l) Prohibited Persons. Neither Seller, the Company, nor To Sellers’ Knowledge, any subsidiary, director, officer, employee, or agent of the Sellers (collectively, the “Seller Persons”), is acting on behalf of, a Blocked Person, is currently the subject or target of any sanctions administered by OFAC, or has otherwise been designated as a person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Seller Person is located in, or operating from, an Embargoed Country.

(m) Approval Required. The affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Company Stockholder Approval”) is the only vote of holders of securities of Company required to approve this Agreement or the Plan of Liquidation, including the West Coast Asset Sale.

(n) Brokers. Except for the fees and expenses payable to Wells Fargo Securities, LLC and Robert A. Stanger & Co., Inc. (which fees and expenses shall be payable by Sellers) no broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the West Coast Asset Sale based upon arrangements made by or on behalf of Company or Sellers.

(o) 5th and Bell Ground Lease. The 5th and Bell Ground Lease (i) contains the entire agreement between the ground lessor and the ground lessee named therein, (ii) has not been modified or amended except as stated in the definition of 5th and Bell Ground Lease, and (iii) To Sellers’ Knowledge, is in full force and effect. The copies of the 5th and Bell Ground Lease that have been provided and made available to Purchase are true, correct, and complete. Except as described in Exhibit E, (A) To Sellers’ Knowledge, the 5th and Bell Seller is not in monetary default under the 5th and Bell Ground Lease and the 5th and Bell Seller has not received written notice of any uncured default by any party under such Lease and (B) the 5th and Bell Seller has not received written notice of any default by any party under the 5th and Bell Ground Lease that remains uncured.

(p) Declarations. To Sellers’ Knowledge, (i) the applicable Seller has not received any written notice of default under any such Declaration from the other parties thereto and the applicable Seller has not delivered any written notice of default to the other parties thereto that, in either case, remain uncured and (ii) all dues and other fees and payments due in connection with such Declarations have been paid.

(q) Opinion of Financial Advisors.

(i) The Company Board has received the opinion of Wells Fargo Securities, LLC to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Purchase Price provided for pursuant to this Agreement is fair, from a financial point of view, to the Company, and

(ii) The Company Board has received the opinion of Robert A. Stanger & Co., Inc. to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Purchase Price provided for pursuant to this Agreement is fair, from a financial point of view, to the Company.

(r) Information Supplied. The Proxy Statement will not, at the time of the first mailing thereof, at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Company or Sellers with respect to statements made or incorporated by reference therein based on information supplied by Purchaser or any of its Representatives in writing specifically for inclusion (or incorporation by reference) in the Proxy Statement.

(s) Takeover Statutes. No “moratorium”, “fair price”, “affiliate transaction”, “business combination” or other takeover laws or regulations, including Section 3-601 et seq. of the Maryland General Corporation Law (the Maryland Business Combination Act) apply to this Agreement, the West Coast Asset Sale or the other transactions contemplated hereby.

(t) Dissenters Rights. No dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the West Coast Asset Sale or the other transactions contemplated by this Agreement, including any remedy under Section 3-201 et seq. of the Maryland General Corporation Law.

(u) ERISA. No Seller is, and no portion of any Property constitutes the assets of, a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder. To Sellers’ Knowledge, no non-exempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Property during a Seller’s ownership of the Property.

(v) Compliance. Seller has not received any written notice from any Authority having jurisdiction over the Individual Property owned by such Seller to the effect that the Individual Property is not in compliance with applicable law other than notices of non-compliance that have been remedied.

(w) Plan of Liquidation – Company has provided or made available to Purchaser a true and complete copy of the Plan of Liquidation as of the date hereof.

Section 8.2 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Sellers and Company the following:

(a) Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State of California and the State of Washington. Purchaser has requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

(b) Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries. This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery of this Agreement by Company and the Sellers) this

Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.

(c) Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

(d) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby, except the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(e) Prohibited Persons. Neither Purchaser, nor to the knowledge of Purchaser, any subsidiary, director, officer, employee, or agent of the Purchaser (collectively, the “Purchaser Persons”), is acting on behalf of, a Blocked Person, is currently the subject or target of any sanctions administered by OFAC, or has otherwise been designated as a person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, an Embargoed Country.

(f) ERISA. Either (i) Purchaser is not a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder or (ii) the transactions contemplated under this Agreement should not constitute a non-exempt “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA.

(g) Information Supplied. None of the information supplied by Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement in connection with the transactions contemplated by this Agreement will, at the time of the first mailing thereof, at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h) Brokers. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the West Coast Asset Sale based upon arrangements made by or on behalf of Purchaser.

(i) Guarantee. Concurrently with the execution of this Agreement, Purchaser has delivered to Company a guarantee (the “Guarantee”) executed by Blackstone Real Estate Partners VIII L.P. (the “Guarantor”), the form of which is attached hereto as Exhibit U, in favor of Company with respect to certain obligations of Purchaser, including the payment of the Purchaser Termination Fee, in connection with this Agreement. The Guarantee is in full force and effect and constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guarantee. The provisions of this Section 8.2(i) do not limit the express representations and warranties of Guarantor contained in the Guarantee.

(j) Solvency. Assuming that (a) the conditions to the obligation of Purchaser to consummate the West Coast Asset Sale have been satisfied or waived and (b) the representations and warranties set forth in Section 8.1 are true and correct, then at and immediately following the Closing and after giving effect to all of the transactions contemplated by this Agreement, Purchaser will be Solvent. Purchaser is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.

(k) Ownership of Common Stock. Neither Purchaser nor any of its subsidiaries owns (beneficially or of record) any Company Common Stock or any option, warrant or other right to acquire any Company Common Stock.

ARTICLE IX

CONDEMNATION AND CASUALTY

Section 9.1 Casualty; Condemnation.

(a) If, prior to the Closing Date, all or any portion of the Property is (i) destroyed or damaged by fire or other casualty or (ii) taken as a result of any condemnation or eminent domain proceedings, Sellers will notify Purchaser of such casualty or condemnation. Purchaser will have the option, in the event of a Material Casualty Event or Material Condemnation, to terminate this Agreement in its entirety upon notice to Sellers given not later than ten (10) Business Days after receipt of Sellers’ notice. If this Agreement is terminated, thereafter neither Sellers nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement within such ten (10) Business Day period, or if the fire or other casualty or condemnation does not rise to the level of being a Material Casualty Event or Material Condemnation, as applicable, Sellers will not be obligated to repair such damage, destruction or taking, but (a) the applicable Seller will assign and turn over to Purchaser all of the insurance proceeds or condemnation awards net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein, including on account of business or rental interruption or a temporary taking relating to the period of time from and after Closing) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate such Seller for loss of rental or other income from the Property attributable to periods prior to the Closing) or condemnation, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by the applicable Seller to collect any such insurance proceeds or to make such repairs approved by Purchaser or otherwise made to remedy any unsafe conditions at the Property.

(b) As of the Effective Date, for the purpose of adequately protecting Purchaser’s insurable interest in the Property, Purchaser and its designees shall be added as named insureds to Sellers’ existing property, terrorism and boiler and machinery policies with respect to the Property to cover property and business interruption losses resulting from a pre-Closing casualty or condemnation, in each case for the period from the Closing Date through the date of the final restoration and repair of such Property. On the Effective Date, a copy of the endorsement evidencing Purchaser’s and its designees’ status as named insureds has been provided to Purchaser. Purchaser shall have the right to communicate with the Sellers’ insurers with respect to the Sellers’ insurance policies if a casualty or condemnation has occurred at any of the Individual Properties.

ARTICLE X

CLOSING

Section 10.1 Closing. The Closing of the sale of the Property by Sellers to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company. The Closing Date may be extended to satisfy conditions to Closing as expressly set forth in this Agreement . At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

Section 10.2 Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Sellers at Closing as provided herein:

(a) The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.4;

(b) Four (4) counterparts of the General Conveyance for each Individual Property, duly executed by Purchaser;

(c) One (1) counterpart of the form of each of the Tenant Notice Letters for each Individual Property, duly executed by Purchaser;

(d) Evidence reasonably satisfactory to Sellers and the Title Company that the person executing the Closing Documents on behalf of Purchaser has full right, power, and authority to do so;

(e) An original of the Preliminary Change of Ownership Report for each of the California Properties in accordance with California Revenue and Taxation Code Section 480.3;

(f) One (1) counterpart of a Real Estate Excise Tax Affidavit, completed and duly executed by Purchaser for each of the Washington Properties;

(g) A Consumer Use Tax Return, completed and duly executed by Purchaser with respect to the Washington Properties;

(h) Four (4) counterparts of the 2851 Junction Escrow Assignment, duly executed by Purchaser;

(i) Four (4) counterparts of the Assignment and Assumption of Covenant and Agreement, duly executed by Purchaser;

(j) Four (4) counterparts of the Assignment and Assumption of Declaration, duly executed by Purchaser;

(k) Four (4) counterparts of the Assignment and Assumption of COE, duly executed by Purchaser;

(l) Four (4) counterparts of the Assignment and Assumption of Declarant’s Rights, duly executed by Purchaser;

(m) Four (4) counterparts of the Assignment and Assumption of Development Agreement, duly executed by Purchaser;

(n) Four (4) counterparts of the Assignment and Assumption of 5th and Bell Ground Lease, duly executed by Purchaser;

(o) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4, duly executed by Purchaser;

(p) Such other assignment and assumption agreements reasonably necessary or appropriate to effect the transfer of all of any Seller’s right, title, and interest in any Declarations, reciprocal easement agreements, covenants and other similar agreements affecting the Individual Property owned by such Seller to Purchaser on the Closing Date, duly executed by Purchaser; and

(q) Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property.

Section 10.3 Sellers’ Closing Obligations. Each Seller, at its sole cost and expense, will deliver for the Individual Property owned by such Seller (i) the following items (a), (b), (c), (d), (e), (f), (j), (k), (l), (m), (n) (o), (p), (q), (r), (s), (t), (u), and (v) in escrow with the Title Company pursuant to Section 4.3 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, the applicable Seller shall deliver items (g), (h) and (i) to Purchaser at the applicable Individual Property:

(a)(i) With respect to the Washington Properties, a Bargain and Sale Deed substantially in the form attached hereto as Exhibit I-1, duly executed and acknowledged by such Washington Seller conveying to Purchaser (A) the 5th and Bell Real Property (to the extent not subject to the 5th and Bell Ground Lease) and the 5th and Bell Improvements (the “5th and Bell Deed”), (B) the Daytona Campus Real Property and the Daytona Campus Improvements (the “Daytona Campus Deed”), and (C) the Laguna Campus Real Property and the Laguna Campus Improvements (the “Laguna Campus Deed”), and together with the 5th and Bell Deed, the Daytona Campus Deed, and the Laguna Campus Deed, the “Washington Deeds”, collectively), and (ii) with respect to the California Properties, a Grant Deed substantially in the form attached hereto as Exhibit I-2, duly executed and acknowledged by such California Seller conveying to Purchaser (A) the 2851 Junction Real Property and the 2851 Junction Improvements (the “2851 Junction Deed”), (B) the 2100 Powell Real Property and the 2100 Powell Improvements (the “2100 Powell Deed”), (C) the Alameda Real Property and the Alameda Improvements (the “Alameda Deed”), and (D) the Howard Hughes Center Real Property and the Howard Hughes Center Improvements (the “Howard Hughes Center Deed”; and together with the Alameda Deed, the 2100 Powell Deed and the 2851 Junction Deed, the “California Deeds”), which Washington Deeds and California Deeds (collectively the “Deeds”) shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records, along with a separate unrecorded statement of documentary transfer tax duly executed by such Seller and attached to the Deed for all California Properties;

(b) Four (4) counterparts of the General Conveyance, Bill of Sale, Assignment and Assumption for the Individual Property owned by such Seller, substantially in the form attached hereto as Exhibit H (the “General Conveyance”), duly executed by the applicable Seller;

(c) One (1) counterpart of the form of Tenant Notice Letters for the Individual Property owned by such Seller, duly executed by the applicable Seller;

(d) Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of such Seller has full right, power and authority to do so, and evidence that such Seller is duly organized and authorized to execute this Agreement and all other documents required to be executed by such Seller hereunder;

(e) A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) from such Seller certifying that such Seller is not a “foreign person” as defined in Section 1445 of the Code;

(f) Sellers shall cause each officer or director appointed by any Seller to an owners association or similar organization to deliver resignations from such positions, effective as of Closing;

(g) The Personal Property for the Individual Property owned by such Seller;

(h) All original Licenses and Permits, Assumed Service Contracts and Tenant Leases for the Individual Property owned by such Seller in such Seller’s possession and control;

(i) All keys to the Improvements which are in such Seller’s possession for the Individual Property owned by such Seller;

(j) Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Individual Property owned by such Seller;

(k) With respect to the California Properties, a Withholding Exemption Certificate, Form 593-C, or in the event that such California Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to Revenue and Taxation Code Sections 18805 and 26131, stating that such California Seller is exempt from such withholding requirement duly executed by such California Seller;

(l) One (1) counterpart of a Real Estate Excise Tax Affidavit, completed and duly executed by the applicable Washington Seller for each of the Washington Properties;

(m) Four (4) counterparts of an assignment of escrow agreement in the form attached hereto as Exhibit M (“2851 Junction Escrow Assignment”), duly executed by 2851 Junction Seller;

(n) Four (4) counterparts of an assignment and assumption of the Covenant and Agreement affecting the Howard Hughes Center Real Property recorded in the Official Records as Document No. 86-185812 in the form of Exhibit O attached hereto (“Assignment and Assumption of Covenant and Agreement”), duly executed by the Howard Hughes Center Seller;

(o) Four (4) counterparts of an assignment and assumption of the Declaration of Special Land Use Restriction Agreement affecting the Howard Hughes Center Real Property recorded in the Official Records as Document No. 96-1995870 in the form of Exhibit P attached hereto (“Assignment and Assumption of Declaration”), duly executed by the Howard Hughes Center Seller;

(p) Four (4) counterparts of an assignment and assumption of the Construction, Operation and Escrow Agreement for Parking Structure affecting the Howard Hughes Center Real Property recorded in the Official Records as Document No. 96-1995869 in the form of Exhibit Q attached hereto (“Assignment and Assumption of COE”), duly executed by the Howard Hughes Center Seller;

(q) Four (4) counterparts of an assignment and assumption of declarant’s rights under the Agreement and Declaration of Covenants, Conditions and Restrictions affecting the Howard Hughes Center Real Property recorded in the Official Records as Document No. 93-1210312 in the form of Exhibit R attached hereto (“Assignment and Assumption of Declarant’s Rights”), duly executed by the Howard Hughes Center Seller;

(r) Four (4) counterparts of an assignment and assumption of the Howard Hughes Center Amended and Restated Development Agreement affecting the Howard Hughes Center Real Property recorded in the Official Records as Document No. 2011-1501274 in the form of Exhibit S attached hereto (“Assignment and Assumption of Development Agreement”), duly executed by the Howard Hughes Center Seller;

(s) Subject to Section 7.5 and Section 7.6, four (4) counterparts of an assignment and assumption of the Lessee’s interest in the 5th and Bell Ground Lease in the form of Exhibit T attached hereto (“Assignment and Assumption of 5th and Bell Ground Lease”), duly executed by the 5th and Bell Seller.

(t) If required by Title Company, (i) an owner’s affidavit or certificate to facilitate the issuance of any title insurance sought by Purchaser in accordance with the terms hereof in connection with the transactions contemplated hereby, and (ii) a customary GAP undertaking (provided the same does not increase in any material respect the liability of any Seller in a manner not otherwise provided for herein);

(u) Such other assignment and assumption agreements reasonably necessary or appropriate to effect the transfer of all of any Seller’s right, title, and interest in any Declarations, reciprocal easement agreements, covenants and other similar agreements affecting the Individual Property owned by such Seller to Purchaser on the Closing Date, duly executed by the applicable Seller; and

(v) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered by Sellers (provided the same do not increase in any material respect the costs to, or liability or obligations of, Sellers in a manner not otherwise provided for herein).

Section 10.4 Prorations.

(a) Sellers and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): all non-delinquent real estate, personal property and ad valorem taxes and assessments on the Property for the year in which Closing occurs as to the Washington Properties and on an accrual basis based on the applicable tax year, which is July 1, 2016 through June 30, 2017, rather than on a calendar year basis for the California Properties, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below) and operating expenses payable by the owners of the Property (on the basis of a 366 day year, actual days elapsed). Sellers will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Sellers and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) seven (7) days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Sellers and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Sellers (if the preliminary prorations result in a net credit to Sellers) or by Sellers to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, including the final tax bill, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Sellers and Purchaser, subject to the Final Proration Date (as defined below) limitation. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Sellers’ insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Sellers will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Sellers on or before the end of the Survival Period (herein, the “Final Proration Date”). The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above), will survive the Closing until the Final Proration Date, and in the event any items subject to proration hereunder are discovered prior to the Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.

(b) Purchaser will receive a credit on the Closing Statement for (i) the Acceleration Fee (as defined in the Qanta Lease) payable by Qanta Tenant to the Howard Hughes Center Seller under the Qanta Lease, and (ii) the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Sellers and attributable to any period following the Closing Time. After the Closing, Sellers will cause to be paid or turned over to Purchaser all Rentals, if any, received by Sellers after Closing and properly attributable to any period following the Closing Time. “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, percentage rentals, escalation rentals (which include such Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease) payable to Seller under the Tenant Leases or from other occupants or users of the Individual Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. For a period of sixty

(60) days from the Closing Date, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Sellers by Tenants of the Property. Sellers shall have the right to pursue Delinquent Rentals after Closing, provided that Sellers shall not exercise any such remedy for a period of sixty (60) days after Closing. With respect to any Delinquent Rentals received by Purchaser within the Survival Period, Purchaser shall pay to Sellers any rent or payment actually collected during the Survival Period properly attributable to the period prior to the Closing Time. All sums collected by Purchaser during the Survival Period, from such Tenant (excluding Tenant payments explicitly identified by the Tenant as payment for a specific rental period, or payments for Operating Expense Recoveries attributable to the period prior to the Closing Time and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, all of which shall be payable to and belong to Sellers in all events, notwithstanding anything herein to the contrary) will be applied first to amounts currently owed by such Tenant to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant, and then to prior delinquencies owed by Tenant to Sellers. Sellers shall be entitled to institute legal actions to pursue Delinquent Rental after a period of sixty (60) days after Closing, but in no event shall Sellers be permitted to institute eviction proceedings against any Tenant. Any sums collected by Purchaser and due to Sellers will be promptly remitted to Sellers, and any sums collected by Sellers and due to Purchaser will be promptly remitted to Purchaser. Sellers shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash Tenant Deposits (to the extent the foregoing were made by Tenants under the Tenant Leases and are not applied or forfeited prior to the Closing) to Purchaser on the Closing Date. Sellers shall also use commercially reasonable efforts to transfer to Purchaser any Tenant Deposits that are held in the form of letters of credit (the “SD Letters of Credit”) if the same are transferable, at Sellers’ cost (including Sellers’ payment of any third party transfer fees and expenses); if any of the SD Letters of Credit is not transferable, Sellers shall request the Tenants obligated under such SD Letters of Credit to cause new letters of credit to be issued in favor of Purchaser in replacement thereof and in the event such a new letter of credit is not issued in favor of Purchaser by Closing, Purchaser and Sellers shall diligently pursue such replacement after Closing and Sellers shall take all reasonable action, as directed by Purchaser and at Seller’s expense, in connection with the presentment of such SD Letters of Credit for payment as permitted under the terms of the applicable Tenant Lease, and in consideration of Sellers’ agreement as aforesaid, Purchaser shall indemnify, defend and hold Sellers harmless from any liability, damage, loss, cost or expense resulting from an alleged wrongful drawing upon any of the SD Letters of Credit after the Closing.

(c) Sellers will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes (collectively, “Operating Expense Recoveries”) for calendar year 2016. Operating Expense Recoveries shall be determined in accordance with the Tenant Leases, including without limitation any Tenant Lease provisions that provide for the adjustment of Operating Expense Recoveries based on occupancy changes (i.e., “gross-up” provisions). In addition, to the extent that a Tenant Lease provides for base year amounts for operating expenses or taxes, such base year amounts shall be prorated in determining Operating Expense Recoveries with respect to such Tenant Lease. Notwithstanding the foregoing, there shall be no proration of any such Operating Expense Recoveries that are delinquent as of Closing, and no expenses, billed reimbursements, collections or reconciliation credits or charges for years prior to calendar year 2016 shall be included in the calculation of Operating Expense Recoveries. If less amounts have been billed from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Sellers for calendar year 2016 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Sellers at Closing as an addition to the Purchase Price. If more amounts have been billed from Tenants for Operating Expense Recoveries for calendar year 2016 than would have been owed by Tenants under the Tenant Leases if the reconciliations under the Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Sellers for calendar year 2016 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Sellers will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Sellers agree that such proration of Operating Expense Recoveries at Closing for calendar year 2016 will fully relieve Sellers from any responsibility to Tenants or Purchaser for such matters subject to Sellers’ and Purchaser’s right and obligation to finalize prorations prior to the Final Proration Date, solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, subject to Section 10.4(b) dealing with Delinquent Rentals, the foregoing proration will fully relieve Sellers from any responsibility to Tenants or Purchaser for such matters and Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2016 for periods before and after Closing, and (ii) reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2016, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year. Sellers shall be responsible for reconciliation with Tenants of Operating Expense Recoveries and tenant reimbursements thereof for calendar year 2015 and any calendar year prior to calendar year 2016, and Sellers shall be responsible for audits or contests by Tenants relating to 2015 and such prior years. If any Tenant initiates any such audit or contest, Purchaser will promptly notify the applicable Seller thereof. If any such audit discloses that the amount of Sellers’ actual Operating Expense Recoveries by a Seller for 2015 or such prior years is less than the amount of Sellers’ Operating Expense Recoveries paid by such Seller for such period (or less than the amount that such Seller is entitled to recover under the terms of the Tenant Leases), then such Seller shall be entitled to bill such Tenants directly and retain any such amounts due from Tenants. If any such audit discloses that the amount of Sellers’ actual Operating Expense Recoveries collected by a Seller for 2015 or such prior calendar year exceeds the amount of Sellers’ Operating Expense Recoveries paid by such Seller with respect to such period (or the amount that such Seller is entitled to recover under the terms of the Tenant Leases), then, to the extent required under the terms of the Tenant Leases, such Seller shall remit such excess amounts to the applicable Tenants within the time periods required pursuant to the Tenant Leases. In connection with the foregoing, Sellers shall be permitted to make and retain copies of all Tenant Leases and all billings concerning tenant reimbursements for 2015 and such prior years, and Purchaser covenants and agrees to provide Sellers with reasonable access to the books and records pertaining to such tenant reimbursements, and to otherwise cooperate with Sellers (at no material out-of-pocket cost to Purchaser) for the purpose of enabling Sellers to adequately respond to any claim by Tenants for reimbursement of Tenant reimbursements previously paid by such Tenants.

(d) With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser or Sellers after the Closing Time but expressly state they are for such specific services rendered by Sellers or their property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be paid to Sellers, or Sellers may retain such payment if such payment is received by Sellers after the Closing Time.

(e) Sellers shall be responsible for the payment of any real estate and personal property taxes that are delinquent before Closing, which obligation shall survive the Closing. In no event shall Sellers be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property contemplated by this Agreement, any change in use of the Property on or after the Closing Date, or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment allocable to the current period shall be prorated (with Purchaser being allocated the obligation to pay any installments due after the Closing Date).

(f)(i) Sellers shall pay all Leasing Costs incurred in connection with any Tenant Lease of space in the Property, or any amendment or supplement thereto, entered into prior to the Letter of Intent Date, including, without limitation, those Leasing Costs identified on Exhibit G-1 attached hereto to the extent unpaid as of the Closing Date (“Seller Leasing Costs”), excluding the Leasing Costs described in Exhibit G-2 attached hereto; (ii) Purchaser will be solely responsible for and shall pay all Leasing Costs (“New Tenant Costs”) incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date (the material terms of which have been approved by Purchaser in accordance with Section 7.1(d)) plus the Leasing Costs identified on Exhibit G-2 (“Purchaser Leasing Costs”);

(iii) to the extent Seller Leasing Costs described in clause (i) above remain unpaid as of Closing, Purchaser shall receive a credit from Sellers therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit; (iv) to the extent Purchaser Leasing Costs described in clause (ii) above have been paid by Sellers, Sellers shall receive a credit from Purchaser therefor at Closing; and (v) Purchaser will be solely responsible for and shall pay all New Tenant Costs and all other Leasing Costs (whether arising before or after Closing).

(g) Tax Protest.

(i) If any tax reduction proceedings in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, Sellers reserve and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then Sellers reserve and shall have the right to continue to prosecute and/or settle the same; provided, however, that Sellers shall not settle any such proceeding without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall reasonably cooperate with Sellers in connection with the prosecution of any such tax reduction proceedings.

(ii) Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes payable during the period prior to the date of the Closing shall belong to and be the property of the applicable Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the date of the Closing shall belong to and be the property of Purchaser; provided, however, that if any such refund creates an obligation to reimburse any Tenants under Tenant Leases for any rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Tenant Lease to such Tenant) shall, at Sellers’ election, either (a) be paid to Purchaser and Purchaser shall disburse the same to such tenants or (b) be paid by the applicable Seller directly to the Tenants entitled thereto. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Sellers and Purchaser in proportion to the gross amount of such refunds or savings payable to the applicable Seller and Purchaser, respectively (without regard to any amounts reimbursable to Tenants); provided, however, that neither Sellers nor Purchaser shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

(h) Vapor Remediation Work. If the Vapor Remediation Work required to be performed by Sellers pursuant to Section 7.1(l)(ii) has not been completed by the Closing Date, Purchaser shall receive a credit against the Purchase Price in an amount equal to the lesser of (i) the remaining costs required to complete the Vapor Mitigation Work as reasonably estimated by Purchaser’s environmental engineer, or (ii) the portion of the $500,000 limit set forth in Section 7.1(l)(ii) remaining unspent by Sellers.

Section 10.5 Delivery of Real Property. Upon completion of the Closing, Sellers will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.

Section 10.6 Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a) Purchaser will pay (i) all premium costs for obtaining the Title Policies for 2100 Powell Real Property and 2100 Powell Improvements and Alameda Real Property and Alameda Improvements, and (ii) one-half of the city transfer taxes for 2100 Powell Real Property and 2100 Powell Improvements, 2851 Junction Real Property and 2851 Junction Improvements and Alameda Real Property and Alameda Improvements, (iii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iv) Purchaser’s attorney’s fees, (v) one-half of all of the Title Company’s escrow and closing fees, if any, (vi) the costs of any update, modification, or recertification of any Survey, and (vii) any mortgage recording tax or recording fees.

(b) Sellers will pay (i) all premium costs for obtaining the Title Polices for Howard Hughes Center Real Property and Howard Hughes Center Improvements, 2851 Junction Real Property and 2851 Junction Improvements, Daytona Campus Real Property and Daytona Campus Improvements, Laguna Campus Real Property and Laguna Campus Improvements, and the 5th and Bell Real Property and 5th and Bell Improvements, (ii) all transfer taxes for Howard Hughes Center Real Property and Howard Hughes Center Improvements, Daytona Campus Real Property and Daytona Campus Improvements, Laguna Campus Real Property and Laguna Campus Improvements, and the 5th and Bell Real Property and 5th and Bell Improvements, (iii) all county transfer taxes for 2100 Powell Real Property and 2100 Powell Improvements, 2851 Junction Real Property and 2851 Junction Improvements, and Alameda Real Property and Alameda Improvements, (iv) one-half of the city transfer taxes for 2100 Powell Real Property and 2100 Powell Improvements, 2851 Junction Real Property and 2851 Junction Improvements, and Alameda Real Property and Alameda Improvements, (v) the cost of any Surveys, (vi) one-half of all of the Title Company’s escrow and closing fees, (vii) Sellers’ attorneys’ fees, and (vii) prepayment penalties or premiums incurred by Sellers with respect to prepaying the Property’s existing mortgage indebtedness or terminating any Excluded Contracts at Closing (if any).

(c) Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Sellers in accordance with the custom in the county in which the applicable Individual Property is located.

(d) If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.

Section 10.7 Post Closing Delivery of Notice Letters.

(a) Promptly following Closing, Purchaser will deliver to each Tenant (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and the applicable Seller (i) acknowledging the sale of the applicable Individual Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Purchaser shall provide to Sellers a copy of each Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available.

(b) Promptly following Closing, Purchaser will deliver to each party (other than Seller) to the 2851 Junction Escrow Agreement (via messenger or certified mail, return receipt requested) a written notice (“2851 Junction Escrow Notice”), executed by Purchaser and the 2851 Junction Seller notifying such parties of the transfer of 2851 Junction Seller’s interest in the 2851 Junction Real Property and the 2851 Junction Escrow Agreement to Purchaser.

Section 10.8 Conditions Precedent to Purchaser’s Obligations Regarding the Closing. The obligation of Purchaser to close the transaction hereunder shall be conditioned only upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Sellers:

(a) Sellers and Company shall have performed or complied in all material respects with all of the covenants and obligations of Sellers and Company, respectively, to be performed or complied with prior to or at the Closing Date;

(b) The Title Company shall be irrevocably committed to issue the Title Policies as provided in Section 6.3;

(c) Purchaser shall have received the Acceptable Estoppel Certificates and Seller Certificates, as applicable, as required under Section 7.2;

(d) Purchaser shall have received the Association Estoppel as required under Section 7.4;

(e) Subject to Section 7.6, Purchaser shall have received the 5th and Bell Ground Lessor Estoppel as required under Section 7.5;

(f) Each of the representations and warranties of Company and Sellers contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “West Coast Material Adverse Effect” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except with respect to Authorized Qualifications and except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, have, a West Coast Material Adverse Effect;

(g) The Company Stockholder Approval shall have been obtained;

(h) With respect to the Option Properties and subject to Section 7.6, Purchaser shall have received evidence that the applicable Purchase Option has been waived; and

(i) No Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting or making illegal the West Coast Asset Sale, and there shall be no order or injunction of a court of competent jurisdiction preventing or prohibiting consummation of the West Coast Asset Sale.

The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Sellers in Section 8.1 to reflect (i) new Tenant Leases, Tenant Lease amendments, new Service Contracts, and/or Assumed Service Contract amendments, executed by Sellers in accordance with this Agreement and (ii) a Tenant Lease default by a Tenant or a Tenant insolvency occurring after the Effective Date. Authorized Qualifications shall not constitute a default by Sellers or a failure of a condition precedent to Closing.

Section 10.9 Conditions Precedent to Sellers’ Obligations Regarding the Closing. The obligation of Sellers hereunder to close the transaction hereunder shall be conditioned only upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Sellers to Purchaser:

(a) Purchaser shall have performed or complied in all material respects with all of the covenants and obligations of Purchaser to be performed or complied with prior to or at the Closing Date;

(b) The representations and warranties of Purchaser made in Section 8.2 shall be true and correct in all material respects (materiality to be considered with respect to the transactions contemplated hereunder in the aggregate);

(c) The Company Stockholder Approval shall have been obtained; and

(d) No Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting or making illegal the West Coast Asset Sale illegal and there shall be no order or injunction of a court of competent jurisdiction preventing or prohibiting consummation of the West Coast Asset Sale.

Section 10.10 Failure of Condition. Subject to Article XIV, if any condition precedent to Sellers’ obligation to effect the Closing (as set forth in Section 10.9) is not satisfied by the Outside Date, then Sellers shall be entitled to terminate this Agreement by notice thereof to Purchaser and Title Company. Subject to Article XIV, if any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Outside Date, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Sellers. Subject to Section 14.2, if this Agreement is so terminated, no party shall have any further obligations hereunder, except for Termination Surviving Obligations.

ARTICLE XI

DELETED

ARTICLE XII

CONFIDENTIALITY

Section 12.1 Confidentiality. Purchaser and Sellers expressly acknowledge and agree that, (a) this Agreement, the transactions contemplated hereunder, and the information obtained in connection therewith are subject to the Confidentiality Agreement, (b) notwithstanding paragraph 15(b) of the Confidentiality Agreement, the terms and conditions of the Confidentiality Agreement shall survive the execution and delivery of this Agreement and remain in full force and effect for the period described in paragraph 15(a) of the Confidentiality Agreement, and (c) each of the parties hereto shall comply with the terms and conditions of the Confidentiality Agreement.

ARTICLE XIII

ADDITIONAL COVENANTS

Section 13.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, Company shall prepare the Proxy Statement and, after consultation with and consideration in good faith of any comments on the Proxy Statement reasonably proposed by Purchaser, cause to be filed with the SEC the Proxy Statement in preliminary form; provided, however, that the Company shall not file the Proxy Statement with the SEC without obtaining the prior written consent of Purchaser only with respect to any portion of the Proxy Statement relating to Purchaser, its Affiliates, or the West Coast Asset Sale, which consent shall not be unreasonably withheld, conditioned, or delayed. Company shall use its reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, respond, after consultation with Purchaser, promptly to any comments made by the SEC with respect to the Proxy Statement, (ii) mail or deliver the definitive Proxy Statement to its stockholders as promptly as practicable after the earlier to occur of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement or (y) the conclusion of any SEC review of the preliminary Proxy Statement and (iii) if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by Company without affording Purchaser a reasonable opportunity for consultation and review, and Company shall consider in good faith any comments on such materials reasonably proposed by Purchaser. Company will promptly notify Purchaser of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply Purchaser with copies of all written correspondence between Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, the West Coast Asset Sale, the Plan of Liquidation or any of the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth herein, Company shall not amend the Plan of Liquidation without the prior written consent of Purchaser if such amendment (i) would adversely affect Purchaser in any material respect, (ii) would reasonably be expected to prevent or delay the consummation of the West Coast

Asset Sale or (iii) would remove of modify the reference to this Agreement or would amend the Plan of Liquidation in a manner that would cause a Company Adverse Recommendation Change not permitted under Section 13.2(d). Prior to responding to any comments of the SEC or members of its staff, Company shall provide Purchaser with a reasonable opportunity to consult and review such response and Company shall consider in good faith any comments on such response reasonably proposed by Purchaser. Purchaser shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to Company as may be required to be disclosed in the Proxy Statement, and provide such other assistance as may be reasonably requested by Company in connection with the preparation, filing and distribution of the Proxy Statement.

(b) If, at any time prior to the Company Stockholder Meeting, any information relating to Company or Purchaser, or any of their respective subsidiaries, or their respective officers or directors, should be discovered by Company or Purchaser, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Company or Purchaser, as the case may be, shall promptly notify the other parties hereto, and Company and Purchaser shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement describing such information and, to the extent required by applicable law, in disseminating the information contained in such amendment or supplement to stockholders of Company. Nothing in this Section 13.1(b) shall limit the obligations of any party under Section 13.1(a). All documents that Company is responsible for filing with the SEC in connection with the West Coast Asset Sale, the Plan of Liquidation and the other transactions contemplated by this Agreement will, at the time of the first mailing thereof, at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, as applicable, comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c) As promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to Company’s stockholders, Company shall, in accordance with applicable law, the rules of the Company Charter and the Company Bylaws, duly call, give notice of, convene and hold the Company Stockholder Meeting. Company shall, through the Company Board, recommend to its stockholders that they provide the Company Stockholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval (including by soliciting proxies from its stockholders), except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by and determined in accordance with Section 13.2. Company shall keep Purchaser updated with respect to proxy solicitation results as reasonably requested by Purchaser. Unless this Agreement is terminated in accordance with its terms, Company shall not submit to the vote of its stockholders any Acquisition Proposal. Notwithstanding the foregoing provisions of this Section 13.1(c), Company may make or one or more adjournments or postponements of the Company Stockholder Meeting after consultation with Purchaser (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the stockholders of Company sufficiently in advance of the Company Stockholder Meeting to ensure that the vote occurs on the basis of full and complete information as required by applicable law or regulation or (ii) if, in the reasonable discretion of Company, additional time is required to solicit proxies in favor of the approval of the Plan of Liquidation; provided, that in the case of this clause (ii), without the consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), in no event shall the Company Stockholder Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled; provided, further, that such consent of Purchaser may be withheld in its sole discretion if following the date hereof an Acquisition Proposal shall have been received by Company or its Representatives or any person (other than Purchaser) shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal unless any such Acquisition Proposal shall have been withdrawn at least thirty (30) days prior to the date for which the Company Stockholder Meeting was originally scheduled. Unless this Agreement shall have been terminated in accordance with Article XIV, the obligation of Company to duly call, give notice of, convene and hold the Company Stockholder Meeting, mail the Proxy

Statement (and any amendment or supplement thereto that may be required by applicable law) to Company’s stockholders and solicit proxies in favor of the Company Stockholder Approval shall not be affected by a Company Adverse Recommendation Change.

Section 13.2 No Solicitation; Acquisition Proposals.

(a) Except as otherwise provided in this Section 13.2, during the Interim Period, Company shall not, and shall cause its subsidiaries and its and their officers and directors not to, and shall not authorize and shall use reasonable best efforts to cause any other Representatives of Company or any of its subsidiaries not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”), (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Purchaser or its Representatives any non-public information or data in furtherance of, any Acquisition Proposal or Inquiry, (iii) approve, recommend, declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to an Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement), or requiring or having the effect of requiring Company to abandon, terminate or breach its obligations hereunder or fail to consummate the West Coast Asset Sale (each item referred to in this clause (iii), a “Company Alternative Acquisition Agreement”), or (iv) agree to or propose publicly to do any of the foregoing. Company shall, and shall cause each of its subsidiaries to, and shall direct the Representatives of Company and its subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any person and its Representatives (other than Purchaser or any of its Representatives) conducted heretofore with respect to any Acquisition Proposal, and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party except to allow the applicable party to make an Acquisition Proposal to the Company Board on a non-public basis. For the avoidance of doubt, nothing in this Section 13.2(a) shall prevent or otherwise limit the right of Company, any subsidiary of the Company (including any Seller), or any of their representatives to communicate in accordance with Section 7.6 with a Tenant or the 5th and Bell Ground Lessor that has a Purchase Option solely in connection with the potential exercise by such Tenant or the 5th and Bell Ground Lessor of a Purchase Option.

(b) Notwithstanding anything herein to the contrary, but subject to Company’s compliance with this Section 13.2, if, at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (i) Company receives an unsolicited written Acquisition Proposal that the Company Board believes in good faith to be bona fide, (ii) such Acquisition Proposal was not the result of a violation of Section 13.2(a), and (iii) the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then Company may (and may authorize its Representatives to) (x) furnish non-public information with respect to Company and its subsidiaries to the person making such Acquisition Proposal (and its Representatives) pursuant to a Company Acceptable Confidentiality Agreement; provided, that any non-public information provided to any person given such access shall have previously been provided to Purchaser or shall be provided to Purchaser as soon as reasonably practicable (and in any event within 48 hours of the time it is provided to such person), and (y) participate in negotiations with the person making such Acquisition Proposal (and such person’s Representatives) regarding such Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Company and its Representatives may correspond in writing with any person submitting an Acquisition Proposal (that was not the result of a violation of Section 13.2(a)) to request clarification of the terms of an Acquisition Proposal so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal.

(c) Except as provided in Section 13.2(d), the Company Board (i)(A) shall not fail to make and shall not withdraw (or modify or qualify in any manner adverse to Purchaser or publicly propose to withdraw, modify or qualify in any manner adverse to Purchaser) the Company Board Recommendation, (B) shall not adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal (or publicly propose or resolve to do any of the foregoing) and (C) shall not fail to include the Company Board Recommendation in the Proxy Statement (each such action set forth in this Section 13.2(c)(i) being referred to herein as a “Company Adverse Recommendation Change”), and (ii) shall not authorize, cause or permit Company or any of its subsidiaries to enter into any Company Alternative Acquisition Agreement relating to any Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement pursuant to Section 13.2(a)).

(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board may (i) make a Company Adverse Recommendation Change in response to an Intervening Event if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so in response to such Intervening Event would be inconsistent with its duties under applicable law or (ii) make a Company Adverse Recommendation Change, terminate this Agreement pursuant to Section 14.1(d)(ii) and concurrently enter into a Company Alternative Acquisition Agreement if the Company Board has received an unsolicited written bona fide Acquisition Proposal (and Company is not in breach of this Section 13.2) that, in the good faith determination of the Company Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal; provided, that the Company Board shall only be entitled to effect a Company Adverse Recommendation Change, terminate this Agreement pursuant to Section 14.1(d)(ii) and enter into a Company Alternative Acquisition Agreement as permitted under this Section 13.2(d) if (A) Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Purchaser that Company intends to take such action, identifying the person or entity making the Superior Proposal and describing in reasonable detail the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action including, if applicable, copies of any written proposals or offers and any proposed agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by Company shall not constitute a Company Adverse Recommendation Change), (B) during the three (3) Business Day period following Purchaser’s receipt of the Notice of Change of Recommendation, Company shall, and shall cause its Representatives to, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Company Adverse Recommendation Change; and (C) following the end of such three (3) Business Day period, the Company Board shall have determined in good faith, taking into account any changes to this Agreement proposed in writing by Purchaser in response to the Notice of Change of Recommendation or otherwise, that (I) after consultation with outside legal counsel and financial advisors, the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal or (II) after consultation with outside counsel, in the case of an Intervening Event, the failure of the Company Board to effect a Company Adverse Recommendation Change would be inconsistent with the directors’ duties under applicable law. Any amendment to the financial terms or any other material amendment of such a Superior Proposal shall require a new Notice of Change of Recommendation, and Company shall be required to comply again with the requirements of this Section 13.2(d); provided, however, that references to the three (3) Business Day period above shall then be deemed to be references to a two (2) Business Day period following receipt by Purchaser of any such new Notice of Change of Recommendation.

(e) Company shall promptly (but in no event later than 48 hours) notify Purchaser after receipt of any Acquisition Proposal or any request for non-public information relating to Company or any of its subsidiaries by any third party that informs Company that it is making, or has made, an Acquisition Proposal, or any Inquiry from any person seeking to have discussions or negotiations with Company relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall identify the person making such Acquisition Proposal or Inquiry and shall indicate the material terms and conditions of any Acquisition Proposals or Inquiries to the extent known (including, if applicable, providing copies of any written Inquiries or requests and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such Acquisition Proposals or

Inquiries). Company shall also promptly (and in any event within 48 hours), notify Purchaser, orally and in writing, (i) if Company determines to begin providing non-public information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 13.2(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice and (ii) of any change to the financial and other material terms and conditions of any Acquisition Proposal and otherwise keep Purchaser reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither Company nor any of its subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Purchaser.

(f) Nothing contained in this Section 13.2 or elsewhere in this Agreement shall prohibit Company or the Company Board, directly or indirectly through its Representatives, from (i) disclosing to Company’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of Company if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with the directors’ duties under applicable law (for the avoidance of doubt, it being agreed that the issuance by Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Company Adverse Recommendation Change) or is required by applicable law; provided that neither Company nor the Company Board shall be permitted to recommend that the stockholders of Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or effect a Company Adverse Recommendation Change with respect thereto, except as permitted by Section 13.2(d).

(g) For purposes of this Agreement:

(i) “Acquisition Proposal” means any proposal, offer, or inquiry from any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) involving any of Company or any Seller or any of their respective subsidiaries regarding (other than the transactions contemplated by this Agreement): (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or otherwise, of any Real Property; (ii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of any class of capital stock, other equity security or voting power of Company or Hines REIT Properties, L.P. (the “Operating Partnership”); (iii) any tender offer or exchange offer for 15% or more of any class of capital stock, other equity security or voting power of Company or the Operating Partnership or the filing of a registration statement under the Securities Act in connection therewith; (iv) any other transaction or series of transactions pursuant to which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) proposes to acquire control of any Real Property or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For the avoidance of doubt, any proposal, offer or inquiry by a Tenant or the 5th and Bell Ground Lessor that has a Purchase Option solely in connection with the exercise of such Purchase Option by such Tenant or the 5th and Bell Ground Lessor in accordance with Section 7.6 shall not constitute or otherwise be deemed an Acquisition Proposal.

(ii) “Superior Proposal” means any bona fide written Acquisition Proposal made after the date hereof (with the references to “any Real Property” replaced with “the Majority Properties” and “15%” replaced with “50%”) on terms that the Company Board determines in good faith, after consultation with Company’s outside legal counsel and financial advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal and any changes to the terms of this Agreement proposed by Purchaser and any other information provided by Purchaser (including pursuant to Section 13.2), that (A) if consummated, would be more favorable to Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by this Agreement, and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

(iii) References in this Section 13.2 to (a) the Company Board shall mean the board of directors of Company or a duly authorized committee thereof, and (b) Company outside legal counsel shall mean, as applicable, outside legal counsel to Company or a duly authorized committee thereof.

Section 13.3 Public Announcements. Except with respect to any Company Adverse Recommendation Change or any action taken pursuant to, and in accordance with Section 13.2, so long as this Agreement is in effect, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the parties shall issue any such press release or make any such public statement or filing prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that a party may, without obtaining the other parties’ consent, issue such press release or make such public statement or filing as may be required by applicable law, order or the applicable rules of any stock exchange if it is not reasonably practicable to consult with the other party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement. The parties have agreed upon the form of a press release announcing the West Coast Asset Sale and the execution of this Agreement to be issued after execution of this Agreement.

Section 13.4 Deleted.

Section 13.5 Deleted.

Section 13.6 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Company, Sellers and Purchaser shall, and shall cause their respective Affiliates to use, their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the West Coast Asset Sale and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article X to be satisfied, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers, consents and approvals from Authorities or other persons necessary in connection with the consummation of the West Coast Asset Sale and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the West Coast Asset Sale and the other transactions contemplated by this Agreement, and (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, against the Company and/or the Sellers or Purchaser or any of their respective Affiliates relating to or challenging this Agreement, the Plan of Liquidation or the consummation of the West Coast Asset Sale or the other transactions contemplated by this Agreement (“Transaction Litigation”), including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation law that may be asserted by any governmental authority with respect to the West Coast Asset Sale so as to enable the Closing to occur as soon as reasonably possible.

(b) In connection with and without limiting the foregoing Section 13.6(a), each of Purchaser, Company and Sellers shall use their reasonable best efforts to (or shall cause their subsidiaries and their applicable

Affiliates, respectively, to) give any notices to third parties, and each of Purchaser, Company and Sellers shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third party consents not covered by Section 13.6(a) that are necessary, proper or advisable to consummate the West Coast Asset Sale and the other transactions contemplated by this Agreement. Each of the parties hereto shall, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Authority, including promptly informing the other parties of such inquiry and supplying each other with copies of all material correspondence, filings or communications between any party and any governmental authority with respect to the West Coast Asset Sale. To the extent reasonably practicable and permitted, the parties or their Representatives shall consult in advance before making any submission or presentation to an Authority, have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Authority in connection with the West Coast Asset Sale, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither Company, Sellers nor Purchaser shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any governmental authority in respect of any filing, investigation or other inquiry with respect to the West Coast Asset Sale without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such governmental authority.

(c) Each party shall keep the other parties reasonably informed regarding any Transaction Litigation unless doing so would, in the reasonable judgment of such party, jeopardize any privilege of Company and Sellers or any of their respective subsidiaries with respect thereto. Company and Sellers shall promptly advise Purchaser orally and in writing of the initiation of and any material developments regarding, and shall reasonably consult with and permit Purchaser and its Representatives to participate in the defense, negotiations or settlement of, any Transaction Litigation, and Company and the Sellers shall give reasonable consideration to Purchaser’s advice with respect to such Transaction Litigation. Neither Company nor any Seller shall, and shall not permit any of their respective subsidiaries nor any of its or their Representatives to, compromise, settle, or come to a settlement arrangement regarding any Transaction Litigation or consent thereto unless Purchaser shall otherwise consent in writing (which shall not be unreasonably withheld or delayed); provided, however, that Purchaser shall have no consent right with respect to any compromise, settlement or arrangement if such compromise, settlement or arrangement (x) does not involve the payment of money damages or plaintiff’s attorneys fees by Purchaser or its Affiliates, (y) will not encumber any of the assets of Purchaser or any of its Affiliates, will not contain any restriction or condition that would apply to or adversely affect Purchaser, its Affiliates or the conduct of their respective business, and will not reasonably be expected to prevent or delay the consummation of the West Coast Asset Sale, and (z) includes, as a condition to any compromise, settlement or arrangement, a complete and irrevocable release of Purchaser and its Affiliates from all liability in respect of such Transaction Litigation and includes no admission of wrongdoing if Purchaser or any of its Affiliates is a party to such Transaction Litigation; provided that if neither Purchaser nor any of its Affiliates is a party to such Transaction Litigation, Company and Sellers work in good faith to obtain such a complete and irrevocable release of Purchaser and its Affiliates.

Section 13.7 Reserve Funds. The Company shall establish reserve funds, in a reasonable amount and as may be deemed advisable, to meet any existing debts and obligations of the Company, the Operating Partnership and other subsidiaries of the Company that are not otherwise discharged by the Company or such subsidiaries, including known liabilities (whether or not reduced to judgment), liquidating expenses and estimated, unascertained or contingent liabilities and expenses; provided that the Company shall set aside or otherwise provide for all claims and liabilities as required under Maryland law.

ARTICLE XIV

TERMINATION AND FEES

Section 14.1 Termination. This Agreement may be terminated and the West Coast Asset Sale may be abandoned at any time prior to the Closing, notwithstanding the Company Stockholder Approval (except as otherwise specified in this Section 14.1):

(a) by mutual written consent of each of Purchaser, Company, and Sellers;

(b) by either Purchaser or Company or Sellers;

(i) if the West Coast Asset Sale shall not have been consummated on or before the date that is seven (7) months from the Effective Date (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 14.1(b)(i) shall not be available to any party if the failure of such party to comply with any provision of this Agreement shall have been the cause of, or resulted in, the failure of the West Coast Asset Sale to be consummated by the Outside Date;

(ii) if any Authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining or otherwise prohibiting the Plan of Liquidation or West Coast Asset Sale, and such order or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 14.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable order or taking of such other action was primarily due to the failure of such party to comply with any provision of this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Plan of Liquidation was taken;

(c) by Purchaser:

(i) if Company or any Seller shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, violation or failure to perform, either individually or in the aggregate (A) if continuing at the Closing Date would result in the failure of any of the conditions set forth in Section 10.8 (a “Company Terminating Breach”), and (B) cannot be cured within fifteen (15) days after written notice thereof; provided, that (x) the cure period for the Company’s and Sellers’ default in their obligation to sell the Property in accordance with the terms of this Agreement shall be three (3) Business Days and (y) Purchaser shall not have the right to terminate this Agreement pursuant to this Section 14.1(c)(i) if a Purchaser Terminating Breach shall have occurred and be continuing at the time Purchaser delivers notice of its election to terminate this Agreement pursuant to this Section 14.1(c)(i); or

(ii) if, prior to obtaining the Company Stockholder Approval, Company or the Company Board or any committee thereof (A) shall have effected a Company Adverse Recommendation Change, (B) fails to publicly reaffirm the Company Board Recommendation within ten (10) Business Days following any person publicly announcing an Acquisition Proposal or an intention (whether or not conditional) to make an Acquisition Proposal or the date that any such Acquisition Proposal or intention shall have otherwise become publicly disclosed (or, if the Company Stockholder Meeting is scheduled to be held within ten (10) Business Days from the date an Acquisition Proposal (or such an intention) is publicly announced, promptly and in any event prior to the date on which the Company Stockholder Meeting is scheduled to be held), (C) fails to include the Company Board Recommendation in the Proxy Statement, (D) approves, adopts, publicly endorses or recommends, or enters into or allows Company or any of its subsidiaries to enter into a Company Alternative Acquisition Agreement (other than a Company Acceptable Confidentiality Agreement entered into in compliance with Section 13.2), or (E) fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Company’s stockholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer).

(d) by Sellers or Company:

(i) if Purchaser shall have failed to consummate the Closing on the Closing Date assuming all of the conditions set forth in Section 10.8 shall have been satisfied or waived by the Purchaser (other than those conditions that by their nature are to be satisfied at the Closing) or otherwise defaulted in its obligation to purchase the Properties in accordance with the terms of this Agreement and such default is not cured within three (3) Business Days of written notice thereof (a “Purchaser Terminating Breach”); provided, that Company shall not have the right to terminate this Agreement pursuant to this Section 14.1(d)(i) if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 14.1(d)(i); or

(ii) prior to obtaining the Company Stockholder Approval, the Company Board effects a Company Adverse Recommendation Change in accordance with Section 13.2(d) in connection with a Superior Proposal and the Company Board has approved, and concurrently enters into a Company Alternative Acquisition Agreement with respect to a Superior Proposal, if and only if Company is not then in material breach of Section 13.2; provided that such termination shall not be effective until Company has paid the Company Termination Fee as and when due under Section 14.3.

Any termination of this Agreement as provided in this Section 14.1 shall be effected upon written notice thereof given by the terminating party to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail.

Section 14.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 14.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser, Company, or Sellers, or their respective Affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except that the Confidentiality Agreement and Guarantee and the provisions of Section 12.1 (Confidentiality), Section 13.3 (Public Announcements), this Section 14.2 (Effect of Termination), Section 14.3 (Fees), Article XIX (Miscellaneous), the other Termination Surviving Obligations, and the definitions of all defined terms appearing in such sections, shall survive the termination hereof. In the event this Agreement is terminated, nothing herein shall relieve Company or Sellers from any liability for any Company Terminating Breach resulting from the willful or intentional breach by Company or Sellers of any of their representations, warranties, covenants or agreements set forth in this Agreement; provided, that notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Company and Sellers for any and all losses, damages, costs or expenses of Purchaser and its Affiliates relating to the failure of the transactions contemplated by this Agreement to be consummated, shall be limited to an amount equal to $25,000,000 plus any expenses of Purchaser to which it is entitled to reimbursement pursuant to Section 14.3(f).

Section 14.3 Fees.

(a) Except as otherwise provided in this Section 14.3, and, if Closing occurs, Section 10.6, all fees and expenses incurred in connection with this Agreement, the West Coast Asset Sale and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the West Coast Asset Sale is consummated.

(b) In the event that:

(i)(A) this Agreement is terminated by (x) Purchaser, Company or Sellers pursuant to Section 14.1(b)(i), (y) Purchaser, Company or Sellers pursuant to Section 14.1(b)(iii) or (z) Purchaser pursuant to Section 14.1(c)(i), and after the date hereof, an Acquisition Proposal shall have been received by Company, Sellers or their respective Representatives or any person shall have publicly proposed, announced, disclosed or otherwise communicated to Company’s stockholders or any person shall have publicly announced an intention (whether or not conditional) to make any Acquisition Proposal (and, in the case of a termination pursuant to Section 14.1(b)(iii), such Acquisition Proposal or any publicly proposed or announced intention shall have been made prior to the Company Stockholder Meeting), and (B) within twelve (12) months after the date of a termination referred to in this Section 14.3(b)(i), Company and/or Sellers enters into a definitive agreement relating to, or consummates, any Acquisition Proposal (whether or not the same Acquisition Proposal as referred to above); provided that for purposes of this Section 14.3(b)(i), all references in the definition of Acquisition Proposal to “any Real Property” are replaced with “the Majority Properties”, and all references to “15%” are replaced with “50%”;

(ii) this Agreement is terminated by Purchaser pursuant to Section 14.1(c)(ii); or

(iii) this Agreement is terminated by Company or Sellers pursuant to Section 14.1(d)(ii);

then, in any such event, Company shall pay at the direction of Purchaser a termination fee of $25,000,000 (which shall be net of any amount paid to Purchaser pursuant to Section 14.3(d)) (the “Company Termination Fee”) and it being understood that in no event shall Company be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Purchaser (x) within two (2) Business Days after the earlier of the time of (A) entry into a definitive agreement in respect of an Acquisition Proposal and (B) the consummation of an Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 14.3(b)(i), (y) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 14.3(b)(ii), and (z) prior to or concurrently with such termination, in the case of a Company Termination Fee payable pursuant to Section 14.3(b)(iii). Notwithstanding anything in this Agreement to the contrary, if Purchaser receives the full payment of the Company Termination Fee under circumstances where the Company Termination Fee was payable, the receipt by Purchaser of the Company Termination Fee shall be Purchaser’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Company, Sellers and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing in respect of this Agreement (each, a “Company Party”), any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the West Coast Asset Sale to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise), and upon payment of such Company Termination Fee none of the foregoing individuals or entities shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.

(c) In the event that this Agreement is terminated by Sellers pursuant to Section 14.1(d)(i) then,

(i) in such event, Purchaser shall pay to Company a termination fee of $75,000,000 (the “Purchaser Termination Fee”) it being understood that in no event shall Purchaser be required to pay the Purchaser Termination Fee on more than one occasion. Payment of the Purchaser Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Company at the time of termination. Notwithstanding anything in this Agreement to the contrary, if Company receives the full payment of the Purchaser Termination Fee, the receipt by Company of the Purchaser Termination Fee shall be Company’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Purchaser, Guarantor and their former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the West Coast Asset Sale to be consummated or for a breach or failure to perform hereunder, and upon payment of such Purchaser Termination Fee none of the foregoing individuals or entities shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby. Nothing herein shall limit Company’s right to directly enforce the Guarantee against the Guarantor under the terms thereof.

(ii) In the event that Purchaser is obligated to pay to the Company the Purchaser Termination Fee pursuant to Section 14.3(c)(i) (the “Section 14.3(c) Amount”), Purchaser (“Payor”) shall pay to the Company (“Payee”) from the applicable Section 14.3(c) Amount deposited into escrow, if any, in accordance with the next sentence, an amount equal to the lesser of (A) the Section 14.3(c) Amount and (B) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants and by taking into account all other income of the Company that does not constitute Qualifying Income, plus (2) in the event the Company receives either (X) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 14.3(c)(iii) or (Y) an opinion from the Company’s outside counsel as described in Section 14.3(c)(iii), an amount equal to the Section 14.3(c) Amount less the amount payable under clause (1) above. To secure the Payor’s obligation to pay these amounts, the Payor shall deposit into escrow an amount in cash equal to the Section 14.3(c) Amount with an escrow agent selected by the Company and on such terms (subject to Section 14.3(c)(iii)) as shall be mutually agreed upon by the Company, Purchaser and the escrow agent. The payment or deposit into escrow of the Section 14.3(c) Amount pursuant to this Section 14.3(c)(ii) shall be made at the time the Payor is obligated to pay the Payee such amount pursuant to Section 14.3(c)(i) by wire transfer or bank check.

(iii) The escrow agreement shall provide that the Section 14.3(c) Amount in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Payee’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Payee’s accountants revising that amount, in which case the escrow agent shall release such amount to the Payee, or (ii) a letter from the Payee’s counsel indicating that the Payee received a ruling from the IRS holding that the receipt by the Payee of the Section 14.3(c) Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Payee’s outside counsel has rendered a legal opinion to the effect that the receipt by the Payee of the Section 14.3(c) Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 14.3(c) Amount to the Payee. The Payor agrees to amend this Section 14.3(c) at the reasonable request of the Company in order to (x) maximize the portion of the Section 14.3(c) Amount that may be distributed to the Payee hereunder without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Payee’s chances of securing a favorable ruling described in this Section 14.3(c)(iii) or

(z) assist the Payee in obtaining a favorable legal opinion from its outside counsel as described in this Section 14.3(c)(iii). Any portion of the Section 14.3(c) Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 14.3(c). The escrow agreement shall also provide that any portion of the Section 14.3(c) Amount held in escrow for five years shall be released by the escrow agent to the Payor. The Payor shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement. The Payor shall be deemed to have satisfied its obligations pursuant to this Section 14.3(c) so long as it deposits into escrow the Section 14.3(c) Amount, notwithstanding any delay or reduction in payment to the Company, and shall have no further liability with respect to payment of the Section 14.3(c) Amount. Payee shall fully indemnify Payor and hold Payor harmless from and against any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it resulting directly or indirectly from the escrow agreement.

(d) In the event that the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting at which a vote on such approval was taken and this Agreement is terminated in accordance with Section 14.1(b)(iii), Company shall pay, at the direction of Purchaser, by wire transfer of same day funds, within two (2) Business Days after such termination, an aggregate amount equal to $5,000,000, which is intended to reimburse Purchaser for the fees and expenses incurred by Purchaser in connection with this Agreement.

(e) Except as provided in this Article XIV, no termination fee, penalty, charge or damage is payable in connection with a termination of this Agreement.

(f) Each of Company, Sellers and Purchaser acknowledges that the agreements contained in this Section 14.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. In the event Company, any Seller or Purchaser, as the case may be, is required to commence litigation to seek all or a portion of the amounts payable to it under this Section 14.3, and it prevails in such litigation, it shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 14.3, all reasonable expenses (including attorneys’ fees) which it has incurred in enforcing its rights hereunder.

(g) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Purchaser for any losses, damages, costs or expenses of Company or Sellers or their Affiliates relating to the failure of the transactions contemplated by this Agreement to be consummated, or a breach of this Agreement by Purchaser or otherwise, shall be limited to an amount equal to the amount of the Purchaser Termination Fee and any expenses of Company or Sellers to which they are entitled to reimbursement pursuant to Section 14.3(f) (the “Liability Limitation”), and in no event shall Company, any Seller or any of their respective Affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of Company and the Sellers agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Parties (other than Purchaser to the extent provided in this Agreement and Blackstone Real Estate Advisors L.P. to the extent provided in the Confidentiality Agreement), through Purchaser or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Purchaser against any Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Party) under and to the extent provided in the Guarantee and subject to the Liability Limitation and the other limitations described therein. Recourse against the Guarantor under the Guarantee shall be the sole and exclusive remedy of Company, the Sellers and their respective affiliates against the Guarantor and any other Parent Party (other than Purchaser to the extent provided in this Agreement and Blackstone Real Estate Advisors L.P. to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of Company and Sellers against Purchaser hereunder and Blackstone Real Estate Advisors L.P. under the Confidentiality Agreement, in no event shall Company, any Seller or any of their respective Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Party (other than the Guarantor to the extent provided in the Guarantee and subject to the Liability Limitation and the other limitations described therein). For purposes hereof, “Parent Parties” means, collectively, Purchaser, the Guarantor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, successor or assignee of any of the foregoing.

ARTICLE XV

REMEDIES

Section 15.1 Purchaser’s Specific Performance. The parties hereto agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that Company or the Sellers do not perform any of the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the West Coast Asset Sale and the other transactions contemplated by this Agreement) in accordance with this Agreement’s specified terms or otherwise breaches such provisions. Accordingly, the parties acknowledge and agree that if the Closing of the West Coast Asset Sale provided for herein does not occur as herein provided by reason of any default of the Sellers or Company, and Purchaser does not elect to terminate this Agreement in accordance with Article XIV, Purchaser may, as Purchaser’s sole and exclusive remedy, elect to specifically enforce the terms and conditions of this Agreement, or obtain other equitable relief, so long as any action or proceeding commenced by Purchaser against Sellers or Company shall be filed and served within sixty (60) days of the date of the default by Sellers or Company, and, in such event, Purchaser hereby waives all other remedies, including without limitation, any claim against Sellers or Company for damages of any type or kind including, without limitation, consequential, special, speculative, or punitive damages; provided that unless otherwise expressly required pursuant to this Agreement, in no event shall Company or Sellers be obligated to undertake any of the following (i) change the condition of the Property or restore the same after any fire or casualty; or (ii) expend any money to repair, improve or alter the Improvements or any portion thereof. Each of Company and the Sellers agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that Purchaser has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Purchaser shall not be required to provide any bond or other security in connection with the request for or grant of any such order or injunction. Each of Company and the Sellers agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 15.2 LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT (A) THE COMPANY TERMINATION FEE AND THE PURCHASER TERMINATION FEE ARE INTENDED TO BE LIQUIDATED DAMAGES, AND (B) THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369 OR ANY OTHER APPLICABLE LAW, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS AND PURCHASER, AS APPLICABLE, PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677 AND ANY OTHER APPLICABLE LAW. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

SELLERS’ INITIALS: /s/ SS	PURCHASER’S INITIALS: /s/ TH

Section 15.3 Consequential and Punitive Damages. Sellers and Purchaser each waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that Sellers and Purchaser each have waived the right to obtain incidental, special, speculative, exemplary or consequential damages in connection with any default of Purchaser or Sellers respectively).

Section 15.4 No Sellers’ Specific Performance. The parties agree that neither Company nor any of the Sellers shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by Purchaser or to enforce specifically the terms and provisions hereof; provided, that Company shall be entitled to seek an injunction or injunctions to prevent breaches of Section 12.1.

ARTICLE XVI

NOTICES

Section 16.1 Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

To Purchaser:

BRE Hydra Property Owner LLC

c/o Blackstone Real Estate Partners VIII L.P.

345 Park Avenue, 42nd Floor

New York, NY 10154

Attn: William Stein and Judy Turchin

Email: stein@blackstone.com; turchin@blackstone.com

with a copy to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attn: Scott M. Kobak, Esq. and Brian Stadler, Esq. Email: skobak@stblaw.com; bstadler@stblaw.com

To Sellers:	HINES REAL ESTATE INVESTMENT TRUST, INC. c/o Hines Advisors Limited Partnership 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 Attn: Kevin McMeans Email: kevin.mcmeans@hines.com with copy to:

HINES REAL ESTATE INVESTMENT TRUST, INC.

c/o Hines Advisors Limited Partnership

2800 Post Oak Boulevard, Suite 4800

Houston, Texas 77056

Attn: Jason P. Maxwell—General Counsel

Email: jason.maxwell@hines.com

with copy to:	Baker Botts L.L.P. 2001 Ross Avenue, Suite 600 Dallas, Texas 75201 Attn: Jonathan W. Dunlay Email: jon.dunlay@bakerbotts.com

ARTICLE XVII

ASSIGNMENT AND BINDING EFFECT

Section 17.1 Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Sellers’ prior written consent, to be given or withheld in Sellers’ sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser without the consent of Sellers, provided that any such assignment does not relieve Purchaser of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Sellers and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Sellers or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

ARTICLE XVIII

LIMITATIONS ON SURVIVAL AND LIABILITY

Section 18.1 Survival of Representations, Warranties and Covenants.

(a) The Closing Surviving Obligations and Sellers’ and Purchaser’s liability therefor (including liability for breaches of representations and warranties set forth herein), will survive Closing until the end of the Survival Period. All other representations, warranties, covenants and agreements made or undertaken by Company or Sellers under this Agreement will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, Seller and Company shall have no liability with respect to any Closing Surviving Obligation unless (y) Purchaser has delivered written notice of a breach of, or failure to perform, such Closing Surviving Obligation within the Survival Period and, if not resolved between Purchaser, Company and Sellers, filed suit within thirty (30) days after the expiration of the Survival Period, and (z) the aggregate amount of all liability and losses arising out of all breaches and/or failures to perform exceeds $500,000 (the “Liability Floor”) and, in such event, Sellers shall be responsible for all such amounts from the first dollar without regard to the Liability Floor. In addition, in no event will Company’s or Sellers’ liability for all such breaches and/or failures to perform exceed, in the aggregate, two percent (2%) of the Purchase Price (the “Liability Cap”). Notwithstanding the foregoing, Sellers’ obligations under Section 10.4 with respect to prorations and adjustments and Sellers’ representation and warranty under Section 8.1(n) with respect to brokers shall not be subject to the Liability Floor or Liability Cap.

(c) Sellers and Company shall have no liability with respect to any of Company’s or Sellers’ representations, warranties and covenants herein if, (i) the loss, damage, cost or expense resulting therefrom constitutes a West Coast Material Adverse Effect, and (ii) Purchaser nevertheless consummates the transaction contemplated by this Agreement. For the avoidance of doubt, if Purchaser is aware of a breach of any of Sellers’ representations, warranties or covenants and such breach would not otherwise give Purchaser the right to terminate this Agreement pursuant to Section 10.8(a), Section 10.8(e) or 14.1(c)(i), then Sellers shall have liability for the loss, damage, cost or expense resulting therefrom (subject to the Liability Floor and Liability Cap).

(d) Sellers and Purchaser agree that any payments made under this Section 18 shall be treated as adjustments to the Purchase Price for all tax purposes, unless otherwise required by applicable law.

(e) Seller shall provide not less than five (5) Business Day’s written notice to Purchaser of the scheduled Liquidation Date.

(f) For the avoidance of doubt, Company and Sellers shall have no liability or obligation to indemnify Purchaser or any of its Affiliates for any loss, damage, cost or expense to the extent arising out of or resulting from Transaction Litigation.

ARTICLE XIX

MISCELLANEOUS

Section 19.1 Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Sellers and Purchaser.

Section 19.2 Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom, subject, however, in the case of Sellers, to the limitations set forth in Section 18.1 above. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 19.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

Section 19.3 Time of Essence. Sellers and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

Section 19.4 Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Sellers are required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

Section 19.5 Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.

Section 19.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Without limiting the foregoing, if the limitation on the time period for bringing claims being limited to the Survival Period is held by a court to be unenforceable, Purchaser and Seller hereby agree that the applicable limitations period for bringing claims under this Agreement shall be reduced to the shortest period permitted under applicable law. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 19.7 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

Section 19.8 Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF CALIFORNIA OR WASHINGTON NECESSARILY APPLY, IN WHICH CASE THE LAWS OF THE STATE OF CALIFORNIA OR WASHINGTON SHALL APPLY TO SUCH LIMITED EXTENT. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN BALTIMORE, MARYLAND, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.

Section 19.9 No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.

Section 19.10 Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

Section 19.11 Exhibits. The following exhibits are incorporated herein by reference:

Exhibit A-1	5th and Bell Legal Description
Exhibit A-2	Daytona Campus Legal Description
Exhibit A-3	Laguna Campus Legal Description
Exhibit A-4	2851 Junction Legal Description
Exhibit A-5	2100 Powell Legal Description
Exhibit A-6	Alameda Legal Description
Exhibit A-7	Howard Hughes Center Legal Description
Exhibit B	Assumed Service Contracts
Exhibit C-1	Major Tenants
Exhibit C-2	Form of Tenant Estoppel Certificate
Exhibit C-3	Form of Seller’s Estoppel Certificate
Exhibit D	Deleted
Exhibit E	Lawsuits, Default Notices, Notices of Violations, Condemnations
Exhibit F	List of Tenants and Tenant Leases
Exhibit G-1	Seller Leasing Costs
Exhibit G-2	Purchaser Leasing Costs
Exhibit H	General Conveyance, Bill of Sale, Assignment and Assumption
Exhibit I-1	Form of Washington Deed
Exhibit I-2	Form of California Deed
Exhibit J	Non-Foreign Entity Certification
Exhibit K	Disclosure Statement
Exhibit L	Initial Must-Cure Matters
Exhibit M	2851 Junction Escrow Assignment
Exhibit N	Confidentiality Agreement
Exhibit O	Assignment and Assumption of Covenant and Agreement
Exhibit P	Assignment and Assumption of Declaration
Exhibit Q	Assignment and Assumption of COE
Exhibit R	Assignment and Assumption of Declarant’s Rights
Exhibit S	Assignment and Assumption of Development Agreement
Exhibit T	Assignment and Assumption of 5th and Bell Ground Lease
Exhibit U	Guarantee
Exhibit V	Declarations
Exhibit W	5th and Bell Ground Lessor Estoppel
Exhibit X	Allocation of Purchase Price
Exhibit Y	Association Estoppel
Exhibit Z	Initial Vapor Testing

Section 19.12 No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Sellers and Purchaser with respect to the Property to be conveyed as contemplated hereby.

Section 19.13 Limitations on Benefits. It is the explicit intention of Purchaser and Sellers that no person or entity other than Purchaser and Sellers and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Sellers or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Sellers expressly reject any such intent, construction or interpretation of this Agreement.

Section 19.14 Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Sellers’ or Purchaser’s partners, members, shareholders, employees, agents, directors, officers or other owners of Sellers, Purchaser or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Neither Sellers’ nor Purchaser’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume any personal liability for any obligations entered into on behalf of Sellers or Purchaser under this Agreement and the Closing Documents.

Section 19.15 Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 19.16 Washington Provisions.

(a) Seller RCW 64.06.005 Disclosures. Purchaser and Seller acknowledge that the Washington Properties constitute “Commercial Real Estate” as defined in RCW 64.06.005. Purchaser voluntarily waives receipt of the Seller disclosure statement required under RCW 64.06 for transactions involving the sale of commercial real estate, except for the section entitled “Environmental”. The Environmental section of the Seller disclosure statement as completed by Seller is attached to this Agreement as Exhibit K attached hereto (the “Disclosure Statement”). Purchaser acknowledges receipt of the Disclosure Statement and waives its right to rescind the Agreement under RCW 64.06.030. Purchaser further acknowledges and agrees that the Disclosure Statement (i) is for the purposes of disclosure only, (ii) will not be considered part of this Agreement, and (iii) will not be construed as a representation or warranty of any kind by the Seller and that Seller’s representations and warranties are as set forth in Section 8.1 above.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Sellers and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:

BRE HYDRA PROPERTY OWNER LLC
a Delaware limited liability company

By:	/s/ Tyler Henritze
Name:	Tyler Henritze
Title:	Senior Managing Director and Vice President

SOLELY FOR THE PURPOSES OF ARTICLES VIII, XIII, XIV AND XIX

COMPANY:

HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation

By:	/s/ Sherri W. Schugart
Name:	Sherri W. Schugart
Title:	President and Chief Executive Officer

SELLERS:

HINES REIT 5TH AND BELL LLC, a Delaware limited liability company

By:	/s/ Sherri W. Schugart
Name:	Sherri W. Schugart
Title:	Manager

HINES REIT DAYTONA CAMPUS LLC, a Delaware limited liability company

By:	/s/ Sherri W. Schugart
Name:	Sherri W. Schugart
Title:	Manager

HINES REIT LAGUNA CAMPUS LLC, a Delaware limited liability company

By:	/s/ Sherri W. Schugart
Name:	Sherri W. Schugart
Title:	Manager

HINES REIT 2851 JUNCTION AVE LP,
a Delaware limited partnership

By:	Hines REIT 2851 Junction Ave GP LLC,
a Delaware limited liability company, its general partner

	By:	/s/ Sherri W. Schugart
	Name:	Sherri W. Schugart
	Title:	Manager

HINES REIT WATERGATE LP, a Delaware limited partnership

By:	Hines REIT Watergate GP LLC,
a Delaware limited liability company, its general partner

	By:	/s/ Sherri W. Schugart
	Name:	Sherri W. Schugart
	Title:	Manager

HINES REIT 1900/2000 ALAMEDA DE LAS PULGAS LLC, a Delaware limited liability company

By:	/s/ Sherri W. Schugart
Name:	Sherri W. Schugart
Title:	Manager

HINES REIT WEST LA PORTFOLIO LP,
a Delaware limited partnership

By:	Hines REIT West LA Portfolio GP LLC,
a Delaware limited liability company, its general partner

	By:	/s/ Sherri W. Schugart
	Name:	Sherri W. Schugart
	Title:	Manager

JOINDER BY COMPANY

Provided the Closing of the transactions contemplated by this Agreement occur, the undersigned Company agrees to and does guaranty, subject to the limitations on survival and liability contained in this Agreement, Sellers’ post-Closing obligations under this Agreement, including without limitation any liability relating to Sellers’ breach of representation or warranty and any liability of Sellers’ under Section 18 of the Agreement.

Company does hereby waive each of the following: (a) any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) any and all subrogation, contribution, indemnity and reimbursement rights against Sellers until the obligations have been paid, performed and fully satisfied in full; or (c) any other defense available to a surety under applicable law. Company further waives any right to require Purchaser to join Sellers in any action brought under this joinder by Company or to pursue any other remedy or enforce any other right. Company further waives any rights, defenses and benefits that may be derived from Sections 2845 and Sections 2787 to 2855, inclusive, Section 2899 and Section 3433 of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Company would otherwise have under the laws of California or any other jurisdiction. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against Company whether or not Company is the alter ego of Sellers and whether or not Sellers are joined therein or a separate action or actions are brought against Sellers.

Company’s liability shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of Sellers or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, or any similar law or statute of the United States or any state thereof covering insolvency, bankruptcy, rehabilitation, liquidation or reorganization (collectively, “Bankruptcy Laws”), it being the intention of Company that Company’s liability hereunder shall be determined without regard to any Bankruptcy Laws which may relieve Sellers of any obligations.

HINES REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation

By:	/s/ Sherri W. Schugart
Name:	Sherri W. Schugart
Title:	President and Chief Executive Officer

JOINDER BY TITLE COMPANY

First American Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Sellers and Purchaser on the 29th day of June, 2016, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Purchase Price, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Read Hammond
Printed Name:	Read Hammond
Title:	Vice President

Appendix C

OPINION OF WELLS FARGO SECURITIES, LCC

June 29, 2016

The Board of Directors

Hines Real Estate Investment Trust, Inc.

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056

The Board of Directors:

The Board of Directors (the “Board”) of Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines”), has asked Wells Fargo Securities, LLC (“Wells Fargo Securities”) to advise it with respect to the fairness, from a financial point of view, to Hines of the Aggregate Purchase Price (as hereinafter defined) provided for pursuant to an Agreement of Sale and Purchase (the “Agreement”) to be entered into among Hines REIT 5th and Bell LLC, a Delaware limited liability company (“Hines 5th & Bell”), Hines REIT Daytona Campus LLC, a Delaware limited liability company (“Hines Daytona”), Hines REIT Laguna Campus LLC, a Delaware limited liability company (“Hines Laguna”), Hines REIT 2851 Junction Ave LP, a Delaware limited partnership (“Hines 2851”), Hines REIT Watergate LP, a Delaware limited partnership (“Hines Watergate”), Hines REIT 1900/2000 Alameda De Las Pulgas LLC, a Delaware limited liability company (“Hines Alameda”), and Hines REIT West LA Portfolio LP, a Delaware limited partnership (“Hines West LA” and, together with Hines 5th & Bell, Hines Daytona, Hines Laguna, Hines 2851, Hines Watergate and Hines Alameda, the “Hines Sellers”), Hines, solely for specified purposes set forth in the Agreement, and BRE Hydra Property Owner LLC, a Delaware limited liability company and an affiliate of The Blackstone Group (“Blackstone RE” and, together with The Blackstone Group, “Blackstone”). The Agreement provides, among other things, for the sale by Hines of all right, title and interest in, and the assumption by Blackstone RE of certain liabilities related to, various properties owned or leased by the Hines Sellers as specified in the Agreement located on the West Coast of the United States (collectively, the “West Coast Properties” and, such sale, the “Transaction”) in exchange for an aggregate purchase price of $1.162 billion in cash (the “Aggregate Purchase Price”), subject to certain adjustments, allocations and prorations (as to which adjustments, allocations and prorations we express no opinion) as specified in the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.

In arriving at our opinion, we have, among other things:

•	Reviewed a copy of the Agreement, including the financial terms thereof, as provided to us on June 29, 2016;

•	Reviewed certain publicly available business and other information regarding the West Coast Properties;

•	Reviewed certain other business and financial information regarding the West Coast Properties furnished to us by and discussed with Hines Advisors Limited Partnership, in its capacity as the external manager of Hines (“Hines Advisors”), including historical financial information and financial forecasts and estimates for the fiscal years ending December 31, 2016 through December 31, 2020 relating to the West Coast Properties prepared or provided by Hines Advisors;

•	Discussed with Hines Advisors the operations and prospects of the West Coast Properties, including the historical financial performance and trends in the results of operations of the West Coast Properties;

•	Participated in discussions and negotiations among representatives of Hines, Blackstone and their respective advisors regarding the proposed Transaction;

The Board of Directors

Hines Real Estate Investment Trust, Inc.

June 29, 2016

•	Analyzed the estimated net asset values of the West Coast Properties based on the financial forecasts and estimates referred to above and assumptions relating thereto discussed with and confirmed as reasonable by Hines Advisors;

•	Analyzed the estimated present value of the future cash flows of the West Coast Properties based on the financial forecasts and estimates referred to above and assumptions relating thereto discussed with and confirmed as reasonable by Hines Advisors; and

•	Considered other information, such as financial studies and analyses, as well as financial, economic and market criteria, and made such other inquiries, as we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including all accounting, tax, regulatory and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have relied upon assurances of Hines Advisors and other representatives of Hines that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates and other information relating to the West Coast Properties that we have been directed to utilize in our analyses, we have been advised by Hines Advisors and, at the direction of Hines, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of Hines Advisors as to the future financial performance of the West Coast Properties and the other matters covered thereby. We assume no responsibility for, and express no view as to, any forecasts, estimates or other information utilized in our analyses or the judgments or assumptions upon which they are based. We also have assumed that there have been no meaningful changes in the condition (financial or otherwise), results of operations, business or prospects of the West Coast Properties since the respective dates of the most recent financial statements and other information provided to us and that the financial forecasts and estimates relating to the West Coast Properties reviewed by us reflect all assets and liabilities to be acquired or assumed by Blackstone in the Transaction. We have relied, at the direction of Hines, upon the assessments of Hines Advisors and other representatives of Hines as to, among other things, (i) the potential impact on the West Coast Properties of certain market and other trends and developments in, and prospects for, the commercial real estate market and related credit and financial markets and (ii) the terms upon which certain West Coast Properties are subject to certain rights of first refusal, rights of first opportunity or other rights and the potential impact thereof on such West Coast Properties and the Transaction. We have assumed, with the consent of Hines, that there will be no developments with respect to any such matters that would have an effect on the West Coast Properties, Hines or the Transaction that would be meaningful in any respect to our analyses or opinion. At the direction of Hines, we also have assumed, for purposes of our analyses and opinion, that no rights of first refusal, rights of first opportunity or other rights in respect of the West Coast Properties will be exercised and that there will be no adjustments (including credit amounts) to or allocations or prorations of the Aggregate Purchase Price as a result thereof or otherwise that would be meaningful in any respect to our analyses or opinion.

In arriving at our opinion, we have not conducted physical inspections of the West Coast Properties, nor have we made or been provided with any evaluations or appraisals of the properties, assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Hines or any other entity, including with respect to the West Coast Properties. We also have not evaluated the solvency or fair value, as the case may be, of Hines or any other entity (including, without limitation, with respect to the West Coast Properties) under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.

The Board of Directors

Hines Real Estate Investment Trust, Inc.

June 29, 2016

In rendering our opinion, we have assumed, at the direction of Hines, that the final form of the Agreement, when signed by the parties thereto, will not differ from the copy reviewed by us in any respect meaningful to our analyses or opinion, that the Transaction will be consummated in accordance with the terms described in the Agreement and related documents and in compliance with all applicable laws, documents and other requirements, without amendment or waiver of any material terms or conditions and that, in the course of obtaining any necessary governmental, regulatory or third party consents, approvals or agreements for the Transaction, no delay, limitation or restriction, including any divestiture or other requirements, will be imposed or action will be taken that will have an effect on the West Coast Properties, Hines or the Transaction that would be meaningful in any respect to our analyses or opinion.

Our opinion is necessarily based on economic, market, financial and other conditions existing, and information made available to us, as of the date hereof. Although subsequent developments may affect the matters set forth in this opinion, we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on or consider any such events occurring or coming to our attention after the date hereof.

Our opinion only addresses the fairness, from a financial point of view and as of the date hereof, to Hines of the Aggregate Purchase Price provided for in the Transaction pursuant to the Agreement to the extent expressly specified herein, and does not address any other terms, aspects or implications of the Transaction or any related transactions, including, without limitation, any plan of liquidation or other disposition of Hines’ assets, the form or structure of the Transaction, any adjustment to or allocation or proration of the Aggregate Purchase Price, or any escrow, indemnification, guarantee or other agreement, arrangement or understanding entered into in connection with or contemplated by the Transaction or otherwise. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors, employees or managers of any parties to the Transaction, or class of such persons, relative to the Aggregate Purchase Price or otherwise. Our opinion also does not address the merits of the underlying decision by Hines to enter into the Agreement or related documents or the relative merits of the Transaction or any related transactions compared with other business strategies or transactions available or that have been or might be considered by Hines or the Board or in which Hines might engage, including, without limitation, any other asset sales or dispositions, plan of liquidation or otherwise. We also are not expressing any view or opinion with respect to, and with the consent of Hines have relied upon the assessments of representatives of Hines regarding, accounting, tax, regulatory, legal or similar matters as to which we understand that Hines obtained such advice as it deemed necessary from qualified professionals.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to Hines in connection with the Transaction and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and the principal portion of which will be payable upon consummation of the Transaction. Hines has agreed to reimburse certain of Wells Fargo Securities’ expenses and to indemnify us and certain related parties against certain liabilities that may arise out of our engagement.

Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which we and such affiliates receive customary fees and, given certain policies and procedures designed to preserve the independence of our research and credit analysts, the views of such analysts may differ from those reflected in our analyses and opinion. Wells Fargo Securities and our affiliates in the past have provided, currently are

The Board of Directors

Hines Real Estate Investment Trust, Inc.

June 29, 2016

providing and in the future may provide investment banking and other financial services to Hines, The Blackstone Group and certain of their respective affiliates, for which Wells Fargo Securities and our affiliates have received and would expect to receive fees including, during the past two years, having acted or acting as (i) in the case of Hines, as (a) financial advisor, agent and broker to Hines in connection with the sale of real estate assets and loans, real estate debt financings and other asset-level transactions (including certain asset dispositions in connection with Hines’ currently contemplated plan of liquidation) and (b) a lender under credit facilities of certain affiliates of Hines and (ii) in the case of The Blackstone Group, as (a) financial advisor, agent and broker to The Blackstone Group and certain of its affiliates and/or portfolio companies in connection with the sale of real estate assets and loans, real estate debt financings and asset-level and/or corporate-level acquisition or sale transactions, (b) lead or joint bookrunning manager for various equity and debt offerings of certain affiliates and/or portfolio companies of The Blackstone Group, and (c) joint lead arranger and joint bookrunning manager for, and as a lender under, credit facilities of The Blackstone Group and/or certain of its affiliates or portfolio companies. Wells Fargo Securities and certain of our affiliates have, and certain of Wells Fargo Securities’ and our affiliates’ respective employees may have, direct or indirect investments in investment funds which, according to publicly available information, are managed or advised by The Blackstone Group or its affiliates. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of Hines, The Blackstone Group and certain of their respective affiliates for our and our affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

It is understood that this opinion is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. Our opinion does not constitute a recommendation to the Board or any other person or entity in respect of the Transaction or any related transactions, including as to how any securityholder should vote or act in connection with the Transaction, any related transactions or any other matters.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Aggregate Purchase Price provided for in the Transaction pursuant to the Agreement is fair, from a financial point of view, to Hines.

Very truly yours,

WELLS FARGO SECURITIES, LLC

Appendix D

ROBERT A. STANGER & CO., INC. Investment Banking	1129 Broad Street, Suite 201 Shrewsbury, New Jersey 07702-4314 (732) 389-3600 FAX: (732) 389-1751

Hines Real Estate Investment Trust, Inc.

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056

Gentlemen:

You have advised Robert A. Stanger & Co., Inc. (“Stanger”) that Hines Real Estate Investment Trust, Inc. (the “Company”) is contemplating entering into a purchase agreement (the “Purchase Agreement”) by and between the Company and certain of its wholly owned affiliates and BRE Hydra Property Owner LLC (the “Buyer”). We have been advised that pursuant to the Purchase Agreement, the Buyer will acquire the Company’s 100% ownership interest in a portfolio of properties (the “Properties”) comprised of properties known as the Howard Hughes Center (“Howard Hughes”), Fifth and Bell, Daytona, Laguna Campus, 2100 Powell, 2851 Junction and 1900-2000 Alameda (the “Transaction”). We have been advised that the purchase price for the Properties is $1,162,000,000 in cash (the “Consideration”) and that the Consideration will be adjusted to reflect customary closing pro-rations and adjustments. We have been advised that the Daytona, a portion of the Laguna Campus and Fifth and Bell properties are subject to certain rights of tenants or ground lessors (the “Purchase Rights Holders”) to purchase the applicable property (or portion thereof) in the event of a sale or transfer and if any of those rights are exercised, the applicable property (or portion thereof) will be excluded from the properties purchased by the Buyer and the amount paid by the Buyer will be reduced, with such reduction being equally offset by amounts paid to the Company by the Purchase Rights Holders, leaving the Consideration unchanged. We have been further advised that the Transaction is conditioned upon the approval of the stockholders of the Company of a Plan of Liquidation and Dissolution (the “Plan”) and if the Company’s stockholders do not approve the Plan, the Company or the Buyer may terminate the Purchase Agreement, in which event the Company will pay a fee of $5,000,000 to the Buyer, which is intended to reimburse Buyer for its fees and expenses in connection with the Transaction. We have additionally been advised that the Company will pay a $25,000,000 termination fee in the event (a) the Company exercises its right to terminate the Purchase Agreement to pursue a superior proposal for the acquisition of the Properties; (b) if the Company’s board of directors change their recommendation and the Buyer elects to terminate the Purchase Agreement; or (c) if (i) the Company’s stockholders do not approve the Plan, (ii) the Purchaser terminates because the Company breaches its representations, warranties or covenants such that the closing conditions are not satisfied or (iii) Purchaser or the Company terminate because the Transaction is not consummated within seven months and an acquisition proposal for Howard Hughes and one other property is made to the Company (the “Alternative Transaction”) and within 12 months of termination of the Purchase Agreement the Company enters into or consummates any Alternative Transaction. We have also been advised that Blackstone Real Estate Partners VIII Fund has guaranteed a $75,000,000 reverse termination fee in the event the Buyer defaults in its obligation to complete the Transaction in accordance with the terms of the Purchase Agreement.

The Company has requested that Robert A. Stanger & Co., Inc. (“Stanger”) render an opinion as to the fairness, from a financial point of view to the Company of the Consideration to be received by the Company in the Transaction.

Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies, and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include mergers and acquisitions, advisory and fairness opinion services, asset and securities valuations, industry and company research and

ROBERT A. STANGER & CO., INC.

analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and real estate partnerships and the assets typically owned through such entities including, but not limited to, real properties and property interests.

In the course of our review to render this opinion, we have, among other things:

•	Reviewed a draft copy of the Purchase Agreement, which the Company has indicated to be in substantially the form intended to be entered into by the Company and the Buyer;

•	Reviewed the 2013, 2014 and 2015 financial statements for each of the Properties, as available and as prepared by the Company;

•	Reviewed the 2016 budgeted financial statements for each of the Properties, as prepared by the Company;

•	Reviewed the historical and projected capital expenditures for each of the Properties, as prepared by the Company, and most recent third-party property condition reports;

•	Reviewed a recent rent roll and ARGUS file for each of the Properties, as prepared by the Company;

•	Conducted a site visit of each of the Properties and made local market inquiries regarding rental rates at competing properties and local market conditions, and reviewed sale transactions involving office properties;

•	Reviewed third party appraisals of the Properties as prepared by Cushman & Wakefield Western, Inc. or Cushman & Wakefield of Washington, Inc. as of June 30, 2015, which the Company has advised us are the most recent available;

•	Reviewed the marketing efforts undertaken and offers received with representatives of the Company;

•	Reviewed the acquisition parameters for office properties as summarized in surveys prepared by PriceWaterhouseCoopers and Real Estate Research Corporation;

•	Reviewed the financial statements of the Company for the 2013, 2014, 2015 and March 31, 2016 periods as filed with the Securities and Exchange Commission on Forms 10-K and 10-Q; and

•	Conducted such other analyses and inquiries, as we deemed appropriate.

In conducting our review and in rendering this fairness opinion, we have assumed with your consent that the Purchase Agreement will not, when executed, differ in any material respect from the draft thereof which we have reviewed and that the Transaction will be consummated in accordance with the terms of the Purchase Agreement. In rendering this opinion, we have been advised that we may rely upon, and therefore have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to us by or on behalf of the Company and Hines Advisors Limited Partnership (the “Advisor”, and together with the Company the “Hines Parties”). We have not performed an independent appraisal, engineering, structural or environmental study of the Properties and we have relied upon the representations of the Hines Parties and their representatives regarding the physical condition and capital expenditure requirements of the Properties. We have also relied on the assurance of the Hines Parties that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the Transaction provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the information reviewed between the date such information was provided and the date of this letter; and that the Hines Parties are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect. Nothing has come to our attention that would lead us to believe that any of the foregoing is incorrect, incomplete or misleading in a material respect.

ROBERT A. STANGER & CO., INC.

We have not been engaged to, and therefore did not: (i) appraise the Properties or any other assets or liabilities associated with the Properties; (ii) select the method of determining the type or amount of Consideration to be paid in the Transaction; (iii) make any recommendation to the board of directors or the Company’s stockholders with respect to whether or not to pursue the Transaction, whether to accept or reject the Transaction, the amount or form of Consideration to be received in the Transaction, the assets and liabilities to be sold or repaid in connection with the Transaction, or the impact, tax or otherwise, of acceptance or rejection of the Transaction; (iv) express any opinion as to (a) the business decision to pursue the Transaction, or alternatives to the Transaction, or the impact of the Transaction on the future operations and financial performance of the Company; (b) the amount or allocation of expenses relating to the Transaction; (c) any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals; or (d) any terms of the Transaction other than the fairness, from a financial point of view, to the stockholders of the Company of the Consideration to be received by the Company in the Transaction; or (v) opine as to the fairness of the amount or the nature of any compensation to any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the compensation to the stockholders of the Company.

Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of this letter and addresses the Consideration to be received by the Company pursuant to the Purchase Agreement as of the date hereof. Events occurring after that date may materially affect the assumptions used in preparing this opinion.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date hereof, the Consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the Company.

This opinion, the issuance of which has been approved by our Opinion Committee, is for the exclusive use and benefit of the Company. This opinion is not intended to be and does not constitute a recommendation to the Company to enter into the Purchase Agreement.

Stanger has been paid fees in connection with this opinion, none of which are contingent upon the closing of any transaction or our findings with respect to fairness. The Company has also agreed to pay certain expenses and indemnify us against certain liabilities in connection with our engagement and the services rendered with respect to this opinion. In connection with providing this opinion, we did not serve as a financial advisor to any party to the Transaction that is the subject of this opinion. During the past two years, the Company and its affiliates have not engaged Stanger to provide any financial advisory or services and have not paid any fees to Stanger, with the exception of usual and customary payments for subscriptions to certain Stanger publications.

This letter does not purport to be a complete description of the analyses performed or the matters considered in rendering this opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Company that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion. In rendering this opinion judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering this opinion are not readily susceptible to partial analysis or summary description.

Yours truly,

Robert A. Stanger & Co., Inc.

June 29, 2016

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

HINES REAL ESTATE INVESTMENT TRUST, INC.

ANNUAL MEETING OF

STOCKHOLDERS

[•], 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hines Real Estate Investment Trust, Inc. a Maryland corporation (the “Company”), revoking any proxy heretofore given for the Annual Meeting of the Stockholders described below, hereby appoints Sherri W. Schugart and Ryan T. Sims, and each of them, as proxies for the undersigned with full powers of substitution in each, to attend the Annual Meeting of Stockholders of the Company to be held on [•], [•], 2016 and any postponement or adjournment thereof (the “Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned as if the undersigned were personally present at the Meeting.

The votes entitled to be cast by the undersigned will be cast as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS “FOR” APPROVAL OF ITEMS 1, 2 AND 4 AND “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN ITEM 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Meeting, the terms of each of which are incorporated herein by reference.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AUTHORIZE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Please mark your votes like this ☒

Item 1.	Approval of the Plan of Liquidation and Dissolution of the Company, including the West Coast Asset Sale, pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved (the “Plan of Liquidation Proposal”). THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 2.	Approval of the adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares represented in person or by proxy voting in favor of the approval of the Plan of Liquidation Proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 3.	Election of five (5) directors, each for a term expiring at the 2017 annual meeting of stockholders and until his successor is duly elected and qualifies or earlier if the Company is liquidated and dissolved prior to the expiration of their terms. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

(01) Jeffrey C. Hines	(04) Stanley D. Levy
(02) Charles M. Baughn	(05) Paul B. Murphy, Jr.
(03) Lee A. Lahourcade

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Item 4.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2016. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

☐ FOR ☐ AGAINST ☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Date
Signature
Signature
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when authorizing your proxy by

Internet or Telephone

INTERNET Authorize Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to authorize a proxy to vote your shares.

TELEPHONE

Authorize Your Proxy by

Phone: Call 1-888-693-8683

Use any touch-tone telephone to authorize your proxy. Have your proxy card available when you call. Follow the voting instructions to authorize a proxy to vote your shares.

MAIL Authorize Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.